Prospectus Supplement dated June 28, 2007 (to base prospectus dated June 28, 2007)

$1,021,418,000
(Approximate)

Bear Stearns ARM Trust 2007-2
Issuing Entity

Alesco Loan Holdings Trust
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Structured Asset Mortgage Investments II Inc.
Depositor

Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2

You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement.

The Issuing Entity

The issuing entity will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into four loan groups. The issuing entity will be represented by fifteen classes of notes, eight of which are offered under this prospectus supplement.  In addition and as described in this prospectus supplement, each class of offered notes, upon the occurrence of certain events, may be exchanged for a corresponding class of REMIC Class A Notes, each of which will be secured by related REMIC Certificates backed by the remaining mortgage loans in the related loan group, which are offered under this prospectus supplement.

Offered Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moody’s/Fitch)	Designation
I-A-1	Adjustable Rate	$155,498,000	AAA/Aaa/AAA	Group I Super Senior
I-A-2	Adjustable Rate	$10,602,000	AAA/Aaa/AAA	Group I Senior Support
II-A-1	Adjustable Rate	$499,261,000	AAA/Aaa/AAA	Group II Super Senior
II-A-2	Adjustable Rate	$34,040,000	AAA/Aaa/AAA	Group II Senior Support
III-A-1	Adjustable Rate	$229,619,000	AAA/Aaa/AAA	Group III Super Senior
III-A-2	Adjustable Rate	$15,656,000	AAA/Aaa/AAA	Group III Senior Support
IV-A-1	Adjustable Rate	$71,844,000	AAA/Aaa/AAA	Group IV Super Senior
IV-A-2	Adjustable Rate	$4,898,000	AAA/Aaa/AAA	Group IV Senior Support
Total Offered Notes:		$1,021,418,000
Non-Offered Notes
X	Adjustable Rate	$0	--/--/AAA	Notional
B-1	Variable Rate	$36,402,000	--/--/AA	Crossed Subordinate
B-2	Variable Rate	$9,780,000	--/--/A	Crossed Subordinate
B-3	Variable Rate	$7,063,000	--/--/BBB	Crossed Subordinate
B-4	Variable Rate	$4,890,000	--/--/BB	Crossed Subordinate
B-5	Variable Rate	$3,803,000	--/--/B	Crossed Subordinate
B-6	Variable Rate	$3,259,227	--/--/--	Crossed Subordinate
Total Non-Offered Notes:		$65,197,227
Total Notes:		$1,086,615,227
REMIC Class A Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moody’s/Fitch)	Designation
I-A-1	Adjustable Rate	$0	AAA/Aaa/AAA	Group I Super Senior
I-A-2	Adjustable Rate	$0	AAA/Aaa/AAA	Group I Senior Support
II-A-1	Adjustable Rate	$0	AAA/Aaa/AAA	Group II Super Senior
II-A-2	Adjustable Rate	$0	AAA/Aaa/AAA	Group II Senior Support
III-A-1	Adjustable Rate	$0	AAA/Aaa/AAA	Group III Super Senior
III-A-2	Adjustable Rate	$0	AAA/Aaa/AAA	Group III Senior Support
IV-A-1	Adjustable Rate	$0	AAA/Aaa/AAA	Group IV Super Senior
IV-A-2	Adjustable Rate	$0	AAA/Aaa/AAA	Group IV Senior Support

(1) Approximate. The initial note principal balance of each class is subject to a variance of plus or minus 5%.

Other Information:

The note interest rates on the offered notes are described in detail under the headings “Summary of Prospectus Supplement — Description of the Notes — Note Interest Rates” in this prospectus supplement.

Credit Enhancement

•	the offered notes will have credit enhancement in the form of subordination.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc.
Underwriter

Important Notice About Information Presented In This Prospectus Supplement And The Base Prospectus

You are encouraged to rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the base prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this prospectus supplement, which describes the specific terms of this series of notes.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth in this prospectus supplement

The description of your notes and any REMIC Class A Note for which your note may be exchanged, as described in this prospectus supplement, is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this prospectus supplement as providing additional detail not available in the base prospectus.

The Depositor’s principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to in this prospectus supplement as a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to in this prospectus supplement as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to in this prospectus supplement as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER AND THE SERVICERS
MORTGAGE LOAN ORIGINATION
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE REMIC CLASS A NOTES
YIELD ON THE OFFERED NOTES
THE INDENTURE
THE SALE AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
ERISA CONSIDERATIONS
GLOSSARY
ANNEX I

BASE PROSPECTUS

INTRODUCTION
RISK FACTORS
THE MORTGAGE POOLS
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
THE SPONSOR
THE DEPOSITOR
THE AGREEMENTS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATINGS
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered notes and does not contain all of the information that you are encouraged to consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire prospectus supplement and the entire base prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the base prospectus.

Issuing Entity	Bear Stearns ARM Trust 2007-2, a Delaware statutory trust.
Title of Series	Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2.
Cut-off Date	June 1, 2007.
Closing Date	On or about June 29, 2007.
Depositor	Structured Asset Mortgage Investments II Inc., a corporation and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.
Sponsor	Alesco Loan Holdings Trust.
Master Servicer	Wells Fargo Bank, N.A.
Securities Administrator	Wells Fargo Bank, N.A.
Servicers	Countrywide Home Loans Servicing LP and Wells Fargo Bank, N.A.
Originators
Countrywide Home Loans, Inc. and Wells Fargo Bank, N.A. The remainder of the mortgage loans were originated by other originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Underlying Sellers	Countrywide Home Loans, Inc., Wells Fargo Bank, N.A., Citigroup Global Markets Realty Corp. and American Home Mortgage Corp.
Indenture Trustee	Citibank, N.A.
Owner Trustee	Wilmington Trust Company.
Payment Dates	Payments on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2007.
Offered Notes	The classes of offered notes and their note interest rates and note principal balances are set forth on the front page to this prospectus supplement.

The Issuing Entity

The depositor will establish a Delaware statutory trust, the Bear Stearns ARM Trust 2007-2, with respect to the Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2, pursuant to a short form trust agreement, dated on or about June 26, 2007, between the depositor and the owner trustee, as amended by the amended and restated trust agreement dated as of June 29, 2007, among the depositor, the owner trustee and Wells Fargo Bank, N.A. as securities administrator. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, the issuing entity will issue the notes. The beneficial ownership interest in the issuing entity will be represented by the owner trust certificates, which is not offered by this prospectus supplement. As described in this prospectus supplement, each class of offered notes, upon the occurrence of certain events, may be exchanged for a corresponding class of REMIC Class A Notes, each of which will be secured by related REMIC Certificates backed by the remaining mortgage loans in the related loan group and which are offered under this prospectus supplement.

Payments of interest and principal on the offered notes will be made from payments received from assets of the issuing entity as described in this prospectus supplement.

See “Description of the Notes” in this prospectus supplement.

The Originators

Approximately 1.79%, 78.91% and 77.83% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and approximately 60.18% of the mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc.

Approximately 16.26%, 21.07%, 22.17% and 100.00% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 26.48% of the mortgage loans in the aggregate, were originated by Wells Fargo Bank, N.A.

The remainder of the mortgage loans were originated by other originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

The Mortgage Loans

The issuing entity will contain 2,572 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units. The mortgage loans have an aggregate principal balance of approximately $1,086,615,227 as of the cut-off date.

After an initial fixed-rate period of five, seven or ten years, as applicable, the interest rate on each (i) group I mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year U.S. Treasury, (ii) group II mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year U.S. Treasury, (iii) group III mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S. Treasury, and (iv) group IV mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The mortgage loans have been divided into four loan groups, each referred to in this prospectus supplement as a loan group and designated as loan group I, loan group II, loan group III and loan group IV as more fully described below and in Schedule A to this prospectus supplement. The Class I-A-1 Notes and Class I-A-2 Notes will be entitled to receive payments solely with respect to the mortgage loans in loan group I, except under the limited circumstances described in this prospectus supplement. The Class II-A-1 Notes and Class II-A-2 Notes will be entitled to receive payments solely with respect to the mortgage loans in loan group II, except under the limited circumstances described in this prospectus supplement. The Class III-A-1 Notes and Class III-A-2 Notes will be entitled to receive payments solely with respect to the mortgage loans in loan group III, except under the limited circumstances described in this prospectus supplement. The Class IV-A-1 Notes and Class IV-A-2 Notes will be entitled to receive payments solely with respect to the mortgage loans in loan group IV, except under the limited circumstances described in this prospectus supplement. The Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will be entitled to receive payments from all loan groups, as more fully described in this prospectus supplement.

Approximately 72.91%, 93.12%, 91.86% and 86.69% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 89.05% of the mortgage loans in the aggregate, have an initial interest only period of five, seven or ten years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Number of mortgage loans:	2,572
Aggregate scheduled principal balance:	$1,086,615,227
Range of scheduled principal balances:	$28,015 to $3,000,000
Average scheduled principal balance:.	$422,479
Range of mortgage rates:	3.500% to 8.625%
Weighted average mortgage rate:	6.358%
Range of remaining term to stated maturity (months):	313 to 473
Weighted average remaining term to stated maturity (months):	351
Weighted average loan-to-value ratio at origination:	74.10%
Weighted average gross margin:	2.383%
Weighted average rate cap at first rate adjustment date:	5.090%
Weighted average periodic rate cap:	1.966%
Weighted average maximum lifetime mortgage rate:	11.475%
Weighted average months to first rate adjustment date (months):	60
Loan Index Type: One-Year LIBOR	70.17%
6 Month LIBOR	8.22%
The Group I Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans:	504
Aggregate scheduled principal balance:	$176,702,199
Range of scheduled principal balances:	$75,000 to $1,500,000
Average scheduled principal balance:.	$350,600
Range of mortgage rates:	4.000% to 7.250%
Weighted average mortgage rate:	5.593%
Range of remaining term to stated
maturity (months):	313 to 347
Weighted average remaining term to stated maturity (months):	340
Weighted average loan-to-value ratio at origination:	74.23%
Weighted average gross margin:	2.333%
Weighted average rate cap at first rate adjustment date:	5.463%
Weighted average periodic rate cap:	2.000%
Weighted average maximum lifetime mortgage rate:	11.055%
Weighted average months to first rate adjustment date (months):	40
Loan Index Type:
One-Year LIBOR	37.70%
Six Month LIBOR	45.80%
One-Year Treasury	16.50%

The Group II Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans:	1,257
Aggregate scheduled principal balance:	$567,341,299
Range of scheduled principal balances:	$28,015 to $3,000,000
Average scheduled principal balance:.	$451,346
Range of mortgage rates:	3.500% to 8.625%
Weighted average mortgage rate:	6.468%
Range of remaining term to stated maturity (months):	348 to 473
Weighted average remaining term to stated maturity (months):	352
Weighted average loan-to-value ratio at origination:	74.90%
Weighted average gross margin:	2.366%
Weighted average rate cap at first rate adjustment date:	5.031%
Weighted average periodic rate cap:	1.941%
Weighted average maximum lifetime mortgage rate:	11.536%
Weighted average months to first rate adjustment date (months):	52
Loan Index Type:
One-Year LIBOR	83.56%
Six Month LIBOR	1.48%
One-Year Treasury	14.96%

The Group III Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group III as of the cut-off date:

Number of mortgage loans:	595
Aggregate scheduled principal balance:	$260,931,131
Range of scheduled
principal balances:	$63,045 to $1,872,000
Average scheduled principal balance:.	$438,540
Range of mortgage rates:	5.000% to 7.875%
Weighted average mortgage rate:	6.491%
Range of remaining term to stated maturity (months):	340 to 473
Weighted average remaining term to stated maturity (months):	354
Weighted average loan-to-value ratio at origination:	73.19%
Weighted average gross margin:	2.368%
Weighted average rate cap at first rate adjustment date:	4.996%
Weighted average periodic rate cap:	1.987%
Weighted average maximum lifetime mortgage rate:	11.519%
Weighted average months to first rate adjustment date (months):	76
Loan Index Type: One-Year LIBOR	79.35%
One-Year Treasury	20.65%

The Group IV Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group IV as of the cut-off date:

Number of mortgage loans:	216
Aggregate scheduled principal balance:	$81,640,598
Range of scheduled principal balances:	$50,560 to $1,950,000
Average scheduled principal balance:.	$377,966
Range of mortgage rates:	5.750% to 7.750%
Weighted average mortgage rate:	6.824%
Range of remaining term to stated maturity (months):	349 to 353
Weighted average remaining term to stated maturity (months):	352
Weighted average loan-to-value ratio at origination:	71.17%
Weighted average gross margin:	2.659%
Weighted average rate cap at first rate adjustment date:	5.000%
Weighted average periodic rate cap:	2.000%
Weighted average maximum lifetime mortgage rate:	11.824%
Weighted average months to first rate adjustment date (months):	112
Loan Index Type: One-Year LIBOR	18.10%
One-Year Treasury	81.90%

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the related custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the indenture trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the indenture trustee, or the related custodian on its behalf, will promptly notify the underlying seller or the sponsor, as applicable, of such defect or breach. If the underlying seller or the sponsor, as applicable, cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the noteholders in the mortgage loan, the underlying seller or the sponsor, as applicable, will, in accordance with the terms of the related servicing agreement or sale and servicing agreement, as applicable, provide the indenture trustee with a substitute mortgage loan or repurchase the mortgage loan within 90 days of the date of notice. Alesco Financial Inc. will guarantee the sponsor’s obligations to repurchase mortgage loans as to which there has been a breach.

Description of the Notes

General

The issuing entity will issue the notes in four loan groups. The Class I-A-1 Notes and Class I-A-2 Notes will represent senior interests principally in loan group I. The Class II-A-1 Notes and Class II-A-2 Notes will represent senior interests principally in loan group II. The Class III-A-1 Notes and Class III-A-2 Notes will represent senior interests principally in loan group III. The Class IV-A-1 Notes and Class IV-A-2 Notes will represent senior interests principally in loan group IV. The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes are sometimes referred to in this prospectus supplement together as the senior notes, the Class A Notes or the offered notes.

The Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will each represent subordinated interests in all loan groups. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes are sometimes referred to in this prospectus supplement collectively as the Class B Notes or the subordinate notes. The Class X Notes and Class B Notes are not offered by this prospectus supplement.

The final scheduled payment date for the offered notes is December 25, 2046.

Record Date

For each class of offered notes and any payment date, the last business day of the month preceding the month in which such payment date occurs except in the case of the first payment date, which will be the closing date.

Denominations

For each class of offered notes, $25,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Offered Notes

The issuing entity will issue the offered notes initially in book-entry form. Persons acquiring interests in these offered notes will hold their beneficial interests through The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System.

We refer you to “Description of the Notes—Book-entry Notes” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement.

Note Interest Rates

The note interest rates for the offered notes are adjustable rates that may change from payment date to payment date. The note interest rate will therefore be adjusted on a monthly basis. Investors will be notified of a note interest rate adjustment through the monthly payment reports as described under “Reports to Noteholders” in this prospectus supplement.

On any payment date on or prior to the payment date in October 2010, the note interest rate for the Class I-A-1 Notes and Class I-A-2 Notes will be the lesser of (i) 5.000% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in October 2011, the note interest rate for the Class II-A-1 Notes and Class II-A-2 Notes will be the lesser of (i) 5.875% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in October 2013, the note interest rate for the Class III-A-1 Notes and Class III-A-2 Notes will be the lesser of (i) 5.875% per annum and (ii) the related available funds rate. On any payment date on or prior to the payment date in October 2016, the note interest rate for the Class IV-A-1 Notes and Class IV-A-2 Notes will be the lesser of (i) 6.000% per annum and (ii) the related available funds rate.

On any payment date after the payment date in October 2010, the note interest rate for the Class I-A-1 Notes and Class I-A-2 Notes will be the least of (i) six-month LIBOR (determined bi-annually) as described in this prospectus supplement plus 1.875% per annum, (ii) 11.150% annum and (iii) the related available funds rate. On any payment date after the payment date in October 2011, the note interest rate for the Class II-A-1 Notes and Class II-A-2 Notes will be the least of (i) one-year LIBOR note index (determined annually) as described in this prospectus supplement plus 1.875% per annum, (ii) 11.150% annum and (iii) the related available funds rate. On any payment date after the payment date in October 2013, the note interest rate for the Class III-A-1 Notes and Class III-A-2 Notes will be the least of (i) one-year LIBOR note index (determined annually) as described in this prospectus supplement plus 1.900% per annum, (ii) 11.000% per annum and (iii) the related available funds rate. On any payment date after the payment date in October 2016, the note interest rate for the Class IV-A-1 Notes and Class IV-A-2 Notes will be the least of (i) one-year treasury note index (determined annually) as described in this prospectus supplement plus 2.200% per annum, (ii) 10.425% per annum and (iii) the related available funds rate.

The note interest rate for the offered notes will be subject to an available funds rate, expressed as a fraction, the numerator of which is equal to the interest received for the related mortgage loans for the related payment date, multiplied by 12, and the denominator of which is the aggregate note principal balance of the related classes of offered notes immediately prior to such payment date.

If on any payment date the note interest rate for any class of offered notes is limited to the related available funds rate, the resulting basis risk shortfalls may be recovered by the holders of the related offered notes on the same payment date or future payment dates to the extent there are related available funds remaining after certain other payments on the related offered notes and the payment of certain fees and expenses of the issuing entity.

Interest Payments

On each payment date, holders of the offered notes will be entitled to receive:

•	the interest that has accrued on the note principal balance of such notes at the related note interest rate during the related interest accrual period, and

•	any interest due on a prior payment date that was not paid and basis risk shortfalls, less

•	interest shortfalls allocated to such notes.

The interest accrual period for the offered notes will be the calendar month immediately preceding the calendar month in which a payment date occurs. On the closing date, the price to be paid by investors for the offered notes will include accrued interest from the cut-off date up to, but not including, the closing date (28 days). Calculations of interest on the offered notes will be based on a 360-day year that consists of twelve 30-day months. Investors will be notified of a note interest rate adjustment through the monthly payment reports.

Principal Payments

On each payment date, holders of the offered notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal after the payment of interest on the related offered notes as described in this prospectus supplement. You are encouraged to review the priority of payments described under “Description of the Notes — Payments on the Notes” in this prospectus supplement. See also “Description of the Notes—Principal Payments on the Senior Notes” in this prospectus supplement.

Description of the REMIC Class A Notes

Upon certain trigger events, as described in this prospectus supplement, each of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes will be exchanged for the corresponding class of new Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, respectively, in the same principal amount, which are sometimes referred to collectively in this prospectus supplement as the REMIC Class A Notes and which are offered in this prospectus supplement. Unless otherwise specified in this prospectus supplement, the REMIC Class A Notes, along with the Class A Notes, constitute senior notes with respect to the related loan group. Upon issuance, each of the REMIC Class A Notes will be entitled to payments of interest on each payment date at a note rate equal to the note interest rate described for the corresponding class of offered notes in exchange for which the REMIC Class Notes would be received (determined without regard to the available funds rate) subject to the related net rate cap as described in this prospectus supplement, and will be secured by related REMIC Certificates backed by the remaining mortgage loans in the related loan group. The REMIC Class A Notes will also be entitled to payments of principal on each payment date based on its then-outstanding note principal balance to the extent of available funds as described in this prospectus supplement.

For a further description of the REMIC Class A Notes, see “Description of the REMIC Class A Notes” and“Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement.

Limited Cross-Collateralization

In certain very limited circumstances relating to a loan group’s experiencing disproportionately high realized losses, principal and interest collected from the other loan groups may be applied to pay principal or interest, or both, to the offered notes related to the loan group experiencing those conditions. In addition, in certain very limited circumstances relating to a loan group’s experiencing rapid prepayments, principal and interest collected from that loan group may be deposited into a reserve fund to be applied to pay principal to the offered notes relating to another loan group if such offered notes have become undercollateralized.

See “Description of the Notes—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination. By issuing senior notes, Class X Notes and subordinate notes, the issuing entity has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The senior notes will have a payment priority over the subordinate notes and Class X Notes. The Class X Notes will have payment priority over the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, and each class of Class B Notes with a lower numerical class designation will have payment priority over each class of Class B Notes with a higher numerical class designation.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the notes (other than the Class X Notes), beginning with the Class B-6 Notes, until the note principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses on the mortgage loans is then allocated to the next most junior class of subordinate notes, until the note principal balance of each class of subordinate notes is reduced to zero. If no subordinate notes remain outstanding and to the extent such realized losses exceed the amounts on deposit in the reserve fund, the principal portion of realized losses on the group I mortgage loans will be allocated first, to the Class I-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class I-A-1 Notes, the principal portion of realized losses on the group II mortgage loans will be allocated first, to the Class II-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class II-A-1 Notes, the principal portion of realized losses on the group III mortgage loans will be allocated first, to the Class III-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class III-A-1 Notes, and the principal portion of realized losses on the group IV mortgage loans will be allocated first, to the Class IV-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class IV-A-1 Notes, in each case until its note principal balance is reduced to zero.

As of the closing date, the aggregate note principal balance of the Class B Notes will equal approximately 6.00% of the aggregate note principal balance of all classes of notes.

In addition, to extend the period during which the subordinate notes remain available as credit enhancement to the senior notes, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the related senior notes to the extent described in this prospectus supplement during the first seven years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied and subject to, in limited circumstances, deposits to the reserve fund. This will accelerate the amortization of the senior notes in each loan group as a whole relative to the amortization of the subordinate notes. See “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement.

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer (other than Wells Fargo Bank, N.A.) fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. If Wells Fargo Bank, N.A. fails to make any required advances, the indenture trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

Master Servicing Fee and Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the sale and servicing agreement which will be equal to investment income on permitted investments for five business days on funds in the payment account.

Each servicer will be entitled to 1/12th of the related servicing fee rate multiplied by the scheduled principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rates will range from 0.175% to 0.375% per annum. Interest shortfalls on the mortgage loans resulting from prepayments during the related prepayment period that are being distributed to the noteholders on the related payment date will be offset by the related servicer on the payment date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

Indenture Trustee Fee

The fee of the indenture trustee will be paid in accordance with a side letter agreement with the master servicer and at the expense of the master servicer.

Optional Redemption

At its option, the majority holder of the owner trust certificates may purchase from the issuing entity all of the mortgage loans and all other assets representing interests in such mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the notes after the aggregate scheduled principal balance of the mortgage loans and properties acquired in respect thereof, remaining in the issuing entity has been reduced to less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

See “The Indenture” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the offered notes will be characterized as indebtedness to a noteholder, other than a noteholder which owns, directly or indirectly through one or more entities disregarded as entities separate from such noteholder, a 100% ownership interest in the owner trust certificates and each class of Class X Notes and Class B Notes (such Class X Notes and Class B Notes are referred to in this prospectus supplement collectively as the retained notes), and not as representing equity interests in the issuing entity.

The issuing entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), either (i) a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% ownership interest in the owner trust certificates and each class of the retained notes, or (ii) two or more persons own ownership interests in the owner trust certificates and each class of the retained notes, but only if each such person’s percentage interest in the owner trust certificates is identical to such person’s percentage interest in each class of the retained notes. On the closing date, Alesco Loan Holdings, LLC will acquire a 100% ownership interest in the owner trust certificates and each class of the retained notes. So long as a 100% ownership interest in the owner trust certificates and each class of the retained notes is held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes. If such person were to sell or otherwise transfer some of its ownership interest in the retained notes or the owner trust certificates to an unrelated party, then some or all of the retained notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such person were to sell or otherwise transfer some or all of its ownership interest in the retained notes or the owner trust certificates to an unrelated party in such a manner so that, after the transfer, two or more persons do not own identical percentage interests in the owner trust certificates and each class of the retained notes, then the issuing entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. To avoid the adverse tax consequences of the issuing entity being classified as a taxable mortgage pool, the trust agreement and the indenture will set forth certain restrictions on the transferability of the owner trust certificates and the retained notes designed to ensure that the issuing entity will not become classified as a taxable mortgage pool;  the trust agreement and the indenture also will provide that, in certain circumstances, if a proposed sale or other transfer of ownership interests in the retained notes or the owner trust certificates would cause the issuing entity to be classified as a taxable mortgage pool, certain steps will be taken, as described in this prospectus supplement, prior to, and as a condition to, giving effect to such sale or other transfer, whereby, among other actions, the issuing entity will transfer its assets to a new trust with respect to which one or more REMIC elections will be made, the new trust will issue pass-through certificates representing REMIC regular interests to the issuing entity, and the issuing entity will issue the REMIC Class A Notes, which the issuing entity will designate as REMIC regular interests, in exchange for the then outstanding offered notes. This exchange would be considered a taxable exchange in which a beneficial owner of an offered note would recognize gain or loss in an amount equal to the difference, if any, between such owner's adjusted tax basis in the offered note and the value of the REMIC Class A Notes received in exchange therefor.

 See “Risk Factor—Taxation of the Issuing Entity”, “Risk Factor—Taxation of the Issuing Entity After a TMP Trigger Event” and “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered notes that the offered notes receive the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to in this prospectus supplement as S&P, Moody’s Investors Service, Inc., which is referred to in this prospectus supplement as Moody’s, and Fitch, Inc., which is referred to in this prospectus supplement as Fitch:

Offered Notes	S&P	Moody’s	Fitch
Class I-A-1	AAA	Aaa	AAA
Class I-A-2	AAA	Aaa	AAA
Class II-A-1	AAA	Aaa	AAA
Class II-A-2	AAA	Aaa	AAA
Class III-A-1	AAA	Aaa	AAA
Class III-A-2	AAA	Aaa	AAA
Class IV-A-1	AAA	Aaa	AAA
Class IV-A-2	AAA	Aaa	AAA

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors.

See “Yield on the Offered Notes” and “Ratings” in this prospectus supplement and “Yield Considerations” in the base prospectus.

Legal Investment

The offered notes will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment Matters” in the base prospectus.

ERISA Considerations

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes. See “ERISA Considerations” in this prospectus supplement.

TRANSACTION STRUCTURE

RISK FACTORS

You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will provide holders of the offered notes with liquidity of investment or that it will continue for the lives of the offered notes. As a result, any resale prices that may be available for any offered note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered notes will not be listed on any securities exchange.

Taxation of the Issuing Entity

On the closing date, Alesco Loan Holdings, LLC will acquire a 100% ownership interest in the owner trust certificates and each class of the retained notes. The issuing entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), either (i) a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% ownership interest in the owner trust certificates and each class of the retained notes, or (ii) two or more persons own ownership interests in the owner trust certificates and each class of the retained notes, but only if each such person’s percentage interest in the owner trust certificates is identical to such person’s percentage interest in each class of the retained notes. So long as a 100% ownership interest in the owner trust certificates and each class of the retained notes is held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes. If such person were to sell or otherwise transfer some of its ownership interest in the retained notes or the owner trust certificates to an unrelated party, then some or all of the retained notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such person were to sell or otherwise transfer some or all of its ownership interest in the retained notes or the owner trust certificates to an unrelated party in such a manner so that, after the transfer, two or more persons do not own identical percentage interests in the owner trust certificates and each class of the retained notes, then the issuing entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes are imposed on the issuing entity, the cashflow available to make payments on the offered notes would be reduced.  In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the offered notes at a time  earlier than anticipated. Pursuant to the trust agreement and the indenture, no transfer of an ownership interest in the owner trust certificates or any class of the retained notes will be permitted, except that (i) a 100% ownership interest in the owner trust certificates and each class of the retained notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) a portion of an ownership interest in the owner trust certificates and each class of the retained notes may be transferred in a single transaction to an unrelated person, but only if, after the transfer, each person’s percentage interest in the owner trust certificates will be identical to such person’s percentage interest in each class of the retained notes, (iii) an ownership interest in the owner trust certificates and the retained notes may be pledged to secure certain indebtedness or be the subject of certain repurchase agreements treated by the issuing entity as secured indebtedness for federal income tax purposes, and (iv) if an ownership interest in the owner trust certificates or the retained notes is pledged to secure indebtedness or is subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may transfer the ownership interest in the owner trust certificates or the retained notes to one or more third parties;; provided, however, that notwithstanding the foregoing, if a sale or other transfer is proposed by a holder of the owner trust certificates or retained notes, which transfer would cause the issuing entity to be classified as a taxable mortgage pool, then as a condition to any such transfer, (a) each step required to be taken following a TMP trigger event, as described in this prospectus supplement, including the exchange of the then outstanding offered notes for REMIC Class A Notes, must occur, and (b) legal opinions must have been rendered as to, among other issues, qualification of such REMIC Class A Notes as “regular interests” in a REMIC.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event.

To avoid the adverse tax consequences of the issuing entity being classified as a taxable mortgage pool, the trust agreement and the indenture will set forth certain restrictions on the transferability of the owner trust certificates and the retained notes designed to ensure that the issuing entity will not become classified as a taxable mortgage pool;  the trust agreement and the indenture also will provide that, in certain circumstances, if a proposed sale or other transfer of an ownership interest in the retained notes or the owner trust certificates would cause the issuing entity to be classified as a taxable mortgage pool, referred to in this prospectus supplement as a TMP trigger event, certain steps will be taken prior to giving effect to such sale or other transfer, including the following: the related servicer will purchase from the issuing entity (or with respect to the mortgage loans serviced by Wells Fargo Bank, N.A. but not originated by Wells Fargo Bank N.A., will purchase on behalf of the depositor, if so requested by the depositor) or on behalf of the issuing entity will sell any REO property and other non-REMIC-eligible property at their then fair market values (provided that, to the extent that the purchase price of such REO properties and non-REMIC-eligible properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP trigger event will contribute to the issuing entity an amount equal to any such realized loss), any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the underlying REMIC trust) or be sold from the issuing entity, all of the remaining assets of the issuing entity will be transferred to a new entity, referred to in this prospectus supplement as the underlying REMIC trust, with respect to which one or more REMIC elections will be made, in exchange for pass-through certificates representing REMIC regular interests to be issued by the underlying REMIC trust, referred to in this prospectus supplement as the REMIC Certificates, the securities administrator will cause the issuing entity to make a REMIC election, referred to in this prospectus supplement as the Trust REMIC, with respect to the REMIC Certificates representing senior REMIC regular interests in the related REMIC elected by the underlying REMIC trust, referred to in this prospectus supplement as the REMIC Class A Certificates, the issuing entity will issue REMIC Class A Notes secured by the REMIC Class A Certificates (which REMIC Class A Notes will represent ownership of REMIC regular interests in the Trust REMIC), and the REMIC Class A Notes will be transferred to beneficial owners of corresponding classes of offered notes in exchange for their offered notes.

Each REMIC Class A Note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of basis risk shortfall carryover amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly. Nevertheless, the beneficial owner of each offered note would recognize gain or loss on the exchange in an amount equal to the difference, if any, between such beneficial owner’s adjusted basis in the offered note and the sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then Note Principal Balance, and the fair market value of the related contractual right, received in exchange therefor. Any loss on the exchange will likely be subject to the “wash sale” rules of Section 1091 of the Code, which may disallow recognition of a loss on the exchange.  If the contractual right to receive payments in respect of basis risk shortfall carryover amounts has significant value, the REMIC Class A Note may be considered to be issued with original issue discount. Prospective investors in the offered notes are advised to consult their own tax advisors on the tax consequences of an exchange of an offered note for a REMIC Class A Note.

There are no cases or rulings of the Internal Revenue Service, or the IRS, on transactions similar to those contemplated in this prospectus supplement with respect to the exchange of the offered notes issued by the issuing entity for newly created REMIC Class A Notes.  As a result, there can be no guarantee that the IRS will not challenge the treatment of the exchange or related events or that a court will not sustain such challenge. All offered noteholders are advised to see “Federal Income Tax Consequences” in this prospectus supplement for further discussion of the federal income tax consequences relating to this exchange, the allocation of tax basis in a REMIC Class A Note between the two components described above and the federal income tax consequences relating to the ownership of the contractual right to receive payments in respect of basis risk shortfall carryover amounts. Offered noteholders are also advised to see “Material Federal Income Tax Considerations” in the prospectus and “Federal Income Tax Consequences” in this prospectus supplement for a discussion of the anticipated federal income tax consequences relating to the purchase, ownership and disposition of the REMIC regular interest component of a REMIC Class A Note.

 The Credit Enhancement for the Offered Notes May Be Reduced Upon a TMP Trigger Event

Upon the occurrence of a TMP trigger event, the related servicer will purchase (or with respect to the mortgage loans serviced by Wells Fargo Bank, N.A. but not originated by Wells Fargo Bank N.A., will purchase on behalf of the depositor, if so requested by the depositor) from the issuing entity or on behalf of the issuing entity will sell the REO properties and other non-REMIC-eligible properties held by the issuing entity at their then fair market values. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the issuing entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the related servicer and others, then the associated realized losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These realized losses, if any, on the mortgage loans will be allocated to the subordinate notes if such notes are still outstanding and also be covered by amounts on deposit in the reserve fund to cover realized losses, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the issuing entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the issuing entity of such REO properties and other non-REMIC-eligible assets, whereas, in the absence of such TMP trigger event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Notes.

The subordination of the Class B Notes to the offered notes, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior notes will receive regular payments of interest and principal, and to provide the holders of the senior notes with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses sequentially to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, in each case until the note principal balance of that subordinate class has been reduced to zero. If no subordinate notes remain outstanding, to the extent such realized losses exceed the amounts on deposit in the reserve fund, the principal portion of realized losses on the group I mortgage loans will be allocated first, to the Class I-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class I-A-1 Notes, the principal portion of realized losses on the group II mortgage loans will be allocated first, to the Class II-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class II-A-1 Notes, the principal portion of realized losses on the group III mortgage loans will be allocated first, to the Class III-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class III-A-1 Notes, and the principal portion of realized losses on the group IV mortgage loans will be allocated first, to the Class IV-A-2 Notes until the note principal balance of such class is reduced to zero, and then to the Class IV-A-1 Notes, in each case until its note principal balance is reduced to zero. Accordingly, if the aggregate note principal balance of the subordinate notes were to be reduced to zero and no funds are available in the reserve fund to cover any realized losses, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly payments to the holders of the related offered notes.

The ratings of the offered notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the indenture trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the base prospectus.

Prepayment Speeds Will Affect the Rate and Timing of Principal Payments on the Offered Notes.

The rate and timing of payments allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans, and the allocation thereof to pay principal on these notes as provided in this prospectus supplement. As is the case with mortgage-backed notes generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 23.24%, 22.83%, and 23.69% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and approximately 21.39% of the mortgage loans in the aggregate, a prepayment within five years of its origination, as provided in the mortgage note, may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes, at a time when reinvestment at comparable yields may not be possible.

During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the related senior notes with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior notes by the subordinate notes is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior notes in each note group as a whole relative to the amortization of the subordinate notes.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see “Yield on the Offered Notes” in this prospectus supplement, including the tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages” in this prospectus supplement.

The Yields to Maturity on the Offered Notes Will Depend on a Variety of Factors.

The yields to maturity on the offered notes will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the note principal balance of the offered notes, as well as other factors.

The yield to investors on the offered notes could be adversely affected by interest shortfalls on the related mortgage loans.

In general, if the offered notes are purchased at a premium and principal payments occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal payments occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered notes will vary as determined at the time of sale. See “Yield on the Offered Notes” in this prospectus supplement.

The Majority Holder of the Owner Trust Certificates has the Option to Purchase Defaulted Loans.

As described in this prospectus supplement, the majority holder of the owner trust certificates has the option to repurchase mortgage loans that are 90 days or more delinquent. These repurchases will have the same effect on the holders of the notes as a prepayment of the mortgage loans.  You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests that determine the distributions of principal prepayments to the notes, which may adversely affect the market value of the notes.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 72.91%, 93.12%, 91.86% and 86.69% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 89.05% of the mortgage loans in the aggregate, have an initial interest only period of five, seven or ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the notes.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may differ significantly from the performance of mortgage loans that fully amortize. For instance, a mortgagor on a mortgage loan with an initial interest only period could seek to refinance at the end of the interest only period by paying off the mortgage loan with the proceeds of a new loan; such refinancing activity could result in higher prepayment speeds than would otherwise be the case with mortgage loans that do not have interest only periods. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Some of the Mortgage Loans are Seasoned.

Some of the mortgage loans are considerably seasoned. The underwriting standards for mortgage loans of this length of seasoning are of limited use. In addition, the property values used in determining the loan-to-value ratios may have decreased significantly, even if nationally property values have generally increased over the past several years.

Inclusion of Delinquent Mortgage Loans may Increase Risk of Loss.

Approximately 1.08% of the mortgage loans, by cut-off date principal balance, were 30 days or more delinquent.

If a mortgage loan was 30 or more days delinquent as of the cut-off date, but has made its payment prior to the closing date, it is still treated as 30 or more days delinquent for purposes of the previous sentence. None of the mortgage loans are 60 or more days delinquent. Note that some of the mortgage loans may have been recently originated and therefore have not had the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans are calculated using the MBA Method.  For a description of the MBA Method, see “The Mortgage Pool—Methods of Delinquency Calculation” in the base prospectus.

The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable) until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

You are encouraged to  see the delinquency history of the mortgage loans set forth under “The Mortgage Pool” in this prospectus supplement.

As a result of these delinquencies, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 50.04%, 45.96%, 45.85% and 39.87% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 46.14% of the mortgage loans in the aggregate, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yields to maturity of the offered notes to the extent losses caused by these risks are not covered by the subordination provided by the subordinate notes and Class X Notes.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments in respect of the offered notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the base prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered notes.

Mortgage Loan Modifications May Affect Distributions on the Securities.

Modifications of mortgage loans by the related servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a realized loss to, one or more classes of the related securities.

The Ratings on the Offered Notes are Not a Recommendation to Buy, Sell or Hold the Offered Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Notes.

It is a condition to the issuance of the offered notes that each class of offered notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered note, and, accordingly, there can be no assurance that the ratings assigned to any offered note on the date on which the offered notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered notes may be adversely affected. See “Ratings” in this prospectus supplement and “Rating” in the base prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yields to maturity of the offered notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that the related servicer or the master servicer, in its capacity as a successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the base prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yields to maturity of the offered notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the base prospectus.

On the closing date, the sponsor will represent that each mortgage loan and the prepayment penalty associated with the mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory and abusive lending laws. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement and in the base prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the sponsor reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the issuing entity. Alesco Financial Inc. will guarantee the sponsor’s obligations to repurchase mortgage loans as to which there has been a breach.

Payments on the Offered Notes Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the related servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered notes.

The Available Funds Rate or Net Rate Cap May Reduce the Yields on the Offered Notes or REMIC Class A Notes.

The note interest rates on the Class A Notes on or prior to the related note rate change date is a fixed interest rate subject to the available funds rate, and the REMIC Class A Notes are subject to the related net rate cap, each as described in this prospectus supplement. Therefore the prepayment of the mortgage loans may result in a lower related available funds rate or net rate cap, as applicable, which in certain circumstances could result in a lower note interest rate for these notes, resulting in basis risk shortfall carryover amounts. In addition, after the related note rate change date, the note interest rate will adjust upon the adjustable note interest rate as described in this prospectus supplement. However, the mortgage rates of some of the mortgage loans are based upon a different index plus the related gross margin, and adjust periodically after an initial fixed-rate period. The mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the index on the offered notes or REMIC Class A Notes may rise during periods in which the related mortgage indices are stable or falling or that, even if both the index on the offered notes or REMIC Class A Notes and the related mortgage indices rise during the same period, the index on the offered notes or REMIC Class A Notes may rise much more rapidly than the related mortgage indices. If on any payment date the note interest rate for a class of offered notes or REMIC Class A Notes is limited to the related available funds rate or net rate cap, as applicable, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the applicable available funds rate or net rate cap. If any of the related subordinate notes are then outstanding, the related net rate cap for the REMIC Class A Notes could be lower than the related available funds rate that would have been applicable for the corresponding offered notes in exchange for which the REMIC Class A Notes were received, as described in this prospectus supplement, for the relevant payment date. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited than the corresponding offered notes in exchange for which the REMIC Class A Notes would be received. If the note interest rate on the offered notes or REMIC Class A Notes is limited for any payment date, the resulting basis risk shortfall carryover amounts may be recovered by the holders of these notes on the same payment date or on future payment dates to the extent that on such payment date or future payment date there are interest funds remaining after certain other payments on the related offered notes or REMIC Class A Notes, as applicable, and the payment of certain fees and expenses of the issuing entity or the Underlying REMIC Trust.

Credit Scores are Not an Indicator of Future Performance of Borrowers.

Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this prospectus supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase.  The inability to repurchase such loans may also affect the performance of any securities backed by those loans.

The mortgage loans in the issuing entity do not include subprime mortgage loans.  Regardless, these general market conditions may affect the performance of the mortgage loans backing your notes and, even if they do not affect performance, may adversely affect the market value of your notes.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the related servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the Issuing Entity. Prior to the Closing Date of June 29, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool although certain characteristics of the mortgage loans in the mortgage pool may vary. If, as of the Closing Date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the Cut-off Date, which is June 1, 2007. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans, including the subsequent mortgage loans, as of the Cut-off Date.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Notes from the Sponsor pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See “Mortgage Loan Origination—General” in this prospectus supplement.

The mortgage pool will consist of approximately 2,572 first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,086,615,227, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans have original terms to maturity of not greater than 40 years.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the Sponsor with respect to the delinquency status of the mortgage loans and the delinquency status of the static pool information of the Sponsor and Countrywide Home Loans, Inc. and Wells Fargo Bank utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the MBA Method. See “The Mortgage Pools– Methods of Delinquency Calculation” in the base prospectus.

Approximately 1.08% of the mortgage loans as of the cut-off date are more than 30 days delinquent. No mortgage loan is more than 60 days delinquent.

The following table sets forth the historical delinquency experience of the mortgage loans that are 30 days delinquent as of the cut-off date. The historical delinquency information is based on the delinquency of each such mortgage loan over a period equal to the lesser of (1) the time since the origination of such mortgage loan, (2) the past three years or (3) the period for which information is known or reasonably available to the depositor.  The loans are categorized in the table below based on the longest period of delinquency during the period on which the table is based.  None of the loans have been delinquent 120 days or more, during the period on which the table is based.

Delinquency History
Delinquency History	Count	Total Current Balance	Percent of Overall Current Balance
1 x 30	19	$7,650,459	65.23%
2 x 30	6	1,423,952	12.14
3+ x 30	8	2,654,106	22.63
TOTAL	33	$11,728,517	100.00%

The mortgage pool has been divided into four Loan Groups, designated as Loan Group I, Loan Group II, Loan Group III and Loan Group IV as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to in this prospectus supplement as the group I mortgage loans. The mortgage loans in Loan Group II are referred to in this prospectus supplement as the group II mortgage loans. The mortgage loans in Loan Group III are referred to in this prospectus supplement as the group III mortgage loans. The mortgage loans in Loan Group IV are referred to in this prospectus supplement as the group IV mortgage loans. Each group of mortgage loans is referred to in this prospectus supplement as a Loan Group.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period of five, seven or ten years, as applicable, the interest rate on each (i) group I mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year U.S. Treasury, (ii) group II mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year U.S. Treasury, (iii) group III mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S. Treasury, and (iv) group IV mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year U.S. Treasury, each referred to in this prospectus supplement as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The related Servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

The mortgage loans are being serviced as described below under “The Master Servicer and the Servicers”. The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination ─ Countrywide Home Loan and “─ Wells Fargo Bank”.

All of the mortgage loans have scheduled Monthly Payments due on the Due Date. Certain mortgage loans contain due-on-sale clauses. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool.

Prepayment Charges on the Mortgage Loans

Approximately 23.24%, 22.83% and 23.69% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and approximately 21.39% of the mortgage loans in the aggregate, a prepayment within five years of its origination, as provided in the mortgage note, may subject the related mortgagor to a prepayment charge, which prepayment charge will discourage prepayments during the applicable period.

A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within one year, three years or five years or such other period, as provided in the related mortgage note, from the date of origination of the mortgage loan. The related Servicer will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for payment on the Offered Notes.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  See“Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the base prospectus.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The Sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Special Characteristics of the Mortgage Loans

Interest Only Loans. Approximately 72.91%, 93.12%, 91.86% and 86.69% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 89.05% of the mortgage loans in the aggregate, will receive interest only for the initial period of five, seven or ten years as set forth in the related mortgage note.

Indices on the Mortgage Loans

Six-Month LIBOR. Approximately 45.80% and 1.48% of the group I mortgage loans and group II mortgage loans, respectively, and approximately 8.22% of the mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

One-Year LIBOR. Approximately 37.70%, 83.56%, 79.35% and 18.10% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 70.17% of the mortgage loans in the aggregate, adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	One-Year LIBOR

Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006	2007
January 1	5.06%	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%	5.33%
February 1	5.40	6.76	4.88	2.43	1.38	1.37	2.98	5.15	5.43
March 1	5.25	6.94	4.67	3.00	1.28	1.34	2.55	5.38	5.24
April 1	5.23	7.10	4.44	2.63	1.36	1.81	3.81	5.29	5.22
May 1	5.56	7.50	4.24	2.59	1.21	2.08	3.78	5.38	5.30
June 1	5.84	7.18	4.18	2.28	1.19	2.47	3.76	5.50
July 1	5.89	7.08	3.82	2.09	1.16	2.46	3.90	5.69
August 1	6.06	6.97	3.56	1.90	1.44	2.30	4.22	5.54
September 1	6.04	6.80	2.64	1.73	1.45	2.44	4.13	5.41
October 1	6.25	6.73	2.27	1.64	1.24	2.49	4.68	5.30
November 1	6.27	6.56	2.39	1.73	1.48	2.54	4.74	5.34
December 1	6.50	6.00	2.44	1.45	1.60	2.96	4.82	5.27

One-Year U.S. Treasury. The Index for approximately 16.50%, 14.96%, 20.65% and 81.90% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 21.60% of the mortgage loans in the aggregate, adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to in this prospectus supplement as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Securities Administrator that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

	One-Year U.S. Treasury

Adjustment Date	2000	2001	2002	2003	2004	2005	2006	2007
January 1	5.50%	6.14%	2.24%	1.46%	1.36%	2.77%	4.45%	4.99%
February 1	5.69	5.78	2.17	1.47	1.31	2.89	4.68	5.10
March 1	6.12	4.79	2.13	1.41	1.19	3.30	4.77	5.05
April 1	6.20	4.72	2.24	1.30	1.24	3.32	4.90	4.90
May 1	6.18	4.47	2.58	1.16	1.16	3.33	5.00	4.90
June 1	6.14	4.07	2.53	1.25	1.82	3.36	5.16
July 1	6.38	3.76	2.40	1.20	2.16	3.64	5.27
August 1	6.23	3.53	2.24	0.97	2.16	3.87	5.17
September 1	6.09	3.62	2.20	1.10	2.03	3.85	5.03
October 1	6.17	3.50	1.76	1.22	2.20	4.18	4.90
November 1	6.20	3.02	1.72	1.30	2.27	4.33	5.07
December 1	5.98	2.39	1.65	1.29	2.60	4.35	4.95

STATIC POOL INFORMATION

The Depositor will provide static pool information, material to this offering, at http://www.bearstearns.com/transactions/sami_ii/bsarm2007-2. Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200706. With respect to the Countrywide information provided therein, investors are directed to: Issue Year Filter/As Applicable, Payment Type Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/NO.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

The Depositor is Structured Asset Mortgage Investments II Inc.  The Depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc.  The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  As of March 31, 2007 it has been involved in the issuance of securities backed by residential mortgage loans in excess of $145,266,394,678.  In conjunction with the Sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the Depositor will execute a Mortgage Loan Purchase Agreement and a subsequent mortgage loan purchase agreement, as applicable, to transfer the loans to itself.  These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Agreement.

The Depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179.  Its telephone number is (212) 272-2000.

THE SPONSOR

The Sponsor is Alesco Loan Holdings Trust (“ALHT”).  ALHT is a Maryland business trust, whose address is 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, engaged in, among other things, the acquisition of residential mortgage loans from unaffiliated third parties.  Neither ALHT nor the Alesco REIT (defined below) originates mortgage loans.

ALHT is a wholly-owned subsidiary of Alesco Financial Inc., a Maryland real estate investment trust (the “Alesco REIT”).  The Alesco REIT was incorporated in Maryland on October 6, 2003 and is externally managed by Cohen & Company Management, LLC (our “manager”), an affiliate of Cohen Brothers, LLC (which does business as Cohen & Company) (“Cohen & Company”).  The Alesco REIT, through a variety of qualified REIT subsidiaries (of which ALHT is one) and taxable REIT subsidiaries (each a “TRS”) invests primarily in certain target asset classes identified by our manager.  Cohen & Company is a specialized research, investment banking and asset management firm that has provided financing to small and mid-sized companies in financial services, real estate and other sectors.

The Alesco REIT was formerly known as Sunset Financial Resources, Inc. (“Sunset”).  Sunset was incorporated in Maryland on October 6, 2003 and completed an initial public offering of its common stock on March 14, 2004.  Sunset was traded on the New York Stock Exchange under the symbol “SFO” until October 6, 2006 when Sunset changed its name to Alesco Financial Inc. following the merger of Alesco Financial Trust with and into a wholly-owned subsidiary of Sunset.  On such date, its ticker symbol on the New York Stock Exchange was changed to “AFN”.

The Alesco REIT invests, through its wholly-owned subsidiaries, primarily in Collateralized Debt Obligations (“CDOs”) and Collateralized Loan Obligations (“CLOs”) and similar securitized obligations structured and managed by Cohen & Company or its affiliates, which obligations are collateralized by U.S. dollar denominated assets in the following target asset classes:

•           mortgage loans and other real estate related senior and subordinated debt, Mortgage-Backed Securities (“MBS”) including Residential Mortgage-Backed Securities (“RMBS”) and Commercial Mortgage-Backed Securities (“CMBS”);

•           subordinated debt financings originated by Cohen & Company or third parties, primarily in the form of Trust Preferred Securities (“TruPS”) issued by banks, bank holding companies and insurance companies, and surplus notes issued by insurance companies; and

•           leveraged loans made to small and mid-sized companies in a variety of industries characterized by relatively low volatility and overall leverage, including the consumer products and manufacturing industries.

The Alesco REIT (operating at the time as Sunset) elected to be taxed as a REIT under the Internal Revenue Code, commencing with its taxable year ended December 31, 2004 and has maintained its REIT status for subsequent calendar years. In order to maintain its qualification as a REIT, the Alesco REIT must comply with a number of requirements under the Internal Revenue Code, including the requirement that it distribute at least 90% of its annual net taxable income (excluding net capital gains) to its stockholders.

The Alesco REIT must invest in a sufficient amount of qualifying real estate assets directly or through disregarded subsidiaries so that the value of those assets and the amount of gross income they generate, when compared to the value of the securities it holds in TRSs and the dividends received and other income includable by it in its gross income as a result of its TRS investments, together with any other non-qualifying REIT income it earns or non-qualifying assets that it owns, enable it to continue to satisfy the REIT requirements. As of December 31, 2006, the Alesco REIT held interests in approximately $4.2 billion of MBS and $1.8 billion of residential mortgage loans,  which were primarily qualifying real estate assets and generated primarily qualifying gross real estate income.  As of March 31, 2007, the Alesco REIT held interests in approximately $3.6 billion  of MBS and $1.2 billion of residential mortgage loans, which were primarily qualifying real estate assets and generated primarily qualifying gross real estate income.  As of March 31, 2007 all of the residential mortgage loans held by the Alesco REIT were  prime, hybrid adjustable rate mortgage loans.  The Alesco REIT may also invest in mortgage loans secured by commercial properties.

The Alesco REIT holds mortgage loans on its balance sheet from the time of its initial acquisition of these assets through the term of any securitization of these assets and records as income the interest or other payments it receives or accrues with respect to these assets and recognizes as interest expense the financing costs of the warehouse lines or securitizations.  The Alesco REIT, through ALHT, has purchased mortgage loans through the use of short-term repurchase agreements, but may finance these assets on a long-term basis through securitizations.

ALHT has not been a sponsor or depositor with respect to any prior securitizations backed by residential mortgage loans or any other asset-backed securitizations.

As a sponsor, ALHT acquires mortgage loans and initiates its securitizations by transferring the mortgage loans to the depositor for the related securitization, which loans will ultimately be transferred to the issuing entity for the related securitization.  In coordination with the underwriter, ALHT and the Alesco REIT work with the rating agencies in structuring securitization transactions.

THE MASTER SERVICER AND THE SERVICERS

Wells Fargo Bank

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as a Custodian, the Securities Administrator, the Master Servicer and a Servicer under the Agreements.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor and the Sponsor may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Sale and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Sale and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the related Servicing Agreements, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicers

Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements or similar agreements, which are collectively referred to in this prospectus supplement as the Servicing Agreements. Each of the Servicing Agreements will be assigned to the Issuing Entity pursuant to various assignment, assumption and recognition agreements among the related Servicer, the Depositor, the Sponsor and the Indenture Trustee on behalf of the Noteholders. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by Countrywide Servicing as Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against Countrywide Servicing, and shall either find a successor servicer or shall assume primary servicing obligations for the related mortgage loans itself. In the event of a default by Wells Fargo Bank under the related Servicing Agreement, the Master Servicer shall notify the Indenture Trustee of such event of default, and the Indenture Trustee will be required to enforce any remedies against Wells Fargo Bank, and shall find a successor servicer to assume primary servicing obligations for the mortgage loans.

Countrywide Home Loans Servicing LP (referred to in this prospectus supplement as Countrywide Servicing) and Wells Fargo Bank will service the related mortgage loans in accordance with the related Servicing Agreements, each of which will be assigned to the Issuing Entity on the Closing Date.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of Countrywide Servicing and Wells Fargo Bank, together referred to in this prospectus supplement as the Servicers.

Name of Servicer	Loan Group I	Loan Group II	Loan Group III	Loan Group IV	Aggregate
Countrywide Servicing	1.79%	78.91%	77.83%	0.00%	60.18%
Wells Fargo Bank	98.21%	21.09%	22.17%	100.00%	39.82%

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production

			Years Ended December 31,			Three Months Ended March 31,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	214,826
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$43,035
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	37.4%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	155,766
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$49,970
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	43.5%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	22,880
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$3,539
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	3.1%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	158,183
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$10,539
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	9.2%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	43,667
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$7,881
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	6.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	595,322
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$114,964
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$193,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	62%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	36%

(1)           Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;

(c)	holding escrow (impound) funds for payment of taxes and insurance;

(d)	making inspections as required of the mortgaged properties;

(e)	preparation of tax related information in connection with the mortgage loans;

(f)	supervision of delinquent mortgage loans;

(g)	loss mitigation efforts;

(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Wells Fargo Bank

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of		As of		As of
December 31, 2004(1)		December 31, 2005(1)		December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192
___________________________________

 (1) Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”).  The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Mortgage Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Mortgage Loans**	—	—	—	—	62,351	11,088,435,185
_____________________

*  Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the datesindicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Mortgage Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as a Servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB.  In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)  For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)  Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

MORTGAGE LOAN ORIGINATION

General

Approximately 1.79%, 78.91% and 77.83% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and approximately 60.18% of the mortgage loans in the aggregate were originated by Countrywide Home Loans. Approximately 16.26%, 21.07%, 22.17% and 100.00% of the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, respectively, and approximately 26.48% of the mortgage loans in the aggregate were originated by Wells Fargo Bank. The remainder of the mortgage loans were originated by other originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “Countrywide Home Loans, Inc.—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “Countrywide Home Loans, Inc.—Underwriting Standards—General” in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Wells Fargo Bank

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Fixed Rate Loans”);

b.
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Adjustable Rate Loans”);

c.
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed Rate Loans”); and

d.
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Prime Fixed-Rate Loans	1,982	$364,734,875	2,445	$556,193,433	5,320	$1,209,020,397
Alt-A Prime Adjustable-Rate Loans*	0	$0.00	0	$0.00	1,220	$420,962,607
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837
___________________________
*  All of the mortgage loans previously reported under “Alt-A Prime Adjustable Rate Loans” for 2004 and 2005 were “prime” investment property mortgage loans.  In 2006, Wells Fargo Bank changed the classification of “prime” investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank’s “prime” underwriting guidelines and are now reported under that “asset type” for all periods shown.

WELLS FARGO BANK’S MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout many states in the United States, the District of Columbia and several of the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank’s Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below.  The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. With respect to Alt-A Minus Mortgage Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or alternative underwriting standards.

Mortgage Loan Underwriting

The mortgage loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General

The underwriting functions of Wells Fargo Bank are performed in offices throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank may not elect to delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner.  Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair the credit record of certain borrowers.

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain mortgage loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the mortgage loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank may supplement the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. For “prime” borrowers, such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent pay stub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan.   In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the Debt-to-Income Ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage loans will generally not have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” or “LTV” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation)(“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.  The “Combined Loan-to-Value Ratio”  or “CLTV”  is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related mortgage loans. The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the mortgage loans and any secondary financing on the Mortgaged Properties become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Wells Fargo Bank’s servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the mortgage loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.

Wells Fargo Bank originates mortgage loans pursuant to its general underwriting guidelines with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Prime Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Prime Coverage Percentages

Loan-to-Value Ratios	Category I Prime Mortgage Loans	Category II Prime Mortgage Loans
95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Prime Mortgage Loans” includes fixed rate mortgage loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Role of Loan Underwriter Discretion

On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to Alt-A Mortgage Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, Debt-to-Income Ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses.  For example, Wells Fargo Bank permits Debt-to-Income Ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Retention Program

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan.  Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Alt-A Mortgage Loans

The underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank’s general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such mortgage loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancing, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”).  Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus” and such mortgage loans, “Alt-A Prime Mortgage Loans” and “Alt-A Minus Mortgage Loans.”  Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category.  The differences between these categories are discussed herein.  All “alternative” mortgage loans originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines.  Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s  primary residence) with Wells Fargo Bank.  If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

Alt-A Mortgage Loans will generally not have had at origination a Loan-to-Value in excess of 100%. Generally, Wells Fargo Bank originates Alt-A Prime Loans with Loan-to-Value Ratios in excess of 80% with the requirement to obtain primary mortgage insurance and Alt-A Minus Mortgage Loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. Generally, for Alt-A Prime Loans the primary insurance is paid by the borrower and for Alt-A Minus Mortgage Loans the primary mortgage insurance is paid by Wells Fargo Bank.  In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Alt-A Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Mortgage Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

Alt-A Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Alt-A Mortgage Loans	Category II Alt-A Mortgage Loans
97.01% to 100.00%	Full documentation	35%	35% for Alt-A Minus 30% for Alt-A Prime
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Alt-A Mortgage Loans” includes mortgage loans with terms to maturity in excess of 20 years.

“Category II Alt-A Mortgage Loans” includes mortgage loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).  In addition, under a program available to eligible borrowers who meet certain underwriting criteria and for which program no down payment is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios of 100%; provided that the property related to such mortgage loans is a single unit primary residence.

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total Debt to Income Ratio for each credit level is generally 50%. “Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan.  Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	FICO Score(1)	Maximum Combined Loan to Value Ratio(2)
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%
(1)	Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan.  100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 had loan terms of 15, 20 or 30 years and fully amortize over such terms and the principal amounts generally ranged from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any mortgage loans under the Alt-A Minus program before July 10, 2006 for which the Loan-to-Value Ratio at origination exceeded 100% or for which the Combined Loan-to-Value Ratio at origination exceeded 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It was Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the Alt-A Minus program before July 10, 2006. Wells Fargo Bank, may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program before July 10, 2006 includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types.  The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. There is no minimum loan amount for mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program (except for Correspondent Loans, which have a minimum loan amount of $50,000) and the maximum loan amounts are $6,000,000 for Alt-A Prime and $4,000,000 for Alt-A Minus.

Wells Fargo Bank implemented more conservative underwriting criteria with respect to Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007.  As a result of the changes implemented, underwriting criteria applicable to a Mortgage Loan may differ depending on the channel through which the loan was originated.  Wells Fargo Bank originates loans through (a) its wholesale channel, which is comprised of third-party mortgage brokers who originate mortgage loans pursuant to Wells Fargo Bank’s underwriting standards (such mortgage loans, “Wholesale Loans,”), (b) its retail channel, which is comprised of a network of branch offices (such mortgage loans, “Retail Loans”) and (c) its Correspondents (such mortgage loans, “Correspondent Loans”).  Unless otherwise specified herein, the descriptions of the underwriting criteria apply to loans originated through all origination channels.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments.  To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 provided that Wholesale and Correspondent Loans originated under any documentation program other than the Full documentation program must have a minimum FICO Score of 640 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days.  Wells Fargo Bank generally does not originate or acquire any mortgage loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner; provided however, that for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, First Time Home Buyers are limited to one- or two-unit primary residences. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.  A “First Time Home Buyer” is a borrower who has not had an ownership interest in a property in the last 36 months.

The EFA program includes No Ratio Loans with a borrower’s option to verify assets, Stated Loans with a borrower’s option to verify assets, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio(1)	Maximum Combined Loan to Value Ratio(1)
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000	100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000(2)	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000	90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000	95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000(2)	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000(2)	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000	90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000	95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000	80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000	75%	75%
Alt-A Minus	Full Documentation	Owner occupied(3)	$4,000,000	100%	100%
Alt-A Minus	Full Documentation	Second home(3)	$4,000,000	95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000	80%/85%(4)	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home(3)	$2,000,000	90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000	80%/85%(4)	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home(3)	$2,000,000(2)	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000	80%/85%(4)	90%
Alt-A Minus	No Documentation	Owner occupied(3)	$2,000,000	95%	95%
Alt-A Minus	No Documentation	Second home(3)	$2,000,000(2)	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000	75%	75%
_________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  In addition, the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007 that are considered higher risk transactions are subject to downward adjustment.

(2)	The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

(3)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, three- to four-unit owner occupied and three- to four-unit second homes must be originated under the Full documentation program. For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, non-owner occupied three- to four-unit properties can be originated with all documentation types.

(4)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio is 80% for Wholesale and Correspondent Loans and 85% for Retail Loans.

The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to cooperative units that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Full Documentation	Non-owner occupied	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Second home	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%	N/A
_________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to condotels that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%
Full Documentation	Second home	$1,000,000	80%
Full Documentation	Non-owner occupied	$1,000,000	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%
Stated with option of verification of assets	Second home	$1,000,000	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%
No Ratio with option of verification of assets	Second home	$1,000,000	70%
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%
_________________________________

(1)
The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount.  Secondary financing is not available for condotels.

The following loan purposes are permitted for condotels: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans for which the borrower is a foreign national that are originated under the EFA Program:

Documentation Type	Occupancy Type(1)	Maximum Loan Amount	Maximum Loan-to-Value Ratio(2)	Maximum Combined Loan-to-Value Ratio(2)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Second home	$1,000,000	75%	75%
_________________________________

(1)
Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.

(3)	Borrowers with no FICO Score are not eligible for No Ratio with option of verification of assets.

The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under the “No Ratio” documentation program (such Mortgage Loans, “No Ratio Loans”) or under the “No Documentation” program (such mortgage loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to verify assets and certain minimum “cash reserves” are required.  Under the No Ratio program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified, (iii) housing payment history is required for First Time Home Buyers and (iv) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.  In the case of the No Documentation program, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of the No Documentation program, borrowers would not have been required to provide any information in their loan application regarding their income or assets. For mortgage loans with loan applications taken on or after February 16, 2007, the No Documentation program is not available for Alt-A Minus Mortgage Loans.

In the case of the “Stated” documentation program (such mortgage loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to verify assets and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.  Under the Stated documentation program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified and (iii) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, in certain circumstances borrowers who did not qualify for other reduced documentation programs may have qualified for the “Stated Reduced” documentation program (such mortgage loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of the Stated Reduced documentation program, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.  The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such mortgage loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets.  A minimum of two years of continuous employment or source of income must be disclosed for each borrower.  Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return.  For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified.  In addition, Full Documentation Loans are subject to a maximum Debt-to-Income Ratio of 55%.

Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review.  In addition, Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Wells Fargo Home Mortgage (“WFHM”), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after February 16, 2007 (such changes, the “February Guideline Changes”) and April 2, 2007 and April 6, 2007 (such changes, the “April Guideline Changes”).  The February Guideline Changes are described above.  The April Guideline Changes are described below.  Some of the mortgage loans included in the mortgage pool may not have been originated pursuant to the February Guideline Changes or April Guideline Changes.  WFHM did not re-underwrite such  mortgage loans in the mortgage pool pursuant to the February Guideline Changes or April Guideline Changes and therefore is unable to determine with certainty which mortgage loans would not have been originated if the February Guideline Changes or April Guideline Changes were in effect with respect to such mortgage loans at the date of the loan application.  However, WFHM expects that a significant number of such mortgage loans in the mortgage pool may not have been originated by WFHM if the February Guideline Changes or April Guideline Changes were in effect with respect to such mortgage loans at the date of the loan application.

The April Guideline Changes included changes to minimum FICO scores required, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, minimum Loan-to-Value Ratios and Combined Loan-to-Value Ratios, certain reserve requirements and minimum loan amounts.  For Alt-A Minus Loans that are Correspondent Loans, the following changes were made: (i) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for all types of Correspondent Loans were reduced to 95%, (ii) first time home buyers are required to show satisfactory payment history and (iii) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000.  For Alt-A Minus Loans that are Retail Loans (i) for investment properties and second homes, minimum loan amounts apply, (ii) the minimum FICO score required for loans with Loan-to-Value Ratios and Combined Loan-to-Value Ratios of 100% was raised to 640 (an increase of 40 points), and (iii) for investment properties (a) if the purpose is equity take out refinance, the borrower must show a history of property ownership for twelve months and (b) a borrower is permitted a maximum of two purchases or re-financings in the prior twelve months.  For Alt-A Minus Loans that are Correspondent Loans, Retail Loans, and Wholesale Loans, the following changes were made: (i) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000, and (ii) first time home buyers must show satisfactory payment history.

As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance.  WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

DESCRIPTION OF THE NOTES

General

The Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2 will consist of fifteen classes of Notes. Only the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, along with the corresponding REMIC Class A Notes, referred to in this prospectus supplement collectively as the Offered Notes, the Senior Notes or the Class A Notes (unless separately identified in the context of a particular discussion), are offered by this prospectus supplement. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes are referred to in this prospectus supplement collectively as the Class B Notes or the Subordinate Notes. The Class X Notes and Class B Notes are not being offered by this prospectus supplement. The Issuing Entity will also issue trust certificates referred to in this prospectus supplement as the Owner Trust Certificates, which are not offered by this prospectus supplement.

The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, referred to in this prospectus supplement collectively as the Notes, will be issued pursuant to the Indenture. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Notes will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Notes will be issued by the Issuing Entity, the assets of which on the Closing Date will consist of the following:

•
all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of the Issuing Entity by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

•	the rights of the Issuing Entity under all insurance policies required to be maintained pursuant to the Servicing Agreements,

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

•	such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Payment Account,

•	the rights with respect to each Servicing Agreement, to the extent assigned to the Issuing Entity, and

•	any proceeds of the foregoing.

The aggregate principal balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $1,086,615,227, after application of scheduled payments due whether or not received.

Each class of Notes will have the approximate initial Note Principal Balance as set forth on page on the cover of this prospectus supplement and will have the Note Interest Rate determined as provided under “Summary of Prospectus Supplement—Description of the Notes—Note Interest Rates” and “Description of Notes—Interest Payments” in this prospectus supplement. The Class X Notes and Class B Notes are not being offered by this prospectus supplement.

Payments on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2007, and referred to in this prospectus supplement as a Payment Date.

For each class of Offered Notes, $25,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Book-Entry Notes

The Offered Notes will initially be issued in book-entry form and are referred to in this prospectus supplement as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their Notes through the Depository Trust Company, referred to in this prospectus supplement as DTC, in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1.00 in excess thereof provided that one Note of each of these classes may be issued in a different Note Principal Balance to accommodate the remainder of the Note Principal Balance of the Notes of such class. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

The Note Owner’s ownership of a Book-entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner’s account for that purpose. In turn, the financial intermediary’s ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note Owners will receive all payments of principal and interest on the Book-entry Notes from the Securities Administrator through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

Participants and indirect participants with whom Note Owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the payments will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC has advised the Depositor and the Securities Administrator that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture and other Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Indenture and other Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Depositor and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days; or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an Event of Default under the Indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture and other Agreements, receive a definitive note evidencing such Note Owner’s fractional undivided interest in the class of notes.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive notes representing the Book-entry Notes and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Notes as definitive notes issued in the respective principal balances owned by individual Note Owners, and thereafter the Securities Administrator will recognize the holders of definitive notes as Noteholders under the Indenture and other Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

For additional information regarding DTC, Clearstream, Euroclear and the Notes, see “Description of the Securities—Form of Securities” and “—Global Securities” in the base prospectus.

Payments on the Notes

On each Payment Date, the Available Funds for the group I mortgage loans, group II mortgage loans, group III mortgage loans and group IV mortgage loans, referred to in this prospectus supplement as the Group I Available Funds, Group II Available Funds, Group III Available Funds and Group IV Available Funds, respectively, for such Payment Date, will be distributed by the Securities Administrator as follows:

(A)  On each Payment Date, the Group I Available Funds for such Payment Date will be distributed as follows:

first, from the related Interest Funds, to the Class I-A-1 Notes and Class I-A-2 Notes, on a pro rata basis, the related Accrued Note Interest on such classes for such Payment Date;

second, from remaining related Interest Funds, to the Class I-A-1 Notes and Class I-A-2 Notes, on a pro rata basis, any related Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, from the related Principal Funds, to the Class I-A-1 Notes and Class I-A-2 Notes, on a pro rata basis, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, until the Note Principal Balances thereof have been reduced to zero;

fourth, from remaining related Interest Funds, to the Class I-A-1 Notes and Class I-A-2 Notes, on a pro rata basis, an amount equal to any Basis Risk Shortfall Carryover Amounts on such classes based on the amount of Basis Risk Shortfall Carryover Amounts for each such class for such Payment Date; and

fifth, from remaining Group I Available Funds, to the Class I-A-1 Notes and Class I-A-2 Notes, on a pro rata basis, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to each such class.

(B)  On each Payment Date, the Group II Available Funds for such Payment Date will be distributed as follows:

first, from the related Interest Funds, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, the related Accrued Note Interest on such classes for such Payment Date;

second, from remaining related Interest Funds, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, any related Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, from the related Principal Funds, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, until the Note Principal Balances thereof have been reduced to zero;

fourth, from remaining related Interest Funds, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, an amount equal to any Basis Risk Shortfall Carryover Amounts on such classes based on the amount of Basis Risk Shortfall Carryover Amounts for each such class for such Payment Date; and

fifth, from remaining Group II Available Funds, to the Class II-A-1 Notes and Class II-A-2 Notes, on a pro rata basis, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to each such class.

(C)  On each Payment Date, the Group III Available Funds for such Payment Date will be distributed as follows:

first, from the related Interest Funds, to the Class III-A-1 Notes and Class III-A-2 Notes, on a pro rata basis, the related Accrued Note Interest on such classes for such Payment Date;

second, from remaining related Interest Funds, to the Class III-A-1 Notes and Class III-A-2 Notes, on a pro rata basis, any related Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, from the related Principal Funds, to the Class III-A-1 Notes and Class III-A-2 Notes, on a pro rata basis, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, until the Note Principal Balances thereof have been reduced to zero;

fourth, from remaining related Interest Funds, to the Class III-A-1 Notes and Class III-A-2 Notes, on a pro rata basis, an amount equal to any Basis Risk Shortfall Carryover Amounts on such classes based on the amount of Basis Risk Shortfall Carryover Amounts for each such class for such Payment Date; and

fifth, from remaining Group III Available Funds, to the Class III-A-1 Notes and Class III-A-2 Notes, on a pro rata basis, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to each such class.

(D)  On each Payment Date, the Group IV Available Funds for such Payment Date will be distributed as follows:

first, from the related Interest Funds, to the Class IV-A-1 Notes and Class IV-A-2 Notes, on a pro rata basis, the related Accrued Note Interest on such classes for such Payment Date;

second, from remaining related Interest Funds, to the Class IV-A-1 Notes and Class IV-A-2 Notes, on a pro rata basis, any related Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, from the related Principal Funds, to the Class IV-A-1 Notes and Class IV-A-2 Notes, on a pro rata basis, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, until the Note Principal Balances thereof have been reduced to zero;

fourth, from remaining related Interest Funds, to the Class IV-A-1 Notes and Class IV-A-2 Notes, on a pro rata basis, an amount equal to any Basis Risk Shortfall Carryover Amounts on such classes based on the amount of Basis Risk Shortfall Carryover Amounts for each such class for such Payment Date; and

fifth, from remaining Group IV Available Funds to the Class IV-A-1 Notes and Class IV-A-2 Notes, on a pro rata basis, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to each such class.

 The amount of principal available for payment to the Offered Notes for a Loan Group may be increased if such Loan Group is receiving payments from the Reserve Fund, as described under “—Limited Cross-Collateralization” below.

On each Payment Date, any Group I Available Funds, Group II Available Funds, Group III Available Funds and Group IV Available Funds remaining after the payments described in clauses (A) through (D) above will be distributed to the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes in the manner and order of priority set forth in the Indenture, and then to the Owner Trust Certificates as set forth in the Trust Agreement. The amount of principal available for distribution to the Subordinate Notes may be reduced as a result of a Loan Group experiencing disproportionately high Realized Losses or, as a result of rapid prepayments, amounts being deposited into the Reserve Fund, as described under “—Limited Cross-Collateralization” below.

(E)  If on any Payment Date the Principal Funds for a Loan Group are less than the Senior Optimal Principal Amount for the related Senior Notes, then such amount shall be reduced for such Payment Date, and such remaining Principal Funds will be distributed to the related Senior Notes, on a pro rata basis, on the basis of such reduced amounts.

No Accrued Note Interest will be payable with respect to any class or classes of Notes after the Payment Date on which the Note Principal Balance of such class has been reduced to zero.

The principal payment of each Offered Note will be due and payable in full on the final scheduled Payment Date for such Offered Note as provided on such Note. All principal payments on the Offered Notes will be made to the Offered Noteholders entitled thereto in accordance with the percentage interests represented by such Offered Notes. Upon notice to the Securities Administrator by the Issuing Entity, the Securities Administrator will notify the person in whose name an Offered Note is registered at the close of business on the Record Date preceding the final scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to the Indenture). Such notice will to the extent practicable be mailed no later than five Business Days prior to such final scheduled Payment Date or other final Payment Date and will specify that payment of the principal balance and any interest due with respect to such Offered Note at the final scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and will specify the place where such Note may be presented and surrendered for such final payment. No interest will accrue on the Notes on or after the final scheduled Payment Date or any such other final Payment Date.

Limited Cross-Collateralization

If, on any Payment Date, the aggregate Note Principal Balance of the Offered Notes related to a Loan Group (after giving effect to distributions to be made on that Payment Date) is greater than the aggregate Scheduled Principal Balance of the mortgage loans in such Loan Group (such excess amount, an “Undercollateralized Amount”, such Offered Notes related to such Loan Group, an “Undercollateralized Group”), and the aggregate Note Principal Balance of the Offered Notes related to any other Loan Group is less than the aggregate Scheduled Principal Balance of the mortgage loans in such Loan Group, an “Overcollateralized Group”), then the priority and manner of distributions for the Notes described in this prospectus supplement will be supplemented as follows:

(A)   Amounts then on deposit in the Reserve Fund will be distributed as principal to the Offered Notes of any Undercollateralized Group on such Payment Date, on a pro rata basis, to the extent of the Undercollateralized Amount for such Undercollateralized Group on such Payment Date (provided that, if there are multiple Undercollateralized Groups on such Payment Date, amounts then on deposit in the Reserve Fund will first be allocated to each such Undercollateralized Group in proportion to the Undercollateralized Amount for each such Undercollateralization Group on such Payment Date);

(B)  Any amounts from Available Funds otherwise distributable as principal on the Subordinate Notes, as described under “—Priority of Distributions” above, in reverse order of priority set forth in the Indenture, will be distributed as principal to the Offered Notes of any Undercollateralized Group, on a pro rata basis, to the extent of the remaining Undercollateralized Amount for such Undercollateralized Group on such Payment Date after the distribution in clause (A) above (provided that, if there are multiple Undercollateralized Groups on such Payment Date, such amounts from Available Funds will first be allocated to each such Undercollateralized Group in proportion to the remaining Undercollateralized Amount for each such Undercollateralization Group on such Payment Date after the distribution in clause (A) above); and

(C)  In the event that Note Principal Balances of the Subordinate Notes have been reduced to zero prior to such Payment Date, any amounts from Principal Funds (remaining after distributions of principal to such Overcollateralized Group in accordance with "—Priority of Distributions" above) related to any Overcollateralized Group for such Payment Date will be distributed as principal to the Offered Notes of any Undercollateralized Group, on a pro rata basis, to the extent of the remaining Undercollateralized Amount for such Undercollateralized Group on such Payment Date after the distribution in clause (A) above (provided that, if there are multiple Undercollateralized Groups on such Payment Date, such amounts from Available Funds will first be allocated to each such Undercollateralized Group in proportion to the remaining Undercollateralized Amount for each such Undercollateralization Group on such Payment Date after the distribution in clause (A) above).

If, on any Payment Date, (i) the aggregate Note Principal Balance of the Offered Notes related to a Loan Group have been reduced to zero, (ii) the Note Principal Balances of the Subordinate Notes have not been reduced to zero, and (iii) either (a) the weighted average of the Subordinate Percentages of the Subordinate Certificates on such Payment Date is less than two times the initial weighted average of the Subordinate Percentages of the Subordinate Notes, or (b) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes equals or exceeds 50%, then any amounts from Available Funds related to such retired Offered Notes otherwise distributable in respect of principal under clauses (ii), (iii), (iv) and (v) of the definition of Subordinate Optimal Principal Amount on each class of Subordinate Notes, in reverse order of payment priority set forth in the Indenture, will be deposited into the Reserve Fund for application on future Payment Dates to make principal payments on any outstanding Offered Notes related to an Undercollateralized Group as described above. If any amounts remain in the Reserve Fund after the Note Principal Balances of all of the Offered Notes have been reduced to zero, such amounts will be allocated to the Subordinate Notes in the same manner and priorities as set forth for principal payments to the Subordinate Notes in the Indenture; provided, however, if after making such payments, the aggregate Note Principal Balance of the Subordinate Notes exceeds the aggregate Scheduled Principal Balance of the mortgage loans as of the related due date, the Note Principal Balances of the Subordinate Notes will be reduced, on a pro rata basis, by the amount of such excess in inverse order of payment priority set forth in the Indenture.

Interest Payments

Holders of each class of Senior Notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of the related Interest Funds for that Payment Date.

Holders of the Class X Notes and Subordinate Notes will be entitled to receive interest payments in an amount equal to the Accrued Note Interest on that class on each Payment Date, to the extent of remaining Interest Funds for that Payment Date after payments of interest, principal and any Basis Risk Shortfall Carryover Amounts to the Senior Notes and payments of interest to any class of Class X Notes and Subordinate Notes having a higher payment priority.

As described in the definition of “Accrued Note Interest” under “Glossary” in this prospectus supplement, Accrued Note Interest on each class of Notes is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as Prepayment Interest Shortfalls.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the Noteholders on that Payment Date will be offset by the related Servicer; provided, however, that in the case of Wells Fargo Bank, only Prepayment Interest Shortfalls that do not exceed the aggregate of the related Servicing Fee serviced by Wells Fargo Bank for the applicable Payment Date will be offset, and in the case of Countrywide Servicing, only Prepayment Interest Shorfalls that do not exceed up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) 0.25% and (ii) the Outstanding Principal Balance of such mortgage loans and (b) the related Servicing Fee. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable Payment Date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any Payment Date will not be reimbursed on any future Payment Date. See “The Sale and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Accrued Note Interest on the Offered Notes may be further reduced on each Payment Date by application of the Relief Act or similar state laws. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing or Master Servicer compensation, as applicable, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as Net Interest Shortfalls.

Realized Losses on the mortgage loans will further reduce the Accrued Note Interest payable to the Notes on a Payment Date; provided, however, that prior to the date on which the aggregate Note Principal Balances of the Subordinate Notes have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, and will not reduce the Accrued Note Interest on the Senior Notes. Once the aggregate Note Principal Balances of the Subordinate Notes have been reduced to zero, the interest portion of Realized Losses with respect to the group I mortgage loans will be allocated first, to the Class I-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class I-A-1 Notes, the interest portion of Realized Losses with respect to the group II mortgage loans will be allocated first, to the Class II-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class II-A-1 Notes, the interest portion of Realized Losses with respect to the group III mortgage loans will be allocated first, to the Class III-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class III-A-1 Notes and the interest portion of Realized Losses with respect to the group IV mortgage loans will be allocated first, to the Class IV-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class IV-A-1 Notes, in each case in reduction of its Accrued Note Interest. If on any Payment Date the aggregate of the Note Principal Balances of all Classes of Notes following all distributions and the allocation of Realized Losses on that Payment Date exceeds the Scheduled Principal Balance of the mortgage loans as of the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Note Principal Balance of the Class of Subordinate Notes then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net Interest Shortfalls on the mortgage loans in a Loan Group will be allocated among the holders of each class of Class X Notes and Subordinate Notes, on a pro rata basis, in proportion to the respective amounts of Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls for such Payment Date. In addition, the amount of any Net Interest Shortfalls with respect to the mortgage loans in a Loan Group will constitute unpaid Accrued Note Interest and will be distributable to holders of the related classes of notes entitled to such amounts on subsequent Payment Dates, to the extent of the Available Funds for such Loan Group remaining after current interest payment as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any Net Interest Shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or the Master Servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The Note Interest Rate with respect to the Class I-A-1 Notes and Class I-A-2 Notes, prior to the related Note Rate Change Date will be the lesser of (i) 5.000% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) Six-Month LIBOR Note Index (determined semi-annually) plus 1.875% per annum, (ii) 11.150% annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class II-A-1 Notes and Class II-A-2 Notes, prior to the related Note Rate Change Date will be the lesser of (i) 5.875% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus 1.875% per annum, (ii) 11.150% annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class III-A-1 Notes and Class III-A-2 Notes, prior to the related Note Rate Change Date will be the lesser of (i) 5.875% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus 1.900% per annum, (ii) 11.000% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class IV-A-1 Notes and Class IV-A-2 Notes, prior to the related Note Rate Change Date will be the lesser of (i) 6.000% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year U.S. Treasury Note Index (determined annually) plus 2.200% per annum, (ii) 10.425% per annum and (iii) the related Available Funds Rate. The Note Rate Change Date for the Class I-A-1 Notes and Class I-A-2 Notes is the Payment Date occurring in November 2010. The Note Rate Change Date for the Class II-A-1 Notes and Class II-A-2 Notes is the Payment Date occurring in November 2011. The Note Rate Change Date for the Class III-A-1 Notes and Class III-A-2 Notes is the Payment Date occurring in November 2013. The Note Rate Change Date for the Class IV-A-1 Notes and Class IV-A-2 Notes is the Payment Date occurring in November 2016.

As described in this prospectus supplement, the Accrued Note Interest allocable to each class of Offered Notes is based on the Note Principal Balance of that class. The Interest Accrual Period for the notes for a given Payment Date will be the calendar month preceding the month in which such Payment Date occurs (on a 30/360 basis).  On the Closing Date, the price to be paid by investors for the Offered Notes will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (28 days).

Calculation of Note Index for the Offered Notes

Semi-annually, on each Interest Determination Date, the Securities Administrator will determine the Six-Month LIBOR Note Index for the related Payment Date until October 2010. Annually, on each Interest Determination Date, the Securities Administrator will determine the Six-Month LIBOR Note Index, One-Year LIBOR Note Index and One-Year U.S. Treasury Note Index for the Senior Notes for the related Payment Date until October 2016. The Six-Month LIBOR Note Index and One-Year LIBOR Note Index will be based on the London interbank offered rate for one-year United States dollar deposits as such rate appears on the Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If the rate for the One-Year LIBOR Note Index does not appear or is not available on Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time), the One-Year LIBOR Note Index for the related Interest Accrual Period for the Senior Notes will be established by the Securities Administrator as follows:

(a)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, the One-Year LIBOR Note Index for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, the One-Year LIBOR Note Index for the related Interest Accrual Period shall be the higher of (x) the One-Year LIBOR Note Index as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

“Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

On each Interest Determination Date, the One-Year U.S. Treasury Note Index will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to as the Release, on the related Interest Determination Date or, if not so available, as most recently available immediately prior to such Interest Determination Date.

The establishment of the Six-Month LIBOR Note Index, One-Year LIBOR Note Index and One-Year U.S. Treasury Note Index on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Senior Notes

Payments in reduction of the Note Principal Balance of the Senior Notes will be made on each Payment Date pursuant to priority third of paragraphs (A), (B), (C) and (D), as applicable, under “—Payments on the Notes.” In accordance with such priority third, the Principal Funds for each Loan Group will be allocated to the related classes of Senior Notes in an aggregate amount not to exceed the Senior Optimal Principal Amount for such classes of Senior Notes for such Payment Date.

The entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the related mortgage loans will be allocated based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While scheduled payments of principal are allocated to the Senior Notes of a note group based on the related Senior Percentage and the Subordinate Notes based on the Subordinate Percentage on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Notes for the first seven years after the Closing Date (subject to certain subordination levels being attained and certain loss and delinquency tests being met) with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to those Senior Notes over an additional four year period. In addition, if on any Payment Date, the fraction, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a note group immediately preceding such Payment Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period, exceeds such fraction as of the Cut-off Date, then the related Senior Prepayment Percentage for that Payment Date for the Offered Notes will equal 100%. This disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the Senior Notes in a note group relative to the amortization of the Subordinate Notes. Decreasing the respective balance of the Senior Notes in a note group relative to that of the Subordinate Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

On any Payment Date after all of the Senior Notes of any note group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in the Loan Group relating to the fully repaid note group or groups, will be allocated to the Subordinate Notes instead of the other groups of Senior Notes if the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and certain delinquency tests have been satisfied; provided that if the weighted average of the Subordinate Percentages on such Payment Date is less than two times the initial weighted average of the Subordinate Percentages or certain delinquency tests have not been satisfied, such unscheduled principal collections will be deposited into the Reserve Fund, as described in this prospectus supplement.  See “—Limited Cross-Collateralization”.

The initial Senior Percentage for each Loan Group will be approximately 94.00% for Loan Group I , approximately 94.00% for Loan Group II, approximately 94.00% for Loan Group III and approximately 94.00% for Loan Group IV.

For purposes of all principal payments described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the Note Principal Balance for any Payment Date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such Payment Date as described under “—Allocation of Losses; Subordination” below.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Issuing Entity, while the Offered Notes are outstanding.

All fee rates are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee Rate	Paid From
Countrywide Servicing Fee (1)	0.175% to 0.375% per annum (2)	mortgage loan interest collections
Wells Fargo Bank Servicing Fee (1)	0.250% per annum	mortgage loan interest collections

(1) The Servicing Fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to payments to Noteholders.
(2) The Servicing Fee Rate with respect to loans serviced by Countrywide Home Loans Servicing LP will increase after an initial fixed-rate period of five or seven years, as applicable, in the following manners: for mortgage loans with an initial Servicing Fee Rate of 0.175% per annum, the Servicing Fee Rate will increase by 0.025% per annum, for mortgage loans with an initial Servicing Fee Rate of 0.200% per annum, the Servicing Fee Rate will increase by 0.175% per annum, and for mortgage loans with an initial Servicing Fee Rate of 0.250% per annum, the Servicing Fee Rate will increase by 0.125% per annum. The Servicing Fee Rate with respect to certain other loans serviced by Countrywide Home Loans Servicing LP will be 0.270% or 0.375% per annum and will not increase.

Monthly Advances

If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable Servicer will remit to the Master Servicer on the date specified in the related Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent such Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement, will constitute an Event of Default under such Servicing Agreement. In the case of a Servicer other than Wells Fargo Bank, such Event of Default shall then obligate the Master Servicer, as successor servicer, to advance such amounts to the Payment Account to the extent provided in the Sale and Servicing Agreement. Any failure of the Master Servicer, as successor servicer, to make such required advances would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the base prospectus. If Wells Fargo Bank as a Servicer or the Master Servicer failed to make such required advances, the Indenture Trustee, upon receiving notice or becoming aware of such failure, and pursuant to the applicable terms of the Indenture or the Sale and Servicing Agreement, as applicable, will appoint a successor servicer or successor master servicer who will make such required advances, or the Indenture Trustee as successor servicer or successor master servicer shall be required to remit the amount of such required advances to the Payment Account.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable Servicer, or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Payment Account prior to the payments on the Notes.

Allocation of Losses; Subordination

The principal portion of Realized Losses on the mortgage loans in each Loan Group will be allocated on any Payment Date as follows: first, to the Class B-6 Notes; second, to the Class B-5 Notes; third, to the Class B-4 Notes; fourth, to the Class B-3 Notes; fifth, to the Class B-2 Notes; and sixth, to the Class B-1 Notes. Thereafter, to the extent that such Realized Losses exceed amounts on deposit in the Reserve Fund, the principal portion of Realized Losses on the group I mortgage loans will be allocated first, to the Class I-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class I-A-1 Notes, the principal portion of Realized Losses with respect to the group II mortgage loans will be allocated first, to the Class II-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class II-A-1 Notes, the principal portion of Realized Losses with respect to the group III mortgage loans will be allocated first, to the Class III-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class III-A-1 Notes and the principal portion of Realized Losses with respect to the group IV mortgage loans will be allocated first, to the Class IV-A-2 Notes until the Note Principal Balance of such class is reduced to zero, and then to the Class IV-A-1 Notes.

No reduction of the Note Principal Balance of any class of Senior Notes of a note group shall be made on any Payment Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Note Principal Balance of all of the classes of such Senior Notes as of such Payment Date to an amount less than the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group of the related Due Date. This limitation is referred to herein as the Loss Allocation Limitation.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Noteholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreements) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Note Principal Balance of any class of Notes. However, after the Cross-Over Date, the amounts distributable under clause (i) of the definition of Senior Optimal Principal Amount for the Senior Notes of a note group will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Loan Group that would otherwise be available for distribution on a Payment Date. As a result of the subordination of the Subordinate Notes in right of distribution to the Senior Notes, any Debt Service Reductions relating to the mortgage loans prior to the Cross-Over Date, will be borne by the Subordinate Notes (to the extent then outstanding) in inverse order of priority.

In order to maximize the likelihood of distribution in full of interest and principal to the Offered Notes, on each Payment Date, holders of Offered Notes have a right to payments of the Available Funds prior to any payments being made to the holders of the Subordinate Notes and Class X Notes.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Notes means an allocation to each such class of Notes on the basis of its then outstanding Note Principal Balance prior to giving effect to payments to be made on such Payment Date.

The interest portion of Realized Losses will be allocated among the outstanding classes of Offered Notes hereby to the extent described under “Payments on the Notes” above.

In the event that the related Servicer or the Master Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, being referred to in this prospectus supplement as a Subsequent Recovery, will be distributed in accordance with the priorities described under “Description of the Notes—Payments on the Notes” in this prospectus supplement and the Note Principal Balance of each Class of Subordinate Notes that has been reduced by the allocation of a Realized Loss to such Note will be increased, in order of seniority, by the amount of such Subsequent Recovery. Holders of such Notes will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Payment Date on which such increase occurs. Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the related Available Funds for the related Payment Date.

DESCRIPTION OF THE REMIC CLASS A NOTES

General

If a proposed sale or other transfer of an ownership interest in the Class X Notes, Class B Notes or Owner Trust Certificates would cause the Issuing Entity to be a taxable mortgage pool, (a “TMP Trigger Event”), certain steps will be taken, including the following: the related Servicer will purchase from the Issuing Entity (or with respect to the mortgage loans serviced by Wells Fargo Bank but not originated by Wells Fargo Bank, will purchase on behalf of the Depositor, if so requested by the Depositor) or on behalf of the Issuing Entity will sell any REO property and other non-REMIC-eligible property at their then fair market values (provided that, to the extent that the purchase price of such REO properties and non-REMIC-eligible properties would result in the allocation of a Realized Loss to any class of Offered Notes, the party causing the TMP Trigger Event shall contribute to the Issuing Entity an amount equal to any such Realized Loss), as described below, any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust, as defined below) or be sold from the Issuing Entity, as described below, all of the remaining assets of the Issuing Entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for pass-through certificates representing REMIC regular interests to be issued by the Underlying REMIC Trust (the “REMIC Certificates”) to be issued by the Underlying REMIC Trust, the Securities Administrator will cause the Issuing Entity to make a REMIC election (the “Trust REMIC”) with respect to the REMIC Certificates representing senior REMIC regular interests in the related REMIC elected by the underlying REMIC trust (the “REMIC Class A Certificates”), the Issuing Entity will issue new REMIC Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes secured by the REMIC Class A Certificates, which are offered under and are sometimes referred to collectively in this prospectus supplement as the REMIC Class A Notes and which will represent ownership of REMIC regular interests in the Trust REMIC, and each class of the REMIC Class A Notes will be transferred to beneficial owners of Offered Notes with identical designations in exchange for their Offered Notes.  Such exchange will be mandatory.  Investors in the Offered Notes will become investors in the classes of REMIC Class A Notes with the corresponding designation.  No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange. The REMIC Class A Notes will be subject to risks and payments similar to those of the corresponding classes of Offered Notes.

The REMIC Class A Notes will be issued in book-entry form and in the same denominations and multiples as the Offered Notes for which they are being exchanged. See “Description of the Notes — Book-entry Notes” in this prospectus supplement.

Restrictions on Foreclosure

Under restrictions set forth in the related Servicing Agreement, the related Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive Monthly Payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the sum of the adjusted basis of that mortgaged property and the aggregate adjusted basis of all other non-REMIC-eligible assets owned by the related REMIC in the Underlying REMIC Trust to exceed 0.75% of the aggregate adjusted basis of all of the assets in such REMIC, the related Servicer would not be permitted to acquire title to the mortgaged property on behalf of such REMIC.  Instead, the related Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or other transaction.  In addition, if the related Servicer determines that following a payment on any Payment Date the sum of the aggregate adjusted basis of all REO properties related to foreclosure-restricted mortgage loans and the aggregate adjusted  basis of all other non-REMIC-eligible assets owned by the related REMIC in the Underlying REMIC Trust would exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC, then prior to that Payment Date, the related Servicer will be required to dispose of enough of such REO properties, along with any other non-REMIC-eligible assets owned by such REMIC, such that the sum of the aggregate adjusted basis of any such REO properties remaining in such REMIC and the aggregate adjusted basis of all other non-REMIC-eligible assets owned by such REMIC will not exceed 1.0% of the aggregate adjusted basis of all of the assets of such REMIC.  The foregoing restrictions may influence the related Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Class A Notes

If the REMIC Class A Notes are issued, each class of REMIC Class A Notes will have a note interest rate for each Payment Date equal to the lesser of (i) the Note Interest Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes in exchange for which the REMIC Class A Notes were received for such Payment Date and (ii) the related Net Rate Cap.

If, with respect to any loan group, Subordinate Notes are then outstanding, the Net Rate Cap for the related REMIC Class A Notes may be lower than the Available Funds Rate that would have been applicable for the related Offered Notes in exchange for which the REMIC Class A Notes were received for the relevant Payment Date. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited than the related Offered Notes in exchange for which the REMIC Class A Notes were received.

However, on any Payment Date, with respect to any loan group, to the extent of related

Interest Funds remaining after payment of interest accrued for the related Accrual Period at the related note interest rate on the related REMIC Class A Notes, such REMIC Class A Notes will be entitled to receive any related Basis Risk Shortfall Carryover Amounts for such Payment Date.  Any such Basis Risk Shortfall Carryover Amounts will have a higher payment priority than any interest payments to the Subordinate Notes and Class X Notes.  Investors should note, though, that the ratings of the Rating Agencies do not address the likelihood of receipt by investors in the REMIC Class A Notes of any Basis Risk Shortfall Carryover Amounts.  The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Class A Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes in exchange for which the REMIC Class A Notes were received.

Payments on the REMIC Class A Notes

On each Payment Date, the related Available Funds for such Payment Date will be distributed by the Securities Administrator to the REMIC Class A Notes as follows:

first, to the related REMIC Class A Notes, on a pro rata basis, the Accrued Note Interest on each such class for such Payment Date (subject to Net Interest Shortfalls allocated to each such class);

second, to the related REMIC Class A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

third, to the related REMIC Class A Notes, in reduction of the Note Principal Balances thereof, the Senior Optimal Principal Amount for such classes for such Payment Date, on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero;

fourth, to the related REMIC Class A Notes, an amount equal to any Basis Risk Shortfall Carryover Amounts on each such class for such Payment Date, on a pro rata basis, based on the amount of Basis Risk Shortfall Carryover Amounts for each such class; and

fifth, to the related REMIC Class A Notes, an amount equal to any previously allocated Realized Losses, on a pro rata basis based on the amount of Realized Losses previously allocated to each such class.

Holders of each class of REMIC Class A Notes will be entitled to receive interest distributions in an amount equal to the Accrued Note Interest on that class on each Payment Date to the extent of related Available Funds for that Payment Date.

Accrued Note Interest on the REMIC Class A Notes may be reduced on each Payment Date by Net Interest Shortfalls. The interest portion of Realized Losses on the mortgage loans will further reduce the Accrued Note Interest payable to the REMIC Class A Notes on a Payment Date to the same extent as the Offered Notes in exchange for which the REMIC Class A Notes were received.

If on any Payment Date the related Interest Funds are less than Accrued Note Interest on the class of REMIC Class A Notes for that Payment Date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of the classes of REMIC Class A Notes in proportion to the respective amounts of Accrued Note Interest for that Payment Date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or the interest portion of Realized Losses for such Payment Date. In addition, the amount of any such interest shortfalls with respect to the related mortgage loans will constitute unpaid Accrued Note Interest and will be distributable to holders of the related REMIC Class A Notes entitled to such amounts on the same Payment Date or on subsequent Payment Dates, to the extent of the related Interest Funds remaining after current interest distributions on such REMIC Class A Notes as described in this prospectus supplement. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related Servicer or the Master Servicer or otherwise, except to the limited extent described in this prospectus supplement with respect to Prepayment Interest Shortfalls.

The principal portion of Realized Losses on the mortgage loans will be allocated on any Payment Date to the REMIC Class A Notes in the same manner and priority as would have been allocated to the Offered Notes in exchange for which the REMIC Class A Notes were received as described under “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement.

Administrative Expenses

If the issuance of the REMIC Class A Notes occurs, it is anticipated that there will be additional administrative expenses relating to REMIC administration and other matters. It is a condition to the issuance of the REMIC Class A Notes that the party causing the TMP Trigger Event and the issuance of the REMIC Class A Notes shall have made provision for payment satisfactory to the Custodians, the Indenture Trustee, the Securities Administrator, the paying agent and the note registrar and others for any initial or ongoing additional administrative expenses associated with the applicable REMIC elections, as well as certain taxes possibly payable as a result of the classification of the Issuing Entity for federal income tax purposes as a taxable mortgage pool. Such payment must come from sources other than the Underlying REMIC Trust. The extent of these expenses will depend on the size of the mortgage pool, prevailing market conditions and prepayment speeds and other factors at the time of the TMP Trigger Event and cannot be predicted as of the date of this prospectus supplement.

For a description of the tax consequences of the REMIC Class A Notes, see “Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement.

YIELD ON THE OFFERED NOTES

General

The yield to maturity on each class of Offered Notes will be primarily affected by the rate and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the classes of Offered Notes, Realized Losses and interest shortfalls on the related mortgage loans, the Note Interest Rates on such Notes, and the purchase price paid for such Notes. In addition, the effective yield to holders of the Offered Notes of each class will be less than the yields otherwise produced by their respective Note Interest Rates and purchase prices because interest will not be distributed to such Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional payment of interest or earnings thereon in respect of such delay.

If, as a result of these shortfalls, the aggregate of the Note Principal Balances of all Classes of Notes following all distributions and the allocation of Realized Losses on a Payment Date exceeds the aggregate of the Scheduled Principal Balances of the mortgage loans as of the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Note Principal Balance of the class of Subordinate Notes then outstanding with the highest numerical class designation will be reduced by the amount of the excess. This will reduce the level of subordination and, if the Note Principal Balances of the Subordinate Notes have been reduced to zero, the amounts available to distribute to the Offered Notes and may cause reductions in the Note Principal Balances of the Offered Notes.

Prepayment Considerations

The rate of principal payments on each class of Offered Notes, the aggregate amount of payments on each class of Offered Notes and the yield to maturity of each class of Offered Notes will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time. However, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 23.24%, 22.83% and 23.69% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and approximately 21.39% of the mortgage loans in the aggregate, a prepayment within five years of its origination, as provided in the mortgage note, may subject the related mortgagor to a prepayment charge. All prepayment charges will be retained by the applicable Servicer as additional servicing compensation and will not be part of the Available Funds for such Payment Date.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of Offered Notes then entitled to receive these principal payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the base prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the base prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the class of Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the base prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Prepayments

As described under “Description of the Notes—Principal Payments on the Senior Notes” in this prospectus supplement, during the first seven years after the Cut-off Date, all Principal Prepayments on the related mortgage loans will be allocated to the related Senior Notes. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Notes may continue to be disproportionately small.

Interest Shortfalls and Realized Losses

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding Monthly Payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—The Servicemembers Civil Relief Act” in the base prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer; provided, however, that in the case of Wells Fargo Bank, only Prepayment Interest Shortfalls that do not exceed the aggregate of the related Servicing Fee serviced by Wells Fargo Bank for the applicable Payment Date will be offset, and in the case of Countrywide Servicing, only Prepayment Interest Shorfalls that do not exceed up to a maximum amount per month equal to the lesser of (a) one-twelfth of the product of (i) 0.25% and (ii) the Outstanding Principal Balance of such mortgage loans and (b) the related Servicing Fee. Interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable Payment Date. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Sale and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans—The Servicemembers Civil Relief Act” in the base prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Offered Notes. Any resulting shortfalls will be allocated among the Notes as provided in this prospectus supplement under “Description of the Notes—Interest Payments”. In addition, any resulting shortfalls will be allocated among the REMIC Class A Notes as provided in this prospectus supplement under “Description of the REMIC Class A Notes—Payments on the REMIC Class A Notes”.

The timing of mortgagor defaults resulting in Realized Losses on the mortgage loans will affect the yields to maturity and the aggregate amount of payments on the Offered Notes. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Notes could significantly affect the yield to an investor in the Offered Notes. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Notes, even if these losses are not allocated to the Offered Notes. If the Note Principal Balances of the Subordinate Notes have been reduced to zero, the yields to maturity on the Senior Notes will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to the Senior Notes as described in this prospectus supplement.

As described under “Description of the Notes—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Notes and Class X Notes may be made available to protect the holders of the Offered Notes against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Notes and Class X Notes with a lower payment priority may be made available to protect the holders of Subordinate Notes and Class X Notes with a higher payment priority against interruptions in distributions.

Note Interest Rates

The yields to maturity on the Offered Notes will be affected by their Note Interest Rates. The Note Interest Rates on the Offered Notes will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Note Interest Rates will be sensitive to the related index on the mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

The Note Interest Rates on the Offered Notes prior to the related Note Rate Change Date is a fixed interest rate subject to the related Available Funds Rate. Therefore the prepayment of the mortgage loans in the related Loan Group may result in a lower related Available Funds Rate, which, in certain circumstances, could result in a lower Note Interest Rate for these Notes, resulting in interest shortfalls. In addition, on or after the related Note Rate Change Date, the Note Interest Rate on the Class I-A-1 Notes and Class I-A-2 Notes will equal the least of (i) the Six-Month LIBOR Note Index (determined semi-annually) plus 1.875% per annum, (ii) 11.150% per annum and (iii) the related Available Funds Rate. On or after the related Note Rate Change Date, the Note Interest Rate on the Class II-A-1 Notes and Class II-A-2 Notes will equal the least of (i) the One-Year LIBOR Note Index (determined annually) plus 1.875% per annum, (ii) 11.150% per annum and (iii) the related Available Funds Rate. On or after the related Note Rate Change Date, the Note Interest Rate on the Class III-A-1 Notes and Class III-A-2 Notes will equal the least of (i) the One-Year LIBOR Note Index (determined annually) plus 1.900% per annum, (ii) 11.000% per annum and (iii) the related Available Funds Rate. On or after the related Note Rate Change Date, the Note Interest Rate on the Class IV-A-1 Notes and Class IV-A-2 Notes will equal the least of (i) the One-Year Treasury Note Index (determined annually) plus 2.200% per annum, (ii) 10.425% per annum and (iii) the related Available Funds Rate. Although the mortgage rate for a substantial majority of mortgage loans is based upon the same mortgage index as the Offered Notes, those mortgage loans have varying gross margins, have interest rates which reset at different times and are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the interest rates on the Offered Notes may rise during periods in which the related mortgage interest rates are stable or falling or that, even if both the interest rates on the Offered Notes and the related mortgage interest rates rise during the same period, the interest rates on the Offered Notes may rise much more rapidly than the related mortgage interest rates.

If on any Payment Date the Note Interest Rate for a class of Offered Notes or REMIC Class A Notes is limited to the related Available Funds Rate or Net Rate Cap, as applicable, the holders of the applicable Notes will receive a smaller amount of interest than they would have received on that Payment Date had the Note Interest Rate for that class not been calculated based on the related Available Funds Rate. If the Note Interest Rate on the Offered Notes is limited for any Payment Date, the resulting Basis Risk Shortfall Carryover Amounts may be recovered by the holders of these Notes on the same Payment Date or on future Payment Date to the extent that on such Payment Date or future Payment Date there are Interest Funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the Issuing Entity.

Final Scheduled Payment Date

The final scheduled Payment Date for payments on the Offered Notes is December 25, 2046. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date. In addition, the majority holder of the Owner Trust Certificates may, at its option, purchase from the Issuing Entity all of the mortgage loans and assets of the Issuing Entity on or after any Payment Date on which the aggregate unpaid principal balance of the mortgage loans is less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See “The Indenture—Optional Redemption” in this prospectus supplement and “The Agreements—Termination; Retirement of Securities” in the base prospectus.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Offered Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then Outstanding Principal Balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the Outstanding Principal Balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Offered Notes were structured assuming, among other things, a 25% CPR for the Offered Notes. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial principal balance of the indicated classes of Offered Notes that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Notes. The table is based on the following modeling assumptions:

(1)  the mortgage loans have the characteristics set forth below,

(2)  the related mortgage loans prepay at the specified percentages of CPR,

(3)  no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(4)  scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in July 2007, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)  prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

(6)  there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in June 2007,

(7)  scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

(8)  the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 5.32%, 5.36%, 5.29% and 4.92% per annum, respectively,

(9)  the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in clause (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(10)  scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

(11)  the initial Note Principal Balances of the Offered Notes are as set forth on the cover of this prospectus supplement,

(12)  payments in respect of the Offered Notes are received in cash on the 25th day of each month, commencing in July 2007,

(13)  the Offered Notes are purchased on June 29, 2007,

(14)  the related Servicing Fee remains constant, and

(15)  the majority holder of the Owner Trust Certificates does not exercise the option to purchase the mortgage loans and assets of the Issuing Entity as described under the caption “The Indenture—Termination”.

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Group	Step-up Period	Current Balances ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	N/A	962,750.95	4.0000000000	3.7500000000	360	336	N/A	2.7500000000	5.0000000000
2	I	N/A	578,887.72	4.1250000000	3.8750000000	360	336	N/A	2.7500000000	5.0000000000
3	I	N/A	522,657.36	4.3750000000	4.1250000000	360	313	N/A	2.7500000000	5.0000000000
4	I	N/A	477,079.01	4.3750000000	4.1250000000	360	333	N/A	2.7500000000	5.0000000000
5	I	N/A	558,817.23	4.3750000000	4.1250000000	360	335	N/A	2.7500000000	5.0000000000
6	I	N/A	483,074.77	4.3750000000	4.1250000000	360	336	N/A	2.7500000000	5.0000000000
7	I	N/A	425,807.14	4.3750000000	4.1250000000	360	337	N/A	2.7500000000	5.0000000000
8	I	N/A	723,684.21	4.6250000000	4.3750000000	360	335	N/A	2.7500000000	5.0000000000
9	I	N/A	417,318.40	4.6250000000	4.3750000000	360	335	N/A	2.7500000000	5.0000000000
10	I	N/A	745,127.37	4.6250000000	4.3750000000	360	336	N/A	2.7500000000	5.0000000000
11	I	N/A	496,181.13	4.6250000000	4.3750000000	360	337	N/A	2.7500000000	5.0000000000
12	I	N/A	413,225.75	4.6250000000	4.3750000000	360	337	N/A	2.7500000000	5.0000000000
13	I	N/A	363,413.85	4.6250000000	4.3750000000	360	337	N/A	2.7500000000	5.0000000000
14	I	N/A	270,528.98	4.6250000000	4.3750000000	360	340	N/A	2.2500000000	5.0000000000
15	I	N/A	421,574.77	4.7500000000	4.5000000000	360	317	N/A	2.7500000000	5.0000000000
16	I	N/A	679,245.08	4.7500000000	4.5000000000	360	327	N/A	2.7500000000	5.0000000000
17	I	N/A	346,029.61	4.7500000000	4.5000000000	360	335	N/A	2.7500000000	5.0000000000
18	I	N/A	124,527.10	4.7500000000	4.5000000000	360	335	N/A	2.7500000000	5.0000000000
19	I	N/A	968,389.43	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
20	I	N/A	322,939.06	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
21	I	N/A	387,355.70	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
22	I	N/A	548,799.36	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
23	I	N/A	463,792.55	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
24	I	N/A	402,787.41	4.7500000000	4.5000000000	360	336	N/A	2.7500000000	5.0000000000
25	I	N/A	360,753.37	4.7500000000	4.5000000000	360	337	N/A	2.7500000000	5.0000000000
26	I	N/A	135,919.99	4.7500000000	4.5000000000	360	340	N/A	2.2500000000	5.0000000000
27	I	N/A	970,147.30	4.7500000000	4.5000000000	360	340	N/A	2.2500000000	5.0000000000
28	I	N/A	182,366.96	4.7500000000	4.5000000000	360	341	N/A	2.2500000000	5.0000000000
29	I	N/A	317,993.00	4.8750000000	4.6250000000	360	332	N/A	2.7500000000	5.0000000000
30	I	N/A	429,029.43	4.8750000000	4.6250000000	360	332	N/A	2.7500000000	5.0000000000
31	I	N/A	357,501.38	4.8750000000	4.6250000000	360	332	N/A	2.7500000000	5.0000000000
32	I	N/A	470,244.17	4.8750000000	4.6250000000	360	332	N/A	2.7500000000	5.0000000000
33	I	N/A	402,068.22	4.8750000000	4.6250000000	360	334	N/A	2.7500000000	5.0000000000
34	I	N/A	281,549.01	4.8750000000	4.6250000000	360	335	N/A	2.7500000000	5.0000000000
35	I	N/A	541,919.81	4.8750000000	4.6250000000	360	335	N/A	2.7500000000	5.0000000000
36	I	N/A	762,075.06	4.8750000000	4.6250000000	360	335	N/A	2.7500000000	5.0000000000
37	I	N/A	321,281.13	4.8750000000	4.6250000000	360	335	N/A	2.7500000000	5.0000000000
38	I	N/A	425,416.29	4.8750000000	4.6250000000	360	336	N/A	2.7500000000	5.0000000000
39	I	N/A	396,155.64	4.8750000000	4.6250000000	360	336	N/A	2.7500000000	5.0000000000
40	I	N/A	727,814.17	4.8750000000	4.6250000000	360	337	N/A	2.7500000000	5.0000000000
41	I	N/A	391,015.56	4.8750000000	4.6250000000	360	337	N/A	2.7500000000	5.0000000000
42	I	N/A	431,200.00	4.8750000000	4.6250000000	360	340	N/A	2.2500000000	5.0000000000
43	I	N/A	476,200.00	4.8750000000	4.6250000000	360	340	N/A	2.2500000000	5.0000000000
44	I	N/A	470,000.00	4.8750000000	4.6250000000	360	340	N/A	2.2500000000	5.0000000000
45	I	N/A	332,000.00	4.8750000000	4.6250000000	360	341	N/A	2.2500000000	5.0000000000
46	I	34	245,530.10	4.8750000000	4.6250000000	360	334	N/A	2.2500000000	5.0000000000
47	I	N/A	717,184.76	4.8750000000	4.6250000000	360	340	N/A	2.2500000000	5.0000000000
48	I	N/A	206,502.37	4.8750000000	4.6250000000	360	340	N/A	2.2500000000	5.0000000000
49	I	N/A	452,561.26	5.0000000000	4.7500000000	360	335	N/A	2.7500000000	5.0000000000
50	I	N/A	358,699.08	5.0000000000	4.7500000000	360	335	N/A	2.7500000000	5.0000000000
51	I	N/A	313,810.73	5.0000000000	4.7500000000	360	336	N/A	2.7500000000	5.0000000000
52	I	N/A	360,742.39	5.0000000000	4.7500000000	360	336	N/A	2.7500000000	5.0000000000
53	I	N/A	300,000.00	5.0000000000	4.7500000000	360	340	N/A	2.2500000000	5.0000000000
54	I	N/A	1,145,290.83	5.0000000000	4.7500000000	360	340	N/A	2.2500000000	5.0000000000
55	I	N/A	372,000.00	5.0000000000	4.7500000000	360	341	N/A	2.2500000000	5.0000000000
56	I	N/A	400,529.75	5.0000000000	4.7500000000	360	340	N/A	2.2500000000	5.0000000000
57	I	N/A	489,446.89	5.0000000000	4.7500000000	360	340	N/A	2.2500000000	5.0000000000
58	I	N/A	147,419.11	5.0000000000	4.7500000000	360	340	N/A	2.2500000000	5.0000000000
59	I	N/A	431,748.09	5.1250000000	4.8750000000	360	335	N/A	2.7500000000	5.0000000000
60	I	N/A	194,079.11	5.1250000000	4.8750000000	360	336	N/A	2.7500000000	5.0000000000
61	I	N/A	601,504.12	5.1250000000	4.8750000000	360	336	N/A	2.7500000000	5.0000000000
62	I	N/A	544,027.03	5.1250000000	4.8750000000	360	337	N/A	2.7500000000	5.0000000000
63	I	N/A	454,919.08	5.1250000000	4.8750000000	360	341	N/A	2.2500000000	5.0000000000
64	I	N/A	449,999.99	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
65	I	N/A	899,807.00	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
66	I	N/A	329,548.94	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
67	I	N/A	547,907.56	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
68	I	N/A	985,600.00	5.1250000000	4.8750000000	360	341	N/A	2.2500000000	5.0000000000
69	I	N/A	349,900.00	5.1250000000	4.8750000000	360	341	N/A	2.2500000000	5.0000000000
70	I	N/A	380,461.24	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
71	I	N/A	671,172.71	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
72	I	N/A	518,254.38	5.1250000000	4.8750000000	360	340	N/A	2.2500000000	5.0000000000
73	I	N/A	293,206.08	5.1250000000	4.8750000000	360	341	N/A	2.2500000000	6.0000000000
74	I	N/A	184,129.57	5.1250000000	4.8750000000	360	341	N/A	2.2500000000	6.0000000000
75	I	N/A	624,101.23	5.2500000000	5.0000000000	360	334	N/A	2.7500000000	5.0000000000
76	I	N/A	363,662.68	5.2500000000	5.0000000000	360	335	N/A	2.7500000000	5.0000000000
77	I	N/A	586,514.92	5.2500000000	5.0000000000	360	335	N/A	2.7500000000	5.0000000000
78	I	N/A	620,026.03	5.2500000000	5.0000000000	360	336	N/A	2.7500000000	5.0000000000
79	I	N/A	127,934.55	5.2500000000	5.0000000000	360	336	N/A	2.7500000000	5.0000000000
80	I	N/A	351,017.56	5.2500000000	5.0000000000	360	336	N/A	2.7500000000	5.0000000000
81	I	N/A	398,121.62	5.2500000000	5.0000000000	360	337	N/A	2.7500000000	5.0000000000
82	I	N/A	431,136.83	5.2500000000	5.0000000000	360	337	N/A	2.7500000000	5.0000000000
83	I	N/A	900,000.00	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
84	I	N/A	845,925.26	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
85	I	N/A	387,106.68	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
86	I	N/A	499,971.72	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
87	I	N/A	128,299.84	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
88	I	N/A	360,000.00	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
89	I	N/A	519,999.25	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
90	I	N/A	509,600.00	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
91	I	N/A	173,211.00	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
92	I	N/A	223,573.60	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	5.0000000000
93	I	N/A	130,306.75	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
94	I	N/A	204,976.82	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
95	I	N/A	477,889.11	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
96	I	N/A	382,172.87	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
97	I	N/A	573,967.84	5.2500000000	5.0000000000	360	340	N/A	2.2500000000	5.0000000000
98	I	N/A	214,999.09	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	6.0000000000
99	I	N/A	229,500.00	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	6.0000000000
100	I	N/A	386,298.88	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	6.0000000000
101	I	N/A	320,000.00	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	6.0000000000
102	I	N/A	389,451.56	5.2500000000	5.0000000000	360	341	N/A	2.2500000000	6.0000000000
103	I	N/A	484,587.22	5.3750000000	5.1250000000	360	334	N/A	2.7500000000	5.0000000000
104	I	N/A	610,596.30	5.3750000000	5.1250000000	360	335	N/A	2.7500000000	5.0000000000
105	I	N/A	574,375.55	5.3750000000	5.1250000000	360	336	N/A	2.7500000000	5.0000000000
106	I	N/A	427,537.11	5.3750000000	5.1250000000	360	336	N/A	2.7500000000	5.0000000000
107	I	N/A	445,000.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
108	I	N/A	274,900.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
109	I	N/A	450,000.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
110	I	N/A	121,552.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
111	I	N/A	143,482.58	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
112	I	N/A	217,800.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
113	I	N/A	236,000.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
114	I	N/A	201,920.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
115	I	N/A	156,000.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
116	I	N/A	244,930.09	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
117	I	N/A	335,000.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
118	I	N/A	371,982.44	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
119	I	N/A	591,498.20	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
120	I	N/A	276,800.00	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
121	I	N/A	479,228.70	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
122	I	N/A	491,181.05	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
123	I	N/A	249,999.33	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	5.0000000000
124	I	N/A	449,769.79	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	5.0000000000
125	I	N/A	296,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	5.0000000000
126	I	N/A	400,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	5.0000000000
127	I	N/A	546,901.18	5.3750000000	5.1250000000	360	340	N/A	2.2500000000	5.0000000000
128	I	N/A	571,052.30	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	5.0000000000
129	I	N/A	141,403.57	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
130	I	N/A	446,600.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
131	I	N/A	298,897.78	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
132	I	N/A	220,433.28	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
133	I	N/A	233,399.40	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
134	I	N/A	310,098.41	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
135	I	N/A	359,650.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
136	I	N/A	300,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
137	I	N/A	244,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
138	I	N/A	495,162.73	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
139	I	N/A	226,396.82	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
140	I	N/A	524,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
141	I	N/A	144,905.99	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
142	I	N/A	250,000.00	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
143	I	N/A	342,194.39	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
144	I	N/A	191,939.99	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
145	I	N/A	297,260.14	5.3750000000	5.1250000000	360	341	N/A	2.2500000000	6.0000000000
146	I	47	552,506.06	5.3750000000	5.2000000000	360	347	N/A	2.2500000000	5.0000000000
147	I	N/A	471,941.86	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	5.0000000000
148	I	N/A	558,883.70	5.5000000000	5.2500000000	360	336	N/A	2.7500000000	5.0000000000
149	I	N/A	223,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
150	I	N/A	491,786.44	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
151	I	N/A	588,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
152	I	N/A	560,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
153	I	N/A	458,438.95	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
154	I	N/A	525,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
155	I	N/A	493,122.87	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
156	I	N/A	611,549.91	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
157	I	N/A	159,624.92	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
158	I	N/A	472,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
159	I	N/A	500,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
160	I	N/A	323,370.96	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
161	I	N/A	546,527.84	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
162	I	N/A	382,000.00	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
163	I	N/A	241,444.66	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	5.0000000000
164	I	N/A	407,916.52	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	5.0000000000
165	I	N/A	325,350.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	5.0000000000
166	I	N/A	439,708.05	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
167	I	N/A	469,021.84	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
168	I	N/A	503,416.80	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
169	I	N/A	250,144.43	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	5.0000000000
170	I	N/A	204,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
171	I	N/A	178,800.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
172	I	N/A	218,290.32	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
173	I	N/A	199,995.52	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
174	I	N/A	471,199.80	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
175	I	N/A	404,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
176	I	N/A	203,989.27	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
177	I	N/A	315,418.47	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
178	I	N/A	311,200.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
179	I	N/A	183,978.15	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
180	I	N/A	267,200.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
181	I	N/A	203,959.99	5.5000000000	5.2500000000	360	340	N/A	2.2500000000	6.0000000000
182	I	N/A	196,978.56	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
183	I	N/A	291,940.58	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
184	I	N/A	354,995.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
185	I	N/A	265,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
186	I	N/A	355,137.24	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
187	I	N/A	309,750.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
188	I	N/A	211,580.92	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
189	I	N/A	412,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
190	I	N/A	400,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
191	I	N/A	202,268.43	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
192	I	N/A	359,650.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
193	I	N/A	170,400.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
194	I	N/A	320,000.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
195	I	N/A	596,500.00	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
196	I	N/A	195,953.53	5.5000000000	5.2500000000	360	336	N/A	2.2500000000	6.0000000000
197	I	N/A	249,667.97	5.5000000000	5.2500000000	360	341	N/A	2.2500000000	6.0000000000
198	I	N/A	267,823.55	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
199	I	N/A	974,743.44	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
200	I	N/A	192,380.28	5.6250000000	5.3750000000	360	340	N/A	2.5000000000	5.0000000000
201	I	N/A	288,610.63	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
202	I	N/A	521,704.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
203	I	N/A	487,500.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
204	I	N/A	271,727.40	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
205	I	N/A	999,349.57	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
206	I	N/A	322,000.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
207	I	N/A	207,664.10	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
208	I	N/A	276,229.85	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
209	I	N/A	315,948.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
210	I	N/A	241,450.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
211	I	N/A	203,250.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
212	I	N/A	773,707.03	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
213	I	N/A	427,634.40	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
214	I	N/A	455,298.61	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
215	I	N/A	456,000.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
216	I	N/A	429,910.91	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
217	I	N/A	581,210.54	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
218	I	N/A	124,000.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
219	I	N/A	180,601.42	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
220	I	N/A	220,000.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
221	I	N/A	351,200.00	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
222	I	N/A	219,727.84	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	5.0000000000
223	I	N/A	445,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	5.0000000000
224	I	N/A	206,500.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	5.0000000000
225	I	N/A	978,774.84	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	5.0000000000
226	I	N/A	320,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
227	I	N/A	285,741.65	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
228	I	N/A	142,099.88	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
229	I	N/A	560,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
230	I	N/A	223,395.23	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
231	I	N/A	514,997.16	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
232	I	N/A	591,919.60	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
233	I	N/A	162,449.65	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
234	I	N/A	235,484.75	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
235	I	N/A	294,188.21	5.6250000000	5.3750000000	360	340	N/A	2.2500000000	6.0000000000
236	I	N/A	345,323.26	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
237	I	N/A	320,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
238	I	N/A	264,995.85	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
239	I	N/A	400,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
240	I	N/A	356,850.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
241	I	N/A	148,047.63	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
242	I	N/A	358,071.22	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	6.0000000000
243	I	N/A	692,000.00	5.6250000000	5.3750000000	360	341	N/A	2.2500000000	5.0000000000
244	I	N/A	177,716.82	5.6250000000	5.3750000000	360	339	N/A	2.2500000000	6.0000000000
245	I	N/A	198,700.31	5.7500000000	5.5000000000	360	341	N/A	2.7500000000	5.0000000000
246	I	N/A	949,000.00	5.7500000000	5.5000000000	360	339	N/A	2.2500000000	5.0000000000
247	I	N/A	257,200.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
248	I	N/A	239,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
249	I	N/A	407,114.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
250	I	N/A	1,500,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
251	I	N/A	359,650.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
252	I	N/A	269,842.14	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
253	I	N/A	351,672.19	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
254	I	N/A	117,250.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
255	I	N/A	136,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
256	I	N/A	308,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
257	I	N/A	321,600.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
258	I	N/A	450,000.00	5.7500000000	5.5000000000	360	340	N/A	2.5000000000	5.0000000000
259	I	N/A	240,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
260	I	N/A	444,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
261	I	N/A	220,000.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
262	I	N/A	743,580.35	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
263	I	N/A	367,199.72	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
264	I	N/A	198,200.00	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
265	I	N/A	268,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
266	I	N/A	288,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
267	I	N/A	436,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
268	I	N/A	430,341.08	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
269	I	N/A	191,939.67	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
270	I	N/A	195,856.65	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	5.0000000000
271	I	N/A	228,600.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
272	I	N/A	229,152.40	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
273	I	N/A	203,199.99	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	6.0000000000
274	I	N/A	75,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
275	I	N/A	303,363.53	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
276	I	N/A	243,750.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
277	I	N/A	241,419.94	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
278	I	N/A	135,900.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
279	I	N/A	230,600.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
280	I	N/A	448,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
281	I	N/A	185,620.05	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
282	I	N/A	255,816.05	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
283	I	N/A	146,550.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
284	I	N/A	380,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
285	I	N/A	144,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
286	I	N/A	351,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
287	I	N/A	304,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
288	I	N/A	266,365.12	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
289	I	N/A	237,900.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
290	I	N/A	239,942.50	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
291	I	N/A	253,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
292	I	N/A	165,027.14	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
293	I	N/A	178,798.30	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
294	I	N/A	223,900.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
295	I	N/A	269,504.58	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
296	I	N/A	221,546.91	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
297	I	N/A	127,200.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
298	I	N/A	116,000.00	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
299	I	N/A	306,515.85	5.7500000000	5.5000000000	360	341	N/A	2.2500000000	6.0000000000
300	I	N/A	327,908.96	5.8750000000	5.6250000000	360	341	N/A	2.7500000000	5.0000000000
301	I	N/A	268,162.02	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
302	I	N/A	144,799.97	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
303	I	N/A	144,000.00	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
304	I	N/A	191,620.63	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
305	I	N/A	284,849.00	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
306	I	N/A	280,998.08	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
307	I	N/A	111,599.99	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
308	I	N/A	378,072.93	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
309	I	N/A	288,000.00	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	5.0000000000
310	I	N/A	414,199.51	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
311	I	N/A	359,650.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
312	I	N/A	489,875.44	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
313	I	N/A	228,967.90	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
314	I	N/A	664,975.52	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	5.0000000000
315	I	N/A	281,250.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
316	I	N/A	541,275.23	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
317	I	N/A	149,850.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
318	I	N/A	334,917.99	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
319	I	N/A	840,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
320	I	N/A	211,200.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
321	I	N/A	213,897.63	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
322	I	N/A	486,262.38	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
323	I	N/A	476,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
324	I	N/A	335,991.80	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
325	I	N/A	423,836.69	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
326	I	N/A	497,754.71	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
327	I	N/A	311,973.01	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
328	I	N/A	240,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
329	I	N/A	202,600.77	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
330	I	N/A	147,989.95	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
331	I	N/A	245,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
332	I	N/A	353,600.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
333	I	N/A	297,600.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
334	I	N/A	340,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
335	I	N/A	107,922.31	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
336	I	N/A	211,287.65	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
337	I	N/A	179,898.72	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
338	I	N/A	415,287.16	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
339	I	N/A	131,419.22	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
340	I	N/A	395,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
341	I	N/A	328,042.00	5.8750000000	5.6250000000	360	340	N/A	2.2500000000	6.0000000000
342	I	N/A	185,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
343	I	N/A	314,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
344	I	N/A	260,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
345	I	N/A	359,642.36	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
346	I	N/A	539,758.60	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
347	I	N/A	460,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
348	I	N/A	202,400.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
349	I	N/A	211,200.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
350	I	N/A	305,600.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
351	I	N/A	303,851.18	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
352	I	N/A	447,022.83	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
353	I	N/A	329,352.37	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
354	I	N/A	127,907.92	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
355	I	N/A	186,500.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
356	I	N/A	358,204.52	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
357	I	N/A	304,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
358	I	N/A	159,200.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
359	I	N/A	428,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
360	I	N/A	357,950.72	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
361	I	N/A	520,000.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
362	I	N/A	235,367.92	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
363	I	N/A	330,300.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
364	I	N/A	219,391.01	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
365	I	N/A	279,931.46	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
366	I	N/A	559,075.20	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
367	I	N/A	279,931.46	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
368	I	N/A	199,200.00	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
369	I	N/A	352,367.33	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
370	I	N/A	172,436.12	5.8750000000	5.6250000000	360	341	N/A	2.2500000000	6.0000000000
371	I	47	435,000.00	5.8750000000	5.7000000000	360	347	N/A	2.2500000000	5.0000000000
372	I	N/A	444,388.87	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	5.0000000000
373	I	N/A	151,200.00	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	5.0000000000
374	I	N/A	124,012.00	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	5.0000000000
375	I	N/A	170,577.34	6.0000000000	5.7500000000	360	340	N/A	2.7500000000	5.0000000000
376	I	N/A	333,050.00	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	5.0000000000
377	I	N/A	253,700.00	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	5.0000000000
378	I	N/A	132,776.91	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	5.0000000000
379	I	N/A	385,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
380	I	N/A	213,696.56	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
381	I	N/A	250,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
382	I	N/A	300,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
383	I	N/A	180,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
384	I	N/A	192,500.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
385	I	N/A	224,200.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
386	I	N/A	400,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
387	I	N/A	198,400.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
388	I	N/A	359,642.89	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
389	I	N/A	232,800.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
390	I	N/A	191,971.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
391	I	N/A	292,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
392	I	N/A	252,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
393	I	N/A	127,360.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
394	I	N/A	215,158.69	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
395	I	N/A	421,490.10	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
396	I	N/A	245,052.30	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
397	I	N/A	500,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
398	I	N/A	107,629.68	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
399	I	N/A	79,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
400	I	N/A	398,793.99	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
401	I	N/A	345,684.51	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
402	I	N/A	321,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
403	I	N/A	335,760.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
404	I	N/A	196,455.10	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
405	I	N/A	225,389.95	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
406	I	N/A	175,600.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
407	I	N/A	324,800.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
408	I	N/A	279,900.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
409	I	N/A	254,400.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
410	I	N/A	483,953.06	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
411	I	N/A	255,200.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
412	I	N/A	196,800.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
413	I	N/A	324,000.00	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
414	I	N/A	168,407.76	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	6.0000000000
415	I	N/A	122,524.11	6.0000000000	5.7500000000	360	341	N/A	2.2500000000	6.0000000000
416	I	N/A	130,229.98	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
417	I	N/A	1,400,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
418	I	N/A	396,635.24	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
419	I	N/A	191,902.01	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
420	I	N/A	359,650.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
421	I	N/A	275,200.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
422	I	N/A	297,818.36	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
423	I	N/A	147,962.23	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
424	I	N/A	280,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
425	I	N/A	208,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
426	I	N/A	188,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
427	I	N/A	446,910.35	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
428	I	N/A	283,999.63	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
429	I	N/A	259,999.96	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
430	I	N/A	225,000.00	6.1250000000	5.8750000000	360	340	N/A	2.2500000000	6.0000000000
431	I	N/A	389,250.63	6.1250000000	5.8750000000	360	340	N/A	2.2500000000	6.0000000000
432	I	N/A	227,200.00	6.1250000000	5.8750000000	360	340	N/A	2.2500000000	6.0000000000
433	I	N/A	585,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
434	I	N/A	359,558.77	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
435	I	N/A	269,931.09	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
436	I	N/A	369,689.77	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
437	I	N/A	177,864.65	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
438	I	N/A	259,999.65	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
439	I	N/A	155,951.55	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
440	I	N/A	436,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
441	I	N/A	564,000.00	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
442	I	N/A	145,823.87	6.1250000000	5.8750000000	360	341	N/A	2.2500000000	6.0000000000
443	I	45	618,750.00	6.2500000000	6.0000000000	360	345	N/A	2.2500000000	5.0000000000
444	I	N/A	280,823.63	6.2500000000	6.0000000000	360	340	N/A	2.7500000000	5.0000000000
445	I	N/A	256,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	5.0000000000
446	I	N/A	265,565.65	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
447	I	N/A	108,729.97	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
448	I	N/A	140,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
449	I	N/A	168,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
450	I	N/A	279,927.06	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
451	I	N/A	343,851.91	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
452	I	N/A	450,400.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
453	I	N/A	186,630.30	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
454	I	N/A	168,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
455	I	N/A	220,551.65	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
456	I	N/A	271,950.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
457	I	N/A	473,600.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
458	I	N/A	172,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
459	I	N/A	195,822.91	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
460	I	N/A	214,400.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
461	I	N/A	828,400.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
462	I	N/A	227,140.83	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
463	I	N/A	520,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
464	I	N/A	411,833.92	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
465	I	N/A	232,789.08	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
466	I	N/A	151,999.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
467	I	N/A	230,014.03	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
468	I	N/A	194,400.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
469	I	N/A	292,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
470	I	N/A	320,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
471	I	N/A	650,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
472	I	N/A	590,400.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
473	I	N/A	408,000.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
474	I	N/A	359,650.00	6.2500000000	6.0000000000	360	341	N/A	2.2500000000	6.0000000000
475	I	N/A	622,782.00	6.3750000000	6.1250000000	360	340	N/A	2.2500000000	5.0000000000
476	I	N/A	133,500.00	6.3750000000	6.1250000000	360	341	N/A	2.2500000000	6.0000000000
477	I	N/A	212,000.00	6.3750000000	6.1250000000	360	341	N/A	2.2500000000	6.0000000000
478	I	N/A	263,323.02	6.3750000000	6.1250000000	360	341	N/A	2.2500000000	6.0000000000
479	I	N/A	227,600.00	6.3750000000	6.1250000000	360	340	N/A	2.2500000000	6.0000000000
480	I	N/A	149,600.00	6.3750000000	6.1250000000	360	341	N/A	2.2500000000	6.0000000000
481	I	N/A	276,000.00	6.3750000000	6.1250000000	360	341	N/A	2.2500000000	6.0000000000
482	I	47	605,000.00	6.5000000000	6.2500000000	360	347	N/A	2.2500000000	6.0000000000
483	I	N/A	423,989.60	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
484	I	N/A	128,000.00	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
485	I	N/A	427,998.00	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
486	I	N/A	223,939.33	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
487	I	N/A	900,000.00	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
488	I	N/A	312,000.00	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
489	I	N/A	302,693.54	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
490	I	N/A	308,000.00	6.5000000000	6.2500000000	360	341	N/A	2.2500000000	6.0000000000
491	I	N/A	542,061.77	6.5000000000	6.2500000000	360	341	N/A	2.7500000000	6.0000000000
492	I	N/A	576,000.00	6.6250000000	6.3750000000	360	340	N/A	2.2500000000	5.0000000000
493	I	N/A	180,800.00	6.6250000000	6.3750000000	360	341	N/A	2.2500000000	6.0000000000
494	I	N/A	519,999.99	6.6250000000	6.3750000000	360	341	N/A	2.2500000000	6.0000000000
495	I	N/A	403,657.17	6.6250000000	6.3750000000	360	341	N/A	2.2500000000	6.0000000000
496	I	N/A	158,513.66	6.7500000000	6.5000000000	360	341	N/A	2.2500000000	6.0000000000
497	I	N/A	359,650.00	6.7500000000	6.5000000000	360	341	N/A	2.2500000000	6.0000000000
498	I	N/A	406,400.00	6.7500000000	6.5000000000	360	341	N/A	2.2500000000	6.0000000000
499	I	47	699,999.96	7.1250000000	6.8750000000	360	347	N/A	2.2500000000	6.0000000000
500	I	N/A	127,996.00	7.2500000000	7.0000000000	360	341	N/A	2.2500000000	6.0000000000
501	I	N/A	172,600.00	7.2500000000	7.0000000000	360	341	N/A	2.2500000000	6.0000000000
502	II	51	388,000.00	3.5000000000	3.2500000000	360	351	N/A	2.2500000000	2.0000000000
503	II	49	187,402.34	4.2500000000	4.0000000000	360	349	N/A	2.2500000000	5.0000000000
504	II	53	304,000.00	4.2500000000	4.0000000000	360	353	N/A	2.2500000000	5.0000000000
505	II	N/A	199,033.00	4.7500000000	4.3750000000	360	352	N/A	2.2500000000	2.0000000000
506	II	49	288,000.00	4.6250000000	4.3750000000	360	349	N/A	2.2500000000	5.0000000000
507	II	N/A	344,607.00	4.8750000000	4.5000000000	360	352	N/A	2.2500000000	5.0000000000
508	II	N/A	277,407.73	4.8750000000	4.5000000000	360	352	N/A	2.2500000000	5.0000000000
509	II	N/A	402,568.99	5.0000000000	4.6250000000	360	352	N/A	3.0000000000	5.0000000000
510	II	53	1,520,000.00	4.8750000000	4.6250000000	360	353	N/A	2.2500000000	5.0000000000
511	II	N/A	448,062.99	5.1250000000	4.7500000000	360	352	N/A	2.2500000000	5.0000000000
512	II	N/A	437,275.99	5.1250000000	4.7500000000	360	352	N/A	2.2500000000	5.0000000000
513	II	53	444,919.00	5.0000000000	4.8250000000	360	353	N/A	2.2500000000	5.0000000000
514	II	49	987,805.00	5.1250000000	4.8750000000	360	349	N/A	2.2500000000	6.0000000000
515	II	N/A	331,920.00	5.2500000000	4.8750000000	360	352	N/A	2.2500000000	5.0000000000
516	II	N/A	440,384.00	5.2500000000	4.8750000000	360	352	N/A	2.7500000000	5.0000000000
517	II	N/A	332,104.00	5.2500000000	4.8750000000	360	352	N/A	2.2500000000	5.0000000000
518	II	51	187,079.00	5.1250000000	4.8750000000	360	351	N/A	2.2500000000	5.0000000000
519	II	N/A	607,946.80	5.2500000000	5.0000000000	360	352	N/A	2.7500000000	5.0000000000
520	II	52	560,000.00	5.2500000000	5.0000000000	360	352	N/A	2.2500000000	5.0000000000
521	II	52	228,539.00	5.2500000000	5.0000000000	360	352	N/A	2.2500000000	5.0000000000
522	II	52	443,899.99	5.2500000000	5.0750000000	360	352	N/A	2.2500000000	5.0000000000
523	II	53	505,000.00	5.2500000000	5.0750000000	360	353	N/A	2.2500000000	5.0000000000
524	II	N/A	191,959.92	5.3750000000	5.1050000000	360	352	N/A	2.7500000000	5.0000000000
525	II	51	225,646.25	5.3750000000	5.1250000000	360	351	N/A	2.2500000000	5.0000000000
526	II	50	455,333.45	5.3750000000	5.1250000000	360	350	N/A	2.2500000000	5.0000000000
527	II	51	254,596.34	5.3750000000	5.1250000000	480	471	N/A	2.2500000000	5.0000000000
528	II	N/A	476,575.00	5.5000000000	5.1250000000	360	352	N/A	2.2500000000	5.0000000000
529	II	53	606,579.89	5.3750000000	5.2000000000	360	353	N/A	2.2500000000	5.0000000000
530	II	53	438,000.00	5.3750000000	5.2000000000	360	353	N/A	2.2500000000	5.0000000000
531	II	52	632,000.00	5.3750000000	5.2000000000	360	352	N/A	2.2500000000	5.0000000000
532	II	N/A	145,623.00	5.5000000000	5.2500000000	360	352	N/A	2.7500000000	5.0000000000
533	II	N/A	323,707.00	5.6250000000	5.2500000000	360	352	N/A	2.7500000000	5.0000000000
534	II	50	544,000.00	5.5000000000	5.2500000000	360	350	N/A	2.2500000000	5.0000000000
535	II	49	284,451.80	5.5000000000	5.2500000000	360	349	N/A	2.2500000000	5.0000000000
536	II	52	385,000.00	5.8750000000	5.3050000000	360	352	N/A	2.7500000000	5.0000000000
537	II	53	549,607.08	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
538	II	53	999,999.00	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
539	II	53	604,000.00	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
540	II	52	550,000.00	5.5000000000	5.3250000000	360	352	N/A	2.2500000000	5.0000000000
541	II	52	331,999.98	5.8750000000	5.3450000000	360	352	N/A	2.7500000000	5.0000000000
542	II	N/A	437,313.00	5.7500000000	5.3750000000	360	352	N/A	2.2500000000	5.0000000000
543	II	51	295,000.00	5.6250000000	5.3750000000	360	351	N/A	2.2500000000	5.0000000000
544	II	52	282,324.00	5.6250000000	5.3750000000	360	352	N/A	2.2500000000	5.0000000000
545	II	52	424,300.00	5.6250000000	5.3750000000	360	352	N/A	2.2500000000	5.0000000000
546	II	49	1,000,000.00	5.6250000000	5.3750000000	360	349	N/A	2.2500000000	5.0000000000
547	II	53	509,000.00	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
548	II	53	800,000.00	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
549	II	53	684,763.23	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
550	II	52	510,000.00	5.6250000000	5.4500000000	360	352	N/A	2.2500000000	5.0000000000
551	II	53	449,916.75	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
552	II	53	567,512.00	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
553	II	53	439,920.00	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
554	II	N/A	173,006.99	5.8750000000	5.5000000000	360	352	N/A	2.7500000000	5.0000000000
555	II	50	535,087.44	5.7500000000	5.5000000000	360	350	N/A	2.2500000000	5.0000000000
556	II	51	416,000.00	5.7500000000	5.5000000000	480	471	N/A	2.2500000000	5.0000000000
557	II	52	205,200.00	5.7500000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
558	II	N/A	350,638.00	5.8750000000	5.5000000000	360	352	N/A	2.7500000000	5.0000000000
559	II	52	218,613.49	5.7500000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
560	II	N/A	287,993.00	5.8750000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
561	II	50	490,850.00	5.7500000000	5.5000000000	360	350	N/A	2.2500000000	5.0000000000
562	II	53	1,220,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
563	II	53	460,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
564	II	53	715,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
565	II	53	487,631.71	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
566	II	53	493,235.34	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
567	II	53	655,856.03	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
568	II	53	680,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
569	II	53	605,400.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
570	II	53	692,790.75	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
571	II	53	729,550.47	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
572	II	N/A	102,458.52	5.8750000000	5.6050000000	360	351	N/A	2.7500000000	5.0000000000
573	II	N/A	101,489.90	5.8750000000	5.6050000000	360	352	N/A	2.7500000000	5.0000000000
574	II	N/A	95,000.00	5.8750000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
575	II	N/A	431,903.99	6.0000000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
576	II	N/A	269,200.00	6.0000000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
577	II	52	404,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
578	II	52	513,800.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
579	II	51	423,565.96	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	5.0000000000
580	II	52	413,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
581	II	52	272,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
582	II	52	510,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
583	II	N/A	260,000.00	5.8750000000	5.6250000000	360	350	N/A	2.2500000000	5.0000000000
584	II	N/A	232,000.00	6.0000000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
585	II	N/A	417,000.00	6.0000000000	5.6250000000	360	353	N/A	2.2500000000	5.0000000000
586	II	N/A	238,000.00	6.0000000000	5.6250000000	360	353	N/A	2.2500000000	5.0000000000
587	II	N/A	286,000.00	6.0000000000	5.6250000000	360	353	N/A	2.2500000000	5.0000000000
588	II	50	496,999.51	5.8750000000	5.6250000000	360	350	N/A	2.2500000000	5.0000000000
589	II	50	440,000.00	5.8750000000	5.6250000000	360	350	N/A	2.2500000000	5.0000000000
590	II	51	340,000.00	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	6.0000000000
591	II	52	268,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
592	II	52	444,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
593	II	52	332,500.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
594	II	53	1,800,000.00	5.8750000000	5.6250000000	360	353	N/A	2.2500000000	5.0000000000
595	II	N/A	160,000.00	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
596	II	49	447,792.35	5.8750000000	5.6250000000	360	349	N/A	2.2500000000	5.0000000000
597	II	50	743,908.00	5.8750000000	5.6250000000	360	350	N/A	2.2500000000	5.0000000000
598	II	51	303,200.00	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	5.0000000000
599	II	51	319,462.26	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	6.0000000000
600	II	48	175,800.00	5.8750000000	5.6250000000	360	348	N/A	2.2500000000	5.0000000000
601	II	49	127,200.00	5.8750000000	5.6250000000	360	349	N/A	2.2500000000	5.0000000000
602	II	N/A	122,468.94	5.8750000000	5.6250000000	360	353	N/A	2.2500000000	6.0000000000
603	II	53	739,911.99	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
604	II	53	528,203.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
605	II	53	423,200.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
606	II	53	516,086.61	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
607	II	53	597,440.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
608	II	53	464,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
609	II	52	225,474.39	5.8750000000	5.7000000000	360	352	N/A	2.2500000000	5.0000000000
610	II	53	1,500,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
611	II	53	512,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
612	II	53	500,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
613	II	52	419,550.06	5.8750000000	5.7000000000	360	352	N/A	2.2500000000	5.0000000000
614	II	52	465,050.00	5.8750000000	5.7000000000	360	352	N/A	2.2500000000	5.0000000000
615	II	53	515,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
616	II	53	522,922.40	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
617	II	52	535,519.38	5.8750000000	5.7000000000	360	352	N/A	2.2500000000	5.0000000000
618	II	53	976,873.40	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
619	II	N/A	316,715.39	6.0000000000	5.7300000000	360	352	N/A	2.7500000000	5.0000000000
620	II	N/A	221,600.00	6.0000000000	5.7300000000	360	352	N/A	2.7500000000	5.0000000000
621	II	N/A	494,385.81	6.0000000000	5.7300000000	360	349	N/A	2.7500000000	5.0000000000
622	II	N/A	158,371.72	6.0000000000	5.7500000000	360	348	N/A	2.7500000000	5.0000000000
623	II	N/A	315,000.00	6.0000000000	5.7500000000	360	352	N/A	2.7500000000	5.0000000000
624	II	N/A	1,000,000.00	6.0000000000	5.7500000000	360	352	N/A	2.7500000000	5.0000000000
625	II	N/A	310,710.99	6.1250000000	5.7500000000	360	352	N/A	2.7500000000	5.0000000000
626	II	50	900,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
627	II	50	600,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
628	II	52	719,685.94	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
629	II	50	480,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
630	II	51	480,000.00	6.0000000000	5.7500000000	360	351	N/A	2.2500000000	5.0000000000
631	II	53	682,500.00	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
632	II	49	434,999.00	6.0000000000	5.7500000000	360	349	N/A	2.2500000000	5.0000000000
633	II	52	435,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
634	II	N/A	564,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
635	II	N/A	331,849.99	6.1250000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
636	II	N/A	252,792.00	6.1250000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
637	II	N/A	417,000.00	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
638	II	N/A	309,600.00	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
639	II	N/A	345,000.00	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
640	II	49	587,998.18	6.0000000000	5.7500000000	360	349	N/A	2.2500000000	5.0000000000
641	II	50	568,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
642	II	51	260,395.56	6.0000000000	5.7500000000	360	351	N/A	2.2500000000	5.0000000000
643	II	51	270,711.80	6.0000000000	5.7500000000	360	351	N/A	2.2500000000	6.0000000000
644	II	52	980,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
645	II	53	258,672.00	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
646	II	53	297,746.00	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
647	II	53	421,775.65	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
648	II	N/A	146,799.00	6.0000000000	5.7500000000	360	348	N/A	2.2500000000	5.0000000000
649	II	N/A	110,800.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
650	II	N/A	300,773.35	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
651	II	N/A	325,263.99	6.1250000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
652	II	50	488,800.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
653	II	50	673,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
654	II	50	780,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
655	II	50	552,900.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
656	II	52	432,365.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
657	II	53	223,983.00	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
658	II	53	458,130.39	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
659	II	N/A	480,077.22	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
660	II	53	374,793.83	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
661	II	53	450,400.00	6.0000000000	5.8000000000	360	353	N/A	2.2500000000	5.0000000000
662	II	52	1,049,500.00	5.9990000000	5.8240000000	360	352	N/A	2.2500000000	5.0000000000
663	II	53	810,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
664	II	53	985,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
665	II	53	430,852.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
666	II	53	616,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
667	II	53	460,084.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
668	II	53	980,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
669	II	52	770,000.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
670	II	53	845,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
671	II	53	568,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
672	II	52	422,016.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
673	II	53	427,743.04	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
674	II	53	584,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
675	II	53	553,500.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
676	II	53	455,200.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
677	II	53	432,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
678	II	53	471,810.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
679	II	52	672,831.75	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
680	II	52	434,938.79	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
681	II	52	421,966.84	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
682	II	52	585,000.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
683	II	52	532,401.52	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
684	II	52	440,250.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
685	II	52	692,800.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
686	II	53	607,670.74	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
687	II	N/A	1,995,508.59	6.1250000000	5.8550000000	360	349	N/A	2.7500000000	5.0000000000
688	II	N/A	1,392,159.68	6.1250000000	5.8550000000	360	350	N/A	2.7500000000	5.0000000000
689	II	N/A	108,799.99	6.1250000000	5.8550000000	360	351	N/A	2.7500000000	5.0000000000
690	II	N/A	190,000.00	6.1250000000	5.8550000000	360	352	N/A	2.7500000000	5.0000000000
691	II	N/A	319,213.79	6.1250000000	5.8550000000	360	352	N/A	2.7500000000	5.0000000000
692	II	N/A	475,394.82	6.1250000000	5.8550000000	360	353	N/A	2.7500000000	5.0000000000
693	II	N/A	274,978.82	6.1250000000	5.8750000000	360	352	N/A	2.7500000000	5.0000000000
694	II	N/A	228,000.00	6.2500000000	5.8750000000	360	352	N/A	2.7500000000	5.0000000000
695	II	50	843,395.00	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	5.0000000000
696	II	51	480,000.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
697	II	51	559,500.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
698	II	52	175,304.25	6.1250000000	5.8750000000	480	472	N/A	2.2500000000	5.0000000000
699	II	N/A	564,512.40	6.2500000000	5.8750000000	360	352	N/A	2.7500000000	5.0000000000
700	II	51	342,000.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	6.0000000000
701	II	52	292,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
702	II	50	419,900.00	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	5.0000000000
703	II	N/A	383,841.13	6.2500000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
704	II	N/A	283,790.00	6.2500000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
705	II	N/A	308,760.00	6.2500000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
706	II	N/A	334,556.00	6.2500000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
707	II	N/A	184,999.87	6.2500000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
708	II	N/A	324,999.74	6.2500000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
709	II	N/A	181,600.00	6.2500000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
710	II	50	1,000,000.00	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	5.0000000000
711	II	50	436,000.00	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	6.0000000000
712	II	51	414,999.40	6.1250000000	5.8750000000	360	351	N/A	2.5000000000	2.0000000000
713	II	51	1,033,316.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
714	II	51	424,500.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
715	II	52	368,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
716	II	52	1,390,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
717	II	53	272,000.00	6.1250000000	5.8750000000	360	353	N/A	2.7500000000	5.0000000000
718	II	53	226,119.00	6.1250000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
719	II	N/A	209,565.30	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
720	II	N/A	708,046.22	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
721	II	N/A	360,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
722	II	49	242,484.38	6.1250000000	5.8750000000	360	349	N/A	2.2500000000	5.0000000000
723	II	52	289,900.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
724	II	52	466,809.49	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
725	II	53	228,000.00	6.1250000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
726	II	N/A	257,092.88	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
727	II	51	447,964.46	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
728	II	49	416,871.18	6.1250000000	5.8750000000	360	349	N/A	2.2500000000	5.0000000000
729	II	53	689,801.26	6.1250000000	5.9250000000	360	353	N/A	2.2500000000	5.0000000000
730	II	53	429,600.00	6.2500000000	5.9450000000	360	353	N/A	2.6250000000	5.0000000000
731	II	53	1,026,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
732	II	53	835,600.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
733	II	53	440,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
734	II	53	500,500.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
735	II	53	520,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
736	II	53	658,591.88	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
737	II	53	507,198.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
738	II	53	756,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
739	II	53	840,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
740	II	52	1,995,000.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
741	II	53	699,585.41	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
742	II	53	486,107.38	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
743	II	53	591,074.97	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
744	II	53	467,943.19	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
745	II	52	1,100,000.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
746	II	52	477,900.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
747	II	52	666,460.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
748	II	52	589,150.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
749	II	53	918,750.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
750	II	53	1,288,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
751	II	53	460,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
752	II	53	1,702,155.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
753	II	53	487,990.94	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
754	II	53	650,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
755	II	53	700,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
756	II	53	584,500.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
757	II	53	450,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
758	II	53	556,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
759	II	53	578,500.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
760	II	53	616,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
761	II	53	728,600.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
762	II	53	440,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
763	II	53	569,350.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
764	II	51	522,500.00	6.1250000000	5.9500000000	360	351	N/A	2.2500000000	5.0000000000
765	II	52	506,000.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
766	II	52	983,017.26	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
767	II	52	435,000.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
768	II	52	900,000.00	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
769	II	52	483,440.32	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
770	II	52	879,995.03	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
771	II	53	956,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
772	II	53	500,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
773	II	52	595,250.50	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
774	II	52	448,422.04	6.1250000000	5.9500000000	360	352	N/A	2.2500000000	5.0000000000
775	II	53	1,087,435.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
776	II	53	478,464.58	6.6250000000	5.9600000000	360	353	N/A	2.8750000000	5.0000000000
777	II	N/A	1,852,500.00	6.2500000000	5.9800000000	360	351	N/A	2.7500000000	5.0000000000
778	II	N/A	59,498.55	6.2500000000	5.9800000000	360	352	N/A	2.7500000000	5.0000000000
779	II	53	610,000.00	6.7500000000	5.9950000000	360	353	N/A	3.1250000000	5.0000000000
780	II	N/A	499,049.58	6.2500000000	6.0000000000	360	350	N/A	2.7500000000	5.0000000000
781	II	N/A	424,189.37	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
782	II	N/A	636,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
783	II	N/A	205,200.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
784	II	N/A	107,622.89	6.2500000000	6.0000000000	360	351	N/A	2.7500000000	5.0000000000
785	II	N/A	840,000.00	6.2500000000	6.0000000000	360	351	N/A	2.7500000000	5.0000000000
786	II	N/A	250,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
787	II	N/A	660,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
788	II	N/A	234,870.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
789	II	N/A	365,042.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
790	II	N/A	480,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
791	II	N/A	301,200.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
792	II	N/A	216,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
793	II	N/A	154,716.99	6.3750000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
794	II	N/A	149,202.00	6.3750000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
795	II	N/A	191,956.00	6.3750000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
796	II	N/A	171,721.99	6.3750000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
797	II	N/A	192,052.00	6.3750000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
798	II	N/A	346,250.34	6.2500000000	6.0000000000	360	349	N/A	2.7500000000	2.0000000000
799	II	51	445,540.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
800	II	52	485,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
801	II	52	348,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
802	II	52	196,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
803	II	N/A	417,000.00	6.3750000000	6.0000000000	360	352	N/A	3.2500000000	5.0000000000
804	II	N/A	403,002.00	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
805	II	51	256,000.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	6.0000000000
806	II	52	239,920.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
807	II	52	410,188.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
808	II	N/A	303,900.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
809	II	N/A	478,675.31	6.2500000000	6.0000000000	360	351	N/A	3.5000000000	5.0000000000
810	II	N/A	231,300.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
811	II	N/A	435,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
812	II	N/A	208,000.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
813	II	N/A	350,000.00	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
814	II	N/A	313,999.71	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
815	II	N/A	255,000.00	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
816	II	N/A	213,000.00	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
817	II	N/A	511,073.83	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
818	II	50	576,052.00	6.2500000000	6.0000000000	360	350	N/A	2.2500000000	5.0000000000
819	II	51	152,000.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	6.0000000000
820	II	51	511,998.99	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
821	II	51	583,800.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
822	II	51	784,000.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
823	II	52	266,929.74	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
824	II	52	315,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
825	II	52	373,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
826	II	52	999,897.01	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
827	II	52	512,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
828	II	52	551,086.45	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
829	II	52	488,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
830	II	53	445,847.00	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
831	II	53	283,909.89	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
832	II	54	361,851.00	6.2500000000	6.0000000000	360	354	N/A	2.2500000000	5.0000000000
833	II	N/A	999,999.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
834	II	N/A	204,077.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
835	II	N/A	1,820,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
836	II	N/A	217,279.54	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
837	II	N/A	220,000.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	2.0000000000
838	II	N/A	209,500.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
839	II	49	734,000.00	6.2500000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
840	II	49	504,650.00	6.2500000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
841	II	50	525,000.00	6.2500000000	6.0000000000	360	350	N/A	2.2500000000	5.0000000000
842	II	50	196,000.00	6.2500000000	6.0000000000	360	350	N/A	2.2500000000	5.0000000000
843	II	53	239,985.00	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
844	II	53	193,896.00	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	2.0000000000
845	II	49	523,431.59	6.2500000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
846	II	52	287,098.57	6.2500000000	6.0000000000	480	472	N/A	2.2500000000	5.0000000000
847	II	53	606,877.87	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
848	II	49	788,000.00	6.2500000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
849	II	N/A	557,182.24	6.4000000000	6.0250000000	360	352	N/A	5.9000000000	2.0000000000
850	II	52	436,200.00	6.2500000000	6.0500000000	360	352	N/A	2.2500000000	5.0000000000
851	II	53	494,200.00	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
852	II	53	583,168.46	6.2500000000	6.0750000000	360	353	N/A	2.7500000000	5.0000000000
853	II	53	649,707.98	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
854	II	53	455,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
855	II	53	456,800.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
856	II	N/A	818,860.76	6.4500000000	6.0750000000	360	352	N/A	5.9500000000	2.0000000000
857	II	53	685,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
858	II	53	433,910.52	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
859	II	53	535,200.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
860	II	53	513,600.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
861	II	53	880,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
862	II	52	419,936.92	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
863	II	52	542,900.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
864	II	52	463,068.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
865	II	53	506,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
866	II	53	439,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
867	II	53	476,250.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
868	II	53	500,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
869	II	53	576,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
870	II	53	467,994.99	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
871	II	53	592,800.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
872	II	53	454,987.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
873	II	53	662,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
874	II	53	594,186.21	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
875	II	53	588,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
876	II	53	431,600.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
877	II	53	650,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
878	II	53	476,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
879	II	53	547,933.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
880	II	53	559,200.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
881	II	53	624,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
882	II	53	525,527.29	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
883	II	53	492,720.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
884	II	51	470,000.00	6.2500000000	6.0750000000	360	351	N/A	2.2500000000	5.0000000000
885	II	52	745,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
886	II	52	550,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
887	II	52	481,649.04	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
888	II	52	595,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
889	II	52	496,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
890	II	52	674,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
891	II	53	1,400,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
892	II	53	423,960.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
893	II	53	663,500.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
894	II	53	780,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
895	II	53	551,487.28	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
896	II	53	491,306.28	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
897	II	53	779,425.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
898	II	53	723,087.99	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
899	II	N/A	256,880.00	6.3750000000	6.1050000000	360	350	N/A	2.7500000000	5.0000000000
900	II	N/A	174,552.00	6.3750000000	6.1050000000	360	350	N/A	2.7500000000	5.0000000000
901	II	N/A	142,400.00	6.3750000000	6.1050000000	360	350	N/A	2.7500000000	5.0000000000
902	II	N/A	124,772.23	6.3750000000	6.1050000000	360	351	N/A	2.7500000000	5.0000000000
903	II	N/A	139,593.71	6.3750000000	6.1050000000	360	351	N/A	2.7500000000	5.0000000000
904	II	N/A	208,804.55	6.3750000000	6.1050000000	360	352	N/A	2.7500000000	5.0000000000
905	II	N/A	183,951.12	6.3750000000	6.1050000000	360	352	N/A	2.7500000000	5.0000000000
906	II	N/A	251,959.61	6.4900000000	6.1150000000	360	352	N/A	4.4900000000	2.0000000000
907	II	N/A	271,927.75	6.3750000000	6.1250000000	360	349	N/A	2.7500000000	5.0000000000
908	II	N/A	166,968.86	6.3750000000	6.1250000000	360	350	N/A	2.7500000000	5.0000000000
909	II	N/A	389,052.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
910	II	N/A	740,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
911	II	N/A	679,200.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
912	II	N/A	1,920,000.00	6.3750000000	6.1250000000	360	350	N/A	2.7500000000	5.0000000000
913	II	N/A	1,516,116.00	6.3750000000	6.1250000000	360	350	N/A	2.7500000000	5.0000000000
914	II	N/A	285,650.00	6.3750000000	6.1250000000	360	350	N/A	2.7500000000	5.0000000000
915	II	N/A	200,000.00	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
916	II	N/A	200,000.00	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
917	II	N/A	144,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
918	II	N/A	192,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
919	II	N/A	315,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
920	II	N/A	100,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
921	II	N/A	356,259.68	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
922	II	N/A	467,982.43	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
923	II	N/A	155,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
924	II	N/A	310,803.00	6.5000000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
925	II	N/A	274,898.92	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
926	II	N/A	234,218.50	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
927	II	N/A	181,023.07	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
928	II	51	436,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
929	II	51	476,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
930	II	51	479,700.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
931	II	51	548,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
932	II	51	691,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
933	II	51	560,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
934	II	51	624,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
935	II	52	332,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
936	II	52	604,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
937	II	N/A	411,200.00	6.5000000000	6.1250000000	360	352	N/A	3.5000000000	3.0000000000
938	II	N/A	288,000.00	6.5000000000	6.1250000000	360	352	N/A	3.2500000000	5.0000000000
939	II	N/A	143,000.00	6.5000000000	6.1250000000	360	353	N/A	3.2500000000	5.0000000000
940	II	N/A	410,000.00	6.5000000000	6.1250000000	360	353	N/A	3.2500000000	5.0000000000
941	II	N/A	548,000.00	6.5000000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
942	II	50	539,999.97	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
943	II	52	380,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
944	II	N/A	207,768.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
945	II	51	246,517.21	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	6.0000000000
946	II	52	259,949.26	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
947	II	52	256,800.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
948	II	52	241,842.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
949	II	N/A	284,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
950	II	N/A	423,494.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
951	II	N/A	271,011.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
952	II	N/A	643,500.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
953	II	N/A	222,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
954	II	N/A	342,397.98	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
955	II	N/A	328,800.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
956	II	N/A	196,725.00	6.5000000000	6.1250000000	360	352	N/A	3.2500000000	5.0000000000
957	II	N/A	692,000.00	6.5000000000	6.1250000000	360	352	N/A	3.2500000000	5.0000000000
958	II	N/A	374,614.99	6.5000000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
959	II	N/A	693,186.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
960	II	N/A	272,000.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
961	II	N/A	428,000.00	6.5000000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
962	II	49	531,600.00	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
963	II	50	634,000.00	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
964	II	50	1,337,712.48	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
965	II	50	640,000.00	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
966	II	50	876,000.00	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
967	II	51	257,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	6.0000000000
968	II	51	480,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
969	II	51	692,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
970	II	51	420,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
971	II	51	504,111.48	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
972	II	51	680,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
973	II	51	500,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
974	II	52	362,999.12	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
975	II	52	339,488.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
976	II	52	204,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
977	II	52	999,999.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
978	II	52	499,200.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
979	II	52	542,013.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
980	II	52	511,900.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
981	II	53	145,468.00	6.3750000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
982	II	53	336,609.00	6.3750000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
983	II	N/A	125,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
984	II	N/A	181,933.58	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
985	II	N/A	258,500.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
986	II	N/A	684,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
987	II	N/A	666,884.77	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
988	II	N/A	952,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
989	II	N/A	239,200.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
990	II	49	244,970.00	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	2.0000000000
991	II	49	626,767.51	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
992	II	50	449,991.72	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
993	II	51	270,000.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	6.0000000000
994	II	51	313,900.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
995	II	51	342,700.00	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
996	II	52	400,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
997	II	52	449,893.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
998	II	53	213,024.00	6.3750000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
999	II	53	148,000.00	6.3750000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
1000	II	54	202,400.00	6.3750000000	6.1250000000	360	354	N/A	2.2500000000	5.0000000000
1001	II	N/A	192,348.05	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
1002	II	N/A	327,870.06	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1003	II	N/A	197,378.70	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1004	II	50	841,936.46	6.3750000000	6.1250000000	360	350	N/A	2.2500000000	5.0000000000
1005	II	51	515,492.86	6.3750000000	6.1250000000	360	351	N/A	2.2500000000	5.0000000000
1006	II	52	585,991.27	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1007	II	N/A	235,000.00	6.5000000000	6.1250000000	360	352	N/A	3.5000000000	3.0000000000
1008	II	49	175,999.61	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
1009	II	51	231,200.00	6.3750000000	6.1250000000	360	351	N/A	3.2500000000	6.0000000000
1010	II	53	471,340.82	6.8750000000	6.1700000000	360	353	N/A	2.8750000000	5.0000000000
1011	II	52	554,000.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1012	II	52	503,900.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1013	II	53	499,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1014	II	53	435,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1015	II	53	500,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1016	II	53	572,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1017	II	53	487,360.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1018	II	53	624,000.00	6.3750000000	6.2000000000	480	473	N/A	2.2500000000	5.0000000000
1019	II	53	450,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1020	II	53	545,950.97	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1021	II	53	782,585.04	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1022	II	53	536,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1023	II	53	594,849.21	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1024	II	53	498,800.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1025	II	53	706,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1026	II	53	600,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1027	II	53	432,985.47	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1028	II	53	648,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1029	II	53	436,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1030	II	53	604,150.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1031	II	52	1,000,000.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1032	II	52	555,700.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1033	II	52	528,000.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1034	II	52	1,209,000.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1035	II	52	600,000.00	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1036	II	53	500,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1037	II	53	432,228.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1038	II	53	688,550.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1039	II	53	609,385.73	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1040	II	52	833,658.95	6.3750000000	6.2000000000	360	352	N/A	2.2500000000	5.0000000000
1041	II	N/A	267,600.00	6.5000000000	6.2300000000	360	350	N/A	2.7500000000	5.0000000000
1042	II	N/A	164,000.00	6.5000000000	6.2300000000	360	350	N/A	2.7500000000	5.0000000000
1043	II	N/A	110,900.00	6.5000000000	6.2300000000	360	351	N/A	2.7500000000	5.0000000000
1044	II	N/A	286,000.00	6.5000000000	6.2300000000	360	351	N/A	2.7500000000	5.0000000000
1045	II	N/A	585,233.00	6.5000000000	6.2300000000	360	352	N/A	2.7500000000	5.0000000000
1046	II	N/A	649,991.06	6.5000000000	6.2300000000	360	352	N/A	2.7500000000	5.0000000000
1047	II	N/A	147,959.92	6.5000000000	6.2300000000	360	353	N/A	2.7500000000	5.0000000000
1048	II	N/A	739,738.26	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1049	II	N/A	329,062.76	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1050	II	N/A	226,560.36	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1051	II	N/A	450,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1052	II	N/A	227,500.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1053	II	N/A	600,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1054	II	N/A	836,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1055	II	N/A	680,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1056	II	N/A	79,483.88	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1057	II	N/A	163,000.00	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1058	II	N/A	520,000.00	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1059	II	N/A	400,000.00	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1060	II	N/A	1,499,593.75	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1061	II	N/A	107,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1062	II	N/A	177,200.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1063	II	N/A	207,887.03	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1064	II	N/A	188,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1065	II	N/A	471,200.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1066	II	N/A	732,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1067	II	N/A	478,312.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1068	II	N/A	703,602.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1069	II	49	335,899.96	6.5000000000	6.2500000000	360	349	N/A	2.7500000000	5.0000000000
1070	II	N/A	178,276.17	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1071	II	N/A	486,450.90	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1072	II	51	186,664.94	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
1073	II	50	460,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1074	II	50	520,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1075	II	51	1,284,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1076	II	51	419,992.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1077	II	51	929,200.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1078	II	51	647,718.88	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1079	II	51	430,432.27	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1080	II	52	634,127.58	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1081	II	52	503,452.52	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1082	II	50	560,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1083	II	N/A	236,000.00	6.6250000000	6.2500000000	360	353	N/A	3.2500000000	5.0000000000
1084	II	N/A	200,000.00	6.6250000000	6.2500000000	360	352	N/A	3.2500000000	5.0000000000
1085	II	N/A	190,194.58	6.6250000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
1086	II	N/A	423,000.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	6.0000000000
1087	II	N/A	224,000.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1088	II	51	193,600.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	6.0000000000
1089	II	51	227,783.86	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	6.0000000000
1090	II	52	294,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	6.0000000000
1091	II	52	370,299.95	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	6.0000000000
1092	II	N/A	137,900.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1093	II	51	333,600.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	6.0000000000
1094	II	52	360,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1095	II	53	528,000.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1096	II	N/A	272,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1097	II	N/A	377,400.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1098	II	N/A	937,500.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1099	II	N/A	359,900.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1100	II	N/A	534,400.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1101	II	N/A	692,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1102	II	N/A	896,225.73	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	6.0000000000
1103	II	N/A	311,200.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1104	II	N/A	471,745.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1105	II	N/A	348,000.00	6.6250000000	6.2500000000	360	352	N/A	3.2500000000	5.0000000000
1106	II	N/A	292,272.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1107	II	N/A	284,000.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1108	II	N/A	300,803.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1109	II	N/A	256,000.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1110	II	49	443,800.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	6.0000000000
1111	II	49	475,376.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	5.0000000000
1112	II	50	456,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1113	II	50	650,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1114	II	51	318,400.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	6.0000000000
1115	II	51	552,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1116	II	51	504,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1117	II	51	458,014.10	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1118	II	52	846,951.55	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1119	II	52	232,926.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1120	II	52	548,540.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1121	II	52	457,600.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1122	II	52	489,580.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1123	II	53	1,942,348.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1124	II	53	479,400.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1125	II	53	456,580.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1126	II	53	202,337.19	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1127	II	53	287,992.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1128	II	53	316,000.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1129	II	53	218,892.17	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1130	II	53	263,341.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1131	II	N/A	468,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1132	II	N/A	167,117.20	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1133	II	N/A	211,439.29	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1134	II	N/A	117,460.29	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1135	II	N/A	100,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1136	II	N/A	525,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1137	II	N/A	691,812.58	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1138	II	N/A	383,960.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1139	II	N/A	500,960.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1140	II	N/A	152,924.74	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1141	II	N/A	408,800.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1142	II	N/A	215,965.99	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1143	II	N/A	465,000.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1144	II	49	429,600.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	5.0000000000
1145	II	49	230,403.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	2.0000000000
1146	II	49	478,300.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	5.0000000000
1147	II	50	851,631.44	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1148	II	50	543,556.73	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1149	II	50	676,077.83	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1150	II	50	487,906.04	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1151	II	50	432,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1152	II	50	1,000,000.00	6.5000000000	6.2500000000	360	350	N/A	2.2500000000	5.0000000000
1153	II	51	600,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
1154	II	53	215,200.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1155	II	53	224,000.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1156	II	53	241,592.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1157	II	53	649,999.83	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
1158	II	N/A	397,051.66	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1159	II	N/A	258,083.59	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1160	II	N/A	281,906.66	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1161	II	N/A	230,289.98	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1162	II	N/A	400,721.47	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1163	II	N/A	778,221.32	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1164	II	N/A	536,019.80	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1165	II	51	338,593.93	6.5000000000	6.2500000000	360	351	N/A	3.2500000000	6.0000000000
1166	II	52	237,052.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
1167	II	53	650,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1168	II	53	552,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1169	II	53	1,000,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1170	II	53	448,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1171	II	51	463,200.45	6.5000000000	6.3000000000	360	351	N/A	2.2500000000	5.0000000000
1172	II	52	521,505.00	6.5000000000	6.3000000000	360	352	N/A	2.2500000000	5.0000000000
1173	II	53	558,995.49	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1174	II	53	592,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
1175	II	51	490,400.00	6.5000000000	6.3000000000	360	351	N/A	2.2500000000	5.0000000000
1176	II	53	500,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1177	II	53	548,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1178	II	53	492,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1179	II	53	441,486.66	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1180	II	53	1,000,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1181	II	53	988,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1182	II	53	436,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1183	II	53	512,700.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1184	II	52	581,400.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1185	II	52	504,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1186	II	53	760,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1187	II	53	473,365.96	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1188	II	53	429,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1189	II	53	542,500.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1190	II	53	509,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1191	II	53	1,000,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1192	II	53	550,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1193	II	53	439,979.89	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1194	II	53	544,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1195	II	53	195,474.46	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1196	II	53	450,400.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1197	II	53	546,860.79	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1198	II	49	542,269.57	6.5000000000	6.3250000000	360	349	N/A	2.2500000000	5.0000000000
1199	II	52	449,576.27	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1200	II	52	490,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1201	II	52	1,309,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1202	II	52	495,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1203	II	52	452,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1204	II	52	819,500.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1205	II	52	516,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1206	II	52	472,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
1207	II	53	999,547.51	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1208	II	53	562,500.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1209	II	51	852,849.35	6.5000000000	6.3250000000	360	351	N/A	2.2500000000	5.0000000000
1210	II	53	518,002.75	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
1211	II	53	558,223.26	6.5000000000	6.3250000000	480	473	N/A	2.2500000000	5.0000000000
1212	II	N/A	236,000.00	6.6250000000	6.3550000000	360	349	N/A	2.7500000000	5.0000000000
1213	II	N/A	147,996.67	6.6250000000	6.3550000000	360	349	N/A	2.7500000000	5.0000000000
1214	II	N/A	99,200.00	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
1215	II	N/A	104,800.00	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
1216	II	N/A	248,000.00	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
1217	II	N/A	145,599.99	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
1218	II	N/A	518,814.99	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
1219	II	N/A	444,224.62	6.6250000000	6.3550000000	360	351	N/A	2.7500000000	5.0000000000
1220	II	N/A	532,000.00	6.6250000000	6.3550000000	360	351	N/A	2.7500000000	5.0000000000
1221	II	N/A	525,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1222	II	N/A	396,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1223	II	N/A	452,720.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1224	II	N/A	204,000.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
1225	II	N/A	122,950.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
1226	II	N/A	162,141.49	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
1227	II	N/A	171,200.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
1228	II	N/A	137,419.36	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
1229	II	N/A	251,200.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1230	II	N/A	225,396.92	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1231	II	N/A	276,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1232	II	N/A	139,498.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1233	II	N/A	128,214.60	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1234	II	N/A	307,704.21	6.7500000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1235	II	N/A	171,219.00	6.7500000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1236	II	N/A	707,372.72	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1237	II	N/A	188,571.24	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1238	II	N/A	595,682.29	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1239	II	49	218,139.58	6.6250000000	6.3750000000	360	349	N/A	2.7500000000	2.0000000000
1240	II	50	516,000.00	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
1241	II	51	444,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1242	II	51	284,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1243	II	N/A	476,200.00	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1244	II	N/A	348,000.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	6.0000000000
1245	II	N/A	368,000.00	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1246	II	N/A	219,987.44	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1247	II	50	520,000.00	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
1248	II	51	252,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1249	II	51	428,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1250	II	51	899,745.22	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1251	II	52	476,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1252	II	50	440,000.00	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
1253	II	51	375,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1254	II	52	99,970.25	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1255	II	53	2,860,000.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1256	II	N/A	269,999.99	6.6250000000	6.3750000000	360	348	N/A	2.2500000000	5.0000000000
1257	II	N/A	268,680.32	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
1258	II	N/A	948,500.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1259	II	N/A	609,997.72	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1260	II	N/A	536,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1261	II	N/A	145,455.45	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1262	II	N/A	336,000.00	6.7500000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1263	II	N/A	700,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1264	II	N/A	203,143.91	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1265	II	N/A	244,998.94	6.7500000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
1266	II	N/A	480,000.00	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1267	II	N/A	432,000.00	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1268	II	N/A	399,200.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	6.0000000000
1269	II	N/A	320,800.00	6.7500000000	6.3750000000	360	352	N/A	3.2500000000	5.0000000000
1270	II	N/A	218,818.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1271	II	N/A	237,749.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1272	II	N/A	399,747.47	6.7500000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1273	II	N/A	234,400.00	6.7500000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1274	II	N/A	383,920.00	6.7500000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1275	II	N/A	435,000.00	6.7500000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1276	II	50	579,554.77	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
1277	II	51	240,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1278	II	51	263,000.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	6.0000000000
1279	II	51	2,840,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1280	II	51	238,922.84	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1281	II	51	390,391.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1282	II	52	233,026.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1283	II	52	118,320.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1284	II	52	629,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1285	II	53	275,992.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1286	II	53	247,573.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1287	II	53	260,438.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1288	II	N/A	480,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1289	II	N/A	200,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1290	II	N/A	248,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1291	II	N/A	67,400.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1292	II	N/A	181,998.30	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1293	II	N/A	500,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1294	II	N/A	274,924.09	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1295	II	N/A	250,040.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1296	II	N/A	212,800.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1297	II	N/A	347,192.63	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1298	II	N/A	192,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1299	II	N/A	266,400.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1300	II	N/A	560,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1301	II	N/A	186,826.99	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1302	II	N/A	416,977.12	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1303	II	N/A	154,932.50	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1304	II	49	527,950.00	6.6250000000	6.3750000000	360	349	N/A	2.2500000000	5.0000000000
1305	II	51	119,327.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1306	II	51	370,500.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1307	II	53	296,827.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1308	II	53	285,592.00	6.6250000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
1309	II	N/A	281,694.38	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
1310	II	N/A	689,998.63	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
1311	II	49	157,465.11	6.6250000000	6.3750000000	360	349	N/A	2.2500000000	5.0000000000
1312	II	51	153,535.49	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
1313	II	52	377,300.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	6.0000000000
1314	II	53	525,000.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
1315	II	52	432,000.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1316	II	53	552,800.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1317	II	53	586,400.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1318	II	53	524,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1319	II	53	431,042.24	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1320	II	51	504,000.00	6.6250000000	6.4500000000	360	351	N/A	2.2500000000	5.0000000000
1321	II	52	520,000.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1322	II	52	463,498.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1323	II	53	524,965.29	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1324	II	53	1,476,836.12	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1325	II	53	1,500,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1326	II	53	570,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1327	II	53	468,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1328	II	53	687,992.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1329	II	53	480,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1330	II	53	528,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1331	II	52	900,000.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1332	II	52	879,950.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1333	II	52	436,000.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1334	II	52	879,950.00	6.6250000000	6.4500000000	360	352	N/A	2.2500000000	5.0000000000
1335	II	53	424,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1336	II	53	762,500.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1337	II	53	516,657.34	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1338	II	53	516,734.80	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
1339	II	N/A	115,947.89	6.7500000000	6.4800000000	360	349	N/A	2.7500000000	5.0000000000
1340	II	N/A	200,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1341	II	N/A	280,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1342	II	N/A	372,800.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1343	II	N/A	161,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1344	II	N/A	630,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1345	II	N/A	571,200.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1346	II	N/A	116,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1347	II	N/A	133,021.37	6.7500000000	6.5000000000	360	350	N/A	2.7500000000	5.0000000000
1348	II	N/A	1,600,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1349	II	N/A	165,433.04	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1350	II	N/A	269,918.90	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1351	II	N/A	28,014.71	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1352	II	N/A	178,771.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
1353	II	N/A	178,300.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1354	II	N/A	550,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1355	II	N/A	1,500,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1356	II	N/A	675,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1357	II	N/A	327,313.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1358	II	N/A	151,500.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1359	II	N/A	376,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1360	II	N/A	920,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1361	II	N/A	176,165.00	6.8750000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1362	II	N/A	198,574.93	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1363	II	N/A	235,930.86	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1364	II	N/A	138,023.45	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1365	II	N/A	351,200.00	6.8750000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1366	II	51	504,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1367	II	51	572,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1368	II	51	416,960.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1369	II	52	1,885,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1370	II	52	255,800.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1371	II	51	224,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1372	II	N/A	187,960.00	6.8750000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1373	II	N/A	372,000.00	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1374	II	N/A	203,978.06	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1375	II	51	237,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1376	II	51	323,920.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	6.0000000000
1377	II	51	207,920.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	6.0000000000
1378	II	52	122,800.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1379	II	52	210,400.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1380	II	52	205,592.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1381	II	53	640,000.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1382	II	51	280,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1383	II	52	290,926.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1384	II	52	248,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1385	II	N/A	630,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1386	II	N/A	250,270.27	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1387	II	N/A	650,500.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1388	II	N/A	183,200.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1389	II	N/A	478,747.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1390	II	N/A	284,773.99	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1391	II	N/A	648,592.81	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1392	II	N/A	498,665.15	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1393	II	N/A	308,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1394	II	N/A	186,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1395	II	N/A	216,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1396	II	N/A	723,280.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1397	II	N/A	322,983.34	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1398	II	N/A	342,000.00	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1399	II	N/A	301,592.00	6.8750000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
1400	II	N/A	627,254.00	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1401	II	N/A	200,000.00	6.8750000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1402	II	49	236,734.50	6.7500000000	6.5000000000	360	349	N/A	2.2500000000	5.0000000000
1403	II	50	486,400.00	6.7500000000	6.5000000000	360	350	N/A	2.2500000000	5.0000000000
1404	II	50	455,703.57	6.7500000000	6.5000000000	360	350	N/A	2.2500000000	5.0000000000
1405	II	50	624,000.00	6.7500000000	6.5000000000	360	350	N/A	2.2500000000	6.0000000000
1406	II	51	282,500.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1407	II	51	408,500.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1408	II	51	650,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1409	II	51	363,611.33	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1410	II	51	345,839.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1411	II	51	313,760.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1412	II	51	416,122.63	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1413	II	51	788,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1414	II	51	1,240,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1415	II	51	751,431.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1416	II	51	550,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1417	II	51	550,950.29	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1418	II	51	276,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1419	II	51	295,415.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1420	II	52	417,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1421	II	52	148,510.72	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1422	II	52	336,800.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1423	II	52	361,600.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
1424	II	52	291,685.83	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1425	II	53	303,548.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1426	II	53	269,592.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1427	II	53	287,992.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1428	II	53	252,000.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
1429	II	N/A	855,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1430	II	N/A	319,200.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1431	II	N/A	164,300.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1432	II	N/A	147,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1433	II	N/A	397,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1434	II	N/A	569,437.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1435	II	N/A	102,400.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1436	II	N/A	179,927.36	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1437	II	N/A	188,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1438	II	N/A	586,319.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1439	II	N/A	212,800.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1440	II	N/A	331,992.00	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1441	II	N/A	558,599.08	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1442	II	48	800,000.00	6.7500000000	6.5000000000	360	348	N/A	2.5000000000	6.0000000000
1443	II	48	520,000.00	6.7500000000	6.5000000000	360	348	N/A	2.2500000000	5.0000000000
1444	II	51	240,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1445	II	51	193,600.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1446	II	51	284,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1447	II	51	309,600.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1448	II	51	300,000.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	6.0000000000
1449	II	52	436,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1450	II	N/A	347,541.28	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1451	II	N/A	261,350.93	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1452	II	N/A	185,050.79	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1453	II	N/A	85,981.39	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
1454	II	49	345,592.00	6.7500000000	6.5000000000	360	349	N/A	2.2500000000	5.0000000000
1455	II	51	168,801.48	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
1456	II	54	444,000.00	6.7500000000	6.5500000000	360	354	N/A	2.2500000000	5.0000000000
1457	II	53	650,000.00	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
1458	II	53	822,000.00	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
1459	II	53	562,500.00	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
1460	II	53	456,000.00	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
1461	II	53	919,999.99	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
1462	II	53	592,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1463	II	53	828,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1464	II	53	545,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1465	II	53	500,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1466	II	53	696,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1467	II	53	424,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1468	II	52	808,000.00	6.7500000000	6.5750000000	360	352	N/A	2.2500000000	5.0000000000
1469	II	53	438,300.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
1470	II	N/A	138,000.00	6.8750000000	6.6050000000	360	349	N/A	2.7500000000	5.0000000000
1471	II	N/A	98,208.00	6.8750000000	6.6050000000	360	349	N/A	2.7500000000	5.0000000000
1472	II	N/A	998,561.23	6.8750000000	6.6050000000	360	350	N/A	2.7500000000	5.0000000000
1473	II	N/A	271,900.00	6.8750000000	6.6050000000	360	350	N/A	2.7500000000	5.0000000000
1474	II	N/A	748,000.00	6.8750000000	6.6050000000	360	352	N/A	2.7500000000	5.0000000000
1475	II	N/A	588,388.90	6.8750000000	6.6250000000	360	350	N/A	2.7500000000	5.0000000000
1476	II	N/A	231,328.03	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1477	II	N/A	126,370.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1478	II	N/A	920,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1479	II	N/A	775,200.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1480	II	N/A	85,825.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1481	II	N/A	220,000.00	6.8750000000	6.6250000000	360	349	N/A	2.7500000000	5.0000000000
1482	II	N/A	238,198.00	6.8750000000	6.6250000000	360	350	N/A	2.7500000000	5.0000000000
1483	II	N/A	75,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1484	II	N/A	194,900.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1485	II	N/A	151,450.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1486	II	N/A	112,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1487	II	N/A	580,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1488	II	N/A	289,719.90	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1489	II	N/A	980,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1490	II	N/A	164,380.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
1491	II	N/A	661,488.17	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1492	II	N/A	520,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1493	II	N/A	500,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1494	II	N/A	174,720.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1495	II	N/A	750,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1496	II	N/A	86,307.95	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1497	II	N/A	651,021.64	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1498	II	N/A	302,500.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1499	II	N/A	185,994.97	7.0000000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1500	II	N/A	163,868.58	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1501	II	N/A	290,266.82	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1502	II	N/A	142,964.68	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1503	II	N/A	402,222.80	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1504	II	N/A	199,057.90	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1505	II	N/A	443,337.36	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
1506	II	50	696,000.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1507	II	52	167,076.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1508	II	52	415,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1509	II	51	283,689.32	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1510	II	N/A	241,600.00	7.0000000000	6.6250000000	360	352	N/A	2.2500000000	6.0000000000
1511	II	51	386,400.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1512	II	51	304,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1513	II	51	282,400.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1514	II	52	245,300.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1515	II	52	519,851.04	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1516	II	51	296,098.85	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1517	II	52	247,745.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1518	II	N/A	958,999.31	6.8750000000	6.6250000000	360	350	N/A	2.6250000000	5.0000000000
1519	II	N/A	160,953.88	6.8750000000	6.6250000000	360	351	N/A	3.2500000000	5.0000000000
1520	II	N/A	195,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1521	II	N/A	328,780.65	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1522	II	N/A	698,589.87	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1523	II	N/A	626,250.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1524	II	N/A	572,000.00	7.0000000000	6.6250000000	360	352	N/A	2.2500000000	6.0000000000
1525	II	N/A	210,070.00	7.0000000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1526	II	N/A	152,750.00	7.0000000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1527	II	50	999,950.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1528	II	51	243,749.99	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1529	II	51	314,400.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1530	II	51	739,488.07	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1531	II	51	348,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1532	II	51	301,600.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1533	II	51	239,925.24	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1534	II	51	520,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1535	II	51	268,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1536	II	51	170,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1537	II	52	404,965.12	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	6.0000000000
1538	II	52	250,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1539	II	52	187,120.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1540	II	52	968,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1541	II	53	200,140.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1542	II	53	305,903.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1543	II	53	251,999.71	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1544	II	53	199,407.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1545	II	N/A	400,000.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1546	II	N/A	480,000.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1547	II	N/A	126,400.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1548	II	N/A	500,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1549	II	N/A	619,944.56	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1550	II	N/A	164,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1551	II	N/A	149,999.97	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1552	II	N/A	115,958.77	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1553	II	N/A	650,800.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1554	II	48	404,579.56	6.8750000000	6.6250000000	360	348	N/A	2.2500000000	5.0000000000
1555	II	49	478,146.40	6.8750000000	6.6250000000	360	349	N/A	2.2500000000	5.0000000000
1556	II	50	759,404.46	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1557	II	50	354,987.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1558	II	50	606,400.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1559	II	50	712,000.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1560	II	50	549,300.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
1561	II	51	209,826.20	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1562	II	51	202,580.44	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1563	II	51	476,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1564	II	51	226,912.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1565	II	51	171,120.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1566	II	51	310,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
1567	II	52	416,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1568	II	52	166,734.18	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1569	II	53	282,090.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1570	II	53	259,876.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1571	II	53	212,977.00	6.8750000000	6.6250000000	360	353	N/A	2.2500000000	5.0000000000
1572	II	N/A	463,585.42	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1573	II	N/A	116,094.76	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
1574	II	N/A	516,434.21	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1575	II	N/A	114,707.92	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1576	II	N/A	213,724.32	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1577	II	N/A	180,275.24	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
1578	II	51	405,750.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	6.0000000000
1579	II	52	588,656.77	6.8750000000	6.6750000000	360	352	N/A	2.2500000000	5.0000000000
1580	II	52	726,200.00	6.8750000000	6.6750000000	360	352	N/A	2.7500000000	5.0000000000
1581	II	52	720,000.00	6.8750000000	6.7000000000	360	352	N/A	2.2500000000	5.0000000000
1582	II	53	480,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1583	II	53	525,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1584	II	53	525,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1585	II	53	432,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1586	II	53	575,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1587	II	53	717,500.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1588	II	53	560,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1589	II	53	540,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1590	II	52	381,788.83	6.8750000000	6.7000000000	360	352	N/A	2.2500000000	5.0000000000
1591	II	52	488,890.56	6.8750000000	6.7000000000	360	352	N/A	2.2500000000	5.0000000000
1592	II	53	544,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
1593	II	N/A	183,946.33	7.0000000000	6.7300000000	360	350	N/A	2.7500000000	5.0000000000
1594	II	N/A	471,999.99	7.0000000000	6.7300000000	360	350	N/A	2.7500000000	5.0000000000
1595	II	N/A	112,800.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
1596	II	N/A	72,441.04	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
1597	II	N/A	900,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1598	II	N/A	125,811.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
1599	II	N/A	116,682.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
1600	II	N/A	200,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1601	II	N/A	350,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1602	II	N/A	264,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1603	II	N/A	119,855.19	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1604	II	N/A	276,513.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1605	II	N/A	201,600.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1606	II	N/A	198,661.36	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1607	II	N/A	325,288.20	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
1608	II	50	555,999.00	7.0000000000	6.7500000000	360	350	N/A	2.2500000000	5.0000000000
1609	II	51	384,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1610	II	51	344,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1611	II	51	316,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1612	II	51	227,866.74	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1613	II	52	237,530.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1614	II	51	322,800.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1615	II	N/A	468,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1616	II	N/A	100,751.06	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1617	II	N/A	224,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1618	II	N/A	417,000.00	7.1250000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1619	II	N/A	280,792.00	7.1250000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1620	II	50	510,650.00	7.0000000000	6.7500000000	360	350	N/A	2.2500000000	5.0000000000
1621	II	50	500,000.00	7.0000000000	6.7500000000	360	350	N/A	2.2500000000	5.0000000000
1622	II	51	235,992.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1623	II	51	203,160.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1624	II	51	455,998.66	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1625	II	51	218,695.06	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1626	II	51	780,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1627	II	51	604,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1628	II	51	743,200.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1629	II	51	527,200.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1630	II	51	172,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1631	II	51	308,144.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1632	II	53	305,098.06	7.0000000000	6.7500000000	360	353	N/A	2.2500000000	5.0000000000
1633	II	N/A	649,950.00	7.0000000000	6.7500000000	360	350	N/A	2.2500000000	5.0000000000
1634	II	N/A	131,920.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1635	II	N/A	91,947.50	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
1636	II	N/A	629,816.25	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1637	II	N/A	376,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1638	II	N/A	187,862.11	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1639	II	N/A	245,800.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
1640	II	53	286,404.00	7.0000000000	6.7500000000	360	353	N/A	2.2500000000	5.0000000000
1641	II	51	278,955.85	7.0000000000	6.7500000000	480	471	N/A	2.2500000000	5.0000000000
1642	II	N/A	680,000.00	7.1250000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
1643	II	53	979,714.17	7.0000000000	6.8000000000	360	353	N/A	2.2500000000	5.0000000000
1644	II	53	495,200.00	7.0000000000	6.8250000000	360	353	N/A	2.2500000000	5.0000000000
1645	II	53	750,000.00	7.0000000000	6.8250000000	360	353	N/A	2.2500000000	5.0000000000
1646	II	52	472,000.00	7.0000000000	6.8250000000	360	352	N/A	2.2500000000	5.0000000000
1647	II	N/A	372,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1648	II	N/A	300,000.00	7.1250000000	6.8750000000	360	351	N/A	2.7500000000	5.0000000000
1649	II	N/A	688,125.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1650	II	N/A	456,000.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1651	II	N/A	540,384.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1652	II	N/A	165,960.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1653	II	N/A	119,216.18	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1654	II	N/A	311,869.43	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
1655	II	N/A	171,953.93	7.2500000000	6.8750000000	360	352	N/A	5.2500000000	2.0000000000
1656	II	51	194,400.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	6.0000000000
1657	II	N/A	143,350.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
1658	II	N/A	124,000.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1659	II	N/A	892,000.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1660	II	51	190,596.95	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	6.0000000000
1661	II	51	145,000.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	6.0000000000
1662	II	51	528,000.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
1663	II	51	310,688.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	6.0000000000
1664	II	52	618,750.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1665	II	52	267,990.00	7.1250000000	6.8750000000	480	472	N/A	2.2500000000	5.0000000000
1666	II	53	331,200.00	7.1250000000	6.8750000000	360	353	N/A	2.2500000000	5.0000000000
1667	II	N/A	198,000.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
1668	II	N/A	124,000.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1669	II	N/A	383,920.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1670	II	N/A	220,400.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1671	II	N/A	199,999.33	7.2500000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1672	II	N/A	105,338.67	7.2500000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1673	II	N/A	400,000.00	7.1250000000	6.8750000000	360	353	N/A	2.2500000000	5.0000000000
1674	II	51	364,500.01	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	6.0000000000
1675	II	N/A	380,696.92	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1676	II	N/A	371,500.00	7.2500000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
1677	II	53	169,549.48	7.1250000000	6.8750000000	360	353	N/A	2.2500000000	5.0000000000
1678	II	50	560,000.00	7.1250000000	6.9500000000	360	350	N/A	2.2500000000	5.0000000000
1679	II	N/A	434,999.99	7.2500000000	6.9800000000	360	350	N/A	2.7500000000	5.0000000000
1680	II	N/A	241,250.00	7.2500000000	7.0000000000	360	350	N/A	2.7500000000	5.0000000000
1681	II	N/A	220,000.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
1682	II	N/A	348,000.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
1683	II	N/A	176,000.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
1684	II	N/A	231,300.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
1685	II	N/A	500,787.31	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
1686	II	50	1,999,200.00	7.2500000000	7.0000000000	360	350	N/A	3.2500000000	5.0000000000
1687	II	51	248,500.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1688	II	49	3,000,000.00	7.2500000000	7.0000000000	360	349	N/A	2.2500000000	5.0000000000
1689	II	51	330,000.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1690	II	51	208,800.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1691	II	51	139,200.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1692	II	51	63,580.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1693	II	51	398,400.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	6.0000000000
1694	II	52	186,743.00	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
1695	II	N/A	199,998.32	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
1696	II	N/A	201,600.00	7.3750000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
1697	II	N/A	650,000.00	7.3750000000	7.0000000000	360	353	N/A	2.2500000000	5.0000000000
1698	II	N/A	191,272.92	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
1699	II	N/A	136,375.11	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
1700	II	49	283,892.00	7.2500000000	7.0000000000	360	349	N/A	2.2500000000	5.0000000000
1701	II	51	223,999.99	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	5.0000000000
1702	II	51	331,332.00	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	5.0000000000
1703	II	53	640,000.00	7.2500000000	7.0500000000	360	353	N/A	2.2500000000	5.0000000000
1704	II	53	640,000.00	7.2500000000	7.0500000000	360	353	N/A	2.2500000000	5.0000000000
1705	II	52	259,200.00	7.8750000000	7.0950000000	360	352	N/A	2.8750000000	5.0000000000
1706	II	N/A	711,750.00	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
1707	II	N/A	206,600.00	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
1708	II	N/A	362,200.00	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
1709	II	N/A	200,582.18	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
1710	II	N/A	310,059.36	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
1711	II	N/A	674,998.75	7.5000000000	7.1250000000	360	352	N/A	3.5000000000	3.0000000000
1712	II	50	336,946.43	7.3750000000	7.1250000000	360	350	N/A	2.2500000000	6.0000000000
1713	II	N/A	281,250.00	7.3750000000	7.1250000000	360	351	N/A	2.2500000000	5.0000000000
1714	II	50	364,399.08	7.3750000000	7.1250000000	360	350	N/A	2.2500000000	5.0000000000
1715	II	N/A	182,068.00	7.3750000000	7.1250000000	360	351	N/A	2.2500000000	5.0000000000
1716	II	N/A	187,500.00	7.3750000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
1717	II	N/A	180,019.00	7.3750000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
1718	II	N/A	112,686.64	7.3750000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
1719	II	N/A	268,000.00	7.5000000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
1720	II	53	603,750.00	7.3750000000	7.1750000000	360	353	N/A	2.2500000000	5.0000000000
1721	II	53	524,576.73	7.3750000000	7.1750000000	360	353	N/A	2.2500000000	5.0000000000
1722	II	53	910,000.00	7.3750000000	7.1750000000	360	353	N/A	2.2500000000	5.0000000000
1723	II	53	508,640.00	7.3750000000	7.2000000000	360	353	N/A	2.2500000000	5.0000000000
1724	II	52	276,000.00	8.0000000000	7.2200000000	360	352	N/A	2.8750000000	5.0000000000
1725	II	N/A	114,408.38	7.5000000000	7.2500000000	360	352	N/A	2.7500000000	5.0000000000
1726	II	51	400,000.00	7.5000000000	7.2500000000	360	351	N/A	2.7500000000	6.0000000000
1727	II	N/A	278,500.00	7.5000000000	7.2500000000	360	352	N/A	2.2500000000	5.0000000000
1728	II	51	288,750.00	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	6.0000000000
1729	II	51	245,853.12	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	6.0000000000
1730	II	51	269,400.00	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	5.0000000000
1731	II	51	919,628.53	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	6.0000000000
1732	II	51	375,150.00	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	5.0000000000
1733	II	51	249,393.10	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	6.0000000000
1734	II	52	2,098,532.15	7.6250000000	7.3750000000	360	352	N/A	2.2500000000	5.0000000000
1735	II	50	326,052.69	7.6250000000	7.3750000000	360	350	N/A	3.5000000000	6.0000000000
1736	II	N/A	201,548.12	7.7500000000	7.3750000000	360	352	N/A	3.2500000000	5.0000000000
1737	II	N/A	377,548.00	7.7500000000	7.3750000000	360	353	N/A	2.2500000000	5.0000000000
1738	II	N/A	251,267.62	7.7500000000	7.3750000000	360	352	N/A	2.2500000000	5.0000000000
1739	II	N/A	166,800.00	7.7500000000	7.3750000000	360	353	N/A	5.7500000000	2.0000000000
1740	II	50	449,450.00	7.6250000000	7.3750000000	360	350	N/A	2.2500000000	5.0000000000
1741	II	53	500,800.00	7.6250000000	7.4250000000	360	353	N/A	2.2500000000	5.0000000000
1742	II	N/A	148,000.00	7.7500000000	7.5000000000	360	352	N/A	2.7500000000	5.0000000000
1743	II	N/A	89,413.23	7.7500000000	7.5000000000	360	351	N/A	2.7500000000	5.0000000000
1744	II	52	260,009.00	7.7500000000	7.5000000000	360	352	N/A	2.2500000000	5.0000000000
1745	II	52	508,000.00	7.7500000000	7.5750000000	360	352	N/A	2.2500000000	5.0000000000
1746	II	N/A	250,400.00	8.0000000000	7.6250000000	360	352	N/A	2.2500000000	6.0000000000
1747	II	N/A	203,000.00	8.0000000000	7.6250000000	360	352	N/A	2.2500000000	5.0000000000
1748	II	50	327,922.37	7.8750000000	7.6250000000	360	350	N/A	2.2500000000	5.0000000000
1749	II	N/A	349,604.00	8.0000000000	7.6250000000	360	352	N/A	2.2500000000	5.0000000000
1750	II	53	861,549.28	7.8750000000	7.6750000000	360	353	N/A	2.2500000000	6.0000000000
1751	II	53	447,000.00	8.5000000000	8.3000000000	360	353	N/A	2.2500000000	5.0000000000
1752	II	51	421,784.00	8.6250000000	8.3750000000	360	351	N/A	2.2500000000	5.0000000000
1753	III	77	519,999.67	5.0000000000	4.8000000000	360	353	N/A	2.2500000000	5.0000000000
1754	III	N/A	550,000.00	5.3750000000	5.0000000000	360	352	N/A	2.2500000000	5.0000000000
1755	III	77	594,741.10	5.2500000000	5.0750000000	360	353	N/A	2.2500000000	5.0000000000
1756	III	68	237,120.79	5.7500000000	5.1200000000	360	344	N/A	2.7500000000	5.0000000000
1757	III	75	383,821.35	5.3750000000	5.1250000000	360	351	N/A	2.2500000000	5.0000000000
1758	III	77	436,554.01	5.3750000000	5.1750000000	360	353	N/A	2.2500000000	5.0000000000
1759	III	77	464,000.00	5.3750000000	5.2000000000	360	353	N/A	2.2500000000	5.0000000000
1760	III	N/A	718,946.00	5.5000000000	5.2500000000	360	351	N/A	2.7500000000	5.0000000000
1761	III	76	151,900.00	5.5000000000	5.2500000000	360	352	N/A	2.2500000000	5.0000000000
1762	III	76	301,500.00	5.5000000000	5.2500000000	360	352	N/A	2.2500000000	5.0000000000
1763	III	77	439,988.42	5.5000000000	5.2500000000	360	353	N/A	2.2500000000	6.0000000000
1764	III	77	451,950.00	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
1765	III	77	461,387.84	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
1766	III	77	475,614.31	5.5000000000	5.3250000000	360	353	N/A	2.2500000000	5.0000000000
1767	III	70	387,278.25	5.6250000000	5.3750000000	360	346	N/A	2.2500000000	5.0000000000
1768	III	77	448,000.00	5.6250000000	5.4500000000	360	353	N/A	2.2500000000	5.0000000000
1769	III	76	144,640.00	5.7500000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
1770	III	75	239,942.50	5.7500000000	5.5000000000	360	351	N/A	2.2500000000	5.0000000000
1771	III	N/A	430,545.96	5.8750000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
1772	III	N/A	340,000.00	5.8750000000	5.5000000000	360	352	N/A	2.2500000000	5.0000000000
1773	III	64	475,986.33	5.7500000000	5.5000000000	360	340	N/A	2.2500000000	5.0000000000
1774	III	74	135,000.00	5.7500000000	5.5000000000	360	350	N/A	2.2500000000	2.0000000000
1775	III	74	313,270.80	5.7500000000	5.5000000000	480	470	N/A	2.2500000000	5.0000000000
1776	III	77	490,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
1777	III	77	675,000.00	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
1778	III	77	718,247.78	5.7500000000	5.5750000000	360	353	N/A	2.2500000000	5.0000000000
1779	III	N/A	262,999.91	5.8750000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
1780	III	N/A	320,645.00	6.0000000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
1781	III	76	384,889.11	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
1782	III	76	394,326.76	5.8750000000	5.6250000000	360	352	N/A	2.2500000000	5.0000000000
1783	III	75	309,306.00	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	5.0000000000
1784	III	73	169,999.51	5.8750000000	5.6250000000	360	349	N/A	2.2500000000	5.0000000000
1785	III	73	503,600.00	5.8750000000	5.6250000000	360	349	N/A	2.2500000000	5.0000000000
1786	III	75	359,187.64	5.8750000000	5.6250000000	360	351	N/A	2.2500000000	5.0000000000
1787	III	N/A	150,000.00	6.0000000000	5.6250000000	360	347	N/A	2.2500000000	5.0000000000
1788	III	73	391,300.29	5.8750000000	5.6250000000	360	349	N/A	2.2500000000	5.0000000000
1789	III	77	445,000.00	5.8750000000	5.6750000000	360	353	N/A	2.2500000000	5.0000000000
1790	III	77	490,000.00	5.8750000000	5.6750000000	360	353	N/A	2.2500000000	5.0000000000
1791	III	77	490,000.00	5.8750000000	5.6750000000	480	473	N/A	2.2500000000	5.0000000000
1792	III	77	622,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1793	III	77	468,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1794	III	77	501,342.14	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1795	III	77	444,100.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1796	III	77	500,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1797	III	77	442,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1798	III	77	503,200.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1799	III	77	440,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1800	III	77	612,000.00	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1801	III	77	467,762.46	5.8750000000	5.7000000000	360	353	N/A	2.2500000000	5.0000000000
1802	III	72	734,648.36	5.8750000000	5.7000000000	360	348	N/A	2.2500000000	5.0000000000
1803	III	76	323,669.00	6.5000000000	5.7200000000	360	352	N/A	2.8750000000	5.0000000000
1804	III	N/A	115,149.00	6.0000000000	5.7500000000	360	352	N/A	2.7500000000	5.0000000000
1805	III	72	231,826.02	6.0000000000	5.7500000000	360	348	N/A	2.2500000000	6.0000000000
1806	III	75	155,000.00	6.0000000000	5.7500000000	360	351	N/A	2.2500000000	5.0000000000
1807	III	73	312,538.58	6.0000000000	5.7500000000	360	349	N/A	2.2500000000	5.0000000000
1808	III	76	152,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
1809	III	76	392,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
1810	III	N/A	127,500.00	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
1811	III	N/A	363,999.60	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
1812	III	N/A	416,988.00	6.1250000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
1813	III	74	210,000.00	6.0000000000	5.7500000000	360	350	N/A	2.2500000000	5.0000000000
1814	III	76	495,000.00	6.0000000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
1815	III	64	637,194.42	6.0000000000	5.7500000000	360	340	N/A	2.2500000000	5.0000000000
1816	III	N/A	413,699.07	6.1250000000	5.7500000000	360	352	N/A	2.2500000000	5.0000000000
1817	III	73	148,759.68	6.0000000000	5.7500000000	360	349	N/A	2.2500000000	5.0000000000
1818	III	77	440,859.19	6.0000000000	5.7500000000	360	353	N/A	2.2500000000	5.0000000000
1819	III	76	188,250.00	6.3750000000	5.7950000000	360	352	N/A	2.7500000000	5.0000000000
1820	III	77	471,999.52	6.0000000000	5.8000000000	360	353	N/A	2.2500000000	5.0000000000
1821	III	77	480,000.00	6.0000000000	5.8000000000	360	353	N/A	2.2500000000	5.0000000000
1822	III	76	501,457.14	6.0000000000	5.8000000000	360	352	N/A	2.2500000000	5.0000000000
1823	III	77	431,749.62	6.0000000000	5.8000000000	360	353	N/A	2.2500000000	5.0000000000
1824	III	77	417,660.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1825	III	77	544,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1826	III	77	909,750.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1827	III	77	589,817.08	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1828	III	77	1,366,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1829	III	77	570,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1830	III	77	622,171.68	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1831	III	77	436,000.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1832	III	77	1,303,200.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1833	III	77	559,960.00	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1834	III	76	477,500.00	6.0000000000	5.8250000000	360	352	N/A	2.2500000000	5.0000000000
1835	III	77	491,498.37	6.0000000000	5.8250000000	360	353	N/A	2.2500000000	5.0000000000
1836	III	N/A	544,999.99	6.1250000000	5.8550000000	360	350	N/A	2.7500000000	5.0000000000
1837	III	N/A	649,997.42	6.1250000000	5.8750000000	360	352	N/A	2.7500000000	5.0000000000
1838	III	N/A	593,956.09	6.2500000000	5.8750000000	360	352	N/A	2.7500000000	5.0000000000
1839	III	75	103,193.79	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
1840	III	75	377,000.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
1841	III	75	307,738.00	6.1250000000	5.8750000000	360	351	N/A	2.2500000000	5.0000000000
1842	III	76	299,629.96	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1843	III	76	232,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1844	III	76	339,900.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1845	III	76	139,415.55	6.1250000000	5.8750000000	480	472	N/A	2.2500000000	5.0000000000
1846	III	76	291,900.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1847	III	N/A	563,600.00	6.2500000000	5.8750000000	360	352	N/A	2.2500000000	6.0000000000
1848	III	N/A	439,200.00	6.2500000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
1849	III	74	212,000.00	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	5.0000000000
1850	III	74	212,795.45	6.1250000000	5.8750000000	360	350	N/A	2.2500000000	5.0000000000
1851	III	76	202,100.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1852	III	76	255,000.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1853	III	N/A	999,999.00	6.1250000000	5.8750000000	360	352	N/A	2.2500000000	5.0000000000
1854	III	77	342,400.00	6.1250000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
1855	III	77	231,600.00	6.1250000000	5.8750000000	360	353	N/A	2.2500000000	5.0000000000
1856	III	73	405,765.34	6.1250000000	5.8750000000	480	469	N/A	2.2500000000	5.0000000000
1857	III	77	499,872.40	6.1250000000	5.9250000000	360	353	N/A	2.2500000000	5.0000000000
1858	III	77	516,000.00	6.1250000000	5.9250000000	360	353	N/A	2.2500000000	5.0000000000
1859	III	75	506,868.40	6.1250000000	5.9250000000	360	351	N/A	2.2500000000	5.0000000000
1860	III	77	555,000.00	6.1250000000	5.9250000000	360	353	N/A	2.2500000000	5.0000000000
1861	III	76	600,000.00	6.1250000000	5.9250000000	480	472	N/A	2.2500000000	5.0000000000
1862	III	77	649,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1863	III	77	545,100.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1864	III	77	888,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2000000000	5.0000000000
1865	III	77	424,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1866	III	77	464,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1867	III	77	542,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1868	III	77	1,000,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1869	III	77	1,212,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1870	III	77	733,504.51	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1871	III	77	660,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1872	III	77	1,500,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1873	III	77	464,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1874	III	77	1,000,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1875	III	77	639,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1876	III	77	423,200.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1877	III	77	759,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1878	III	77	423,200.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1879	III	77	455,000.00	6.1250000000	5.9500000000	360	353	N/A	2.2500000000	5.0000000000
1880	III	N/A	275,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1881	III	N/A	769,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1882	III	N/A	329,999.96	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1883	III	N/A	169,000.00	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1884	III	N/A	149,958.98	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1885	III	N/A	99,246.84	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1886	III	N/A	543,763.67	6.2500000000	6.0000000000	360	352	N/A	2.7500000000	5.0000000000
1887	III	75	246,281.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
1888	III	76	300,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1889	III	76	202,400.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1890	III	N/A	130,000.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1891	III	N/A	220,000.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1892	III	N/A	240,000.00	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
1893	III	76	284,617.89	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1894	III	76	157,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1895	III	N/A	859,541.26	6.3750000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
1896	III	N/A	400,000.00	6.2500000000	6.0000000000	360	351	N/A	2.2500000000	5.0000000000
1897	III	N/A	487,500.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1898	III	N/A	228,450.00	6.3750000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1899	III	73	560,000.00	6.2500000000	6.0000000000	360	349	N/A	2.2500000000	5.0000000000
1900	III	76	589,000.00	6.2500000000	6.0000000000	360	352	N/A	2.2500000000	5.0000000000
1901	III	77	221,580.00	6.2500000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
1902	III	N/A	594,457.95	6.3750000000	6.0000000000	360	353	N/A	2.2500000000	5.0000000000
1903	III	76	604,042.66	6.2500000000	6.0500000000	360	352	N/A	2.2500000000	5.0000000000
1904	III	77	491,900.71	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1905	III	77	448,000.00	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1906	III	77	1,024,000.00	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1907	III	76	472,500.00	6.2500000000	6.0500000000	360	352	N/A	2.2500000000	5.0000000000
1908	III	77	650,000.00	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1909	III	77	731,514.08	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1910	III	77	473,825.16	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1911	III	77	632,000.00	6.2500000000	6.0500000000	360	353	N/A	2.2500000000	5.0000000000
1912	III	77	573,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1913	III	77	480,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1914	III	77	901,708.69	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1915	III	77	579,920.39	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1916	III	77	959,923.04	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1917	III	77	729,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1918	III	77	463,590.07	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1919	III	77	464,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1920	III	77	824,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1921	III	77	476,600.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1922	III	77	461,862.91	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1923	III	77	422,400.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1924	III	77	676,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1925	III	77	481,727.90	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1926	III	76	496,000.00	6.2500000000	6.0750000000	360	352	N/A	2.2500000000	5.0000000000
1927	III	77	481,903.55	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1928	III	77	626,063.56	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1929	III	77	739,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1930	III	77	623,990.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1931	III	77	625,103.31	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1932	III	77	559,081.77	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1933	III	77	499,500.58	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1934	III	77	517,750.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1935	III	77	495,950.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1936	III	77	435,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1937	III	77	695,370.83	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1938	III	77	999,997.99	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1939	III	77	993,600.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1940	III	77	611,998.08	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1941	III	77	524,000.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1942	III	77	574,800.00	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1943	III	77	453,122.23	6.2500000000	6.0750000000	360	353	N/A	2.2500000000	5.0000000000
1944	III	N/A	165,600.00	6.3750000000	6.1050000000	360	351	N/A	2.7500000000	5.0000000000
1945	III	N/A	265,168.68	6.3750000000	6.1050000000	360	352	N/A	2.7500000000	5.0000000000
1946	III	N/A	361,600.00	6.3750000000	6.1050000000	360	352	N/A	2.7500000000	5.0000000000
1947	III	N/A	475,499.99	6.3750000000	6.1050000000	360	352	N/A	2.7500000000	5.0000000000
1948	III	N/A	584,222.63	6.3750000000	6.1050000000	360	350	N/A	2.7500000000	5.0000000000
1949	III	N/A	1,585,000.00	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
1950	III	N/A	281,400.00	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
1951	III	N/A	234,400.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1952	III	N/A	709,600.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1953	III	N/A	393,900.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1954	III	N/A	334,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1955	III	N/A	638,000.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1956	III	N/A	382,558.00	6.5000000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1957	III	N/A	154,529.57	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
1958	III	73	348,000.00	6.3750000000	6.1250000000	480	469	N/A	2.2500000000	5.0000000000
1959	III	76	371,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1960	III	73	1,500,000.00	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
1961	III	76	99,998.99	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1962	III	76	245,959.98	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1963	III	76	140,536.68	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1964	III	76	284,792.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1965	III	75	212,000.00	6.3750000000	6.1250000000	360	351	N/A	3.2500000000	5.0000000000
1966	III	76	329,600.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1967	III	N/A	516,800.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1968	III	N/A	674,147.84	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1969	III	N/A	210,723.00	6.5000000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
1970	III	73	332,500.00	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
1971	III	73	440,000.00	6.3750000000	6.1250000000	360	349	N/A	2.2500000000	5.0000000000
1972	III	76	234,000.00	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.1250000000
1973	III	77	272,000.00	6.3750000000	6.1250000000	360	353	N/A	2.2500000000	5.0000000000
1974	III	77	459,993.75	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1975	III	77	452,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1976	III	77	440,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1977	III	77	750,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1978	III	77	475,999.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1979	III	77	579,951.66	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1980	III	77	998,999.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1981	III	76	763,000.00	6.3750000000	6.1750000000	360	352	N/A	2.2500000000	5.0000000000
1982	III	77	998,750.82	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1983	III	77	500,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1984	III	77	950,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1985	III	77	600,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1986	III	76	534,999.89	6.3750000000	6.1750000000	360	352	N/A	2.2500000000	5.0000000000
1987	III	77	1,872,000.00	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1988	III	77	492,416.70	6.3750000000	6.1750000000	360	353	N/A	2.2500000000	5.0000000000
1989	III	77	550,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1990	III	77	494,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1991	III	77	621,698.65	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1992	III	77	599,950.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1993	III	77	536,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1994	III	77	532,429.30	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1995	III	77	448,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1996	III	77	473,424.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1997	III	77	459,999.99	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1998	III	77	699,210.53	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
1999	III	77	451,800.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2000	III	77	510,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2001	III	77	450,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2002	III	77	450,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2003	III	77	819,633.88	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2004	III	77	595,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2005	III	77	555,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2006	III	77	658,845.32	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2007	III	77	658,315.19	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2008	III	77	468,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2009	III	77	492,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2010	III	77	550,400.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2011	III	77	471,199.84	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2012	III	77	879,673.25	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2013	III	77	648,000.00	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2014	III	75	442,298.00	6.3750000000	6.2000000000	360	351	N/A	2.2500000000	5.0000000000
2015	III	77	571,212.08	6.3750000000	6.2000000000	360	353	N/A	2.2500000000	5.0000000000
2016	III	N/A	312,000.00	6.5000000000	6.2300000000	360	349	N/A	2.7500000000	5.0000000000
2017	III	N/A	340,398.00	6.5000000000	6.2300000000	360	349	N/A	2.7500000000	5.0000000000
2018	III	N/A	161,500.00	6.5000000000	6.2300000000	360	349	N/A	2.7500000000	5.0000000000
2019	III	N/A	640,800.00	6.5000000000	6.2300000000	360	350	N/A	2.7500000000	5.0000000000
2020	III	N/A	107,240.00	6.5000000000	6.2300000000	360	351	N/A	2.7500000000	5.0000000000
2021	III	N/A	147,919.99	6.5000000000	6.2300000000	360	351	N/A	2.7500000000	5.0000000000
2022	III	N/A	205,600.00	6.5000000000	6.2300000000	360	352	N/A	2.7500000000	5.0000000000
2023	III	N/A	674,999.98	6.5000000000	6.2300000000	360	353	N/A	2.7500000000	5.0000000000
2024	III	N/A	233,198.84	6.5000000000	6.2300000000	360	353	N/A	2.7500000000	5.0000000000
2025	III	N/A	1,267,501.21	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2026	III	N/A	1,365,000.00	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
2027	III	N/A	420,000.00	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
2028	III	N/A	600,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2029	III	N/A	221,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2030	III	N/A	99,590.15	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2031	III	N/A	93,600.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2032	III	N/A	180,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2033	III	N/A	407,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2034	III	N/A	651,867.07	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2035	III	N/A	224,172.99	6.6250000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2036	III	N/A	378,904.20	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2037	III	73	469,032.00	6.5000000000	6.2500000000	360	349	N/A	2.7500000000	5.0000000000
2038	III	N/A	440,000.00	6.6250000000	6.2500000000	360	352	N/A	2.2500000000	6.0000000000
2039	III	76	303,200.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2040	III	77	208,000.00	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
2041	III	72	277,480.00	6.5000000000	6.2500000000	360	348	N/A	2.2500000000	5.0000000000
2042	III	76	129,041.81	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2043	III	75	417,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
2044	III	76	106,800.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2045	III	N/A	366,942.20	6.6250000000	6.2500000000	360	347	N/A	2.2500000000	5.0000000000
2046	III	N/A	557,346.11	6.6250000000	6.2500000000	360	352	N/A	3.5000000000	3.0000000000
2047	III	N/A	181,000.00	6.6250000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
2048	III	69	118,500.00	6.5000000000	6.2500000000	360	345	N/A	2.7500000000	6.0000000000
2049	III	75	197,000.00	6.5000000000	6.2500000000	360	351	N/A	3.2500000000	5.0000000000
2050	III	76	533,767.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2051	III	N/A	312,000.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
2052	III	N/A	233,101.00	6.5000000000	6.2500000000	360	351	N/A	2.2500000000	5.0000000000
2053	III	N/A	200,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2054	III	N/A	231,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2055	III	N/A	206,000.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2056	III	N/A	766,600.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2057	III	N/A	108,782.76	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2058	III	N/A	206,055.00	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2059	III	72	173,433.00	6.5000000000	6.2500000000	360	348	N/A	2.2500000000	5.0000000000
2060	III	73	218,045.00	6.5000000000	6.2500000000	360	349	N/A	2.2500000000	5.0000000000
2061	III	77	271,962.40	6.5000000000	6.2500000000	360	353	N/A	2.2500000000	5.0000000000
2062	III	N/A	416,904.27	6.5000000000	6.2500000000	360	352	N/A	2.2500000000	5.0000000000
2063	III	77	564,942.12	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2064	III	77	712,000.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2065	III	77	564,161.39	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2066	III	77	442,969.90	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2067	III	77	474,746.71	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2068	III	76	506,000.00	6.5000000000	6.3000000000	360	352	N/A	2.2500000000	5.0000000000
2069	III	77	533,732.00	6.5000000000	6.3000000000	360	353	N/A	2.2500000000	5.0000000000
2070	III	76	469,000.00	6.5000000000	6.3000000000	360	352	N/A	2.2500000000	5.0000000000
2071	III	76	601,582.52	6.5000000000	6.3000000000	360	352	N/A	2.2500000000	5.0000000000
2072	III	76	455,960.00	6.5000000000	6.3000000000	360	352	N/A	2.2500000000	5.0000000000
2073	III	77	445,053.15	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2074	III	77	532,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2075	III	77	472,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2076	III	77	800,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2077	III	77	420,000.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2078	III	77	421,400.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2079	III	77	581,910.13	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2080	III	77	517,500.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2081	III	77	447,280.00	6.5000000000	6.3250000000	360	353	N/A	2.2500000000	5.0000000000
2082	III	76	572,000.00	6.5000000000	6.3250000000	360	352	N/A	2.2500000000	5.0000000000
2083	III	N/A	143,599.99	6.6250000000	6.3550000000	360	349	N/A	2.7500000000	5.0000000000
2084	III	N/A	596,000.00	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
2085	III	N/A	157,999.99	6.6250000000	6.3550000000	360	351	N/A	2.7500000000	5.0000000000
2086	III	N/A	442,626.17	6.6250000000	6.3550000000	360	352	N/A	2.7500000000	5.0000000000
2087	III	N/A	243,750.00	6.6250000000	6.3550000000	360	352	N/A	2.7500000000	5.0000000000
2088	III	N/A	228,000.00	6.6250000000	6.3550000000	360	352	N/A	2.7500000000	5.0000000000
2089	III	N/A	185,586.98	6.6250000000	6.3550000000	360	352	N/A	2.7500000000	5.0000000000
2090	III	N/A	133,085.20	6.6250000000	6.3550000000	360	350	N/A	2.7500000000	5.0000000000
2091	III	N/A	169,000.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2092	III	N/A	144,107.25	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2093	III	N/A	192,200.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2094	III	N/A	375,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2095	III	N/A	662,614.57	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2096	III	N/A	103,360.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2097	III	N/A	137,750.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2098	III	N/A	98,700.00	6.6250000000	6.3750000000	360	348	N/A	2.7500000000	5.0000000000
2099	III	N/A	190,350.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2100	III	N/A	450,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2101	III	N/A	197,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2102	III	N/A	231,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2103	III	N/A	1,470,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2104	III	N/A	222,900.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2105	III	N/A	630,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2106	III	N/A	225,911.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2107	III	N/A	284,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2108	III	N/A	363,920.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2109	III	N/A	141,968.64	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2110	III	74	571,440.00	6.6250000000	6.3750000000	360	350	N/A	2.7500000000	5.0000000000
2111	III	N/A	193,596.72	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2112	III	N/A	191,341.10	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2113	III	N/A	440,000.00	6.7500000000	6.3750000000	360	353	N/A	2.2500000000	5.0000000000
2114	III	75	127,959.95	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	6.0000000000
2115	III	N/A	637,000.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2116	III	N/A	671,250.00	6.7500000000	6.3750000000	360	349	N/A	2.2500000000	5.0000000000
2117	III	N/A	236,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
2118	III	74	257,600.00	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
2119	III	N/A	781,375.21	6.6250000000	6.3750000000	360	350	N/A	2.2500000000	5.0000000000
2120	III	N/A	148,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
2121	III	N/A	900,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2122	III	N/A	263,957.50	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2123	III	N/A	480,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2124	III	N/A	200,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2125	III	N/A	747,917.41	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2126	III	N/A	1,000,000.00	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2127	III	N/A	93,994.96	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2128	III	N/A	251,459.99	6.7500000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2129	III	73	508,150.00	6.6250000000	6.3750000000	360	349	N/A	2.2500000000	5.0000000000
2130	III	73	294,392.00	6.6250000000	6.3750000000	360	349	N/A	2.2500000000	5.0000000000
2131	III	N/A	347,481.35	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2132	III	77	478,820.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2133	III	78	471,885.00	6.6250000000	6.4250000000	360	354	N/A	2.2500000000	5.0000000000
2134	III	76	604,000.00	6.6250000000	6.4250000000	360	352	N/A	2.2500000000	5.0000000000
2135	III	77	452,000.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2136	III	77	417,450.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2137	III	77	650,000.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2138	III	77	431,081.55	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2139	III	77	632,000.00	6.6250000000	6.4250000000	360	353	N/A	2.2500000000	5.0000000000
2140	III	77	456,997.03	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2141	III	77	451,835.40	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2142	III	77	649,999.60	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2143	III	77	170,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2144	III	77	600,000.00	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2145	III	77	495,400.20	6.6250000000	6.4500000000	360	353	N/A	2.2500000000	5.0000000000
2146	III	75	504,800.00	6.6250000000	6.4500000000	360	351	N/A	2.2500000000	5.0000000000
2147	III	76	200,712.35	7.2500000000	6.4700000000	360	352	N/A	2.8750000000	5.0000000000
2148	III	N/A	128,000.00	6.7500000000	6.4800000000	360	350	N/A	2.7500000000	5.0000000000
2149	III	N/A	174,400.00	6.7500000000	6.4800000000	360	351	N/A	2.7500000000	5.0000000000
2150	III	N/A	63,045.35	6.7500000000	6.4800000000	360	350	N/A	2.7500000000	5.0000000000
2151	III	N/A	400,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2152	III	N/A	116,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2153	III	N/A	242,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2154	III	N/A	108,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2155	III	N/A	950,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2156	III	N/A	119,700.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2157	III	N/A	241,288.74	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2158	III	N/A	153,389.61	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2159	III	N/A	533,132.12	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2160	III	N/A	959,400.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2161	III	N/A	180,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2162	III	N/A	267,510.80	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2163	III	N/A	319,500.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2164	III	N/A	271,150.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2165	III	N/A	366,945.58	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2166	III	N/A	124,121.86	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2167	III	N/A	547,291.42	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2168	III	N/A	156,393.59	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2169	III	N/A	384,111.00	6.8750000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2170	III	N/A	687,802.92	6.8750000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
2171	III	76	248,500.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	6.0000000000
2172	III	76	410,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2173	III	N/A	894,163.98	6.8750000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2174	III	N/A	232,000.00	6.8750000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
2175	III	75	611,000.00	6.7500000000	6.5000000000	360	351	N/A	2.5000000000	5.0000000000
2176	III	N/A	750,000.00	6.8750000000	6.5000000000	360	348	N/A	2.2500000000	5.0000000000
2177	III	N/A	871,500.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
2178	III	N/A	793,863.00	6.7500000000	6.5000000000	360	351	N/A	2.2500000000	5.0000000000
2179	III	N/A	275,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2180	III	N/A	221,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2181	III	68	187,698.85	6.7500000000	6.5000000000	360	344	N/A	2.2500000000	5.0000000000
2182	III	73	208,630.00	6.7500000000	6.5000000000	360	349	N/A	2.2500000000	5.0000000000
2183	III	73	539,999.92	6.7500000000	6.5000000000	360	349	N/A	2.5000000000	6.0000000000
2184	III	77	322,232.00	6.7500000000	6.5000000000	360	353	N/A	2.2500000000	5.0000000000
2185	III	N/A	238,278.17	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2186	III	N/A	184,196.86	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2187	III	73	246,776.80	6.7500000000	6.5000000000	480	469	N/A	2.2500000000	5.0000000000
2188	III	76	179,477.78	7.2500000000	6.5100000000	480	472	N/A	2.8750000000	5.0000000000
2189	III	77	540,000.00	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
2190	III	77	619,919.99	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
2191	III	76	474,400.00	6.7500000000	6.5500000000	360	352	N/A	2.2500000000	5.0000000000
2192	III	77	484,797.70	6.7500000000	6.5500000000	360	353	N/A	2.2500000000	5.0000000000
2193	III	77	650,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2194	III	77	465,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2195	III	77	480,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2196	III	77	1,000,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2197	III	77	496,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2198	III	77	608,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2199	III	78	443,190.00	6.7500000000	6.5750000000	360	354	N/A	2.2500000000	5.0000000000
2200	III	77	1,248,000.00	6.7500000000	6.5750000000	360	353	N/A	2.2500000000	5.0000000000
2201	III	N/A	1,000,000.00	6.8750000000	6.6050000000	360	351	N/A	2.7500000000	5.0000000000
2202	III	N/A	281,998.86	6.8750000000	6.6050000000	360	351	N/A	2.7500000000	5.0000000000
2203	III	N/A	157,600.00	6.8750000000	6.6050000000	360	351	N/A	2.7500000000	5.0000000000
2204	III	N/A	144,887.51	6.8750000000	6.6050000000	360	351	N/A	2.7500000000	5.0000000000
2205	III	N/A	169,499.99	6.8750000000	6.6050000000	360	352	N/A	2.7500000000	5.0000000000
2206	III	N/A	244,000.00	6.9900000000	6.6150000000	360	352	N/A	2.7500000000	5.0000000000
2207	III	N/A	376,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2208	III	N/A	195,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2209	III	N/A	560,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2210	III	N/A	311,919.17	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2211	III	N/A	1,019,970.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2212	III	N/A	332,172.55	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2213	III	N/A	308,700.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2214	III	N/A	172,800.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2215	III	N/A	225,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2216	III	N/A	125,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2217	III	N/A	121,473.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2218	III	N/A	263,848.58	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2219	III	N/A	191,472.88	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2220	III	N/A	291,760.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2221	III	73	332,438.06	6.8750000000	6.6250000000	360	349	N/A	2.7500000000	5.0000000000
2222	III	N/A	192,272.47	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2223	III	N/A	179,262.23	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2224	III	73	238,115.61	6.8750000000	6.6250000000	360	349	N/A	2.7500000000	5.0000000000
2225	III	76	165,994.17	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2226	III	73	267,200.00	6.8750000000	6.6250000000	360	349	N/A	2.2500000000	5.0000000000
2227	III	76	184,580.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2228	III	76	266,204.29	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2229	III	74	184,336.72	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
2230	III	74	302,000.00	6.8750000000	6.6250000000	360	350	N/A	2.2500000000	5.0000000000
2231	III	75	142,400.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	6.0000000000
2232	III	76	316,000.00	6.8750000000	6.6250000000	480	472	N/A	2.2500000000	5.0000000000
2233	III	N/A	570,000.00	6.8750000000	6.6250000000	360	351	N/A	2.2500000000	5.0000000000
2234	III	N/A	340,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2235	III	N/A	329,915.53	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2236	III	N/A	258,410.99	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2237	III	N/A	340,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2238	III	N/A	461,796.53	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2239	III	N/A	174,400.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2240	III	72	437,500.00	6.8750000000	6.6250000000	360	348	N/A	2.2500000000	5.0000000000
2241	III	76	403,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2242	III	N/A	313,833.07	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2243	III	77	584,000.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2244	III	77	488,000.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2245	III	76	609,360.00	6.8750000000	6.6750000000	360	352	N/A	2.2500000000	5.0000000000
2246	III	76	631,600.00	6.8750000000	6.6750000000	360	352	N/A	2.2500000000	5.0000000000
2247	III	77	1,500,000.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2248	III	77	442,796.91	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2249	III	77	1,480,000.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2250	III	77	516,000.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2251	III	77	579,150.00	6.8750000000	6.6750000000	360	353	N/A	2.2500000000	5.0000000000
2252	III	77	706,400.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
2253	III	76	516,200.00	6.8750000000	6.7000000000	360	352	N/A	2.2500000000	5.0000000000
2254	III	77	450,000.00	6.8750000000	6.7000000000	360	353	N/A	2.2500000000	5.0000000000
2255	III	N/A	259,200.00	7.0000000000	6.7300000000	360	349	N/A	2.7500000000	5.0000000000
2256	III	N/A	267,700.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2257	III	N/A	350,428.41	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2258	III	N/A	568,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2259	III	N/A	216,800.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2260	III	N/A	557,520.00	7.0000000000	6.7500000000	360	350	N/A	2.7500000000	5.0000000000
2261	III	N/A	273,750.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2262	III	N/A	348,872.07	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2263	III	N/A	608,500.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2264	III	N/A	142,320.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2265	III	N/A	250,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2266	III	N/A	294,018.85	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2267	III	76	555,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2268	III	75	245,600.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2269	III	76	116,400.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2270	III	76	168,792.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2271	III	76	128,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2272	III	N/A	288,000.00	7.1250000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2273	III	72	691,046.82	7.0000000000	6.7500000000	360	348	N/A	1.0000000000	2.0000000000
2274	III	N/A	327,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2275	III	N/A	529,996.46	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2276	III	N/A	134,400.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2277	III	N/A	293,599.67	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2278	III	75	294,913.96	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	6.0000000000
2279	III	76	400,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2280	III	77	244,540.43	7.0000000000	6.7500000000	360	353	N/A	2.2500000000	5.0000000000
2281	III	N/A	153,922.78	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2282	III	73	254,765.85	7.0000000000	6.7500000000	480	469	N/A	2.2500000000	5.0000000000
2283	III	76	580,499.69	7.0000000000	6.8000000000	360	352	N/A	2.2500000000	5.0000000000
2284	III	77	999,999.00	7.0000000000	6.8250000000	360	353	N/A	2.2500000000	5.0000000000
2285	III	77	440,000.00	7.0000000000	6.8250000000	360	353	N/A	2.2500000000	5.0000000000
2286	III	N/A	879,974.40	7.1250000000	6.8750000000	360	351	N/A	2.7500000000	5.0000000000
2287	III	N/A	98,000.00	7.1250000000	6.8750000000	360	351	N/A	2.7500000000	5.0000000000
2288	III	N/A	90,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2289	III	N/A	127,296.02	7.1250000000	6.8750000000	360	351	N/A	2.7500000000	5.0000000000
2290	III	N/A	371,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2291	III	N/A	220,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2292	III	N/A	222,780.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2293	III	N/A	142,196.09	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2294	III	N/A	252,340.92	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2295	III	N/A	186,771.99	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2296	III	N/A	668,000.00	7.1250000000	6.8750000000	360	350	N/A	2.2500000000	5.0000000000
2297	III	N/A	100,000.00	7.1250000000	6.8750000000	360	350	N/A	3.2500000000	5.0000000000
2298	III	N/A	359,500.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2299	III	N/A	216,820.00	7.2500000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2300	III	76	226,400.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2301	III	N/A	128,771.04	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
2302	III	N/A	229,292.36	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2303	III	77	1,000,000.00	7.1250000000	6.9250000000	360	353	N/A	2.2500000000	5.0000000000
2304	III	76	940,000.00	7.1250000000	6.9500000000	360	352	N/A	2.2500000000	5.0000000000
2305	III	N/A	496,000.00	7.2500000000	6.9800000000	360	350	N/A	2.7500000000	5.0000000000
2306	III	N/A	211,924.08	7.2500000000	7.0000000000	360	350	N/A	2.7500000000	5.0000000000
2307	III	N/A	243,609.84	7.2500000000	7.0000000000	360	350	N/A	2.7500000000	5.0000000000
2308	III	N/A	177,186.10	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2309	III	N/A	500,000.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2310	III	N/A	162,954.58	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2311	III	73	451,863.46	7.2500000000	7.0000000000	360	349	N/A	2.2500000000	5.0000000000
2312	III	74	477,850.09	7.2500000000	7.0000000000	480	470	N/A	2.2500000000	5.0000000000
2313	III	75	189,995.05	7.7500000000	7.0100000000	360	351	N/A	2.8750000000	6.0000000000
2314	III	77	460,720.00	7.2500000000	7.0500000000	360	353	N/A	2.2500000000	5.0000000000
2315	III	77	476,000.00	7.2500000000	7.0500000000	360	353	N/A	2.2500000000	5.0000000000
2316	III	77	595,370.45	7.2500000000	7.0500000000	360	353	N/A	2.2500000000	5.0000000000
2317	III	N/A	321,518.00	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
2318	III	N/A	157,035.71	7.3750000000	7.1250000000	360	350	N/A	2.7500000000	5.0000000000
2319	III	N/A	275,397.68	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
2320	III	76	150,836.00	7.3750000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
2321	III	76	278,910.00	7.3750000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
2322	III	N/A	196,144.00	7.5000000000	7.1250000000	360	352	N/A	2.2500000000	5.0000000000
2323	III	74	275,801.30	7.3750000000	7.1250000000	360	350	N/A	2.2500000000	5.0000000000
2324	III	73	572,000.00	7.3750000000	7.1250000000	360	349	N/A	2.2500000000	5.0000000000
2325	III	73	440,000.00	7.3750000000	7.1250000000	360	349	N/A	2.2500000000	5.0000000000
2326	III	77	493,235.00	7.3750000000	7.1750000000	360	353	N/A	2.2500000000	5.0000000000
2327	III	74	126,118.75	7.7500000000	7.2100000000	480	470	N/A	2.7500000000	6.0000000000
2328	III	N/A	159,015.77	7.5000000000	7.2300000000	360	351	N/A	2.7500000000	5.0000000000
2329	III	N/A	419,274.41	7.6250000000	7.2500000000	360	349	N/A	6.6250000000	3.0000000000
2330	III	76	276,000.00	7.5000000000	7.2500000000	360	352	N/A	2.2500000000	5.0000000000
2331	III	75	143,920.00	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	5.0000000000
2332	III	76	343,700.00	7.5000000000	7.2500000000	360	352	N/A	2.2500000000	5.0000000000
2333	III	73	784,485.88	7.5000000000	7.2500000000	360	349	N/A	2.2500000000	5.0000000000
2334	III	74	396,000.00	7.5000000000	7.2500000000	360	350	N/A	2.2500000000	5.0000000000
2335	III	73	268,564.00	7.5000000000	7.2500000000	360	349	N/A	2.2500000000	5.0000000000
2336	III	73	178,483.70	7.5000000000	7.2500000000	360	349	N/A	2.2500000000	5.0000000000
2337	III	73	198,315.27	7.5000000000	7.2500000000	360	349	N/A	2.2500000000	5.0000000000
2338	III	77	1,496,250.00	7.5000000000	7.3000000000	360	353	N/A	2.2500000000	5.0000000000
2339	III	77	518,044.00	7.5000000000	7.3000000000	360	353	N/A	2.2500000000	5.0000000000
2340	III	N/A	153,836.00	7.6250000000	7.3750000000	360	352	N/A	2.7500000000	5.0000000000
2341	III	76	600,000.00	7.6250000000	7.3750000000	480	472	N/A	2.2500000000	5.0000000000
2342	III	73	501,708.00	7.8750000000	7.6250000000	360	349	N/A	2.2500000000	5.0000000000
2343	III	77	881,250.00	7.8750000000	7.6750000000	360	353	N/A	2.2500000000	5.0000000000
2344	III	77	626,000.00	7.8750000000	7.6750000000	360	353	N/A	2.2500000000	5.0000000000
2345	IV	N/A	620,720.00	5.7500000000	5.5000000000	360	352	N/A	2.7500000000	5.0000000000
2346	IV	N/A	203,350.00	5.8750000000	5.6250000000	360	352	N/A	2.7500000000	5.0000000000
2347	IV	N/A	708,775.00	6.0000000000	5.7500000000	360	351	N/A	2.7500000000	5.0000000000
2348	IV	N/A	580,000.00	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
2349	IV	N/A	242,699.35	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
2350	IV	N/A	688,095.06	6.3750000000	6.1250000000	360	351	N/A	2.7500000000	5.0000000000
2351	IV	N/A	203,500.00	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
2352	IV	N/A	174,487.94	6.3750000000	6.1250000000	360	352	N/A	2.7500000000	5.0000000000
2353	IV	N/A	799,974.47	6.3750000000	6.1250000000	360	352	N/A	2.2500000000	5.0000000000
2354	IV	N/A	129,523.75	6.5000000000	6.2500000000	360	351	N/A	2.7500000000	5.0000000000
2355	IV	N/A	1,250,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2356	IV	N/A	187,032.52	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2357	IV	N/A	157,814.25	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2358	IV	N/A	412,304.17	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2359	IV	N/A	1,425,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2360	IV	N/A	203,324.10	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2361	IV	N/A	171,000.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2362	IV	N/A	311,920.00	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2363	IV	N/A	278,928.82	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2364	IV	N/A	502,369.66	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2365	IV	N/A	139,695.34	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2366	IV	N/A	238,231.05	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2367	IV	N/A	150,085.53	6.5000000000	6.2500000000	360	352	N/A	2.7500000000	5.0000000000
2368	IV	N/A	719,415.00	6.6250000000	6.3750000000	360	349	N/A	2.7500000000	5.0000000000
2369	IV	N/A	1,600,000.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2370	IV	N/A	324,971.04	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2371	IV	N/A	880,850.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2372	IV	N/A	800,000.00	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2373	IV	N/A	138,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2374	IV	N/A	149,917.19	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2375	IV	N/A	1,500,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2376	IV	N/A	144,689.32	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2377	IV	N/A	333,650.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2378	IV	N/A	1,000,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2379	IV	N/A	1,950,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2380	IV	N/A	612,500.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2381	IV	N/A	585,750.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2382	IV	N/A	252,400.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2383	IV	N/A	169,600.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2384	IV	N/A	275,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2385	IV	N/A	239,908.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2386	IV	N/A	302,079.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2387	IV	N/A	424,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2388	IV	N/A	264,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2389	IV	N/A	764,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2390	IV	N/A	419,200.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2391	IV	N/A	126,320.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2392	IV	N/A	344,000.00	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2393	IV	N/A	758,306.85	6.6250000000	6.3750000000	360	352	N/A	2.7500000000	5.0000000000
2394	IV	N/A	221,537.56	6.6250000000	6.3750000000	360	351	N/A	2.7500000000	5.0000000000
2395	IV	N/A	100,000.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
2396	IV	N/A	142,400.00	6.6250000000	6.3750000000	360	351	N/A	2.2500000000	5.0000000000
2397	IV	N/A	750,000.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2398	IV	N/A	212,800.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2399	IV	N/A	164,800.00	6.6250000000	6.3750000000	360	352	N/A	2.2500000000	5.0000000000
2400	IV	N/A	195,779.83	6.7500000000	6.5000000000	360	349	N/A	2.7500000000	5.0000000000
2401	IV	N/A	67,025.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2402	IV	N/A	559,980.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2403	IV	N/A	431,500.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2404	IV	N/A	552,872.50	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2405	IV	N/A	247,688.28	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2406	IV	N/A	248,000.00	6.7500000000	6.5000000000	360	351	N/A	2.7500000000	5.0000000000
2407	IV	N/A	153,800.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2408	IV	N/A	299,405.36	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2409	IV	N/A	699,937.50	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2410	IV	N/A	500,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2411	IV	N/A	1,098,409.19	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2412	IV	N/A	119,175.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2413	IV	N/A	400,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2414	IV	N/A	1,500,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2415	IV	N/A	320,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2416	IV	N/A	347,995.58	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2417	IV	N/A	184,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2418	IV	N/A	220,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2419	IV	N/A	292,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2420	IV	N/A	84,691.43	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2421	IV	N/A	649,237.63	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2422	IV	N/A	912,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2423	IV	N/A	668,000.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2424	IV	N/A	228,915.80	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2425	IV	N/A	104,400.00	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2426	IV	N/A	85,395.87	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2427	IV	N/A	134,250.27	6.7500000000	6.5000000000	360	352	N/A	2.7500000000	5.0000000000
2428	IV	N/A	176,000.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2429	IV	N/A	423,750.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2430	IV	N/A	319,942.74	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2431	IV	N/A	163,920.00	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2432	IV	N/A	443,891.29	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2433	IV	N/A	259,356.49	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2434	IV	N/A	250,020.89	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2435	IV	N/A	178,735.47	6.7500000000	6.5000000000	360	352	N/A	2.2500000000	5.0000000000
2436	IV	N/A	400,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2437	IV	N/A	285,500.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2438	IV	N/A	655,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2439	IV	N/A	420,000.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2440	IV	N/A	1,334,175.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2441	IV	N/A	160,803.70	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2442	IV	N/A	261,950.00	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2443	IV	N/A	370,934.38	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2444	IV	N/A	261,400.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2445	IV	N/A	833,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2446	IV	N/A	225,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2447	IV	N/A	735,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2448	IV	N/A	650,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2449	IV	N/A	117,284.74	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2450	IV	N/A	277,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2451	IV	N/A	305,972.24	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2452	IV	N/A	159,500.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2453	IV	N/A	743,032.48	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2454	IV	N/A	333,518.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2455	IV	N/A	186,240.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2456	IV	N/A	150,238.11	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2457	IV	N/A	532,336.47	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2458	IV	N/A	695,200.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2459	IV	N/A	692,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2460	IV	N/A	190,100.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2461	IV	N/A	428,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2462	IV	N/A	480,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2463	IV	N/A	135,000.00	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2464	IV	N/A	238,697.77	6.8750000000	6.6250000000	360	351	N/A	2.7500000000	5.0000000000
2465	IV	N/A	1,489,714.09	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2466	IV	N/A	436,982.76	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2467	IV	N/A	413,823.98	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2468	IV	N/A	86,178.92	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2469	IV	N/A	336,644.39	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2470	IV	N/A	165,358.23	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2471	IV	N/A	192,565.43	6.8750000000	6.6250000000	360	352	N/A	2.7500000000	5.0000000000
2472	IV	N/A	679,500.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2473	IV	N/A	319,530.67	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2474	IV	N/A	660,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2475	IV	N/A	362,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2476	IV	N/A	672,000.00	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2477	IV	N/A	550,373.11	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2478	IV	N/A	456,845.67	6.8750000000	6.6250000000	360	352	N/A	2.2500000000	5.0000000000
2479	IV	N/A	600,000.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2480	IV	N/A	932,100.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2481	IV	N/A	157,300.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2482	IV	N/A	154,251.44	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2483	IV	N/A	554,000.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2484	IV	N/A	209,400.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2485	IV	N/A	348,000.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2486	IV	N/A	199,250.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2487	IV	N/A	233,600.00	7.0000000000	6.7500000000	360	351	N/A	2.7500000000	5.0000000000
2488	IV	N/A	120,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2489	IV	N/A	155,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2490	IV	N/A	252,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2491	IV	N/A	110,400.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2492	IV	N/A	219,992.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2493	IV	N/A	448,000.00	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2494	IV	N/A	137,681.99	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2495	IV	N/A	198,661.36	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2496	IV	N/A	264,219.70	7.0000000000	6.7500000000	360	352	N/A	2.7500000000	5.0000000000
2497	IV	N/A	304,000.00	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2498	IV	N/A	511,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2499	IV	N/A	496,000.00	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2500	IV	N/A	330,139.72	7.0000000000	6.7500000000	360	352	N/A	2.2500000000	5.0000000000
2501	IV	N/A	321,021.06	7.0000000000	6.7500000000	360	351	N/A	2.2500000000	5.0000000000
2502	IV	N/A	163,900.00	7.1250000000	6.8750000000	360	351	N/A	2.7500000000	5.0000000000
2503	IV	N/A	630,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2504	IV	N/A	412,500.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2505	IV	N/A	500,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2506	IV	N/A	315,268.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2507	IV	N/A	105,420.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2508	IV	N/A	146,120.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2509	IV	N/A	118,064.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2510	IV	N/A	252,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2511	IV	N/A	268,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2512	IV	N/A	288,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2513	IV	N/A	212,000.00	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2514	IV	N/A	132,000.00	7.1250000000	6.8750000000	360	353	N/A	2.7500000000	5.0000000000
2515	IV	N/A	397,387.23	7.1250000000	6.8750000000	360	352	N/A	2.7500000000	5.0000000000
2516	IV	N/A	580,862.02	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
2517	IV	N/A	76,409.00	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
2518	IV	N/A	283,816.38	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2519	IV	N/A	209,200.00	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2520	IV	N/A	198,525.88	7.1250000000	6.8750000000	360	351	N/A	2.2500000000	5.0000000000
2521	IV	N/A	120,010.46	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2522	IV	N/A	341,832.47	7.1250000000	6.8750000000	360	352	N/A	2.2500000000	5.0000000000
2523	IV	N/A	700,000.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2524	IV	N/A	435,500.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2525	IV	N/A	169,400.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2526	IV	N/A	143,920.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2527	IV	N/A	258,730.00	7.2500000000	7.0000000000	360	351	N/A	2.7500000000	5.0000000000
2528	IV	N/A	197,500.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2529	IV	N/A	171,999.95	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2530	IV	N/A	328,000.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2531	IV	N/A	442,255.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2532	IV	N/A	126,000.00	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2533	IV	N/A	362,673.40	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2534	IV	N/A	230,293.17	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2535	IV	N/A	317,960.25	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2536	IV	N/A	158,980.11	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2537	IV	N/A	201,010.49	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2538	IV	N/A	147,553.43	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2539	IV	N/A	112,029.61	7.2500000000	7.0000000000	360	352	N/A	2.7500000000	5.0000000000
2540	IV	N/A	183,200.00	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
2541	IV	N/A	205,510.72	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	5.0000000000
2542	IV	N/A	585,359.04	7.2500000000	7.0000000000	360	351	N/A	2.2500000000	5.0000000000
2543	IV	N/A	387,377.72	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
2544	IV	N/A	182,578.70	7.2500000000	7.0000000000	360	352	N/A	2.2500000000	5.0000000000
2545	IV	N/A	204,000.00	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
2546	IV	N/A	112,000.00	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
2547	IV	N/A	211,884.87	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
2548	IV	N/A	166,400.00	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
2549	IV	N/A	50,560.00	7.3750000000	7.1250000000	360	351	N/A	2.7500000000	5.0000000000
2550	IV	N/A	172,000.00	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
2551	IV	N/A	188,400.00	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
2552	IV	N/A	151,888.48	7.3750000000	7.1250000000	360	352	N/A	2.7500000000	5.0000000000
2553	IV	N/A	896,250.00	7.3750000000	7.1250000000	360	351	N/A	2.2500000000	5.0000000000
2554	IV	N/A	161,200.00	7.3750000000	7.1250000000	360	351	N/A	2.2500000000	5.0000000000
2555	IV	N/A	189,950.00	7.5000000000	7.2500000000	360	350	N/A	2.7500000000	5.0000000000
2556	IV	N/A	200,000.00	7.5000000000	7.2500000000	360	351	N/A	2.2500000000	5.0000000000
2557	IV	N/A	600,000.00	7.6250000000	7.3750000000	360	351	N/A	2.7500000000	5.0000000000
2558	IV	N/A	113,600.00	7.6250000000	7.3750000000	360	352	N/A	2.7500000000	5.0000000000
2559	IV	N/A	119,899.35	7.7500000000	7.5000000000	360	350	N/A	2.2500000000	5.0000000000

Loan Number	Group	Subsequent Periodic Rate Cap (%)	Maximum Lifetime Gross Mortgage Rate (%)	Minimum Lifetime Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Remaining Interest Only Period (in months)	Index
1	I	2.0000000000	9.0000000000	2.5000000000	36	12	N/A	1 Yr Treas
2	I	2.0000000000	9.1250000000	2.5000000000	36	12	N/A	1 Yr Treas
3	I	2.0000000000	9.3750000000	2.5000000000	13	12	N/A	1 Yr Treas
4	I	2.0000000000	9.3750000000	2.5000000000	33	12	N/A	1 Yr Treas
5	I	2.0000000000	9.3750000000	2.5000000000	35	12	N/A	1 Yr Treas
6	I	2.0000000000	9.3750000000	2.5000000000	36	12	N/A	1 Yr Treas
7	I	2.0000000000	9.3750000000	2.5000000000	37	12	N/A	1 Yr Treas
8	I	2.0000000000	9.6250000000	2.5000000000	35	12	N/A	1 Yr Treas
9	I	2.0000000000	9.6250000000	2.5000000000	35	12	N/A	1 Yr Treas
10	I	2.0000000000	9.6250000000	2.5000000000	36	12	N/A	1 Yr Treas
11	I	2.0000000000	9.6250000000	2.5000000000	37	12	N/A	1 Yr Treas
12	I	2.0000000000	9.6250000000	2.5000000000	37	12	N/A	1 Yr Treas
13	I	2.0000000000	9.6250000000	2.5000000000	37	12	N/A	1 Yr Treas
14	I	2.0000000000	9.6250000000	2.0000000000	40	12	N/A	1 Yr Libor
15	I	2.0000000000	9.7500000000	2.5000000000	17	12	N/A	1 Yr Treas
16	I	2.0000000000	9.7500000000	2.5000000000	27	12	N/A	1 Yr Treas
17	I	2.0000000000	9.7500000000	2.5000000000	35	12	N/A	1 Yr Treas
18	I	2.0000000000	9.7500000000	2.5000000000	35	12	N/A	1 Yr Treas
19	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
20	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
21	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
22	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
23	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
24	I	2.0000000000	9.7500000000	2.5000000000	36	12	N/A	1 Yr Treas
25	I	2.0000000000	9.7500000000	2.5000000000	37	12	N/A	1 Yr Treas
26	I	2.0000000000	9.7500000000	2.0000000000	40	12	40	1 Yr Libor
27	I	2.0000000000	9.7500000000	2.0000000000	40	12	N/A	1 Yr Libor
28	I	2.0000000000	9.7500000000	2.0000000000	41	12	N/A	1 Yr Libor
29	I	2.0000000000	9.8750000000	2.5000000000	32	12	N/A	1 Yr Treas
30	I	2.0000000000	9.8750000000	2.5000000000	32	12	N/A	1 Yr Treas
31	I	2.0000000000	9.8750000000	2.5000000000	32	12	N/A	1 Yr Treas
32	I	2.0000000000	9.8750000000	2.5000000000	32	12	N/A	1 Yr Treas
33	I	2.0000000000	9.8750000000	2.5000000000	34	12	N/A	1 Yr Treas
34	I	2.0000000000	9.8750000000	2.5000000000	35	12	N/A	1 Yr Treas
35	I	2.0000000000	9.8750000000	2.5000000000	35	12	N/A	1 Yr Treas
36	I	2.0000000000	9.8750000000	2.5000000000	35	12	N/A	1 Yr Treas
37	I	2.0000000000	9.8750000000	2.5000000000	35	12	N/A	1 Yr Treas
38	I	2.0000000000	9.8750000000	2.5000000000	36	12	N/A	1 Yr Treas
39	I	2.0000000000	9.8750000000	2.5000000000	36	12	N/A	1 Yr Treas
40	I	2.0000000000	9.8750000000	2.5000000000	37	12	N/A	1 Yr Treas
41	I	2.0000000000	9.8750000000	2.5000000000	37	12	N/A	1 Yr Treas
42	I	2.0000000000	9.8750000000	2.0000000000	40	12	40	1 Yr Libor
43	I	2.0000000000	9.8750000000	2.0000000000	40	12	40	1 Yr Libor
44	I	2.0000000000	9.8750000000	2.0000000000	40	12	40	1 Yr Libor
45	I	2.0000000000	9.8750000000	2.0000000000	41	12	41	1 Yr Libor
46	I	2.0000000000	9.8750000000	2.0000000000	34	12	34	1 Yr Libor
47	I	2.0000000000	9.8750000000	2.0000000000	40	12	N/A	1 Yr Libor
48	I	2.0000000000	9.8750000000	2.0000000000	40	12	N/A	1 Yr Libor
49	I	2.0000000000	10.0000000000	2.5000000000	35	12	N/A	1 Yr Treas
50	I	2.0000000000	10.0000000000	2.5000000000	35	12	N/A	1 Yr Treas
51	I	2.0000000000	10.0000000000	2.5000000000	36	12	N/A	1 Yr Treas
52	I	2.0000000000	10.0000000000	2.5000000000	36	12	N/A	1 Yr Treas
53	I	2.0000000000	10.0000000000	2.0000000000	40	12	40	1 Yr Libor
54	I	2.0000000000	10.0000000000	2.0000000000	40	12	40	1 Yr Libor
55	I	2.0000000000	10.0000000000	2.0000000000	41	12	41	1 Yr Libor
56	I	2.0000000000	10.0000000000	2.0000000000	40	12	N/A	1 Yr Libor
57	I	2.0000000000	10.0000000000	2.0000000000	40	12	N/A	1 Yr Libor
58	I	2.0000000000	10.0000000000	2.0000000000	40	12	N/A	1 Yr Libor
59	I	2.0000000000	10.1250000000	2.5000000000	35	12	N/A	1 Yr Treas
60	I	2.0000000000	10.1250000000	2.5000000000	36	12	N/A	1 Yr Treas
61	I	2.0000000000	10.1250000000	2.5000000000	36	12	N/A	1 Yr Treas
62	I	2.0000000000	10.1250000000	2.5000000000	37	12	N/A	1 Yr Treas
63	I	2.0000000000	10.1250000000	2.0000000000	41	12	N/A	1 Yr Treas
64	I	2.0000000000	10.1250000000	2.0000000000	40	12	40	1 Yr Libor
65	I	2.0000000000	10.1250000000	2.0000000000	40	12	40	1 Yr Libor
66	I	2.0000000000	10.1250000000	2.0000000000	40	12	40	1 Yr Libor
67	I	2.0000000000	10.1250000000	2.0000000000	40	12	40	1 Yr Libor
68	I	2.0000000000	10.1250000000	2.0000000000	41	12	41	1 Yr Libor
69	I	2.0000000000	10.1250000000	2.0000000000	41	12	41	1 Yr Libor
70	I	2.0000000000	10.1250000000	2.0000000000	40	12	N/A	1 Yr Libor
71	I	2.0000000000	10.1250000000	2.0000000000	40	12	N/A	1 Yr Libor
72	I	2.0000000000	10.1250000000	2.0000000000	40	12	N/A	1 Yr Libor
73	I	2.0000000000	11.1250000000	2.0000000000	41	6	101	6 Mo Libor
74	I	2.0000000000	11.1250000000	2.0000000000	41	6	N/A	6 Mo Libor
75	I	2.0000000000	10.2500000000	2.5000000000	34	12	N/A	1 Yr Treas
76	I	2.0000000000	10.2500000000	2.5000000000	35	12	N/A	1 Yr Treas
77	I	2.0000000000	10.2500000000	2.5000000000	35	12	N/A	1 Yr Treas
78	I	2.0000000000	10.2500000000	2.5000000000	36	12	N/A	1 Yr Treas
79	I	2.0000000000	10.2500000000	2.5000000000	36	12	N/A	1 Yr Treas
80	I	2.0000000000	10.2500000000	2.5000000000	36	12	N/A	1 Yr Treas
81	I	2.0000000000	10.2500000000	2.5000000000	37	12	N/A	1 Yr Treas
82	I	2.0000000000	10.2500000000	2.5000000000	37	12	N/A	1 Yr Treas
83	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
84	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
85	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
86	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
87	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
88	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
89	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
90	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
91	I	2.0000000000	10.2500000000	2.0000000000	40	12	40	1 Yr Libor
92	I	2.0000000000	10.2500000000	2.0000000000	41	12	41	1 Yr Libor
93	I	2.0000000000	10.2500000000	2.0000000000	40	12	N/A	1 Yr Libor
94	I	2.0000000000	10.2500000000	2.0000000000	40	12	N/A	1 Yr Libor
95	I	2.0000000000	10.2500000000	2.0000000000	40	12	N/A	1 Yr Libor
96	I	2.0000000000	10.2500000000	2.0000000000	40	12	N/A	1 Yr Libor
97	I	2.0000000000	10.2500000000	2.0000000000	40	12	N/A	1 Yr Libor
98	I	2.0000000000	11.2500000000	2.0000000000	41	6	101	6 Mo Libor
99	I	2.0000000000	11.2500000000	2.0000000000	41	6	101	6 Mo Libor
100	I	2.0000000000	11.2500000000	2.0000000000	41	6	N/A	6 Mo Libor
101	I	2.0000000000	11.2500000000	2.0000000000	41	6	101	6 Mo Libor
102	I	2.0000000000	11.2500000000	2.0000000000	41	6	101	6 Mo Libor
103	I	2.0000000000	10.3750000000	2.5000000000	34	12	N/A	1 Yr Treas
104	I	2.0000000000	10.3750000000	2.5000000000	35	12	N/A	1 Yr Treas
105	I	2.0000000000	10.3750000000	2.5000000000	36	12	N/A	1 Yr Treas
106	I	2.0000000000	10.3750000000	2.5000000000	36	12	N/A	1 Yr Treas
107	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
108	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
109	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
110	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
111	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
112	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
113	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
114	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
115	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
116	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
117	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
118	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
119	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
120	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
121	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
122	I	2.0000000000	10.3750000000	2.0000000000	40	12	40	1 Yr Libor
123	I	2.0000000000	10.3750000000	2.0000000000	41	12	41	1 Yr Libor
124	I	2.0000000000	10.3750000000	2.0000000000	41	12	41	1 Yr Libor
125	I	2.0000000000	10.3750000000	2.0000000000	41	12	41	1 Yr Libor
126	I	2.0000000000	10.3750000000	2.0000000000	41	12	41	1 Yr Libor
127	I	2.0000000000	10.3750000000	2.0000000000	40	12	N/A	1 Yr Libor
128	I	2.0000000000	10.3750000000	2.0000000000	41	12	N/A	1 Yr Libor
129	I	2.0000000000	11.3750000000	2.0000000000	41	6	N/A	6 Mo Libor
130	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
131	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
132	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
133	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
134	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
135	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
136	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
137	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
138	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
139	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
140	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
141	I	2.0000000000	11.3750000000	2.0000000000	41	6	N/A	6 Mo Libor
142	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
143	I	2.0000000000	11.3750000000	2.0000000000	41	6	101	6 Mo Libor
144	I	2.0000000000	11.3750000000	2.0000000000	41	6	41	6 Mo Libor
145	I	2.0000000000	11.3750000000	2.0000000000	41	6	N/A	6 Mo Libor
146	I	2.0000000000	10.3750000000	2.0750000000	47	12	N/A	1 Yr Libor
147	I	2.0000000000	10.5000000000	2.0000000000	41	12	41	1 Yr Treas
148	I	2.0000000000	10.5000000000	2.5000000000	36	12	N/A	1 Yr Treas
149	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
150	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
151	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
152	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
153	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
154	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
155	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
156	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
157	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
158	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
159	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
160	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
161	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
162	I	2.0000000000	10.5000000000	2.0000000000	40	12	40	1 Yr Libor
163	I	2.0000000000	10.5000000000	2.0000000000	41	12	41	1 Yr Libor
164	I	2.0000000000	10.5000000000	2.0000000000	41	12	41	1 Yr Libor
165	I	2.0000000000	10.5000000000	2.0000000000	41	12	41	1 Yr Libor
166	I	2.0000000000	10.5000000000	2.0000000000	40	12	N/A	1 Yr Libor
167	I	2.0000000000	10.5000000000	2.0000000000	40	12	N/A	1 Yr Libor
168	I	2.0000000000	10.5000000000	2.0000000000	40	12	N/A	1 Yr Libor
169	I	2.0000000000	10.5000000000	2.0000000000	40	12	N/A	1 Yr Libor
170	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
171	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
172	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
173	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
174	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
175	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
176	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
177	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
178	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
179	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
180	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
181	I	2.0000000000	11.5000000000	2.0000000000	40	6	40	6 Mo Libor
182	I	2.0000000000	11.5000000000	2.0000000000	41	6	N/A	6 Mo Libor
183	I	2.0000000000	11.5000000000	2.0000000000	41	6	N/A	6 Mo Libor
184	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
185	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
186	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
187	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
188	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
189	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
190	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
191	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
192	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
193	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
194	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
195	I	2.0000000000	11.5000000000	2.0000000000	41	6	101	6 Mo Libor
196	I	2.0000000000	11.5000000000	2.0000000000	36	6	N/A	6 Mo Libor
197	I	2.0000000000	11.5000000000	2.0000000000	41	6	N/A	6 Mo Libor
198	I	2.0000000000	11.6250000000	2.0000000000	41	12	101	1 Yr Treas
199	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
200	I	2.0000000000	10.6250000000	2.2500000000	40	12	40	1 Yr Libor
201	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
202	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
203	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
204	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
205	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
206	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
207	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
208	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
209	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
210	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
211	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
212	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
213	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
214	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
215	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
216	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
217	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
218	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
219	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
220	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
221	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
222	I	2.0000000000	10.6250000000	2.0000000000	40	12	40	1 Yr Libor
223	I	2.0000000000	10.6250000000	2.0000000000	41	12	41	1 Yr Libor
224	I	2.0000000000	10.6250000000	2.0000000000	41	12	41	1 Yr Libor
225	I	2.0000000000	10.6250000000	2.0000000000	41	12	N/A	1 Yr Libor
226	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
227	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
228	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
229	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
230	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
231	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
232	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
233	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
234	I	2.0000000000	11.6250000000	2.0000000000	41	6	41	6 Mo Libor
235	I	2.0000000000	11.6250000000	2.0000000000	40	6	N/A	6 Mo Libor
236	I	2.0000000000	11.6250000000	2.0000000000	41	6	N/A	6 Mo Libor
237	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
238	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
239	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
240	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
241	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
242	I	2.0000000000	11.6250000000	2.0000000000	41	6	101	6 Mo Libor
243	I	2.0000000000	10.6250000000	2.0000000000	41	6	41	6 Mo Libor
244	I	2.0000000000	11.6250000000	2.0000000000	39	6	N/A	6 Mo Libor
245	I	2.0000000000	10.7500000000	2.5000000000	41	12	41	1 Yr Treas
246	I	2.0000000000	10.7500000000	2.0000000000	39	12	99	1 Yr Libor
247	I	2.0000000000	10.7500000000	2.0000000000	41	12	101	1 Yr Libor
248	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
249	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
250	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
251	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
252	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
253	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
254	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
255	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
256	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
257	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
258	I	2.0000000000	10.7500000000	2.2500000000	40	12	40	1 Yr Libor
259	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
260	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
261	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
262	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
263	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
264	I	2.0000000000	10.7500000000	2.0000000000	40	12	40	1 Yr Libor
265	I	2.0000000000	10.7500000000	2.0000000000	41	12	41	1 Yr Libor
266	I	2.0000000000	10.7500000000	2.0000000000	41	12	41	1 Yr Libor
267	I	2.0000000000	10.7500000000	2.0000000000	41	12	41	1 Yr Libor
268	I	2.0000000000	10.7500000000	2.0000000000	40	12	N/A	1 Yr Libor
269	I	2.0000000000	10.7500000000	2.0000000000	41	12	N/A	1 Yr Libor
270	I	2.0000000000	10.7500000000	2.0000000000	41	12	N/A	1 Yr Libor
271	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
272	I	2.0000000000	11.7500000000	2.0000000000	41	6	N/A	6 Mo Libor
273	I	2.0000000000	11.7500000000	2.0000000000	40	6	100	6 Mo Libor
274	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
275	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
276	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
277	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
278	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
279	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
280	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
281	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
282	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
283	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
284	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
285	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
286	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
287	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
288	I	2.0000000000	11.7500000000	2.0000000000	41	6	N/A	6 Mo Libor
289	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
290	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
291	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
292	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
293	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
294	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
295	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
296	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
297	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
298	I	2.0000000000	11.7500000000	2.0000000000	41	6	101	6 Mo Libor
299	I	2.0000000000	11.7500000000	2.0000000000	41	6	N/A	6 Mo Libor
300	I	2.0000000000	10.8750000000	2.5000000000	41	12	41	1 Yr Treas
301	I	2.0000000000	10.8750000000	2.0000000000	41	12	101	1 Yr Libor
302	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
303	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
304	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
305	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
306	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
307	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
308	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
309	I	2.0000000000	10.8750000000	2.0000000000	40	12	40	1 Yr Libor
310	I	2.0000000000	10.8750000000	2.0000000000	41	12	41	1 Yr Libor
311	I	2.0000000000	10.8750000000	2.0000000000	41	12	41	1 Yr Libor
312	I	2.0000000000	10.8750000000	2.0000000000	41	12	N/A	1 Yr Libor
313	I	2.0000000000	10.8750000000	2.0000000000	41	12	N/A	1 Yr Libor
314	I	2.0000000000	10.8750000000	2.0000000000	41	12	N/A	1 Yr Libor
315	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
316	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
317	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
318	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
319	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
320	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
321	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
322	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
323	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
324	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
325	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
326	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
327	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
328	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
329	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
330	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
331	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
332	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
333	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
334	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
335	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
336	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
337	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
338	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
339	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
340	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
341	I	2.0000000000	11.8750000000	2.0000000000	40	6	100	6 Mo Libor
342	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
343	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
344	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
345	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
346	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
347	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
348	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
349	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
350	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
351	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
352	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
353	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
354	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
355	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
356	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
357	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
358	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
359	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
360	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
361	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
362	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
363	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
364	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
365	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
366	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
367	I	2.0000000000	11.8750000000	2.0000000000	41	6	101	6 Mo Libor
368	I	2.0000000000	11.8750000000	2.0000000000	41	6	41	6 Mo Libor
369	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
370	I	2.0000000000	11.8750000000	2.0000000000	41	6	N/A	6 Mo Libor
371	I	2.0000000000	10.8750000000	2.0750000000	47	12	47	1 Yr Libor
372	I	2.0000000000	11.0000000000	2.0000000000	41	12	101	1 Yr Libor
373	I	2.0000000000	11.0000000000	2.0000000000	40	12	40	1 Yr Libor
374	I	2.0000000000	11.0000000000	2.0000000000	40	12	40	1 Yr Libor
375	I	2.0000000000	11.0000000000	2.5000000000	40	12	40	1 Yr Libor
376	I	2.0000000000	11.0000000000	2.0000000000	40	12	40	1 Yr Libor
377	I	2.0000000000	11.0000000000	2.0000000000	40	12	40	1 Yr Libor
378	I	2.0000000000	11.0000000000	2.0000000000	41	12	N/A	1 Yr Libor
379	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
380	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
381	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
382	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
383	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
384	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
385	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
386	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
387	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
388	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
389	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
390	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
391	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
392	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
393	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
394	I	2.0000000000	12.0000000000	2.0000000000	41	6	41	6 Mo Libor
395	I	2.0000000000	12.0000000000	2.0000000000	41	6	N/A	6 Mo Libor
396	I	2.0000000000	12.0000000000	2.0000000000	41	6	N/A	6 Mo Libor
397	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
398	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
399	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
400	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
401	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
402	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
403	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
404	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
405	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
406	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
407	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
408	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
409	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
410	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
411	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
412	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
413	I	2.0000000000	12.0000000000	2.0000000000	41	6	101	6 Mo Libor
414	I	2.0000000000	11.0000000000	2.0000000000	40	6	N/A	6 Mo Libor
415	I	2.0000000000	12.0000000000	2.0000000000	41	6	N/A	6 Mo Libor
416	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
417	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
418	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
419	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
420	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
421	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
422	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
423	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
424	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
425	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
426	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
427	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
428	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
429	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
430	I	2.0000000000	12.1250000000	2.0000000000	40	6	100	6 Mo Libor
431	I	2.0000000000	12.1250000000	2.0000000000	40	6	100	6 Mo Libor
432	I	2.0000000000	12.1250000000	2.0000000000	40	6	100	6 Mo Libor
433	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
434	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
435	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
436	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
437	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
438	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
439	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
440	I	2.0000000000	12.1250000000	2.0000000000	41	6	101	6 Mo Libor
441	I	2.0000000000	12.1250000000	2.0000000000	41	6	41	6 Mo Libor
442	I	2.0000000000	12.1250000000	2.0000000000	41	6	N/A	6 Mo Libor
443	I	2.0000000000	11.2500000000	2.0000000000	45	12	45	1 Yr Libor
444	I	2.0000000000	11.2500000000	2.5000000000	40	12	40	1 Yr Libor
445	I	2.0000000000	11.2500000000	2.0000000000	41	12	41	1 Yr Libor
446	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
447	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
448	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
449	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
450	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
451	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
452	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
453	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
454	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
455	I	2.0000000000	12.2500000000	2.0000000000	41	6	N/A	6 Mo Libor
456	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
457	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
458	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
459	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
460	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
461	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
462	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
463	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
464	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
465	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
466	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
467	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
468	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
469	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
470	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
471	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
472	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
473	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
474	I	2.0000000000	12.2500000000	2.0000000000	41	6	101	6 Mo Libor
475	I	2.0000000000	11.3750000000	2.0000000000	40	12	40	1 Yr Libor
476	I	2.0000000000	12.3750000000	2.0000000000	41	6	101	6 Mo Libor
477	I	2.0000000000	12.3750000000	2.0000000000	41	6	101	6 Mo Libor
478	I	2.0000000000	12.3750000000	2.0000000000	41	6	101	6 Mo Libor
479	I	2.0000000000	12.3750000000	2.0000000000	40	6	100	6 Mo Libor
480	I	2.0000000000	12.3750000000	2.0000000000	41	6	101	6 Mo Libor
481	I	2.0000000000	12.3750000000	2.0000000000	41	6	101	6 Mo Libor
482	I	2.0000000000	12.5000000000	2.0000000000	47	12	107	1 Yr Libor
483	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
484	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
485	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
486	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
487	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
488	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
489	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
490	I	2.0000000000	12.5000000000	2.0000000000	41	6	101	6 Mo Libor
491	I	2.0000000000	12.5000000000	2.5000000000	41	6	101	6 Mo Libor
492	I	2.0000000000	11.6250000000	2.0000000000	40	12	40	1 Yr Libor
493	I	2.0000000000	12.6250000000	2.0000000000	41	6	101	6 Mo Libor
494	I	2.0000000000	12.6250000000	2.0000000000	41	6	101	6 Mo Libor
495	I	2.0000000000	12.6250000000	2.0000000000	41	6	101	6 Mo Libor
496	I	2.0000000000	12.7500000000	2.0000000000	41	6	101	6 Mo Libor
497	I	2.0000000000	12.7500000000	2.0000000000	41	6	101	6 Mo Libor
498	I	2.0000000000	12.7500000000	2.0000000000	41	6	101	6 Mo Libor
499	I	2.0000000000	13.1250000000	2.0000000000	47	12	107	1 Yr Libor
500	I	2.0000000000	13.2500000000	2.0000000000	41	6	101	6 Mo Libor
501	I	2.0000000000	13.2500000000	2.0000000000	41	6	101	6 Mo Libor
502	II	2.0000000000	10.0000000000	2.0000000000	51	12	111	1 Yr Libor
503	II	2.0000000000	9.2500000000	2.0000000000	49	12	49	1 Yr Libor
504	II	2.0000000000	9.2500000000	2.0000000000	53	12	53	1 Yr Libor
505	II	2.0000000000	10.7500000000	1.8750000000	52	12	52	1 Yr Libor
506	II	2.0000000000	9.6250000000	2.0000000000	49	12	49	1 Yr Libor
507	II	1.0000000000	9.8750000000	1.8750000000	52	12	112	1 Yr Libor
508	II	2.0000000000	9.8750000000	1.8750000000	52	12	52	1 Yr Libor
509	II	2.0000000000	10.0000000000	2.6250000000	52	12	112	1 Yr Libor
510	II	2.0000000000	9.8750000000	2.0000000000	53	12	113	1 Yr Libor
511	II	2.0000000000	10.1250000000	1.8750000000	52	12	52	1 Yr Libor
512	II	2.0000000000	10.1250000000	1.8750000000	52	12	52	1 Yr Libor
513	II	2.0000000000	10.0000000000	2.0750000000	53	12	113	1 Yr Libor
514	II	2.0000000000	11.1250000000	2.0000000000	49	12	109	1 Yr Libor
515	II	1.0000000000	10.2500000000	1.8750000000	52	12	112	1 Yr Libor
516	II	2.0000000000	10.2500000000	2.3750000000	52	12	52	1 Yr Libor
517	II	2.0000000000	10.2500000000	1.8750000000	52	12	52	1 Yr Libor
518	II	2.0000000000	10.1250000000	2.0000000000	51	12	51	1 Yr Libor
519	II	2.0000000000	10.2500000000	2.5000000000	52	12	112	1 Yr Treas
520	II	2.0000000000	10.2500000000	2.0000000000	52	12	112	1 Yr Libor
521	II	2.0000000000	10.2500000000	2.0000000000	52	12	52	1 Yr Libor
522	II	2.0000000000	10.2500000000	2.0750000000	52	12	52	1 Yr Libor
523	II	2.0000000000	10.2500000000	2.0750000000	53	12	53	1 Yr Libor
524	II	2.0000000000	10.3750000000	2.4800000000	52	12	112	1 Yr Treas
525	II	2.0000000000	10.3750000000	2.0000000000	51	12	51	1 Yr Libor
526	II	2.0000000000	10.3750000000	2.0000000000	50	12	N/A	1 Yr Libor
527	II	2.0000000000	10.3750000000	2.0000000000	51	12	N/A	1 Yr Libor
528	II	1.0000000000	10.5000000000	1.8750000000	52	6	112	6 Mo Libor
529	II	2.0000000000	10.3750000000	2.0750000000	53	12	113	1 Yr Libor
530	II	2.0000000000	10.3750000000	2.0750000000	53	12	113	1 Yr Libor
531	II	2.0000000000	10.3750000000	2.0750000000	52	12	52	1 Yr Libor
532	II	2.0000000000	10.5000000000	2.5000000000	52	12	112	1 Yr Treas
533	II	2.0000000000	10.6250000000	2.3750000000	52	12	112	1 Yr Libor
534	II	2.0000000000	10.5000000000	2.0000000000	50	12	110	1 Yr Libor
535	II	1.0000000000	10.5000000000	2.0000000000	49	6	N/A	6 Mo Libor
536	II	2.0000000000	10.8750000000	2.1800000000	52	12	112	1 Yr Libor
537	II	2.0000000000	10.5000000000	2.0750000000	53	12	113	1 Yr Libor
538	II	2.0000000000	10.5000000000	2.0750000000	53	12	113	1 Yr Libor
539	II	2.0000000000	10.5000000000	2.0750000000	53	12	113	1 Yr Libor
540	II	2.0000000000	10.5000000000	2.0750000000	52	12	52	1 Yr Libor
541	II	2.0000000000	10.8750000000	2.2200000000	52	12	112	1 Yr Libor
542	II	1.0000000000	10.7500000000	1.8750000000	52	12	112	1 Yr Libor
543	II	2.0000000000	10.6250000000	2.0000000000	51	12	111	1 Yr Libor
544	II	2.0000000000	10.6250000000	2.0000000000	52	12	112	1 Yr Libor
545	II	2.0000000000	10.6250000000	2.0000000000	52	12	112	1 Yr Libor
546	II	2.0000000000	10.6250000000	2.0000000000	49	12	49	1 Yr Libor
547	II	2.0000000000	10.6250000000	2.0750000000	53	12	113	1 Yr Libor
548	II	2.0000000000	10.6250000000	2.0750000000	53	12	113	1 Yr Libor
549	II	2.0000000000	10.6250000000	2.0750000000	53	12	N/A	1 Yr Libor
550	II	2.0000000000	10.6250000000	2.0750000000	52	12	112	1 Yr Libor
551	II	2.0000000000	10.6250000000	2.0750000000	53	12	113	1 Yr Libor
552	II	2.0000000000	10.6250000000	2.0750000000	53	12	53	1 Yr Libor
553	II	2.0000000000	10.6250000000	2.0750000000	53	12	53	1 Yr Libor
554	II	2.0000000000	10.8750000000	2.3750000000	52	12	52	1 Yr Treas
555	II	2.0000000000	10.7500000000	2.0000000000	50	12	110	1 Yr Libor
556	II	2.0000000000	10.7500000000	2.0000000000	51	12	111	1 Yr Libor
557	II	2.0000000000	10.7500000000	2.0000000000	52	12	112	1 Yr Libor
558	II	2.0000000000	10.8750000000	2.3750000000	52	12	112	1 Yr Libor
559	II	2.0000000000	10.7500000000	2.0000000000	52	12	112	1 Yr Libor
560	II	2.0000000000	10.8750000000	1.8750000000	52	12	52	1 Yr Libor
561	II	2.0000000000	10.7500000000	2.0000000000	50	12	50	1 Yr Libor
562	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
563	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
564	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
565	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
566	II	2.0000000000	10.7500000000	2.0750000000	53	12	N/A	1 Yr Libor
567	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
568	II	2.0000000000	10.7500000000	2.0750000000	53	12	113	1 Yr Libor
569	II	2.0000000000	10.7500000000	2.0750000000	53	12	53	1 Yr Libor
570	II	2.0000000000	10.7500000000	2.0750000000	53	12	N/A	1 Yr Libor
571	II	2.0000000000	10.7500000000	2.0750000000	53	12	N/A	1 Yr Libor
572	II	2.0000000000	10.8750000000	2.4800000000	51	12	111	1 Yr Treas
573	II	2.0000000000	10.8750000000	2.4800000000	52	12	112	1 Yr Treas
574	II	2.0000000000	10.8750000000	2.5000000000	52	12	112	1 Yr Treas
575	II	2.0000000000	11.0000000000	2.3750000000	52	12	52	1 Yr Treas
576	II	2.0000000000	11.0000000000	2.3750000000	52	12	112	1 Yr Libor
577	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
578	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
579	II	2.0000000000	10.8750000000	2.0000000000	51	12	111	1 Yr Libor
580	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
581	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
582	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
583	II	2.0000000000	10.8750000000	2.0000000000	50	12	110	1 Yr Libor
584	II	2.0000000000	11.0000000000	1.8750000000	52	12	112	1 Yr Libor
585	II	2.0000000000	11.0000000000	1.8750000000	53	12	113	1 Yr Libor
586	II	2.0000000000	11.0000000000	1.8750000000	53	12	113	1 Yr Libor
587	II	2.0000000000	11.0000000000	1.8750000000	53	12	113	1 Yr Libor
588	II	2.0000000000	10.8750000000	2.0000000000	50	12	110	1 Yr Libor
589	II	2.0000000000	10.8750000000	2.0000000000	50	12	110	1 Yr Libor
590	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
591	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
592	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
593	II	2.0000000000	10.8750000000	2.0000000000	52	12	112	1 Yr Libor
594	II	2.0000000000	10.8750000000	2.0000000000	53	12	113	1 Yr Libor
595	II	2.0000000000	10.8750000000	2.0000000000	52	12	52	1 Yr Libor
596	II	2.0000000000	10.8750000000	2.0000000000	49	12	49	1 Yr Libor
597	II	2.0000000000	10.8750000000	2.0000000000	50	12	50	1 Yr Libor
598	II	2.0000000000	10.8750000000	2.0000000000	51	12	51	1 Yr Libor
599	II	2.0000000000	11.8750000000	2.0000000000	51	12	N/A	1 Yr Libor
600	II	1.0000000000	10.8750000000	2.0000000000	48	6	108	6 Mo Libor
601	II	1.0000000000	10.8750000000	2.0000000000	49	6	109	6 Mo Libor
602	II	2.0000000000	11.8750000000	2.0000000000	53	6	N/A	6 Mo Libor
603	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
604	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
605	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
606	II	2.0000000000	10.8750000000	2.0750000000	53	12	N/A	1 Yr Libor
607	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
608	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
609	II	2.0000000000	10.8750000000	2.0750000000	52	12	112	1 Yr Libor
610	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
611	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
612	II	2.0000000000	10.8750000000	2.0750000000	53	12	113	1 Yr Libor
613	II	2.0000000000	10.8750000000	2.0750000000	52	12	52	1 Yr Libor
614	II	2.0000000000	10.8750000000	2.0750000000	52	12	52	1 Yr Libor
615	II	2.0000000000	10.8750000000	2.0750000000	53	12	53	1 Yr Libor
616	II	2.0000000000	10.8750000000	2.0750000000	53	12	53	1 Yr Libor
617	II	2.0000000000	10.8750000000	2.0750000000	52	12	N/A	1 Yr Libor
618	II	2.0000000000	10.8750000000	2.0750000000	53	12	N/A	1 Yr Libor
619	II	2.0000000000	11.0000000000	2.4800000000	52	12	112	1 Yr Treas
620	II	2.0000000000	11.0000000000	2.4800000000	52	12	112	1 Yr Treas
621	II	2.0000000000	11.0000000000	2.4800000000	49	12	N/A	1 Yr Treas
622	II	2.0000000000	11.0000000000	2.5000000000	48	12	48	1 Yr Treas
623	II	2.0000000000	11.0000000000	2.5000000000	52	12	52	1 Yr Treas
624	II	2.0000000000	11.0000000000	2.5000000000	52	12	52	1 Yr Treas
625	II	2.0000000000	11.1250000000	2.3750000000	52	12	52	1 Yr Treas
626	II	2.0000000000	11.0000000000	2.0000000000	50	12	110	1 Yr Libor
627	II	2.0000000000	11.0000000000	2.0000000000	50	12	110	1 Yr Libor
628	II	2.0000000000	11.0000000000	2.0000000000	52	12	112	1 Yr Libor
629	II	2.0000000000	11.0000000000	2.0000000000	50	12	50	1 Yr Libor
630	II	2.0000000000	11.0000000000	2.0000000000	51	12	111	1 Yr Libor
631	II	2.0000000000	11.0000000000	2.0000000000	53	12	113	1 Yr Libor
632	II	2.0000000000	11.0000000000	2.0000000000	49	12	N/A	1 Yr Libor
633	II	2.0000000000	11.0000000000	2.0000000000	52	12	112	1 Yr Libor
634	II	2.0000000000	11.0000000000	2.0000000000	52	12	112	1 Yr Libor
635	II	2.0000000000	11.1250000000	1.8750000000	52	12	112	1 Yr Libor
636	II	1.0000000000	11.1250000000	1.8750000000	52	12	112	1 Yr Libor
637	II	2.0000000000	11.1250000000	1.8750000000	53	12	113	1 Yr Libor
638	II	2.0000000000	11.1250000000	1.8750000000	53	12	113	1 Yr Libor
639	II	2.0000000000	11.1250000000	1.8750000000	53	12	113	1 Yr Libor
640	II	2.0000000000	11.0000000000	2.0000000000	49	12	109	1 Yr Libor
641	II	2.0000000000	11.0000000000	2.0000000000	50	12	110	1 Yr Libor
642	II	1.0000000000	11.0000000000	2.0000000000	51	12	111	1 Yr Libor
643	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
644	II	2.0000000000	11.0000000000	2.0000000000	52	12	112	1 Yr Libor
645	II	1.0000000000	11.0000000000	2.0000000000	53	12	113	1 Yr Libor
646	II	1.0000000000	11.0000000000	2.0000000000	53	12	113	1 Yr Libor
647	II	2.0000000000	11.0000000000	2.0000000000	53	12	113	1 Yr Libor
648	II	2.0000000000	11.0000000000	2.0000000000	48	12	48	1 Yr Libor
649	II	2.0000000000	11.0000000000	2.0000000000	52	12	52	1 Yr Libor
650	II	2.0000000000	11.0000000000	2.0000000000	52	12	52	1 Yr Libor
651	II	2.0000000000	11.1250000000	1.8750000000	52	12	52	1 Yr Libor
652	II	2.0000000000	11.0000000000	2.0000000000	50	12	50	1 Yr Libor
653	II	2.0000000000	11.0000000000	2.0000000000	50	12	50	1 Yr Libor
654	II	2.0000000000	11.0000000000	2.0000000000	50	12	50	1 Yr Libor
655	II	2.0000000000	11.0000000000	2.0000000000	50	12	50	1 Yr Libor
656	II	2.0000000000	11.0000000000	2.0000000000	52	12	52	1 Yr Libor
657	II	2.0000000000	11.0000000000	2.0000000000	53	12	53	1 Yr Libor
658	II	2.0000000000	11.0000000000	2.0000000000	53	12	53	1 Yr Libor
659	II	2.0000000000	11.0000000000	2.0000000000	52	12	N/A	1 Yr Libor
660	II	1.0000000000	11.0000000000	2.0000000000	53	12	N/A	1 Yr Libor
661	II	2.0000000000	11.0000000000	2.0500000000	53	12	113	1 Yr Libor
662	II	2.0000000000	10.9990000000	2.0750000000	52	12	112	1 Yr Libor
663	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
664	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
665	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
666	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
667	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
668	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
669	II	2.0000000000	11.0000000000	2.0750000000	52	12	112	1 Yr Libor
670	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
671	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
672	II	2.0000000000	11.0000000000	2.0750000000	52	12	112	1 Yr Libor
673	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
674	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
675	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
676	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
677	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
678	II	2.0000000000	11.0000000000	2.0750000000	53	12	113	1 Yr Libor
679	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
680	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
681	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
682	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
683	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
684	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
685	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
686	II	2.0000000000	11.0000000000	2.0750000000	53	12	N/A	1 Yr Libor
687	II	2.0000000000	11.1250000000	2.4800000000	49	12	109	1 Yr Treas
688	II	2.0000000000	11.1250000000	2.4800000000	50	12	110	1 Yr Treas
689	II	2.0000000000	11.1250000000	2.4800000000	51	12	111	1 Yr Treas
690	II	2.0000000000	11.1250000000	2.4800000000	52	12	112	1 Yr Treas
691	II	2.0000000000	11.1250000000	2.4800000000	52	12	112	1 Yr Treas
692	II	2.0000000000	11.1250000000	2.4800000000	53	12	N/A	1 Yr Treas
693	II	2.0000000000	11.1250000000	2.5000000000	52	12	52	1 Yr Treas
694	II	2.0000000000	11.2500000000	2.3750000000	52	12	52	1 Yr Treas
695	II	2.0000000000	11.1250000000	2.0000000000	50	12	110	1 Yr Libor
696	II	2.0000000000	11.1250000000	2.0000000000	51	12	111	1 Yr Libor
697	II	2.0000000000	11.1250000000	2.0000000000	51	12	111	1 Yr Libor
698	II	2.0000000000	11.1250000000	2.0000000000	52	12	N/A	1 Yr Libor
699	II	1.0000000000	11.2500000000	2.3750000000	52	12	112	1 Yr Libor
700	II	2.0000000000	12.1250000000	2.0000000000	51	12	111	1 Yr Libor
701	II	2.0000000000	11.1250000000	2.0000000000	52	12	112	1 Yr Libor
702	II	2.0000000000	11.1250000000	2.0000000000	50	12	110	1 Yr Libor
703	II	1.0000000000	11.2500000000	1.8750000000	52	12	112	1 Yr Libor
704	II	1.0000000000	11.2500000000	1.8750000000	52	12	112	1 Yr Libor
705	II	1.0000000000	11.2500000000	1.8750000000	52	12	112	1 Yr Libor
706	II	1.0000000000	11.2500000000	1.8750000000	52	12	112	1 Yr Libor
707	II	2.0000000000	11.2500000000	1.8750000000	53	12	113	1 Yr Libor
708	II	2.0000000000	11.2500000000	1.8750000000	53	12	113	1 Yr Libor
709	II	2.0000000000	11.2500000000	1.8750000000	53	12	113	1 Yr Libor
710	II	2.0000000000	11.1250000000	2.0000000000	50	12	110	1 Yr Libor
711	II	2.0000000000	12.1250000000	2.0000000000	50	12	110	1 Yr Libor
712	II	2.0000000000	11.1250000000	2.2500000000	51	12	111	1 Yr Libor
713	II	2.0000000000	11.1250000000	2.0000000000	51	12	111	1 Yr Libor
714	II	2.0000000000	11.1250000000	2.0000000000	51	12	111	1 Yr Libor
715	II	2.0000000000	11.1250000000	2.0000000000	52	12	112	1 Yr Libor
716	II	2.0000000000	11.1250000000	2.0000000000	52	12	112	1 Yr Libor
717	II	1.0000000000	11.1250000000	2.5000000000	53	12	113	1 Yr Libor
718	II	1.0000000000	11.1250000000	2.0000000000	53	12	113	1 Yr Libor
719	II	2.0000000000	11.1250000000	2.0000000000	52	12	52	1 Yr Libor
720	II	2.0000000000	11.1250000000	2.0000000000	52	12	52	1 Yr Libor
721	II	2.0000000000	11.1250000000	2.0000000000	52	12	52	1 Yr Libor
722	II	2.0000000000	11.1250000000	2.0000000000	49	12	49	1 Yr Libor
723	II	2.0000000000	11.1250000000	2.0000000000	52	12	52	1 Yr Libor
724	II	2.0000000000	11.1250000000	2.0000000000	52	12	52	1 Yr Libor
725	II	2.0000000000	11.1250000000	2.0000000000	53	12	53	1 Yr Libor
726	II	2.0000000000	11.1250000000	2.0000000000	52	12	N/A	1 Yr Libor
727	II	2.0000000000	11.1250000000	2.0000000000	51	12	N/A	1 Yr Libor
728	II	1.0000000000	11.1250000000	2.0000000000	49	6	109	6 Mo Libor
729	II	2.0000000000	11.1250000000	2.0500000000	53	12	N/A	1 Yr Libor
730	II	2.0000000000	11.2500000000	2.3200000000	53	12	113	1 Yr Libor
731	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
732	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
733	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
734	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
735	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
736	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
737	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
738	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
739	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
740	II	2.0000000000	11.1250000000	2.0750000000	52	12	112	1 Yr Libor
741	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
742	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
743	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
744	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
745	II	2.0000000000	11.1250000000	2.0750000000	52	12	112	1 Yr Libor
746	II	2.0000000000	11.1250000000	2.0750000000	52	12	112	1 Yr Libor
747	II	2.0000000000	11.1250000000	2.0750000000	52	12	112	1 Yr Libor
748	II	2.0000000000	11.1250000000	2.0750000000	52	12	112	1 Yr Libor
749	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
750	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
751	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
752	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
753	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
754	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
755	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
756	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
757	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
758	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
759	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
760	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
761	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
762	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
763	II	2.0000000000	11.1250000000	2.0750000000	53	12	113	1 Yr Libor
764	II	2.0000000000	11.1250000000	2.0750000000	51	12	51	1 Yr Libor
765	II	2.0000000000	11.3750000000	2.0750000000	52	12	52	1 Yr Libor
766	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
767	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
768	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
769	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
770	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
771	II	2.0000000000	11.1250000000	2.0750000000	53	12	53	1 Yr Libor
772	II	2.0000000000	11.1250000000	2.0750000000	53	12	53	1 Yr Libor
773	II	2.0000000000	11.1250000000	2.0750000000	52	12	N/A	1 Yr Libor
774	II	2.0000000000	11.1250000000	2.0750000000	52	12	N/A	1 Yr Libor
775	II	2.0000000000	11.1250000000	2.0750000000	53	12	N/A	1 Yr Libor
776	II	2.0000000000	11.6250000000	2.2100000000	53	12	N/A	1 Yr Libor
777	II	2.0000000000	11.2500000000	2.4800000000	51	12	111	1 Yr Treas
778	II	2.0000000000	11.2500000000	2.4800000000	52	12	N/A	1 Yr Treas
779	II	2.0000000000	11.7500000000	2.3700000000	53	12	113	1 Yr Libor
780	II	2.0000000000	11.2500000000	2.5000000000	50	12	110	1 Yr Treas
781	II	2.0000000000	11.2500000000	2.5000000000	52	12	112	1 Yr Treas
782	II	2.0000000000	11.2500000000	2.5000000000	52	12	112	1 Yr Treas
783	II	2.0000000000	11.2500000000	2.5000000000	52	12	112	1 Yr Treas
784	II	2.0000000000	11.2500000000	2.5000000000	51	12	51	1 Yr Treas
785	II	2.0000000000	11.2500000000	2.5000000000	51	12	51	1 Yr Treas
786	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
787	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
788	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
789	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
790	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
791	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
792	II	2.0000000000	11.2500000000	2.5000000000	52	12	52	1 Yr Treas
793	II	2.0000000000	11.3750000000	2.3750000000	52	12	52	1 Yr Treas
794	II	2.0000000000	11.3750000000	2.3750000000	52	12	52	1 Yr Treas
795	II	2.0000000000	11.3750000000	2.3750000000	52	12	52	1 Yr Treas
796	II	2.0000000000	11.3750000000	2.3750000000	52	12	52	1 Yr Treas
797	II	2.0000000000	11.3750000000	2.3750000000	52	12	52	1 Yr Treas
798	II	2.0000000000	11.2500000000	2.5000000000	49	12	N/A	1 Yr Treas
799	II	2.0000000000	11.2500000000	2.0000000000	51	12	111	1 Yr Libor
800	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
801	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
802	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
803	II	2.0000000000	11.3750000000	2.8750000000	52	12	112	1 Yr Libor
804	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
805	II	2.0000000000	12.2500000000	2.0000000000	51	12	111	1 Yr Libor
806	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
807	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
808	II	2.0000000000	11.3750000000	1.8750000000	52	12	52	1 Yr Libor
809	II	2.0000000000	11.2500000000	3.2500000000	51	12	111	1 Yr Libor
810	II	2.0000000000	11.2500000000	2.0000000000	51	12	111	1 Yr Libor
811	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
812	II	1.0000000000	11.3750000000	1.8750000000	52	12	112	1 Yr Libor
813	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
814	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
815	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
816	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
817	II	2.0000000000	11.3750000000	1.8750000000	53	12	113	1 Yr Libor
818	II	2.0000000000	11.2500000000	2.0000000000	50	12	110	1 Yr Libor
819	II	2.0000000000	12.2500000000	2.0000000000	51	12	111	1 Yr Libor
820	II	2.0000000000	11.2500000000	2.0000000000	51	12	111	1 Yr Libor
821	II	2.0000000000	11.2500000000	2.0000000000	51	12	111	1 Yr Libor
822	II	2.0000000000	11.2500000000	2.0000000000	51	12	111	1 Yr Libor
823	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
824	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
825	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
826	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
827	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
828	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
829	II	2.0000000000	11.2500000000	2.0000000000	52	12	112	1 Yr Libor
830	II	1.0000000000	11.2500000000	2.0000000000	53	12	113	1 Yr Libor
831	II	1.0000000000	11.2500000000	2.0000000000	53	12	113	1 Yr Libor
832	II	1.0000000000	11.2500000000	2.0000000000	54	12	114	1 Yr Libor
833	II	2.0000000000	11.2500000000	2.0000000000	51	12	51	1 Yr Libor
834	II	2.0000000000	11.2500000000	2.0000000000	51	12	51	1 Yr Libor
835	II	2.0000000000	11.2500000000	2.0000000000	52	12	52	1 Yr Libor
836	II	2.0000000000	11.2500000000	2.0000000000	52	12	52	1 Yr Libor
837	II	2.0000000000	12.3750000000	1.8750000000	52	12	52	1 Yr Libor
838	II	2.0000000000	11.3750000000	1.8750000000	52	12	52	1 Yr Libor
839	II	2.0000000000	11.2500000000	2.0000000000	49	12	49	1 Yr Libor
840	II	2.0000000000	11.2500000000	2.0000000000	49	12	49	1 Yr Libor
841	II	2.0000000000	11.2500000000	2.0000000000	50	12	50	1 Yr Libor
842	II	2.2500000000	11.2500000000	2.0000000000	50	12	50	1 Yr Libor
843	II	2.0000000000	11.2500000000	2.0000000000	53	12	53	1 Yr Libor
844	II	2.0000000000	12.2500000000	2.0000000000	53	12	53	1 Yr Libor
845	II	2.0000000000	11.2500000000	2.0000000000	49	12	N/A	1 Yr Libor
846	II	2.0000000000	11.2500000000	2.0000000000	52	12	N/A	1 Yr Libor
847	II	2.0000000000	11.2500000000	2.0000000000	53	12	N/A	1 Yr Libor
848	II	1.0000000000	11.2500000000	2.0000000000	49	6	109	6 Mo Libor
849	II	1.0000000000	13.4000000000	5.5250000000	52	12	N/A	1 Yr Libor
850	II	2.0000000000	11.2500000000	2.0500000000	52	12	112	1 Yr Libor
851	II	2.0000000000	11.2500000000	2.0500000000	53	12	113	1 Yr Libor
852	II	2.0000000000	11.2500000000	2.5750000000	53	12	N/A	1 Yr Treas
853	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
854	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
855	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
856	II	1.0000000000	13.4500000000	5.5750000000	52	12	N/A	1 Yr Libor
857	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
858	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
859	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
860	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
861	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
862	II	2.0000000000	11.2500000000	2.0750000000	52	12	112	1 Yr Libor
863	II	2.0000000000	11.2500000000	2.0750000000	52	12	112	1 Yr Libor
864	II	2.0000000000	11.2500000000	2.0750000000	52	12	112	1 Yr Libor
865	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
866	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
867	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
868	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
869	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
870	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
871	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
872	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
873	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
874	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
875	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
876	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
877	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
878	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
879	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
880	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
881	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
882	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
883	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
884	II	2.0000000000	11.2500000000	2.0750000000	51	12	51	1 Yr Libor
885	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
886	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
887	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
888	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
889	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
890	II	2.0000000000	11.2500000000	2.0750000000	52	12	52	1 Yr Libor
891	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
892	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
893	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
894	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
895	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
896	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
897	II	2.0000000000	11.2500000000	2.0750000000	53	12	53	1 Yr Libor
898	II	2.0000000000	11.2500000000	2.0750000000	53	12	N/A	1 Yr Libor
899	II	2.0000000000	11.3750000000	2.4800000000	50	12	110	1 Yr Treas
900	II	2.0000000000	11.3750000000	2.4800000000	50	12	110	1 Yr Treas
901	II	2.0000000000	11.3750000000	2.4800000000	50	12	110	1 Yr Treas
902	II	2.0000000000	11.3750000000	2.4800000000	51	12	111	1 Yr Treas
903	II	2.0000000000	11.3750000000	2.4800000000	51	12	111	1 Yr Treas
904	II	2.0000000000	11.3750000000	2.4800000000	52	12	112	1 Yr Treas
905	II	2.0000000000	11.3750000000	2.4800000000	52	12	112	1 Yr Treas
906	II	1.0000000000	12.4900000000	4.1150000000	52	12	52	1 Yr Libor
907	II	2.0000000000	11.3750000000	2.5000000000	49	12	109	1 Yr Treas
908	II	2.0000000000	11.3750000000	2.5000000000	50	12	110	1 Yr Treas
909	II	2.0000000000	11.3750000000	2.5000000000	52	12	112	1 Yr Treas
910	II	2.0000000000	11.3750000000	2.5000000000	52	12	112	1 Yr Treas
911	II	2.0000000000	11.3750000000	2.5000000000	52	12	112	1 Yr Treas
912	II	2.0000000000	11.3750000000	2.5000000000	50	12	50	1 Yr Treas
913	II	2.0000000000	11.3750000000	2.5000000000	50	12	50	1 Yr Treas
914	II	2.0000000000	11.3750000000	2.5000000000	50	12	50	1 Yr Treas
915	II	2.0000000000	11.3750000000	2.5000000000	51	12	51	1 Yr Treas
916	II	2.0000000000	11.3750000000	2.5000000000	51	12	51	1 Yr Treas
917	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
918	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
919	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
920	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
921	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
922	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
923	II	2.0000000000	11.3750000000	2.5000000000	52	12	52	1 Yr Treas
924	II	2.0000000000	11.5000000000	2.3750000000	52	12	52	1 Yr Treas
925	II	2.0000000000	11.3750000000	2.5000000000	52	12	N/A	1 Yr Treas
926	II	2.0000000000	11.3750000000	2.5000000000	52	12	N/A	1 Yr Treas
927	II	2.0000000000	11.3750000000	2.5000000000	52	12	N/A	1 Yr Treas
928	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
929	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
930	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
931	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
932	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
933	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
934	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
935	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
936	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
937	II	1.0000000000	12.5000000000	3.1250000000	52	12	112	1 Yr Libor
938	II	2.0000000000	11.5000000000	2.8750000000	52	12	112	1 Yr Libor
939	II	2.0000000000	11.5000000000	2.8750000000	53	12	113	1 Yr Libor
940	II	2.0000000000	11.5000000000	2.8750000000	53	12	113	1 Yr Libor
941	II	2.0000000000	11.5000000000	1.8750000000	53	12	113	1 Yr Libor
942	II	2.0000000000	11.3750000000	2.0000000000	50	12	110	1 Yr Libor
943	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
944	II	1.0000000000	11.5000000000	1.8750000000	52	12	52	1 Yr Libor
945	II	2.0000000000	12.3750000000	2.0000000000	51	12	51	1 Yr Libor
946	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
947	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
948	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
949	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
950	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
951	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
952	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
953	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
954	II	2.0000000000	11.5000000000	1.8750000000	52	12	112	1 Yr Libor
955	II	2.0000000000	11.5000000000	1.8750000000	52	12	112	1 Yr Libor
956	II	2.0000000000	11.5000000000	2.8750000000	52	12	112	1 Yr Libor
957	II	2.0000000000	11.5000000000	2.8750000000	52	12	112	1 Yr Libor
958	II	2.0000000000	11.5000000000	2.3750000000	52	12	112	1 Yr Libor
959	II	1.0000000000	11.5000000000	1.8750000000	52	12	112	1 Yr Libor
960	II	1.0000000000	11.5000000000	1.8750000000	52	12	112	1 Yr Libor
961	II	2.0000000000	11.5000000000	1.8750000000	53	12	113	1 Yr Libor
962	II	2.0000000000	11.3750000000	2.0000000000	49	12	109	1 Yr Libor
963	II	2.0000000000	11.3750000000	2.0000000000	50	12	110	1 Yr Libor
964	II	2.0000000000	11.3750000000	2.0000000000	50	12	110	1 Yr Libor
965	II	2.0000000000	11.3750000000	2.0000000000	50	12	110	1 Yr Libor
966	II	2.0000000000	11.3750000000	2.0000000000	50	12	110	1 Yr Libor
967	II	2.0000000000	12.3750000000	2.0000000000	51	12	111	1 Yr Libor
968	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
969	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
970	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
971	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
972	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
973	II	2.0000000000	11.3750000000	2.0000000000	51	12	111	1 Yr Libor
974	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
975	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
976	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
977	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
978	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
979	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
980	II	2.0000000000	11.3750000000	2.0000000000	52	12	112	1 Yr Libor
981	II	1.0000000000	11.3750000000	2.0000000000	53	12	113	1 Yr Libor
982	II	1.0000000000	11.3750000000	2.0000000000	53	12	113	1 Yr Libor
983	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
984	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
985	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
986	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
987	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
988	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
989	II	2.0000000000	11.5000000000	1.8750000000	52	12	52	1 Yr Libor
990	II	2.0000000000	12.3750000000	2.0000000000	49	12	49	1 Yr Libor
991	II	2.0000000000	11.3750000000	2.0000000000	49	12	49	1 Yr Libor
992	II	2.0000000000	11.3750000000	2.0000000000	50	12	50	1 Yr Libor
993	II	2.0000000000	12.3750000000	2.0000000000	51	12	51	1 Yr Libor
994	II	2.0000000000	11.3750000000	2.0000000000	51	12	51	1 Yr Libor
995	II	2.0000000000	11.3750000000	2.0000000000	51	12	51	1 Yr Libor
996	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
997	II	2.0000000000	11.3750000000	2.0000000000	52	12	52	1 Yr Libor
998	II	2.0000000000	11.3750000000	2.0000000000	53	12	53	1 Yr Libor
999	II	2.0000000000	11.3750000000	2.0000000000	53	12	53	1 Yr Libor
1000	II	2.0000000000	11.3750000000	2.0000000000	54	12	54	1 Yr Libor
1001	II	2.0000000000	11.3750000000	2.0000000000	51	12	N/A	1 Yr Libor
1002	II	2.0000000000	11.3750000000	2.0000000000	52	12	N/A	1 Yr Libor
1003	II	2.0000000000	11.3750000000	2.0000000000	52	12	N/A	1 Yr Libor
1004	II	2.0000000000	11.3750000000	2.0000000000	50	12	N/A	1 Yr Libor
1005	II	2.0000000000	11.3750000000	2.0000000000	51	12	N/A	1 Yr Libor
1006	II	2.0000000000	11.3750000000	2.0000000000	52	12	N/A	1 Yr Libor
1007	II	1.0000000000	12.5000000000	3.1250000000	52	6	112	6 Mo Libor
1008	II	1.0000000000	11.3750000000	2.0000000000	49	6	109	6 Mo Libor
1009	II	2.0000000000	12.3750000000	3.0000000000	51	6	111	6 Mo Libor
1010	II	2.0000000000	11.8750000000	2.1700000000	53	12	113	1 Yr Libor
1011	II	2.0000000000	11.3750000000	2.0750000000	52	12	112	1 Yr Libor
1012	II	2.0000000000	11.3750000000	2.0750000000	52	12	112	1 Yr Libor
1013	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1014	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1015	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1016	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1017	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1018	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1019	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1020	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1021	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1022	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1023	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1024	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1025	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1026	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1027	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1028	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1029	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1030	II	2.0000000000	11.3750000000	2.0750000000	53	12	113	1 Yr Libor
1031	II	2.0000000000	11.0000000000	2.0750000000	52	12	52	1 Yr Libor
1032	II	2.0000000000	11.3750000000	2.0750000000	52	12	52	1 Yr Libor
1033	II	2.0000000000	11.3750000000	2.0750000000	52	12	52	1 Yr Libor
1034	II	2.0000000000	11.3750000000	2.0750000000	52	12	52	1 Yr Libor
1035	II	2.0000000000	11.3750000000	2.0750000000	52	12	52	1 Yr Libor
1036	II	2.0000000000	11.3750000000	2.0750000000	53	12	53	1 Yr Libor
1037	II	2.0000000000	11.3750000000	2.0750000000	53	12	53	1 Yr Libor
1038	II	2.0000000000	11.3750000000	2.0750000000	53	12	53	1 Yr Libor
1039	II	2.0000000000	11.3750000000	2.0750000000	53	12	53	1 Yr Libor
1040	II	2.0000000000	11.3750000000	2.0750000000	52	12	N/A	1 Yr Libor
1041	II	2.0000000000	11.5000000000	2.4800000000	50	12	110	1 Yr Treas
1042	II	2.0000000000	11.5000000000	2.4800000000	50	12	110	1 Yr Treas
1043	II	2.0000000000	11.5000000000	2.4800000000	51	12	111	1 Yr Treas
1044	II	2.0000000000	11.5000000000	2.4800000000	51	12	111	1 Yr Treas
1045	II	2.0000000000	11.5000000000	2.4800000000	52	12	112	1 Yr Treas
1046	II	2.0000000000	11.5000000000	2.4800000000	52	12	112	1 Yr Treas
1047	II	2.0000000000	11.5000000000	2.4800000000	53	12	113	1 Yr Treas
1048	II	2.0000000000	11.5000000000	2.5000000000	51	12	111	1 Yr Treas
1049	II	2.0000000000	11.5000000000	2.5000000000	51	12	111	1 Yr Treas
1050	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1051	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1052	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1053	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1054	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1055	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1056	II	2.0000000000	11.5000000000	2.5000000000	52	12	112	1 Yr Treas
1057	II	2.0000000000	11.5000000000	2.5000000000	51	12	51	1 Yr Treas
1058	II	2.0000000000	11.5000000000	2.5000000000	51	12	51	1 Yr Treas
1059	II	2.0000000000	11.5000000000	2.5000000000	51	12	51	1 Yr Treas
1060	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1061	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1062	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1063	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1064	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1065	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1066	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1067	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1068	II	2.0000000000	11.5000000000	2.5000000000	52	12	52	1 Yr Treas
1069	II	2.0000000000	11.5000000000	2.5000000000	49	12	49	1 Yr Treas
1070	II	2.0000000000	11.5000000000	2.5000000000	52	12	N/A	1 Yr Treas
1071	II	2.0000000000	11.5000000000	2.5000000000	52	12	N/A	1 Yr Treas
1072	II	2.0000000000	11.5000000000	2.5000000000	51	12	N/A	1 Yr Treas
1073	II	2.0000000000	11.5000000000	2.0000000000	50	12	110	1 Yr Libor
1074	II	2.0000000000	11.5000000000	2.0000000000	50	12	110	1 Yr Libor
1075	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1076	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1077	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1078	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1079	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1080	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1081	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1082	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1083	II	2.0000000000	11.6250000000	2.8750000000	53	12	113	1 Yr Libor
1084	II	2.0000000000	11.6250000000	2.8750000000	52	12	112	1 Yr Libor
1085	II	1.0000000000	11.6250000000	2.3750000000	52	12	112	1 Yr Libor
1086	II	2.0000000000	12.6250000000	1.8750000000	52	12	112	1 Yr Libor
1087	II	2.0000000000	11.6250000000	1.8750000000	53	12	113	1 Yr Libor
1088	II	2.0000000000	12.5000000000	2.0000000000	51	12	111	1 Yr Libor
1089	II	2.0000000000	12.5000000000	2.0000000000	51	12	111	1 Yr Libor
1090	II	2.0000000000	12.5000000000	2.0000000000	52	12	112	1 Yr Libor
1091	II	2.0000000000	12.5000000000	2.0000000000	52	12	112	1 Yr Libor
1092	II	1.0000000000	11.6250000000	1.8750000000	52	12	52	1 Yr Libor
1093	II	2.0000000000	12.5000000000	2.0000000000	51	12	51	1 Yr Libor
1094	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1095	II	2.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1096	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1097	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1098	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1099	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1100	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1101	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1102	II	2.0000000000	12.6250000000	1.8750000000	52	12	112	1 Yr Libor
1103	II	2.0000000000	11.6250000000	1.8750000000	52	12	112	1 Yr Libor
1104	II	1.0000000000	11.6250000000	1.8750000000	52	12	112	1 Yr Libor
1105	II	2.0000000000	11.6250000000	2.8750000000	52	12	112	1 Yr Libor
1106	II	1.0000000000	11.6250000000	1.8750000000	52	12	112	1 Yr Libor
1107	II	2.0000000000	11.6250000000	1.8750000000	53	12	113	1 Yr Libor
1108	II	2.0000000000	11.6250000000	1.8750000000	53	12	113	1 Yr Libor
1109	II	2.0000000000	11.6250000000	1.8750000000	53	12	113	1 Yr Libor
1110	II	2.0000000000	12.5000000000	2.0000000000	49	12	109	1 Yr Libor
1111	II	2.0000000000	11.5000000000	2.0000000000	49	12	109	1 Yr Libor
1112	II	2.0000000000	11.5000000000	2.0000000000	50	12	110	1 Yr Libor
1113	II	2.0000000000	11.5000000000	2.0000000000	50	12	110	1 Yr Libor
1114	II	2.0000000000	12.5000000000	2.0000000000	51	12	111	1 Yr Libor
1115	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1116	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1117	II	2.0000000000	11.5000000000	2.0000000000	51	12	111	1 Yr Libor
1118	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1119	II	1.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1120	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1121	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1122	II	2.0000000000	11.5000000000	2.0000000000	52	12	112	1 Yr Libor
1123	II	2.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1124	II	2.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1125	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1126	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1127	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1128	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1129	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1130	II	1.0000000000	11.5000000000	2.0000000000	53	12	113	1 Yr Libor
1131	II	2.0000000000	11.5000000000	2.0000000000	51	12	51	1 Yr Libor
1132	II	2.0000000000	11.5000000000	2.0000000000	51	12	51	1 Yr Libor
1133	II	2.0000000000	11.5000000000	2.0000000000	51	12	51	1 Yr Libor
1134	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1135	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1136	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1137	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1138	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1139	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1140	II	2.0000000000	11.5000000000	2.0000000000	52	12	52	1 Yr Libor
1141	II	2.0000000000	11.6250000000	1.8750000000	52	12	52	1 Yr Libor
1142	II	2.0000000000	11.6250000000	1.8750000000	52	12	52	1 Yr Libor
1143	II	2.0000000000	11.6250000000	1.8750000000	53	12	53	1 Yr Libor
1144	II	2.0000000000	11.5000000000	2.0000000000	49	12	49	1 Yr Libor
1145	II	2.0000000000	12.5000000000	2.0000000000	49	12	49	1 Yr Libor
1146	II	2.0000000000	11.5000000000	2.0000000000	49	12	49	1 Yr Libor
1147	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1148	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1149	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1150	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1151	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1152	II	2.0000000000	11.5000000000	2.0000000000	50	12	50	1 Yr Libor
1153	II	2.0000000000	11.5000000000	2.0000000000	51	12	51	1 Yr Libor
1154	II	2.0000000000	11.5000000000	2.0000000000	53	12	53	1 Yr Libor
1155	II	2.0000000000	11.5000000000	2.0000000000	53	12	53	1 Yr Libor
1156	II	2.0000000000	11.5000000000	2.0000000000	53	12	53	1 Yr Libor
1157	II	2.0000000000	11.5000000000	2.0000000000	53	12	53	1 Yr Libor
1158	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1159	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1160	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1161	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1162	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1163	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1164	II	2.0000000000	11.5000000000	2.0000000000	52	12	N/A	1 Yr Libor
1165	II	2.0000000000	12.5000000000	3.0000000000	51	6	111	6 Mo Libor
1166	II	1.0000000000	11.5000000000	2.0000000000	52	6	112	6 Mo Libor
1167	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1168	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1169	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1170	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1171	II	2.0000000000	11.5000000000	2.0500000000	51	12	111	1 Yr Libor
1172	II	2.0000000000	11.5000000000	2.0500000000	52	12	112	1 Yr Libor
1173	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1174	II	2.0000000000	11.5000000000	2.0500000000	53	12	113	1 Yr Libor
1175	II	2.0000000000	11.5000000000	2.0500000000	51	12	51	1 Yr Libor
1176	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1177	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1178	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1179	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1180	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1181	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1182	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1183	II	2.0000000000	11.5000000000	2.0750000000	53	12	53	1 Yr Libor
1184	II	2.0000000000	11.5000000000	2.0750000000	52	12	112	1 Yr Libor
1185	II	2.0000000000	11.5000000000	2.0750000000	52	12	112	1 Yr Libor
1186	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1187	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1188	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1189	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1190	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1191	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1192	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1193	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1194	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1195	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1196	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1197	II	2.0000000000	11.5000000000	2.0750000000	53	12	113	1 Yr Libor
1198	II	2.0000000000	11.5000000000	2.0750000000	49	12	49	1 Yr Libor
1199	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1200	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1201	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1202	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1203	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1204	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1205	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1206	II	2.0000000000	11.5000000000	2.0750000000	52	12	52	1 Yr Libor
1207	II	2.0000000000	11.5000000000	2.0750000000	53	12	53	1 Yr Libor
1208	II	2.0000000000	11.5000000000	2.0750000000	53	12	53	1 Yr Libor
1209	II	2.0000000000	11.5000000000	2.0750000000	51	12	N/A	1 Yr Libor
1210	II	2.0000000000	11.5000000000	2.0750000000	53	12	N/A	1 Yr Libor
1211	II	2.0000000000	11.5000000000	2.0750000000	53	12	N/A	1 Yr Libor
1212	II	2.0000000000	11.6250000000	2.4800000000	49	12	109	1 Yr Treas
1213	II	2.0000000000	11.6250000000	2.4800000000	49	12	109	1 Yr Treas
1214	II	2.0000000000	11.6250000000	2.4800000000	50	12	110	1 Yr Treas
1215	II	2.0000000000	11.6250000000	2.4800000000	50	12	110	1 Yr Treas
1216	II	2.0000000000	11.6250000000	2.4800000000	50	12	110	1 Yr Treas
1217	II	2.0000000000	11.6250000000	2.4800000000	50	12	110	1 Yr Treas
1218	II	2.0000000000	11.6250000000	2.4800000000	50	12	110	1 Yr Treas
1219	II	2.0000000000	11.6250000000	2.4800000000	51	12	111	1 Yr Treas
1220	II	2.0000000000	11.6250000000	2.4800000000	51	12	111	1 Yr Treas
1221	II	2.0000000000	11.6250000000	2.5000000000	52	12	112	1 Yr Treas
1222	II	2.0000000000	11.6250000000	2.5000000000	52	12	112	1 Yr Treas
1223	II	2.0000000000	11.6250000000	2.5000000000	52	12	112	1 Yr Treas
1224	II	2.0000000000	11.6250000000	2.5000000000	51	12	51	1 Yr Treas
1225	II	2.0000000000	11.6250000000	2.5000000000	51	12	51	1 Yr Treas
1226	II	2.0000000000	11.6250000000	2.5000000000	51	12	51	1 Yr Treas
1227	II	2.0000000000	11.6250000000	2.5000000000	51	12	51	1 Yr Treas
1228	II	2.0000000000	11.6250000000	2.5000000000	51	12	51	1 Yr Treas
1229	II	2.0000000000	11.6250000000	2.5000000000	52	12	52	1 Yr Treas
1230	II	2.0000000000	11.6250000000	2.5000000000	52	12	52	1 Yr Treas
1231	II	2.0000000000	11.6250000000	2.5000000000	52	12	52	1 Yr Treas
1232	II	2.0000000000	11.6250000000	2.5000000000	52	12	52	1 Yr Treas
1233	II	2.0000000000	11.6250000000	2.5000000000	52	12	52	1 Yr Treas
1234	II	2.0000000000	11.7500000000	2.3750000000	52	12	52	1 Yr Treas
1235	II	2.0000000000	11.7500000000	2.3750000000	52	12	52	1 Yr Treas
1236	II	2.0000000000	11.6250000000	2.5000000000	52	12	N/A	1 Yr Treas
1237	II	2.0000000000	11.6250000000	2.5000000000	52	12	N/A	1 Yr Treas
1238	II	2.0000000000	11.6250000000	2.5000000000	52	12	N/A	1 Yr Treas
1239	II	2.0000000000	12.6250000000	2.5000000000	49	12	N/A	1 Yr Treas
1240	II	2.0000000000	11.6250000000	2.0000000000	50	12	110	1 Yr Libor
1241	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1242	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1243	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1244	II	2.0000000000	12.7500000000	1.8750000000	52	12	112	1 Yr Libor
1245	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1246	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1247	II	2.0000000000	11.6250000000	2.0000000000	50	12	110	1 Yr Libor
1248	II	2.0000000000	12.6250000000	2.0000000000	51	12	111	1 Yr Libor
1249	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1250	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1251	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1252	II	2.0000000000	11.6250000000	2.0000000000	50	12	110	1 Yr Libor
1253	II	2.0000000000	12.6250000000	2.0000000000	51	12	111	1 Yr Libor
1254	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1255	II	2.0000000000	11.6250000000	2.0000000000	53	12	113	1 Yr Libor
1256	II	2.0000000000	11.6250000000	2.0000000000	48	12	108	1 Yr Libor
1257	II	2.0000000000	11.6250000000	2.0000000000	50	12	110	1 Yr Libor
1258	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1259	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1260	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1261	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1262	II	2.0000000000	12.7500000000	1.8750000000	51	12	111	1 Yr Libor
1263	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1264	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1265	II	1.0000000000	11.7500000000	2.3750000000	52	12	112	1 Yr Libor
1266	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1267	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1268	II	2.0000000000	12.7500000000	1.8750000000	52	12	112	1 Yr Libor
1269	II	2.0000000000	11.7500000000	2.8750000000	52	12	112	1 Yr Libor
1270	II	2.0000000000	11.7500000000	1.8750000000	52	12	112	1 Yr Libor
1271	II	2.0000000000	11.7500000000	1.8750000000	52	12	112	1 Yr Libor
1272	II	2.0000000000	11.7500000000	1.8750000000	53	12	113	1 Yr Libor
1273	II	2.0000000000	11.7500000000	1.8750000000	53	12	113	1 Yr Libor
1274	II	2.0000000000	11.7500000000	1.8750000000	53	12	113	1 Yr Libor
1275	II	2.0000000000	11.7500000000	1.8750000000	53	12	113	1 Yr Libor
1276	II	2.0000000000	11.6250000000	2.0000000000	50	12	110	1 Yr Libor
1277	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1278	II	2.0000000000	12.6250000000	2.5000000000	51	12	111	1 Yr Libor
1279	II	2.0000000000	11.6250000000	2.0000000000	51	12	111	1 Yr Libor
1280	II	2.0000000000	12.6250000000	2.0000000000	51	12	111	1 Yr Libor
1281	II	2.0000000000	12.6250000000	2.0000000000	51	12	111	1 Yr Libor
1282	II	1.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1283	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1284	II	2.0000000000	11.6250000000	2.0000000000	52	12	112	1 Yr Libor
1285	II	1.0000000000	11.6250000000	2.0000000000	53	12	113	1 Yr Libor
1286	II	1.0000000000	11.6250000000	2.0000000000	53	12	113	1 Yr Libor
1287	II	1.0000000000	11.6250000000	2.0000000000	53	12	113	1 Yr Libor
1288	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1289	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1290	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1291	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1292	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1293	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1294	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1295	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1296	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1297	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1298	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1299	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1300	II	2.0000000000	11.6250000000	2.0000000000	52	12	52	1 Yr Libor
1301	II	2.0000000000	11.7500000000	1.8750000000	52	12	52	1 Yr Libor
1302	II	2.0000000000	11.7500000000	1.8750000000	52	12	52	1 Yr Libor
1303	II	2.0000000000	11.7500000000	1.8750000000	52	12	52	1 Yr Libor
1304	II	2.0000000000	11.6250000000	2.0000000000	49	12	49	1 Yr Libor
1305	II	2.0000000000	11.6250000000	2.0000000000	51	12	51	1 Yr Libor
1306	II	2.0000000000	12.6250000000	2.0000000000	51	12	51	1 Yr Libor
1307	II	2.0000000000	11.6250000000	2.0000000000	53	12	53	1 Yr Libor
1308	II	2.0000000000	11.6250000000	2.0000000000	53	12	53	1 Yr Libor
1309	II	2.0000000000	11.6250000000	2.0000000000	51	12	N/A	1 Yr Libor
1310	II	2.0000000000	11.6250000000	2.0000000000	52	12	N/A	1 Yr Libor
1311	II	1.0000000000	11.6250000000	2.0000000000	49	6	109	6 Mo Libor
1312	II	2.0000000000	12.6250000000	2.0000000000	51	6	111	6 Mo Libor
1313	II	2.0000000000	12.6250000000	2.0000000000	52	6	112	6 Mo Libor
1314	II	2.0000000000	11.6250000000	2.0500000000	53	12	113	1 Yr Libor
1315	II	2.0000000000	11.6250000000	2.0750000000	52	12	112	1 Yr Libor
1316	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1317	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1318	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1319	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1320	II	2.0000000000	11.6250000000	2.0750000000	51	12	111	1 Yr Libor
1321	II	2.0000000000	11.6250000000	2.0750000000	52	12	112	1 Yr Libor
1322	II	2.0000000000	11.6250000000	2.0750000000	52	12	112	1 Yr Libor
1323	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1324	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1325	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1326	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1327	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1328	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1329	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1330	II	2.0000000000	11.6250000000	2.0750000000	53	12	113	1 Yr Libor
1331	II	2.0000000000	11.6250000000	2.0750000000	52	12	52	1 Yr Libor
1332	II	2.0000000000	11.6250000000	2.0750000000	52	12	52	1 Yr Libor
1333	II	2.0000000000	11.6250000000	2.0750000000	52	12	52	1 Yr Libor
1334	II	2.0000000000	11.6250000000	2.0750000000	52	12	52	1 Yr Libor
1335	II	2.0000000000	11.6250000000	2.0750000000	53	12	53	1 Yr Libor
1336	II	2.0000000000	11.6250000000	2.0750000000	53	12	53	1 Yr Libor
1337	II	2.0000000000	11.6250000000	2.0750000000	53	12	53	1 Yr Libor
1338	II	2.0000000000	11.6250000000	2.0750000000	53	12	N/A	1 Yr Libor
1339	II	2.0000000000	11.7500000000	2.4800000000	49	12	109	1 Yr Treas
1340	II	2.0000000000	11.7500000000	2.5000000000	51	12	111	1 Yr Treas
1341	II	2.0000000000	11.7500000000	2.5000000000	51	12	111	1 Yr Treas
1342	II	2.0000000000	11.7500000000	2.5000000000	51	12	111	1 Yr Treas
1343	II	2.0000000000	11.7500000000	2.5000000000	52	12	112	1 Yr Treas
1344	II	2.0000000000	11.7500000000	2.5000000000	52	12	112	1 Yr Treas
1345	II	2.0000000000	11.7500000000	2.5000000000	52	12	112	1 Yr Treas
1346	II	2.0000000000	11.7500000000	2.5000000000	52	12	112	1 Yr Treas
1347	II	2.0000000000	11.7500000000	2.5000000000	50	12	50	1 Yr Treas
1348	II	2.0000000000	11.7500000000	2.5000000000	51	12	51	1 Yr Treas
1349	II	2.0000000000	11.7500000000	2.5000000000	51	12	51	1 Yr Treas
1350	II	2.0000000000	11.7500000000	2.5000000000	51	12	51	1 Yr Treas
1351	II	2.0000000000	11.7500000000	2.5000000000	51	12	51	1 Yr Treas
1352	II	2.0000000000	11.7500000000	2.5000000000	51	12	51	1 Yr Treas
1353	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1354	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1355	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1356	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1357	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1358	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1359	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1360	II	2.0000000000	11.7500000000	2.5000000000	52	12	52	1 Yr Treas
1361	II	2.0000000000	11.8750000000	2.3750000000	52	12	52	1 Yr Treas
1362	II	2.0000000000	11.7500000000	2.5000000000	52	12	N/A	1 Yr Treas
1363	II	2.0000000000	11.7500000000	2.5000000000	52	12	N/A	1 Yr Treas
1364	II	2.0000000000	11.7500000000	2.5000000000	52	12	N/A	1 Yr Treas
1365	II	1.0000000000	11.8750000000	2.3750000000	52	12	112	1 Yr Libor
1366	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1367	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1368	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1369	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1370	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1371	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1372	II	1.0000000000	11.8750000000	2.3750000000	52	12	112	1 Yr Libor
1373	II	2.0000000000	12.8750000000	1.8750000000	52	12	112	1 Yr Libor
1374	II	2.0000000000	12.8750000000	1.8750000000	52	12	112	1 Yr Libor
1375	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1376	II	2.0000000000	12.7500000000	2.5000000000	51	12	111	1 Yr Libor
1377	II	2.0000000000	12.7500000000	2.5000000000	51	12	111	1 Yr Libor
1378	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1379	II	2.0000000000	12.7500000000	2.0000000000	52	12	112	1 Yr Libor
1380	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1381	II	2.0000000000	11.7500000000	2.0000000000	53	12	113	1 Yr Libor
1382	II	2.0000000000	12.7500000000	2.0000000000	51	12	51	1 Yr Libor
1383	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1384	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1385	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1386	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1387	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1388	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1389	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1390	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1391	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1392	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1393	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1394	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1395	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1396	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1397	II	1.0000000000	11.8750000000	1.8750000000	52	12	112	1 Yr Libor
1398	II	2.0000000000	11.8750000000	1.8750000000	52	12	112	1 Yr Libor
1399	II	1.0000000000	11.8750000000	2.3750000000	52	12	112	1 Yr Libor
1400	II	1.0000000000	11.8750000000	1.8750000000	52	12	112	1 Yr Libor
1401	II	2.0000000000	11.8750000000	1.8750000000	53	12	113	1 Yr Libor
1402	II	2.0000000000	11.7500000000	2.0000000000	49	12	109	1 Yr Libor
1403	II	2.0000000000	11.7500000000	2.0000000000	50	12	110	1 Yr Libor
1404	II	2.0000000000	11.7500000000	2.0000000000	50	12	110	1 Yr Libor
1405	II	2.0000000000	12.7500000000	2.0000000000	50	12	110	1 Yr Libor
1406	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1407	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1408	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1409	II	1.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1410	II	1.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1411	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1412	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1413	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1414	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1415	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1416	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1417	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1418	II	2.0000000000	12.7500000000	2.0000000000	51	12	111	1 Yr Libor
1419	II	2.0000000000	11.7500000000	2.0000000000	51	12	111	1 Yr Libor
1420	II	2.0000000000	12.7500000000	2.0000000000	52	12	112	1 Yr Libor
1421	II	2.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1422	II	2.0000000000	12.7500000000	2.0000000000	52	12	112	1 Yr Libor
1423	II	2.0000000000	12.7500000000	2.0000000000	52	12	112	1 Yr Libor
1424	II	1.0000000000	11.7500000000	2.0000000000	52	12	112	1 Yr Libor
1425	II	1.0000000000	11.7500000000	2.0000000000	53	12	113	1 Yr Libor
1426	II	1.0000000000	11.7500000000	2.0000000000	53	12	113	1 Yr Libor
1427	II	1.0000000000	11.7500000000	2.0000000000	53	12	113	1 Yr Libor
1428	II	1.0000000000	11.7500000000	2.0000000000	53	12	113	1 Yr Libor
1429	II	2.0000000000	11.7500000000	2.0000000000	51	12	51	1 Yr Libor
1430	II	2.0000000000	11.7500000000	2.0000000000	51	12	51	1 Yr Libor
1431	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1432	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1433	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1434	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1435	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1436	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1437	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1438	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1439	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1440	II	2.0000000000	11.8750000000	1.8750000000	52	12	52	1 Yr Libor
1441	II	2.0000000000	11.8750000000	1.8750000000	52	12	52	1 Yr Libor
1442	II	2.0000000000	12.7500000000	2.2500000000	48	12	48	1 Yr Libor
1443	II	2.0000000000	11.7500000000	2.0000000000	48	12	48	1 Yr Libor
1444	II	2.0000000000	12.7500000000	2.0000000000	51	12	51	1 Yr Libor
1445	II	2.0000000000	11.7500000000	2.0000000000	51	12	51	1 Yr Libor
1446	II	2.0000000000	11.7500000000	2.0000000000	51	12	51	1 Yr Libor
1447	II	2.0000000000	12.7500000000	2.0000000000	51	12	51	1 Yr Libor
1448	II	2.0000000000	12.7500000000	2.0000000000	51	12	51	1 Yr Libor
1449	II	2.0000000000	11.7500000000	2.0000000000	52	12	52	1 Yr Libor
1450	II	2.0000000000	11.7500000000	2.0000000000	52	12	N/A	1 Yr Libor
1451	II	2.0000000000	11.7500000000	2.0000000000	52	12	N/A	1 Yr Libor
1452	II	2.0000000000	11.7500000000	2.0000000000	52	12	N/A	1 Yr Libor
1453	II	2.0000000000	11.7500000000	2.0000000000	52	12	N/A	1 Yr Libor
1454	II	1.0000000000	11.7500000000	2.0000000000	49	6	109	6 Mo Libor
1455	II	1.0000000000	11.7500000000	2.0000000000	51	6	N/A	6 Mo Libor
1456	II	2.0000000000	11.7500000000	2.0500000000	54	12	114	1 Yr Libor
1457	II	2.0000000000	11.7500000000	2.0500000000	53	12	113	1 Yr Libor
1458	II	2.0000000000	11.7500000000	2.0500000000	53	12	113	1 Yr Libor
1459	II	2.0000000000	11.7500000000	2.0500000000	53	12	113	1 Yr Libor
1460	II	2.0000000000	11.7500000000	2.0500000000	53	12	113	1 Yr Libor
1461	II	2.0000000000	11.7500000000	2.0500000000	53	12	113	1 Yr Libor
1462	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1463	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1464	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1465	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1466	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1467	II	2.0000000000	11.7500000000	2.0750000000	53	12	113	1 Yr Libor
1468	II	2.0000000000	11.7500000000	2.0750000000	52	12	52	1 Yr Libor
1469	II	2.0000000000	11.7500000000	2.0750000000	53	12	53	1 Yr Libor
1470	II	2.0000000000	11.8750000000	2.4800000000	49	12	109	1 Yr Treas
1471	II	2.0000000000	11.8750000000	2.4800000000	49	12	109	1 Yr Treas
1472	II	2.0000000000	11.8750000000	2.4800000000	50	12	110	1 Yr Treas
1473	II	2.0000000000	11.8750000000	2.4800000000	50	12	110	1 Yr Treas
1474	II	2.0000000000	11.8750000000	2.4800000000	52	12	112	1 Yr Treas
1475	II	2.0000000000	11.8750000000	2.5000000000	50	12	110	1 Yr Treas
1476	II	2.0000000000	11.8750000000	2.5000000000	51	12	111	1 Yr Treas
1477	II	2.0000000000	11.8750000000	2.5000000000	51	12	111	1 Yr Treas
1478	II	2.0000000000	11.8750000000	2.5000000000	52	12	112	1 Yr Treas
1479	II	2.0000000000	11.8750000000	2.5000000000	52	12	112	1 Yr Treas
1480	II	2.0000000000	11.8750000000	2.5000000000	52	12	112	1 Yr Treas
1481	II	2.0000000000	11.8750000000	2.5000000000	49	12	49	1 Yr Treas
1482	II	2.0000000000	11.8750000000	2.5000000000	50	12	50	1 Yr Treas
1483	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1484	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1485	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1486	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1487	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1488	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1489	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1490	II	2.0000000000	11.8750000000	2.5000000000	51	12	51	1 Yr Treas
1491	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1492	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1493	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1494	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1495	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1496	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1497	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1498	II	2.0000000000	11.8750000000	2.5000000000	52	12	52	1 Yr Treas
1499	II	2.0000000000	12.0000000000	2.3750000000	52	12	52	1 Yr Treas
1500	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1501	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1502	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1503	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1504	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1505	II	2.0000000000	11.8750000000	2.5000000000	52	12	N/A	1 Yr Treas
1506	II	2.0000000000	11.8750000000	2.0000000000	50	12	110	1 Yr Libor
1507	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1508	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1509	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1510	II	2.0000000000	13.0000000000	1.8750000000	52	12	112	1 Yr Libor
1511	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1512	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1513	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1514	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1515	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1516	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1517	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1518	II	2.0000000000	11.8750000000	2.3750000000	50	12	110	1 Yr Libor
1519	II	2.0000000000	11.8750000000	3.0000000000	51	12	111	1 Yr Libor
1520	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1521	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1522	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1523	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1524	II	2.0000000000	13.0000000000	1.8750000000	52	12	112	1 Yr Libor
1525	II	1.0000000000	12.0000000000	1.8750000000	52	12	112	1 Yr Libor
1526	II	2.0000000000	12.0000000000	1.8750000000	53	12	113	1 Yr Libor
1527	II	2.0000000000	11.8750000000	2.0000000000	50	12	110	1 Yr Libor
1528	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1529	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1530	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1531	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1532	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1533	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1534	II	2.0000000000	11.8750000000	2.0000000000	51	12	111	1 Yr Libor
1535	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1536	II	2.0000000000	12.8750000000	2.0000000000	51	12	111	1 Yr Libor
1537	II	2.0000000000	12.8750000000	2.0000000000	52	12	112	1 Yr Libor
1538	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1539	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1540	II	2.0000000000	11.8750000000	2.0000000000	52	12	112	1 Yr Libor
1541	II	1.0000000000	11.8750000000	2.0000000000	53	12	113	1 Yr Libor
1542	II	1.0000000000	11.8750000000	2.0000000000	53	12	113	1 Yr Libor
1543	II	1.0000000000	11.8750000000	2.0000000000	53	12	113	1 Yr Libor
1544	II	1.0000000000	11.8750000000	2.0000000000	53	12	113	1 Yr Libor
1545	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1546	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1547	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1548	II	2.0000000000	11.8750000000	2.0000000000	51	12	51	1 Yr Libor
1549	II	2.0000000000	11.8750000000	2.0000000000	51	12	51	1 Yr Libor
1550	II	2.0000000000	11.8750000000	2.0000000000	51	12	51	1 Yr Libor
1551	II	2.0000000000	11.8750000000	2.0000000000	51	12	51	1 Yr Libor
1552	II	2.0000000000	11.8750000000	2.0000000000	52	12	52	1 Yr Libor
1553	II	2.0000000000	11.8750000000	2.0000000000	52	12	52	1 Yr Libor
1554	II	2.0000000000	11.8750000000	2.0000000000	48	12	48	1 Yr Libor
1555	II	2.0000000000	11.8750000000	2.0000000000	49	12	49	1 Yr Libor
1556	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1557	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1558	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1559	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1560	II	2.0000000000	11.8750000000	2.0000000000	50	12	50	1 Yr Libor
1561	II	2.0000000000	12.8750000000	2.0000000000	51	12	51	1 Yr Libor
1562	II	2.0000000000	12.8750000000	2.0000000000	51	12	51	1 Yr Libor
1563	II	2.0000000000	12.8750000000	2.0000000000	51	12	51	1 Yr Libor
1564	II	2.0000000000	11.8750000000	2.0000000000	51	12	51	1 Yr Libor
1565	II	2.0000000000	12.8750000000	2.0000000000	51	12	51	1 Yr Libor
1566	II	2.0000000000	12.8750000000	2.0000000000	51	12	51	1 Yr Libor
1567	II	2.0000000000	11.8750000000	2.0000000000	52	12	52	1 Yr Libor
1568	II	2.0000000000	11.8750000000	2.0000000000	52	12	52	1 Yr Libor
1569	II	2.0000000000	11.8750000000	2.0000000000	53	12	53	1 Yr Libor
1570	II	2.0000000000	11.8750000000	2.0000000000	53	12	53	1 Yr Libor
1571	II	2.0000000000	11.8750000000	2.0000000000	53	12	53	1 Yr Libor
1572	II	2.0000000000	11.8750000000	2.0000000000	51	12	N/A	1 Yr Libor
1573	II	2.0000000000	11.8750000000	2.0000000000	51	12	N/A	1 Yr Libor
1574	II	2.0000000000	11.8750000000	2.0000000000	52	12	N/A	1 Yr Libor
1575	II	2.0000000000	11.8750000000	2.0000000000	52	12	N/A	1 Yr Libor
1576	II	2.0000000000	11.8750000000	2.0000000000	52	12	N/A	1 Yr Libor
1577	II	2.0000000000	11.8750000000	2.0000000000	52	12	N/A	1 Yr Libor
1578	II	2.0000000000	12.8750000000	2.5000000000	51	6	111	6 Mo Libor
1579	II	1.0000000000	11.8750000000	2.0500000000	52	12	112	1 Yr Libor
1580	II	1.0000000000	11.8750000000	2.5500000000	52	12	112	1 Yr Libor
1581	II	2.0000000000	11.8750000000	2.0750000000	52	12	112	1 Yr Libor
1582	II	2.0000000000	11.2500000000	2.0750000000	53	12	113	1 Yr Libor
1583	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1584	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1585	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1586	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1587	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1588	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1589	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1590	II	2.0000000000	11.8750000000	2.0750000000	52	12	52	1 Yr Libor
1591	II	2.0000000000	11.8750000000	2.0750000000	52	12	52	1 Yr Libor
1592	II	2.0000000000	11.8750000000	2.0750000000	53	12	53	1 Yr Libor
1593	II	2.0000000000	12.0000000000	2.4800000000	50	12	110	1 Yr Treas
1594	II	2.0000000000	12.0000000000	2.4800000000	50	12	110	1 Yr Treas
1595	II	2.0000000000	12.0000000000	2.5000000000	51	12	111	1 Yr Treas
1596	II	2.0000000000	12.0000000000	2.5000000000	51	12	111	1 Yr Treas
1597	II	2.0000000000	12.0000000000	2.5000000000	52	12	112	1 Yr Treas
1598	II	2.0000000000	12.0000000000	2.5000000000	51	12	51	1 Yr Treas
1599	II	2.0000000000	12.0000000000	2.5000000000	51	12	51	1 Yr Treas
1600	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1601	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1602	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1603	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1604	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1605	II	2.0000000000	12.0000000000	2.5000000000	52	12	52	1 Yr Treas
1606	II	2.0000000000	12.0000000000	2.5000000000	52	12	N/A	1 Yr Treas
1607	II	2.0000000000	12.0000000000	2.5000000000	52	12	N/A	1 Yr Treas
1608	II	2.0000000000	12.0000000000	2.0000000000	50	12	110	1 Yr Libor
1609	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1610	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1611	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1612	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1613	II	2.0000000000	12.0000000000	2.0000000000	52	12	112	1 Yr Libor
1614	II	2.0000000000	13.0000000000	2.0000000000	51	12	51	1 Yr Libor
1615	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1616	II	2.0000000000	12.0000000000	2.0000000000	52	12	112	1 Yr Libor
1617	II	2.0000000000	12.0000000000	2.0000000000	52	12	112	1 Yr Libor
1618	II	1.0000000000	12.1250000000	1.8750000000	52	12	112	1 Yr Libor
1619	II	1.0000000000	12.1250000000	1.8750000000	52	12	112	1 Yr Libor
1620	II	2.0000000000	12.0000000000	2.0000000000	50	12	110	1 Yr Libor
1621	II	2.0000000000	12.0000000000	2.0000000000	50	12	110	1 Yr Libor
1622	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1623	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1624	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1625	II	1.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1626	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1627	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1628	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1629	II	2.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1630	II	2.0000000000	13.0000000000	2.0000000000	51	12	111	1 Yr Libor
1631	II	1.0000000000	12.0000000000	2.0000000000	51	12	111	1 Yr Libor
1632	II	1.0000000000	12.0000000000	2.0000000000	53	12	113	1 Yr Libor
1633	II	2.0000000000	12.0000000000	2.0000000000	50	12	50	1 Yr Libor
1634	II	2.0000000000	12.0000000000	2.0000000000	51	12	51	1 Yr Libor
1635	II	2.0000000000	12.0000000000	2.0000000000	51	12	51	1 Yr Libor
1636	II	2.0000000000	12.0000000000	2.0000000000	52	12	52	1 Yr Libor
1637	II	2.0000000000	12.0000000000	2.0000000000	52	12	52	1 Yr Libor
1638	II	2.0000000000	12.0000000000	2.0000000000	52	12	52	1 Yr Libor
1639	II	2.0000000000	12.0000000000	2.0000000000	52	12	52	1 Yr Libor
1640	II	2.0000000000	12.0000000000	2.0000000000	53	12	53	1 Yr Libor
1641	II	2.0000000000	12.0000000000	2.0000000000	51	12	N/A	1 Yr Libor
1642	II	2.0000000000	13.1250000000	1.8750000000	51	6	111	6 Mo Libor
1643	II	2.0000000000	12.0000000000	2.0500000000	53	12	113	1 Yr Libor
1644	II	2.0000000000	11.8750000000	2.0750000000	53	12	113	1 Yr Libor
1645	II	2.0000000000	12.0000000000	2.0750000000	53	12	113	1 Yr Libor
1646	II	2.0000000000	12.0000000000	2.0750000000	52	12	52	1 Yr Libor
1647	II	2.0000000000	12.1250000000	2.5000000000	52	12	112	1 Yr Treas
1648	II	2.0000000000	12.1250000000	2.5000000000	51	12	51	1 Yr Treas
1649	II	2.0000000000	12.1250000000	2.5000000000	52	12	52	1 Yr Treas
1650	II	2.0000000000	12.1250000000	2.0000000000	52	12	52	1 Yr Treas
1651	II	2.0000000000	12.1250000000	2.5000000000	52	12	52	1 Yr Treas
1652	II	2.0000000000	12.1250000000	2.5000000000	52	12	52	1 Yr Treas
1653	II	2.0000000000	12.1250000000	2.5000000000	52	12	N/A	1 Yr Treas
1654	II	2.0000000000	12.1250000000	2.5000000000	52	12	N/A	1 Yr Treas
1655	II	1.0000000000	13.2500000000	4.8750000000	52	12	52	1 Yr Libor
1656	II	2.0000000000	13.1250000000	2.0000000000	51	12	111	1 Yr Libor
1657	II	2.0000000000	12.1250000000	2.0000000000	51	12	111	1 Yr Libor
1658	II	2.0000000000	12.1250000000	2.0000000000	52	12	112	1 Yr Libor
1659	II	2.0000000000	12.1250000000	2.0000000000	52	12	112	1 Yr Libor
1660	II	2.0000000000	13.1250000000	2.0000000000	51	12	111	1 Yr Libor
1661	II	2.0000000000	13.1250000000	2.0000000000	51	12	111	1 Yr Libor
1662	II	2.0000000000	12.1250000000	2.0000000000	51	12	111	1 Yr Libor
1663	II	2.0000000000	13.1250000000	2.0000000000	51	12	111	1 Yr Libor
1664	II	2.0000000000	12.1250000000	2.0000000000	52	12	112	1 Yr Libor
1665	II	2.0000000000	12.1250000000	2.0000000000	52	12	112	1 Yr Libor
1666	II	1.0000000000	12.1250000000	2.0000000000	53	12	113	1 Yr Libor
1667	II	2.0000000000	12.1250000000	2.0000000000	51	12	51	1 Yr Libor
1668	II	2.0000000000	12.1250000000	2.0000000000	52	12	52	1 Yr Libor
1669	II	2.0000000000	12.1250000000	2.0000000000	52	12	52	1 Yr Libor
1670	II	2.0000000000	12.1250000000	2.0000000000	52	12	52	1 Yr Libor
1671	II	1.0000000000	12.2500000000	1.8750000000	52	12	52	1 Yr Libor
1672	II	2.0000000000	12.2500000000	1.8750000000	52	12	52	1 Yr Libor
1673	II	2.0000000000	12.1250000000	2.0000000000	53	12	53	1 Yr Libor
1674	II	2.0000000000	13.1250000000	2.0000000000	51	12	51	1 Yr Libor
1675	II	2.0000000000	12.1250000000	2.0000000000	52	12	N/A	1 Yr Libor
1676	II	1.0000000000	12.2500000000	1.8750000000	52	6	112	6 Mo Libor
1677	II	1.0000000000	12.1250000000	2.0000000000	53	6	113	6 Mo Libor
1678	II	2.0000000000	12.1250000000	2.0750000000	50	12	50	1 Yr Libor
1679	II	2.0000000000	12.2500000000	2.4800000000	50	12	110	1 Yr Treas
1680	II	2.0000000000	12.2500000000	2.5000000000	50	12	50	1 Yr Treas
1681	II	2.0000000000	12.2500000000	2.5000000000	51	12	51	1 Yr Treas
1682	II	2.0000000000	12.2500000000	2.5000000000	51	12	51	1 Yr Treas
1683	II	2.0000000000	12.2500000000	2.5000000000	52	12	52	1 Yr Treas
1684	II	2.0000000000	12.2500000000	2.5000000000	52	12	52	1 Yr Treas
1685	II	2.0000000000	12.2500000000	2.5000000000	52	12	N/A	1 Yr Treas
1686	II	1.0000000000	12.2500000000	3.0000000000	50	12	110	1 Yr Libor
1687	II	2.0000000000	13.2500000000	2.0000000000	51	12	111	1 Yr Libor
1688	II	2.0000000000	12.2500000000	2.0000000000	49	12	49	1 Yr Libor
1689	II	2.0000000000	13.2500000000	2.0000000000	51	12	111	1 Yr Libor
1690	II	2.0000000000	13.2500000000	2.0000000000	51	12	51	1 Yr Libor
1691	II	2.0000000000	13.2500000000	2.0000000000	51	12	111	1 Yr Libor
1692	II	2.0000000000	13.2500000000	2.0000000000	51	12	111	1 Yr Libor
1693	II	2.0000000000	13.2500000000	2.0000000000	51	12	111	1 Yr Libor
1694	II	1.0000000000	12.2500000000	2.0000000000	52	12	112	1 Yr Libor
1695	II	2.0000000000	12.2500000000	2.0000000000	52	12	52	1 Yr Libor
1696	II	1.0000000000	12.3750000000	1.8750000000	52	12	52	1 Yr Libor
1697	II	2.0000000000	12.3750000000	1.8750000000	53	12	53	1 Yr Libor
1698	II	2.0000000000	12.2500000000	2.0000000000	52	12	N/A	1 Yr Libor
1699	II	2.0000000000	12.2500000000	2.0000000000	52	12	N/A	1 Yr Libor
1700	II	1.0000000000	12.2500000000	2.0000000000	49	6	109	6 Mo Libor
1701	II	1.0000000000	12.2500000000	2.0000000000	51	6	111	6 Mo Libor
1702	II	1.0000000000	12.2500000000	2.0000000000	51	6	111	6 Mo Libor
1703	II	2.0000000000	12.2500000000	2.0500000000	53	12	113	1 Yr Libor
1704	II	2.0000000000	12.2500000000	2.0500000000	53	12	113	1 Yr Libor
1705	II	2.0000000000	12.8750000000	2.0950000000	52	12	112	1 Yr Libor
1706	II	2.0000000000	12.3750000000	2.5000000000	52	12	112	1 Yr Treas
1707	II	2.0000000000	12.3750000000	2.5000000000	51	12	51	1 Yr Treas
1708	II	2.0000000000	12.3750000000	2.5000000000	52	12	52	1 Yr Treas
1709	II	2.0000000000	12.3750000000	2.5000000000	51	12	N/A	1 Yr Treas
1710	II	2.0000000000	12.3750000000	2.5000000000	52	12	N/A	1 Yr Treas
1711	II	1.0000000000	13.5000000000	3.1250000000	52	12	112	1 Yr Libor
1712	II	2.0000000000	13.3750000000	2.0000000000	50	12	110	1 Yr Libor
1713	II	2.0000000000	12.3750000000	2.0000000000	51	12	111	1 Yr Libor
1714	II	1.0000000000	12.3750000000	2.0000000000	50	12	110	1 Yr Libor
1715	II	2.0000000000	12.3750000000	2.0000000000	51	12	51	1 Yr Libor
1716	II	2.0000000000	12.3750000000	2.0000000000	52	12	52	1 Yr Libor
1717	II	2.0000000000	12.3750000000	2.0000000000	52	12	52	1 Yr Libor
1718	II	2.0000000000	12.3750000000	2.0000000000	52	12	N/A	1 Yr Libor
1719	II	1.0000000000	12.5000000000	1.8750000000	52	6	112	6 Mo Libor
1720	II	2.0000000000	12.3750000000	2.0500000000	53	12	113	1 Yr Libor
1721	II	2.0000000000	12.3750000000	2.0500000000	53	12	113	1 Yr Libor
1722	II	2.0000000000	12.3750000000	2.0500000000	53	12	113	1 Yr Libor
1723	II	2.0000000000	12.3750000000	2.0750000000	53	12	113	1 Yr Libor
1724	II	2.0000000000	13.0000000000	2.0950000000	52	12	112	1 Yr Libor
1725	II	2.0000000000	12.5000000000	2.5000000000	52	12	N/A	1 Yr Treas
1726	II	2.0000000000	13.5000000000	2.5000000000	51	12	111	1 Yr Libor
1727	II	2.0000000000	12.5000000000	2.0000000000	52	12	112	1 Yr Libor
1728	II	2.0000000000	13.5000000000	2.0000000000	51	12	111	1 Yr Libor
1729	II	2.0000000000	13.5000000000	2.0000000000	51	12	111	1 Yr Libor
1730	II	2.0000000000	12.5000000000	2.0000000000	51	12	51	1 Yr Libor
1731	II	2.0000000000	13.5000000000	2.0000000000	51	12	51	1 Yr Libor
1732	II	2.0000000000	12.5000000000	2.0000000000	51	12	51	1 Yr Libor
1733	II	2.0000000000	13.5000000000	2.0000000000	51	12	N/A	1 Yr Libor
1734	II	2.0000000000	12.6250000000	2.0000000000	52	12	112	1 Yr Libor
1735	II	2.0000000000	13.6250000000	3.2500000000	50	12	110	1 Yr Libor
1736	II	2.0000000000	12.7500000000	2.8750000000	52	12	112	1 Yr Libor
1737	II	1.0000000000	12.7500000000	1.8750000000	53	12	113	1 Yr Libor
1738	II	2.0000000000	12.7500000000	1.8750000000	52	12	52	1 Yr Libor
1739	II	1.0000000000	13.7500000000	5.3750000000	53	12	53	1 Yr Libor
1740	II	2.0000000000	12.6250000000	2.0000000000	50	12	50	1 Yr Libor
1741	II	2.0000000000	12.6250000000	2.0500000000	53	12	113	1 Yr Libor
1742	II	2.0000000000	12.7500000000	2.5000000000	52	12	52	1 Yr Treas
1743	II	2.0000000000	12.7500000000	2.5000000000	51	12	N/A	1 Yr Treas
1744	II	2.0000000000	12.7500000000	2.0000000000	52	12	52	1 Yr Libor
1745	II	2.0000000000	11.1250000000	2.0750000000	52	12	52	1 Yr Libor
1746	II	2.0000000000	14.0000000000	1.8750000000	52	12	112	1 Yr Libor
1747	II	1.0000000000	13.0000000000	1.8750000000	52	12	112	1 Yr Libor
1748	II	1.0000000000	12.8750000000	2.0000000000	50	12	110	1 Yr Libor
1749	II	1.0000000000	13.0000000000	1.8750000000	52	12	52	1 Yr Libor
1750	II	2.0000000000	13.8750000000	2.0500000000	53	6	113	6 Mo Libor
1751	II	2.0000000000	13.5000000000	2.0500000000	53	12	113	1 Yr Libor
1752	II	1.0000000000	13.6250000000	2.0000000000	51	12	111	1 Yr Libor
1753	III	2.0000000000	10.0000000000	2.0500000000	77	12	77	1 Yr Libor
1754	III	1.0000000000	10.3750000000	1.8750000000	76	12	52	1 Yr Libor
1755	III	2.0000000000	10.2500000000	2.0750000000	77	12	N/A	1 Yr Libor
1756	III	2.0000000000	10.7500000000	2.1200000000	68	12	N/A	1 Yr Libor
1757	III	2.0000000000	10.3750000000	2.0000000000	75	12	111	1 Yr Libor
1758	III	2.0000000000	10.3750000000	2.0500000000	77	12	113	1 Yr Libor
1759	III	2.0000000000	10.3750000000	2.0750000000	77	12	113	1 Yr Libor
1760	III	2.0000000000	10.5000000000	2.5000000000	75	12	75	1 Yr Treas
1761	III	2.0000000000	10.5000000000	2.0000000000	76	12	112	1 Yr Libor
1762	III	2.0000000000	10.5000000000	2.0000000000	76	12	112	1 Yr Libor
1763	III	2.0000000000	11.5000000000	2.0000000000	77	12	113	1 Yr Libor
1764	III	2.0000000000	10.5000000000	2.0750000000	77	12	113	1 Yr Libor
1765	III	2.0000000000	10.5000000000	2.0750000000	77	12	N/A	1 Yr Libor
1766	III	2.0000000000	10.5000000000	2.0750000000	77	12	N/A	1 Yr Libor
1767	III	2.0000000000	10.6250000000	2.0000000000	70	12	70	1 Yr Libor
1768	III	2.0000000000	10.6250000000	2.0750000000	77	12	113	1 Yr Libor
1769	III	2.0000000000	10.7500000000	2.0000000000	76	12	112	1 Yr Libor
1770	III	2.0000000000	10.7500000000	2.0000000000	75	12	111	1 Yr Libor
1771	III	2.0000000000	10.8750000000	1.8750000000	76	12	112	1 Yr Libor
1772	III	2.0000000000	10.8750000000	1.8750000000	76	12	76	1 Yr Libor
1773	III	2.0000000000	10.7500000000	2.0000000000	64	12	64	1 Yr Libor
1774	III	2.0000000000	10.7500000000	2.0000000000	74	12	74	1 Yr Libor
1775	III	2.0000000000	10.7500000000	2.0000000000	74	12	N/A	1 Yr Libor
1776	III	2.0000000000	10.7500000000	2.0750000000	77	12	113	1 Yr Libor
1777	III	2.0000000000	10.7500000000	2.0750000000	77	12	113	1 Yr Libor
1778	III	2.0000000000	10.7500000000	2.0750000000	77	12	113	1 Yr Libor
1779	III	2.0000000000	10.8750000000	2.5000000000	76	12	76	1 Yr Treas
1780	III	2.0000000000	11.0000000000	2.3750000000	76	12	76	1 Yr Treas
1781	III	2.0000000000	10.8750000000	2.0000000000	76	12	112	1 Yr Libor
1782	III	2.0000000000	10.8750000000	2.0000000000	76	12	112	1 Yr Libor
1783	III	2.0000000000	10.8750000000	2.0000000000	75	12	111	1 Yr Libor
1784	III	2.0000000000	10.8750000000	2.0000000000	73	12	109	1 Yr Libor
1785	III	2.0000000000	10.8750000000	2.0000000000	73	12	109	1 Yr Libor
1786	III	2.0000000000	10.8750000000	2.0000000000	75	12	111	1 Yr Libor
1787	III	2.0000000000	11.0000000000	1.8750000000	71	12	71	1 Yr Libor
1788	III	2.0000000000	10.8750000000	2.0000000000	73	12	N/A	1 Yr Libor
1789	III	2.0000000000	10.8750000000	2.0500000000	77	12	113	1 Yr Libor
1790	III	2.0000000000	10.8750000000	2.0500000000	77	12	113	1 Yr Libor
1791	III	2.0000000000	10.8750000000	2.0500000000	77	12	113	1 Yr Libor
1792	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1793	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1794	III	2.0000000000	10.8750000000	2.0750000000	77	12	N/A	1 Yr Libor
1795	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1796	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1797	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1798	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1799	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1800	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1801	III	2.0000000000	10.8750000000	2.0750000000	77	12	113	1 Yr Libor
1802	III	2.0000000000	10.8750000000	2.0750000000	72	12	N/A	1 Yr Libor
1803	III	2.0000000000	11.5000000000	2.0950000000	76	12	112	1 Yr Libor
1804	III	2.0000000000	11.0000000000	2.5000000000	76	12	76	1 Yr Treas
1805	III	2.0000000000	12.0000000000	2.0000000000	72	12	108	1 Yr Libor
1806	III	2.0000000000	11.0000000000	2.0000000000	75	12	111	1 Yr Libor
1807	III	2.0000000000	11.0000000000	2.0000000000	73	12	109	1 Yr Libor
1808	III	2.0000000000	11.0000000000	2.0000000000	76	12	112	1 Yr Libor
1809	III	2.0000000000	11.0000000000	2.0000000000	76	12	112	1 Yr Libor
1810	III	2.0000000000	11.1250000000	1.8750000000	77	12	113	1 Yr Libor
1811	III	2.0000000000	11.1250000000	1.8750000000	77	12	113	1 Yr Libor
1812	III	2.0000000000	11.1250000000	1.8750000000	77	12	113	1 Yr Libor
1813	III	2.0000000000	11.0000000000	2.0000000000	74	12	110	1 Yr Libor
1814	III	2.0000000000	11.6250000000	2.0000000000	76	12	112	1 Yr Libor
1815	III	2.0000000000	11.0000000000	2.0000000000	64	12	64	1 Yr Libor
1816	III	2.0000000000	11.1250000000	1.8750000000	76	12	N/A	1 Yr Libor
1817	III	2.0000000000	11.0000000000	2.0000000000	73	12	N/A	1 Yr Libor
1818	III	2.0000000000	11.0000000000	2.0000000000	77	12	N/A	1 Yr Libor
1819	III	2.0000000000	11.3750000000	2.1700000000	76	12	112	1 Yr Libor
1820	III	2.0000000000	11.0000000000	2.0500000000	77	12	113	1 Yr Libor
1821	III	2.0000000000	11.0000000000	2.0500000000	77	12	113	1 Yr Libor
1822	III	2.0000000000	11.0000000000	2.0500000000	76	12	112	1 Yr Libor
1823	III	2.0000000000	11.0000000000	2.0500000000	77	12	77	1 Yr Libor
1824	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1825	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1826	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1827	III	2.0000000000	11.0000000000	2.0750000000	77	12	N/A	1 Yr Libor
1828	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1829	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1830	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1831	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1832	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1833	III	2.0000000000	11.0000000000	2.0750000000	77	12	113	1 Yr Libor
1834	III	2.0000000000	11.0000000000	2.0750000000	76	12	76	1 Yr Libor
1835	III	2.0000000000	11.0000000000	2.0750000000	77	12	N/A	1 Yr Libor
1836	III	2.0000000000	11.1250000000	2.4800000000	74	12	110	1 Yr Treas
1837	III	2.0000000000	11.1250000000	2.5000000000	76	12	112	1 Yr Treas
1838	III	2.0000000000	11.2500000000	2.3750000000	76	12	76	1 Yr Treas
1839	III	2.0000000000	11.1250000000	2.0000000000	75	12	111	1 Yr Libor
1840	III	2.0000000000	11.1250000000	2.0000000000	75	12	111	1 Yr Libor
1841	III	2.0000000000	11.1250000000	2.0000000000	75	12	111	1 Yr Libor
1842	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1843	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1844	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1845	III	2.0000000000	11.1250000000	2.0000000000	76	12	N/A	1 Yr Libor
1846	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1847	III	2.0000000000	12.2500000000	1.8750000000	76	12	112	1 Yr Libor
1848	III	2.0000000000	11.2500000000	1.8750000000	77	12	113	1 Yr Libor
1849	III	2.0000000000	11.1250000000	2.0000000000	74	12	110	1 Yr Libor
1850	III	2.0000000000	11.1250000000	2.0000000000	74	12	110	1 Yr Libor
1851	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1852	III	2.0000000000	11.1250000000	2.0000000000	76	12	112	1 Yr Libor
1853	III	2.0000000000	11.1250000000	2.0000000000	76	12	76	1 Yr Libor
1854	III	2.0000000000	11.1250000000	2.0000000000	77	12	77	1 Yr Libor
1855	III	2.0000000000	11.1250000000	2.0000000000	77	12	77	1 Yr Libor
1856	III	2.0000000000	11.1250000000	2.0000000000	73	12	N/A	1 Yr Libor
1857	III	2.0000000000	11.1250000000	2.0500000000	77	12	113	1 Yr Libor
1858	III	2.0000000000	11.1250000000	2.0500000000	77	12	113	1 Yr Libor
1859	III	2.0000000000	11.1250000000	2.0500000000	75	12	111	1 Yr Libor
1860	III	2.0000000000	11.1250000000	2.0500000000	77	12	113	1 Yr Libor
1861	III	2.0000000000	11.1250000000	2.0500000000	76	12	76	1 Yr Libor
1862	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1863	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1864	III	2.0000000000	11.1250000000	2.0250000000	77	12	113	1 Yr Libor
1865	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1866	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1867	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1868	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1869	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1870	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1871	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1872	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1873	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1874	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1875	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1876	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1877	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1878	III	2.0000000000	11.1250000000	2.0750000000	77	12	113	1 Yr Libor
1879	III	2.0000000000	11.1250000000	2.0750000000	77	12	77	1 Yr Libor
1880	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1881	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1882	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1883	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1884	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1885	III	2.0000000000	11.2500000000	2.5000000000	76	12	76	1 Yr Treas
1886	III	2.0000000000	11.2500000000	2.5000000000	76	12	N/A	1 Yr Treas
1887	III	2.0000000000	11.2500000000	2.0000000000	75	12	111	1 Yr Libor
1888	III	2.0000000000	11.2500000000	2.0000000000	76	12	112	1 Yr Libor
1889	III	2.0000000000	11.2500000000	2.0000000000	76	12	112	1 Yr Libor
1890	III	2.0000000000	11.3750000000	1.8750000000	76	12	112	1 Yr Libor
1891	III	2.0000000000	11.3750000000	1.8750000000	76	12	112	1 Yr Libor
1892	III	2.0000000000	11.3750000000	1.8750000000	77	12	113	1 Yr Libor
1893	III	2.0000000000	11.2500000000	2.0000000000	76	12	112	1 Yr Libor
1894	III	2.0000000000	11.2500000000	2.0000000000	76	12	112	1 Yr Libor
1895	III	2.0000000000	11.3750000000	1.8750000000	73	12	73	1 Yr Libor
1896	III	2.0000000000	11.2500000000	2.0000000000	75	12	75	1 Yr Libor
1897	III	2.0000000000	11.2500000000	2.0000000000	76	12	76	1 Yr Libor
1898	III	2.0000000000	11.3750000000	1.8750000000	76	12	76	1 Yr Libor
1899	III	2.0000000000	11.2500000000	2.0000000000	73	12	73	1 Yr Libor
1900	III	2.0000000000	11.2500000000	2.0000000000	76	12	76	1 Yr Libor
1901	III	2.0000000000	11.2500000000	2.0000000000	77	12	77	1 Yr Libor
1902	III	2.0000000000	11.3750000000	1.8750000000	77	12	N/A	1 Yr Libor
1903	III	2.0000000000	11.2500000000	2.0500000000	76	12	112	1 Yr Libor
1904	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1905	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1906	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1907	III	2.0000000000	11.2500000000	2.0500000000	76	12	112	1 Yr Libor
1908	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1909	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1910	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1911	III	2.0000000000	11.2500000000	2.0500000000	77	12	113	1 Yr Libor
1912	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1913	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1914	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1915	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1916	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1917	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1918	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1919	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1920	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1921	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1922	III	2.0000000000	11.2500000000	2.0750000000	77	12	N/A	1 Yr Libor
1923	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1924	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1925	III	2.0000000000	11.2500000000	2.0750000000	77	12	N/A	1 Yr Libor
1926	III	2.0000000000	11.2500000000	2.0750000000	76	12	112	1 Yr Libor
1927	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1928	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1929	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1930	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1931	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1932	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1933	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1934	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1935	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1936	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1937	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1938	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1939	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1940	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1941	III	2.0000000000	11.2500000000	2.0750000000	77	12	113	1 Yr Libor
1942	III	2.0000000000	11.2500000000	2.0750000000	77	12	77	1 Yr Libor
1943	III	2.0000000000	11.2500000000	2.0750000000	77	12	N/A	1 Yr Libor
1944	III	2.0000000000	11.3750000000	2.4800000000	75	12	111	1 Yr Treas
1945	III	2.0000000000	11.3750000000	2.4800000000	76	12	112	1 Yr Treas
1946	III	2.0000000000	11.3750000000	2.4800000000	76	12	112	1 Yr Treas
1947	III	2.0000000000	11.3750000000	2.4800000000	76	12	112	1 Yr Treas
1948	III	2.0000000000	11.3750000000	2.4800000000	74	12	N/A	1 Yr Treas
1949	III	2.0000000000	11.3750000000	2.5000000000	75	12	111	1 Yr Treas
1950	III	2.0000000000	11.3750000000	2.5000000000	75	12	111	1 Yr Treas
1951	III	2.0000000000	11.3750000000	2.5000000000	76	12	112	1 Yr Treas
1952	III	2.0000000000	11.3750000000	2.5000000000	76	12	112	1 Yr Treas
1953	III	2.0000000000	11.3750000000	2.5000000000	76	12	76	1 Yr Treas
1954	III	2.0000000000	11.3750000000	2.5000000000	76	12	76	1 Yr Treas
1955	III	2.0000000000	11.3750000000	2.5000000000	76	12	76	1 Yr Treas
1956	III	2.0000000000	11.5000000000	2.3750000000	76	12	76	1 Yr Treas
1957	III	2.0000000000	11.3750000000	2.5000000000	76	12	N/A	1 Yr Treas
1958	III	2.0000000000	11.3750000000	2.0000000000	73	12	109	1 Yr Libor
1959	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1960	III	2.0000000000	11.3750000000	2.0000000000	73	12	109	1 Yr Libor
1961	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1962	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1963	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1964	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1965	III	1.0000000000	11.3750000000	3.0000000000	75	12	111	1 Yr Libor
1966	III	2.0000000000	11.3750000000	2.0000000000	76	12	112	1 Yr Libor
1967	III	2.0000000000	11.3750000000	2.0000000000	76	12	76	1 Yr Libor
1968	III	2.0000000000	11.5000000000	1.8750000000	76	12	76	1 Yr Libor
1969	III	2.0000000000	11.5000000000	1.8750000000	76	12	76	1 Yr Libor
1970	III	2.0000000000	11.3750000000	2.0000000000	73	12	73	1 Yr Libor
1971	III	2.0000000000	11.3750000000	2.0000000000	73	12	73	1 Yr Libor
1972	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
1973	III	2.0000000000	11.3750000000	2.0000000000	77	12	77	1 Yr Libor
1974	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1975	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1976	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1977	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1978	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1979	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1980	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1981	III	2.0000000000	11.3750000000	2.0500000000	76	12	112	1 Yr Libor
1982	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1983	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1984	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1985	III	2.0000000000	11.3750000000	2.0500000000	77	12	113	1 Yr Libor
1986	III	2.0000000000	11.3750000000	2.0500000000	76	12	76	1 Yr Libor
1987	III	2.0000000000	11.3750000000	2.0500000000	77	12	77	1 Yr Libor
1988	III	2.0000000000	11.3750000000	2.0500000000	77	12	77	1 Yr Libor
1989	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1990	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1991	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1992	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1993	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1994	III	2.0000000000	11.3750000000	2.0750000000	77	12	N/A	1 Yr Libor
1995	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1996	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1997	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
1998	III	2.0000000000	11.3750000000	2.0750000000	77	12	N/A	1 Yr Libor
1999	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2000	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2001	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2002	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2003	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2004	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2005	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2006	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2007	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2008	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2009	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2010	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2011	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2012	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2013	III	2.0000000000	11.3750000000	2.0750000000	77	12	113	1 Yr Libor
2014	III	2.0000000000	11.3750000000	2.0750000000	75	12	75	1 Yr Libor
2015	III	2.0000000000	11.3750000000	2.0750000000	77	12	N/A	1 Yr Libor
2016	III	2.0000000000	11.5000000000	2.4800000000	73	12	109	1 Yr Treas
2017	III	2.0000000000	11.5000000000	2.4800000000	73	12	109	1 Yr Treas
2018	III	2.0000000000	11.5000000000	2.4800000000	73	12	109	1 Yr Treas
2019	III	2.0000000000	11.5000000000	2.4800000000	74	12	110	1 Yr Treas
2020	III	2.0000000000	11.5000000000	2.4800000000	75	12	111	1 Yr Treas
2021	III	2.0000000000	11.5000000000	2.4800000000	75	12	111	1 Yr Treas
2022	III	2.0000000000	11.5000000000	2.4800000000	76	12	112	1 Yr Treas
2023	III	2.0000000000	11.5000000000	2.4800000000	77	12	113	1 Yr Treas
2024	III	2.0000000000	11.5000000000	2.4800000000	77	12	N/A	1 Yr Treas
2025	III	2.0000000000	11.5000000000	2.5000000000	76	12	112	1 Yr Treas
2026	III	2.0000000000	11.5000000000	2.5000000000	75	12	75	1 Yr Treas
2027	III	2.0000000000	11.5000000000	2.5000000000	75	12	75	1 Yr Treas
2028	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2029	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2030	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2031	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2032	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2033	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2034	III	2.0000000000	11.5000000000	2.5000000000	76	12	76	1 Yr Treas
2035	III	2.0000000000	11.6250000000	2.3750000000	76	12	76	1 Yr Treas
2036	III	2.0000000000	11.5000000000	2.5000000000	76	12	N/A	1 Yr Treas
2037	III	2.0000000000	11.5000000000	2.5000000000	73	12	N/A	1 Yr Treas
2038	III	2.0000000000	12.6250000000	1.8750000000	76	12	112	1 Yr Libor
2039	III	2.0000000000	11.5000000000	2.0000000000	76	12	112	1 Yr Libor
2040	III	2.0000000000	11.5000000000	2.0000000000	77	12	113	1 Yr Libor
2041	III	2.0000000000	11.5000000000	2.0000000000	72	12	72	1 Yr Libor
2042	III	2.0000000000	11.5000000000	2.0000000000	76	12	N/A	1 Yr Libor
2043	III	2.0000000000	11.5000000000	2.0000000000	75	12	111	1 Yr Libor
2044	III	2.0000000000	11.5000000000	2.0000000000	76	12	112	1 Yr Libor
2045	III	2.0000000000	11.6250000000	1.8750000000	71	12	71	1 Yr Libor
2046	III	1.0000000000	12.6250000000	3.1250000000	76	12	112	1 Yr Libor
2047	III	2.0000000000	11.6250000000	1.8750000000	77	12	113	1 Yr Libor
2048	III	2.0000000000	12.5000000000	2.5000000000	69	12	105	1 Yr Libor
2049	III	1.0000000000	11.5000000000	3.0000000000	75	12	111	1 Yr Libor
2050	III	2.0000000000	11.5000000000	2.0000000000	76	12	112	1 Yr Libor
2051	III	2.0000000000	11.5000000000	2.0000000000	75	12	75	1 Yr Libor
2052	III	2.0000000000	11.5000000000	2.0000000000	75	12	75	1 Yr Libor
2053	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2054	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2055	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2056	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2057	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2058	III	2.0000000000	11.5000000000	2.0000000000	76	12	76	1 Yr Libor
2059	III	2.0000000000	11.5000000000	2.0000000000	72	12	72	1 Yr Libor
2060	III	2.0000000000	11.5000000000	2.0000000000	73	12	73	1 Yr Libor
2061	III	2.0000000000	11.5000000000	2.0000000000	77	12	77	1 Yr Libor
2062	III	2.0000000000	11.5000000000	2.0000000000	76	12	N/A	1 Yr Libor
2063	III	2.0000000000	11.5000000000	2.0500000000	77	12	113	1 Yr Libor
2064	III	2.0000000000	11.5000000000	2.0500000000	77	12	113	1 Yr Libor
2065	III	2.0000000000	11.5000000000	2.0500000000	77	12	N/A	1 Yr Libor
2066	III	2.0000000000	11.5000000000	2.0500000000	77	12	113	1 Yr Libor
2067	III	2.0000000000	11.5000000000	2.0500000000	77	12	N/A	1 Yr Libor
2068	III	2.0000000000	11.5000000000	2.0500000000	76	12	112	1 Yr Libor
2069	III	2.0000000000	11.5000000000	2.0500000000	77	12	113	1 Yr Libor
2070	III	2.0000000000	11.5000000000	2.0500000000	76	12	76	1 Yr Libor
2071	III	2.0000000000	11.5000000000	2.0500000000	76	12	76	1 Yr Libor
2072	III	2.0000000000	11.5000000000	2.0500000000	76	12	76	1 Yr Libor
2073	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2074	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2075	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2076	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2077	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2078	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2079	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2080	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2081	III	2.0000000000	11.5000000000	2.0750000000	77	12	113	1 Yr Libor
2082	III	2.0000000000	11.5000000000	2.0750000000	76	12	76	1 Yr Libor
2083	III	2.0000000000	11.6250000000	2.4800000000	73	12	109	1 Yr Treas
2084	III	2.0000000000	11.6250000000	2.4800000000	74	12	110	1 Yr Treas
2085	III	2.0000000000	11.6250000000	2.4800000000	75	12	111	1 Yr Treas
2086	III	2.0000000000	11.6250000000	2.4800000000	76	12	112	1 Yr Treas
2087	III	2.0000000000	11.6250000000	2.4800000000	76	12	112	1 Yr Treas
2088	III	2.0000000000	11.6250000000	2.4800000000	76	12	112	1 Yr Treas
2089	III	2.0000000000	11.6250000000	2.4800000000	76	12	112	1 Yr Treas
2090	III	2.0000000000	11.6250000000	2.4800000000	74	12	N/A	1 Yr Treas
2091	III	2.0000000000	11.6250000000	2.5000000000	75	12	111	1 Yr Treas
2092	III	2.0000000000	11.6250000000	2.5000000000	75	12	111	1 Yr Treas
2093	III	2.0000000000	11.6250000000	2.5000000000	75	12	111	1 Yr Treas
2094	III	2.0000000000	11.6250000000	2.5000000000	76	12	112	1 Yr Treas
2095	III	2.0000000000	11.6250000000	2.5000000000	76	12	112	1 Yr Treas
2096	III	2.0000000000	11.6250000000	2.5000000000	76	12	112	1 Yr Treas
2097	III	2.0000000000	11.6250000000	2.5000000000	76	12	112	1 Yr Treas
2098	III	2.0000000000	11.6250000000	2.5000000000	72	12	72	1 Yr Treas
2099	III	2.0000000000	11.6250000000	2.5000000000	75	12	75	1 Yr Treas
2100	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2101	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2102	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2103	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2104	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2105	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2106	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2107	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2108	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2109	III	2.0000000000	11.6250000000	2.5000000000	76	12	76	1 Yr Treas
2110	III	2.0000000000	11.6250000000	2.5000000000	74	12	74	1 Yr Treas
2111	III	2.0000000000	11.6250000000	2.5000000000	76	12	N/A	1 Yr Treas
2112	III	2.0000000000	11.6250000000	2.5000000000	76	12	N/A	1 Yr Treas
2113	III	2.0000000000	11.7500000000	1.8750000000	77	12	113	1 Yr Libor
2114	III	2.0000000000	12.6250000000	2.0000000000	75	12	111	1 Yr Libor
2115	III	1.0000000000	11.7500000000	1.8750000000	76	12	52	1 Yr Libor
2116	III	2.0000000000	11.7500000000	1.8750000000	73	12	73	1 Yr Libor
2117	III	2.0000000000	11.6250000000	2.0000000000	75	12	111	1 Yr Libor
2118	III	2.0000000000	11.6250000000	2.0000000000	74	12	110	1 Yr Libor
2119	III	2.0000000000	11.6250000000	2.0000000000	74	12	74	1 Yr Libor
2120	III	2.0000000000	11.6250000000	2.0000000000	75	12	75	1 Yr Libor
2121	III	2.0000000000	11.6250000000	2.0000000000	76	12	76	1 Yr Libor
2122	III	2.0000000000	11.6250000000	2.0000000000	76	12	76	1 Yr Libor
2123	III	2.0000000000	11.6250000000	2.0000000000	76	12	76	1 Yr Libor
2124	III	2.0000000000	11.6250000000	2.0000000000	76	12	76	1 Yr Libor
2125	III	2.0000000000	11.6250000000	2.0000000000	76	12	76	1 Yr Libor
2126	III	2.0000000000	11.7500000000	1.8750000000	76	12	76	1 Yr Libor
2127	III	2.0000000000	11.7500000000	1.8750000000	76	12	76	1 Yr Libor
2128	III	2.0000000000	11.7500000000	1.8750000000	76	12	76	1 Yr Libor
2129	III	2.0000000000	11.6250000000	2.0000000000	73	12	73	1 Yr Libor
2130	III	2.0000000000	11.6250000000	2.0000000000	73	12	73	1 Yr Libor
2131	III	2.0000000000	11.6250000000	2.0000000000	76	12	N/A	1 Yr Libor
2132	III	2.0000000000	11.6250000000	2.0500000000	77	12	113	1 Yr Libor
2133	III	2.0000000000	11.6250000000	2.0500000000	78	12	114	1 Yr Libor
2134	III	2.0000000000	11.6250000000	2.0500000000	76	12	112	1 Yr Libor
2135	III	2.0000000000	11.6250000000	2.0500000000	77	12	113	1 Yr Libor
2136	III	2.0000000000	11.6250000000	2.0500000000	77	12	113	1 Yr Libor
2137	III	2.0000000000	11.6250000000	2.0500000000	77	12	113	1 Yr Libor
2138	III	2.0000000000	11.6250000000	2.0500000000	77	12	113	1 Yr Libor
2139	III	2.0000000000	11.6250000000	2.0500000000	77	12	77	1 Yr Libor
2140	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2141	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2142	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2143	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2144	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2145	III	2.0000000000	11.6250000000	2.0750000000	77	12	113	1 Yr Libor
2146	III	2.0000000000	11.6250000000	2.0750000000	75	12	75	1 Yr Libor
2147	III	2.0000000000	12.2500000000	2.0950000000	76	12	N/A	1 Yr Libor
2148	III	2.0000000000	11.7500000000	2.4800000000	74	12	110	1 Yr Treas
2149	III	2.0000000000	11.7500000000	2.4800000000	75	12	111	1 Yr Treas
2150	III	2.0000000000	11.7500000000	2.4800000000	74	12	N/A	1 Yr Treas
2151	III	2.0000000000	11.7500000000	2.5000000000	75	12	75	1 Yr Treas
2152	III	2.0000000000	11.7500000000	2.5000000000	75	12	75	1 Yr Treas
2153	III	2.0000000000	11.7500000000	2.5000000000	75	12	75	1 Yr Treas
2154	III	2.0000000000	11.7500000000	2.5000000000	75	12	75	1 Yr Treas
2155	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2156	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2157	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2158	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2159	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2160	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2161	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2162	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2163	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2164	III	2.0000000000	11.7500000000	2.5000000000	76	12	76	1 Yr Treas
2165	III	2.0000000000	11.7500000000	2.5000000000	75	12	N/A	1 Yr Treas
2166	III	2.0000000000	11.7500000000	2.5000000000	76	12	N/A	1 Yr Treas
2167	III	2.0000000000	11.7500000000	2.5000000000	76	12	N/A	1 Yr Treas
2168	III	2.0000000000	11.7500000000	2.5000000000	76	12	N/A	1 Yr Treas
2169	III	2.0000000000	11.8750000000	2.3750000000	76	12	112	1 Yr Libor
2170	III	2.0000000000	11.8750000000	1.8750000000	77	12	113	1 Yr Libor
2171	III	2.0000000000	12.7500000000	2.0000000000	76	12	112	1 Yr Libor
2172	III	2.0000000000	11.7500000000	2.0000000000	76	12	76	1 Yr Libor
2173	III	2.0000000000	11.8750000000	1.8750000000	76	12	112	1 Yr Libor
2174	III	2.0000000000	11.8750000000	1.8750000000	77	12	113	1 Yr Libor
2175	III	2.0000000000	11.7500000000	2.2500000000	75	12	111	1 Yr Libor
2176	III	2.0000000000	11.8750000000	1.8750000000	72	12	72	1 Yr Libor
2177	III	2.0000000000	11.7500000000	2.0000000000	75	12	75	1 Yr Libor
2178	III	2.0000000000	11.7500000000	2.0000000000	75	12	75	1 Yr Libor
2179	III	2.0000000000	11.7500000000	2.0000000000	76	12	76	1 Yr Libor
2180	III	2.0000000000	11.7500000000	2.0000000000	76	12	76	1 Yr Libor
2181	III	2.0000000000	11.7500000000	2.0000000000	68	12	68	1 Yr Libor
2182	III	2.0000000000	11.7500000000	2.0000000000	73	12	73	1 Yr Libor
2183	III	2.0000000000	12.7500000000	2.2500000000	73	12	73	1 Yr Libor
2184	III	2.0000000000	11.7500000000	2.0000000000	77	12	77	1 Yr Libor
2185	III	2.0000000000	11.7500000000	2.0000000000	76	12	N/A	1 Yr Libor
2186	III	2.0000000000	11.7500000000	2.0000000000	76	12	N/A	1 Yr Libor
2187	III	2.0000000000	11.7500000000	2.0000000000	73	12	N/A	1 Yr Libor
2188	III	2.0000000000	12.2500000000	2.1350000000	76	12	N/A	1 Yr Libor
2189	III	2.0000000000	11.7500000000	2.0500000000	77	12	113	1 Yr Libor
2190	III	2.0000000000	11.7500000000	2.0500000000	77	12	113	1 Yr Libor
2191	III	2.0000000000	11.7500000000	2.0500000000	76	12	76	1 Yr Libor
2192	III	2.0000000000	11.7500000000	2.0500000000	77	12	77	1 Yr Libor
2193	III	2.0000000000	11.7500000000	2.0750000000	77	12	77	1 Yr Libor
2194	III	2.0000000000	11.7500000000	2.0750000000	77	12	113	1 Yr Libor
2195	III	2.0000000000	11.7500000000	2.0750000000	77	12	113	1 Yr Libor
2196	III	2.0000000000	11.7500000000	2.0750000000	77	12	113	1 Yr Libor
2197	III	2.0000000000	11.7500000000	2.0750000000	77	12	113	1 Yr Libor
2198	III	2.0000000000	11.7500000000	2.0750000000	77	12	113	1 Yr Libor
2199	III	2.0000000000	11.7500000000	2.0750000000	78	12	114	1 Yr Libor
2200	III	2.0000000000	11.7500000000	2.0750000000	77	12	77	1 Yr Libor
2201	III	2.0000000000	11.8750000000	2.4800000000	75	12	111	1 Yr Treas
2202	III	2.0000000000	11.8750000000	2.4800000000	75	12	111	1 Yr Treas
2203	III	2.0000000000	11.8750000000	2.4800000000	75	12	111	1 Yr Treas
2204	III	2.0000000000	11.8750000000	2.4800000000	75	12	111	1 Yr Treas
2205	III	2.0000000000	11.8750000000	2.4800000000	76	12	112	1 Yr Treas
2206	III	1.0000000000	11.9900000000	2.3750000000	76	12	112	1 Yr Libor
2207	III	2.0000000000	11.8750000000	2.5000000000	75	12	111	1 Yr Treas
2208	III	2.0000000000	11.8750000000	2.5000000000	76	12	112	1 Yr Treas
2209	III	2.0000000000	11.8750000000	2.5000000000	76	12	112	1 Yr Treas
2210	III	2.0000000000	11.8750000000	2.5000000000	76	12	112	1 Yr Treas
2211	III	2.0000000000	11.8750000000	2.5000000000	75	12	75	1 Yr Treas
2212	III	2.0000000000	11.8750000000	2.5000000000	75	12	75	1 Yr Treas
2213	III	2.0000000000	11.8750000000	2.5000000000	75	12	75	1 Yr Treas
2214	III	2.0000000000	11.8750000000	2.5000000000	75	12	75	1 Yr Treas
2215	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2216	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2217	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2218	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2219	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2220	III	2.0000000000	11.8750000000	2.5000000000	76	12	76	1 Yr Treas
2221	III	2.0000000000	11.8750000000	2.5000000000	73	12	73	1 Yr Treas
2222	III	2.0000000000	11.8750000000	2.5000000000	76	12	N/A	1 Yr Treas
2223	III	2.0000000000	11.8750000000	2.5000000000	76	12	N/A	1 Yr Treas
2224	III	2.0000000000	11.8750000000	2.5000000000	73	12	N/A	1 Yr Treas
2225	III	2.0000000000	11.8750000000	2.0000000000	76	12	112	1 Yr Libor
2226	III	2.0000000000	11.8750000000	2.0000000000	73	12	73	1 Yr Libor
2227	III	2.0000000000	11.8750000000	2.0000000000	76	12	112	1 Yr Libor
2228	III	2.0000000000	11.8750000000	2.0000000000	76	12	112	1 Yr Libor
2229	III	2.0000000000	11.8750000000	2.0000000000	74	12	110	1 Yr Libor
2230	III	1.0000000000	11.8750000000	2.0000000000	74	12	110	1 Yr Libor
2231	III	2.0000000000	12.8750000000	2.0000000000	75	12	111	1 Yr Libor
2232	III	2.0000000000	11.8750000000	2.0000000000	76	12	112	1 Yr Libor
2233	III	2.0000000000	11.8750000000	2.0000000000	75	12	75	1 Yr Libor
2234	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2235	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2236	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2237	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2238	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2239	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2240	III	2.0000000000	11.8750000000	2.0000000000	72	12	72	1 Yr Libor
2241	III	2.0000000000	11.8750000000	2.0000000000	76	12	76	1 Yr Libor
2242	III	2.0000000000	11.8750000000	2.0000000000	76	12	N/A	1 Yr Libor
2243	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2244	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2245	III	2.0000000000	11.8750000000	2.0500000000	76	12	112	1 Yr Libor
2246	III	2.0000000000	11.8750000000	2.0500000000	76	12	112	1 Yr Libor
2247	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2248	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2249	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2250	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2251	III	2.0000000000	11.8750000000	2.0500000000	77	12	113	1 Yr Libor
2252	III	2.0000000000	11.8750000000	2.0750000000	77	12	113	1 Yr Libor
2253	III	2.0000000000	11.8750000000	2.0750000000	76	12	76	1 Yr Libor
2254	III	2.0000000000	11.8750000000	2.0750000000	77	12	77	1 Yr Libor
2255	III	2.0000000000	12.0000000000	2.4800000000	73	12	109	1 Yr Treas
2256	III	2.0000000000	12.0000000000	2.5000000000	75	12	111	1 Yr Treas
2257	III	2.0000000000	12.0000000000	2.5000000000	75	12	111	1 Yr Treas
2258	III	2.0000000000	12.0000000000	2.5000000000	76	12	112	1 Yr Treas
2259	III	2.0000000000	12.0000000000	2.5000000000	76	12	112	1 Yr Treas
2260	III	2.0000000000	12.0000000000	2.5000000000	74	12	50	1 Yr Treas
2261	III	2.0000000000	12.0000000000	2.5000000000	76	12	76	1 Yr Treas
2262	III	2.0000000000	12.0000000000	2.5000000000	76	12	76	1 Yr Treas
2263	III	2.0000000000	12.0000000000	2.5000000000	76	12	76	1 Yr Treas
2264	III	2.0000000000	12.0000000000	2.5000000000	76	12	76	1 Yr Treas
2265	III	2.0000000000	12.0000000000	2.5000000000	76	12	76	1 Yr Treas
2266	III	2.0000000000	12.0000000000	2.5000000000	76	12	N/A	1 Yr Treas
2267	III	2.0000000000	12.0000000000	2.0000000000	76	12	112	1 Yr Libor
2268	III	2.0000000000	12.0000000000	2.0000000000	75	12	111	1 Yr Libor
2269	III	2.0000000000	12.0000000000	2.0000000000	76	12	112	1 Yr Libor
2270	III	2.0000000000	12.0000000000	2.0000000000	76	12	112	1 Yr Libor
2271	III	2.0000000000	12.0000000000	2.0000000000	76	12	112	1 Yr Libor
2272	III	2.0000000000	12.1250000000	1.8750000000	76	12	112	1 Yr Libor
2273	III	2.0000000000	15.7500000000	0.7500000000	72	12	108	1 Yr Libor
2274	III	2.0000000000	12.0000000000	2.0000000000	75	12	75	1 Yr Libor
2275	III	2.0000000000	12.0000000000	2.0000000000	75	12	75	1 Yr Libor
2276	III	2.0000000000	12.0000000000	2.0000000000	75	12	75	1 Yr Libor
2277	III	2.0000000000	12.0000000000	2.0000000000	76	12	76	1 Yr Libor
2278	III	2.0000000000	13.0000000000	2.0000000000	75	12	75	1 Yr Libor
2279	III	2.0000000000	12.0000000000	2.0000000000	76	12	76	1 Yr Libor
2280	III	2.0000000000	12.0000000000	2.0000000000	77	12	77	1 Yr Libor
2281	III	2.0000000000	12.0000000000	2.0000000000	76	12	N/A	1 Yr Libor
2282	III	2.0000000000	12.0000000000	2.0000000000	73	12	N/A	1 Yr Libor
2283	III	2.0000000000	12.0000000000	2.0500000000	76	12	76	1 Yr Libor
2284	III	2.0000000000	12.0000000000	2.0750000000	77	12	113	1 Yr Libor
2285	III	2.0000000000	12.0000000000	2.0750000000	77	12	113	1 Yr Libor
2286	III	2.0000000000	12.1250000000	2.5000000000	75	12	111	1 Yr Treas
2287	III	2.0000000000	12.1250000000	2.5000000000	75	12	111	1 Yr Treas
2288	III	2.0000000000	12.1250000000	2.5000000000	76	12	112	1 Yr Treas
2289	III	2.0000000000	12.1250000000	2.5000000000	75	12	75	1 Yr Treas
2290	III	2.0000000000	12.1250000000	2.5000000000	76	12	76	1 Yr Treas
2291	III	2.0000000000	12.1250000000	2.5000000000	76	12	76	1 Yr Treas
2292	III	2.0000000000	12.1250000000	2.5000000000	76	12	76	1 Yr Treas
2293	III	2.0000000000	12.1250000000	2.5000000000	76	12	76	1 Yr Treas
2294	III	2.0000000000	12.1250000000	2.5000000000	76	12	N/A	1 Yr Treas
2295	III	2.0000000000	12.1250000000	2.5000000000	76	12	N/A	1 Yr Treas
2296	III	2.0000000000	12.1250000000	2.0000000000	74	12	74	1 Yr Libor
2297	III	2.0000000000	12.1250000000	3.0000000000	74	12	74	1 Yr Libor
2298	III	2.0000000000	12.1250000000	2.0000000000	76	12	76	1 Yr Libor
2299	III	2.0000000000	12.2500000000	1.8750000000	76	12	76	1 Yr Libor
2300	III	2.0000000000	12.1250000000	2.5000000000	76	12	76	1 Yr Libor
2301	III	2.0000000000	12.1250000000	2.0000000000	75	12	N/A	1 Yr Libor
2302	III	2.0000000000	12.1250000000	2.0000000000	76	12	N/A	1 Yr Libor
2303	III	2.0000000000	12.1250000000	2.0500000000	77	12	113	1 Yr Libor
2304	III	2.0000000000	12.1250000000	2.0750000000	76	12	76	1 Yr Libor
2305	III	2.0000000000	12.2500000000	2.4800000000	74	12	110	1 Yr Treas
2306	III	2.0000000000	12.2500000000	2.5000000000	74	12	110	1 Yr Treas
2307	III	2.0000000000	12.2500000000	2.5000000000	74	12	110	1 Yr Treas
2308	III	2.0000000000	12.2500000000	2.5000000000	75	12	75	1 Yr Treas
2309	III	2.0000000000	12.2500000000	2.5000000000	76	12	76	1 Yr Treas
2310	III	2.0000000000	12.2500000000	2.5000000000	76	12	N/A	1 Yr Treas
2311	III	2.0000000000	12.2500000000	2.0000000000	73	12	73	1 Yr Libor
2312	III	2.0000000000	12.2500000000	2.0000000000	74	12	N/A	1 Yr Libor
2313	III	2.0000000000	13.7500000000	2.1350000000	75	12	111	1 Yr Libor
2314	III	2.0000000000	12.2500000000	2.0500000000	77	12	113	1 Yr Libor
2315	III	2.0000000000	12.2500000000	2.0500000000	77	12	113	1 Yr Libor
2316	III	2.0000000000	12.2500000000	2.0500000000	77	12	77	1 Yr Libor
2317	III	2.0000000000	12.3750000000	2.5000000000	76	12	112	1 Yr Treas
2318	III	2.0000000000	12.3750000000	2.5000000000	74	12	74	1 Yr Treas
2319	III	2.0000000000	12.3750000000	2.5000000000	76	12	76	1 Yr Treas
2320	III	2.0000000000	12.3750000000	2.0000000000	76	12	112	1 Yr Libor
2321	III	2.0000000000	12.3750000000	2.0000000000	76	12	112	1 Yr Libor
2322	III	2.0000000000	12.5000000000	1.8750000000	76	12	112	1 Yr Libor
2323	III	2.0000000000	12.3750000000	2.0000000000	74	12	110	1 Yr Libor
2324	III	2.0000000000	12.3750000000	2.0000000000	73	12	73	1 Yr Libor
2325	III	2.0000000000	12.3750000000	2.0000000000	73	12	73	1 Yr Libor
2326	III	2.0000000000	12.3750000000	2.0500000000	77	12	113	1 Yr Libor
2327	III	2.0000000000	13.7500000000	2.2100000000	74	12	N/A	1 Yr Libor
2328	III	2.0000000000	12.5000000000	2.4800000000	75	12	111	1 Yr Treas
2329	III	1.0000000000	13.6250000000	6.2500000000	73	12	N/A	1 Yr Libor
2330	III	2.0000000000	12.5000000000	2.0000000000	76	12	112	1 Yr Libor
2331	III	2.0000000000	12.5000000000	2.0000000000	75	12	111	1 Yr Libor
2332	III	2.0000000000	12.5000000000	2.0000000000	76	12	112	1 Yr Libor
2333	III	2.0000000000	12.5000000000	2.0000000000	73	12	109	1 Yr Libor
2334	III	1.0000000000	12.5000000000	2.0000000000	74	12	110	1 Yr Libor
2335	III	2.0000000000	12.5000000000	2.0000000000	73	12	73	1 Yr Libor
2336	III	2.0000000000	12.5000000000	2.0000000000	73	12	N/A	1 Yr Libor
2337	III	2.0000000000	12.5000000000	2.0000000000	73	12	N/A	1 Yr Libor
2338	III	2.0000000000	12.5000000000	2.0500000000	77	12	113	1 Yr Libor
2339	III	2.0000000000	12.5000000000	2.0500000000	77	12	113	1 Yr Libor
2340	III	2.0000000000	12.6250000000	2.5000000000	76	12	76	1 Yr Treas
2341	III	2.0000000000	12.6250000000	2.0000000000	76	12	112	1 Yr Libor
2342	III	2.0000000000	12.8750000000	2.0000000000	73	12	73	1 Yr Libor
2343	III	2.0000000000	12.8750000000	2.0500000000	77	12	113	1 Yr Libor
2344	III	2.0000000000	12.8750000000	2.0500000000	77	12	113	1 Yr Libor
2345	IV	2.0000000000	10.7500000000	2.5000000000	112	12	112	1 Yr Treas
2346	IV	2.0000000000	10.8750000000	2.5000000000	112	12	112	1 Yr Treas
2347	IV	2.0000000000	11.0000000000	2.5000000000	111	12	111	1 Yr Treas
2348	IV	2.0000000000	11.3750000000	2.5000000000	111	12	111	1 Yr Treas
2349	IV	2.0000000000	11.3750000000	2.5000000000	111	12	111	1 Yr Treas
2350	IV	2.0000000000	11.3750000000	2.5000000000	111	12	111	1 Yr Treas
2351	IV	2.0000000000	11.3750000000	2.5000000000	112	12	112	1 Yr Treas
2352	IV	2.0000000000	11.3750000000	2.5000000000	112	12	112	1 Yr Treas
2353	IV	2.0000000000	11.3750000000	2.0000000000	112	12	112	1 Yr Libor
2354	IV	2.0000000000	11.5000000000	2.5000000000	111	12	111	1 Yr Treas
2355	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2356	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2357	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2358	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2359	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2360	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2361	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2362	IV	2.0000000000	11.5000000000	2.5000000000	112	12	112	1 Yr Treas
2363	IV	2.0000000000	11.5000000000	2.5000000000	112	12	N/A	1 Yr Treas
2364	IV	2.0000000000	11.5000000000	2.5000000000	112	12	N/A	1 Yr Treas
2365	IV	2.0000000000	11.5000000000	2.5000000000	112	12	N/A	1 Yr Treas
2366	IV	2.0000000000	11.5000000000	2.5000000000	112	12	N/A	1 Yr Treas
2367	IV	2.0000000000	11.5000000000	2.5000000000	112	12	N/A	1 Yr Treas
2368	IV	2.0000000000	11.6250000000	2.5000000000	109	12	109	1 Yr Treas
2369	IV	2.0000000000	11.6250000000	2.5000000000	111	12	111	1 Yr Treas
2370	IV	2.0000000000	11.6250000000	2.5000000000	111	12	111	1 Yr Treas
2371	IV	2.0000000000	11.6250000000	2.5000000000	111	12	111	1 Yr Treas
2372	IV	2.0000000000	11.6250000000	2.5000000000	111	12	111	1 Yr Treas
2373	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2374	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2375	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2376	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2377	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2378	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2379	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2380	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2381	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2382	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2383	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2384	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2385	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2386	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2387	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2388	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2389	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2390	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2391	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2392	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2393	IV	2.0000000000	11.6250000000	2.5000000000	112	12	112	1 Yr Treas
2394	IV	2.0000000000	11.6250000000	2.5000000000	111	12	N/A	1 Yr Treas
2395	IV	2.0000000000	11.6250000000	2.0000000000	111	12	111	1 Yr Libor
2396	IV	2.0000000000	11.6250000000	2.0000000000	111	12	111	1 Yr Libor
2397	IV	2.0000000000	11.6250000000	2.0000000000	112	12	112	1 Yr Libor
2398	IV	2.0000000000	11.6250000000	2.0000000000	112	12	112	1 Yr Libor
2399	IV	2.0000000000	11.6250000000	2.0000000000	112	12	112	1 Yr Libor
2400	IV	2.0000000000	11.7500000000	2.5000000000	109	12	109	1 Yr Treas
2401	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2402	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2403	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2404	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2405	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2406	IV	2.0000000000	11.7500000000	2.5000000000	111	12	111	1 Yr Treas
2407	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2408	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2409	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2410	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2411	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2412	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2413	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2414	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2415	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2416	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2417	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2418	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2419	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2420	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2421	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2422	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2423	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2424	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2425	IV	2.0000000000	11.7500000000	2.5000000000	112	12	112	1 Yr Treas
2426	IV	2.0000000000	11.7500000000	2.5000000000	112	12	N/A	1 Yr Treas
2427	IV	2.0000000000	11.7500000000	2.5000000000	112	12	N/A	1 Yr Treas
2428	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2429	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2430	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2431	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2432	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2433	IV	2.0000000000	11.7500000000	2.0000000000	112	12	112	1 Yr Libor
2434	IV	2.0000000000	11.7500000000	2.0000000000	112	12	N/A	1 Yr Libor
2435	IV	2.0000000000	11.7500000000	2.0000000000	112	12	N/A	1 Yr Libor
2436	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2437	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2438	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2439	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2440	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2441	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2442	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2443	IV	2.0000000000	11.8750000000	2.5000000000	111	12	111	1 Yr Treas
2444	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2445	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2446	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2447	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2448	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2449	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2450	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2451	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2452	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2453	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2454	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2455	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2456	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2457	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2458	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2459	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2460	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2461	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2462	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2463	IV	2.0000000000	11.8750000000	2.5000000000	112	12	112	1 Yr Treas
2464	IV	2.0000000000	11.8750000000	2.5000000000	111	12	N/A	1 Yr Treas
2465	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2466	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2467	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2468	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2469	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2470	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2471	IV	2.0000000000	11.8750000000	2.5000000000	112	12	N/A	1 Yr Treas
2472	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2473	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2474	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2475	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2476	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2477	IV	2.0000000000	11.8750000000	2.0000000000	112	12	112	1 Yr Libor
2478	IV	2.0000000000	11.8750000000	2.0000000000	112	12	N/A	1 Yr Libor
2479	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2480	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2481	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2482	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2483	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2484	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2485	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2486	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2487	IV	2.0000000000	12.0000000000	2.5000000000	111	12	111	1 Yr Treas
2488	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2489	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2490	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2491	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2492	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2493	IV	2.0000000000	12.0000000000	2.5000000000	112	12	112	1 Yr Treas
2494	IV	2.0000000000	12.0000000000	2.5000000000	112	12	N/A	1 Yr Treas
2495	IV	2.0000000000	12.0000000000	2.5000000000	112	12	N/A	1 Yr Treas
2496	IV	2.0000000000	12.0000000000	2.5000000000	112	12	N/A	1 Yr Treas
2497	IV	2.0000000000	12.0000000000	2.0000000000	111	12	111	1 Yr Libor
2498	IV	2.0000000000	12.0000000000	2.0000000000	112	12	112	1 Yr Libor
2499	IV	2.0000000000	12.0000000000	2.0000000000	112	12	112	1 Yr Libor
2500	IV	2.0000000000	12.0000000000	2.0000000000	112	12	112	1 Yr Libor
2501	IV	2.0000000000	12.0000000000	2.0000000000	111	12	N/A	1 Yr Libor
2502	IV	2.0000000000	12.1250000000	2.5000000000	111	12	111	1 Yr Treas
2503	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2504	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2505	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2506	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2507	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2508	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2509	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2510	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2511	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2512	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2513	IV	2.0000000000	12.1250000000	2.5000000000	112	12	112	1 Yr Treas
2514	IV	2.0000000000	12.1250000000	2.5000000000	113	12	113	1 Yr Treas
2515	IV	2.0000000000	12.1250000000	2.5000000000	112	12	N/A	1 Yr Treas
2516	IV	2.0000000000	12.1250000000	2.0000000000	111	12	111	1 Yr Libor
2517	IV	2.0000000000	12.1250000000	2.0000000000	111	12	111	1 Yr Libor
2518	IV	2.0000000000	12.1250000000	2.0000000000	112	12	112	1 Yr Libor
2519	IV	2.0000000000	12.1250000000	2.0000000000	112	12	112	1 Yr Libor
2520	IV	2.0000000000	12.1250000000	2.0000000000	111	12	N/A	1 Yr Libor
2521	IV	2.0000000000	12.1250000000	2.0000000000	112	12	N/A	1 Yr Libor
2522	IV	2.0000000000	12.1250000000	2.0000000000	112	12	N/A	1 Yr Libor
2523	IV	2.0000000000	12.2500000000	2.5000000000	111	12	111	1 Yr Treas
2524	IV	2.0000000000	12.2500000000	2.5000000000	111	12	111	1 Yr Treas
2525	IV	2.0000000000	12.2500000000	2.5000000000	111	12	111	1 Yr Treas
2526	IV	2.0000000000	12.2500000000	2.5000000000	111	12	111	1 Yr Treas
2527	IV	2.0000000000	12.2500000000	2.5000000000	111	12	111	1 Yr Treas
2528	IV	2.0000000000	12.2500000000	2.5000000000	112	12	112	1 Yr Treas
2529	IV	2.0000000000	12.2500000000	2.5000000000	112	12	112	1 Yr Treas
2530	IV	2.0000000000	12.2500000000	2.5000000000	112	12	112	1 Yr Treas
2531	IV	2.0000000000	12.2500000000	2.5000000000	112	12	112	1 Yr Treas
2532	IV	2.0000000000	12.2500000000	2.5000000000	112	12	112	1 Yr Treas
2533	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2534	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2535	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2536	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2537	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2538	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2539	IV	2.0000000000	12.2500000000	2.5000000000	112	12	N/A	1 Yr Treas
2540	IV	2.0000000000	12.2500000000	2.0000000000	112	12	112	1 Yr Libor
2541	IV	2.0000000000	12.2500000000	2.0000000000	111	12	N/A	1 Yr Libor
2542	IV	2.0000000000	12.2500000000	2.0000000000	111	12	N/A	1 Yr Libor
2543	IV	2.0000000000	12.2500000000	2.0000000000	112	12	N/A	1 Yr Libor
2544	IV	2.0000000000	12.2500000000	2.0000000000	112	12	N/A	1 Yr Libor
2545	IV	2.0000000000	12.3750000000	2.5000000000	111	12	111	1 Yr Treas
2546	IV	2.0000000000	12.3750000000	2.5000000000	111	12	111	1 Yr Treas
2547	IV	2.0000000000	12.3750000000	2.5000000000	111	12	111	1 Yr Treas
2548	IV	2.0000000000	12.3750000000	2.5000000000	111	12	111	1 Yr Treas
2549	IV	2.0000000000	12.3750000000	2.5000000000	111	12	111	1 Yr Treas
2550	IV	2.0000000000	12.3750000000	2.5000000000	112	12	112	1 Yr Treas
2551	IV	2.0000000000	12.3750000000	2.5000000000	112	12	112	1 Yr Treas
2552	IV	2.0000000000	12.3750000000	2.5000000000	112	12	112	1 Yr Treas
2553	IV	2.0000000000	12.3750000000	2.0000000000	111	12	111	1 Yr Libor
2554	IV	2.0000000000	12.3750000000	2.0000000000	111	12	111	1 Yr Libor
2555	IV	2.0000000000	12.5000000000	2.5000000000	110	12	110	1 Yr Treas
2556	IV	2.0000000000	12.5000000000	2.0000000000	111	12	111	1 Yr Libor
2557	IV	2.0000000000	12.6250000000	2.5000000000	111	12	111	1 Yr Treas
2558	IV	2.0000000000	12.6250000000	2.5000000000	112	12	112	1 Yr Treas
2559	IV	2.0000000000	12.7500000000	2.0000000000	110	12	110	1 Yr Libor

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Offered Notes set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of Offered Notes set forth below may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Notes and sets forth the percentage of the initial Note Principal Balances of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the Issuing Entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following table. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages

	Class I-A-1 Notes and Class I-A-2 Notes
	5%	15%	25%	40%	55%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2008	94	84	73	57	42
June 25, 2009	89	70	53	32	17
June 25, 2010	84	58	38	18	7
June 25, 2011	79	48	29	11	3
June 25, 2012	74	40	21	7	1
June 25, 2013	69	34	16	4	1
June 25, 2014	65	29	12	2	*
June 25, 2015	61	24	9	1	*
June 25, 2016	56	20	6	1	*
June 25, 2017	52	17	5	*	*
June 25, 2018	48	14	3	*	*
June 25, 2019	44	11	3	*	*
June 25, 2020	41	9	2	*	*
June 25, 2021	37	8	1	*	*
June 25, 2022	34	6	1	*	*
June 25, 2023	31	5	1	*	*
June 25, 2024	28	4	*	*	*
June 25, 2025	25	3	*	*	*
June 25, 2026	22	3	*	*	*
June 25, 2027	19	2	*	*	*
June 25, 2028	17	2	*	*	*
June 25, 2029	14	1	*	*	*
June 25, 2030	12	1	*	*	0
June 25, 2031	9	1	*	*	0
June 25, 2032	7	*	*	*	0
June 25, 2033	5	*	*	*	0
June 25, 2034	3	*	*	*	0
June 25, 2035	1	*	*	*	0
June 25, 2036	0	0	0	0	0
June 25, 2037	0	0	0	0	0
June 25, 2038	0	0	0	0	0
June 25, 2039	0	0	0	0	0
June 25, 2040	0	0	0	0	0
June 25, 2041	0	0	0	0	0
June 25, 2042	0	0	0	0	0
June 25, 2043	0	0	0	0	0
June 25, 2044	0	0	0	0	0
June 25, 2045	0	0	0	0	0
June 25, 2046	0	0	0	0	0
June 25, 2047	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	11.73	5.45	3.25	1.84	1.17
Weighted Average Life in years (to Call)**	11.59	5.07	2.96	1.67	1.08
________________
(*)           Indicates a number that is greater than zero but less than 0.5%.

(**)           The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages

	Class II-A-1 Notes and Class II-A-2 Notes
	5%	15%	25%	40%	55%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2008	95	84	73	57	42
June 25, 2009	89	70	53	33	17
June 25, 2010	85	59	39	19	7
June 25, 2011	80	49	29	11	3
June 25, 2012	75	41	22	7	1
June 25, 2013	71	35	16	4	1
June 25, 2014	67	29	12	2	*
June 25, 2015	63	25	9	1	*
June 25, 2016	59	21	7	1	*
June 25, 2017	55	18	5	*	*
June 25, 2018	51	15	4	*	*
June 25, 2019	47	12	3	*	*
June 25, 2020	43	10	2	*	*
June 25, 2021	40	8	1	*	*
June 25, 2022	37	7	1	*	*
June 25, 2023	33	5	1	*	*
June 25, 2024	30	4	1	*	*
June 25, 2025	27	4	*	*	*
June 25, 2026	24	3	*	*	*
June 25, 2027	22	2	*	*	*
June 25, 2028	19	2	*	*	*
June 25, 2029	16	1	*	*	*
June 25, 2030	14	1	*	*	*
June 25, 2031	12	1	*	*	0
June 25, 2032	9	1	*	*	0
June 25, 2033	7	*	*	*	0
June 25, 2034	5	*	*	*	0
June 25, 2035	3	*	*	*	0
June 25, 2036	1	*	*	*	0
June 25, 2037	*	*	*	*	0
June 25, 2038	*	*	*	*	0
June 25, 2039	*	*	*	*	0
June 25, 2040	*	*	*	*	0
June 25, 2041	*	*	*	0	0
June 25, 2042	*	*	*	0	0
June 25, 2043	*	*	*	0	0
June 25, 2044	*	*	*	0	0
June 25, 2045	*	*	*	0	0
June 25, 2046	*	*	*	0	0
June 25, 2047	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.32	5.59	3.29	1.85	1.18
Weighted Average Life in years (to Call)**	12.09	5.17	2.99	1.68	1.08
________________

(*)           Indicates a number that is greater than zero but less than 0.5%.

(**)           The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages

	Class III-A-1 Notes and Class III-A-2 Notes
	5%	15%	25%	40%	55%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2008	95	84	73	57	42
June 25, 2009	89	70	53	33	17
June 25, 2010	85	59	39	19	7
June 25, 2011	80	49	29	11	3
June 25, 2012	76	41	22	7	1
June 25, 2013	71	35	16	4	1
June 25, 2014	67	30	12	2	*
June 25, 2015	63	25	9	1	*
June 25, 2016	59	21	7	1	*
June 25, 2017	55	18	5	1	*
June 25, 2018	51	15	4	*	*
June 25, 2019	47	12	3	*	*
June 25, 2020	44	10	2	*	*
June 25, 2021	40	8	1	*	*
June 25, 2022	37	7	1	*	*
June 25, 2023	34	6	1	*	*
June 25, 2024	31	4	1	*	*
June 25, 2025	28	4	*	*	*
June 25, 2026	25	3	*	*	*
June 25, 2027	22	2	*	*	*
June 25, 2028	19	2	*	*	*
June 25, 2029	17	1	*	*	*
June 25, 2030	14	1	*	*	0
June 25, 2031	12	1	*	*	0
June 25, 2032	9	1	*	*	0
June 25, 2033	7	*	*	*	0
June 25, 2034	5	*	*	*	0
June 25, 2035	3	*	*	*	0
June 25, 2036	1	*	*	*	0
June 25, 2037	*	*	*	*	0
June 25, 2038	*	*	*	*	0
June 25, 2039	*	*	*	*	0
June 25, 2040	*	*	*	*	0
June 25, 2041	*	*	*	0	0
June 25, 2042	*	*	*	0	0
June 25, 2043	*	*	*	0	0
June 25, 2044	*	*	*	0	0
June 25, 2045	*	*	*	0	0
June 25, 2046	*	*	*	0	0
June 25, 2047	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.40	5.60	3.30	1.85	1.18
Weighted Average Life in years (to Call)**	12.15	5.18	2.99	1.68	1.08
________________
(*)           Indicates a number that is greater than zero but less than 0.5%.

(**)           The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages

	Class IV-A-1 Notes and Class IV-A-2 Notes
	5%	15%	25%	40%	55%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
June 25, 2008	95	84	73	57	42
June 25, 2009	89	70	53	33	17
June 25, 2010	84	59	39	19	7
June 25, 2011	80	49	29	11	3
June 25, 2012	75	41	22	7	1
June 25, 2013	71	35	16	4	1
June 25, 2014	67	30	12	2	*
June 25, 2015	63	25	9	1	*
June 25, 2016	60	21	7	1	*
June 25, 2017	56	18	5	1	*
June 25, 2018	52	15	4	*	*
June 25, 2019	48	12	3	*	*
June 25, 2020	44	10	2	*	*
June 25, 2021	41	8	1	*	*
June 25, 2022	37	7	1	*	*
June 25, 2023	34	6	1	*	*
June 25, 2024	31	5	1	*	*
June 25, 2025	28	4	*	*	*
June 25, 2026	25	3	*	*	*
June 25, 2027	22	2	*	*	*
June 25, 2028	19	2	*	*	*
June 25, 2029	17	1	*	*	*
June 25, 2030	14	1	*	*	0
June 25, 2031	12	1	*	*	0
June 25, 2032	9	1	*	*	0
June 25, 2033	7	*	*	*	0
June 25, 2034	5	*	*	*	0
June 25, 2035	3	*	*	*	0
June 25, 2036	1	*	*	*	0
June 25, 2037	0	0	0	0	0
June 25, 2038	0	0	0	0	0
June 25, 2039	0	0	0	0	0
June 25, 2040	0	0	0	0	0
June 25, 2041	0	0	0	0	0
June 25, 2042	0	0	0	0	0
June 25, 2043	0	0	0	0	0
June 25, 2044	0	0	0	0	0
June 25, 2045	0	0	0	0	0
June 25, 2046	0	0	0	0	0
June 25, 2047	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.40	5.61	3.30	1.85	1.18
Weighted Average Life in years (to Call)**	12.18	5.18	2.99	1.68	1.08
________________
(*)           Indicates a number that is greater than zero but less than 0.5%.

(**)           The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

THE INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179. See “The Agreements” in the base prospectus.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes, except if the fifteenth day falls on a Saturday, a Sunday or a holiday, it can be filed on the following business day. Reference is made to the base prospectus for important information in addition to that presented in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. See “The Indenture” in this prospectus supplement.

Upon the occurrence of a TMP Trigger Event and certain preconditions, including notifications, being satisfied as described in this prospectus supplement, the Indenture shall be discharged. In accordance with such discharge, the Issuing Entity shall issue the REMIC Class A Notes to be exchanged for the Offered Notes, all in accordance with the terms of the Trust Agreement and the Indenture. The terms of such REMIC Class A Notes shall be governed by a new indenture to be executed by the same parties and subject to the same terms as the old Indenture. A new current report on Form 8-K relating to any new agreements governing the REMIC Class A Notes, including the new indenture, will be filed by the Depositor with the Securities and Exchange Commission.

The Issuing Entity

Bear Stearns ARM Trust 2007-2 is a statutory trust formed under the laws of the State of Delaware pursuant to the short form trust agreement (the “Short Form Trust Agreement”), dated on or about June 26, 2007 between the Depositor and the Owner Trustee, as amended and restated by the amended and restated trust agreement (the “Amended Trust Agreement,” and, together with the Short Form Trust Agreement, the “Trust Agreement”) dated as of the Closing Date, among the Depositor, the Owner Trustee, and the Securities Administrator. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the assets of the Issuing Entity and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes , (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and (v) engaging in any actions following the occurrence of a TMP Trigger Event necessary for the issuance and exchange of REMIC Class A Notes, as described in this prospectus supplement. Notwithstanding the foregoing, the Issuing Entity, at the direction of the holder of the Owner Trust Certificates, may amend its permitted activities. Any amendment of the permitted activities shall be accompanied by (i) an appropriate amendment to the applicable Agreement, which shall include the consent of all of the Noteholders, (ii) any opinion of counsel required by the underwriter, the Rating Agencies, the Indenture Trustee and the Securities Administrator and (iii) the approval of the Rating Agencies and/or written confirmation from the Rating Agencies stating that such amendment will not result in the rating of any Note to be downgraded, withdrawn or suspended, and in the case of Moody’s, written notice of such amendment.

The Issuing Entity is not expected to have any significant assets other than the mortgage loans and certain related assets. In accordance with the Administration Agreement, certain duties of the Issuing Entity under the Agreements will be performed by the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate thereof.

The Issuing Entity’s fiscal year end is December 31.

The Owner Trustee

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of some representations made by the owner trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

The Indenture Trustee

The Indenture Trustee is Citibank, N.A. (“Citibank”), a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as Indenture Trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.   As of the end of the first quarter of 2007, Citibank acts as trustee, indenture trustee and/or paying agent for approximately 361 various residential mortgage-backed transactions.

The fee of the Indenture Trustee will be payable by the Master Servicer. The Indenture will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with any Event of Default, any breach of the Indenture or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the trust created pursuant to the Indenture (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The Indenture will provide that the Indenture Trustee shall be entitled to be reimbursed from funds in the Payment Account for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts. Under the Indenture, the Issuing Entity (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee’s duties under the Indenture. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Indenture Trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor indenture trustee. In the event that the Indenture Trustee determines that a conflict of interest exists between the Holders of the Offered Notes, the Class X Notes and the Holders of any Class of Subordinate Notes, then the Indenture Trustee shall be entitled to resign as the Indenture Trustee for all classes of Notes other than the Offered Notes. In such event the Holders of a majority of Note Principal Balances of all of the Subordinate Notes shall designate a separate Indenture Trustee to represent their interests hereunder. Additionally, holders of a majority of Note Principal Balances of each Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor indenture trustee. The Issuing Entity may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Agreements or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Upon such resignation or removal of the Indenture Trustee, the Issuing Entity will be entitled to appoint a successor indenture trustee.

The Securities Administrator

Under the terms of the Indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Using information set forth in this prospectus supplement, the Securities Administrator will recreate the cashflow model for the trust based solely on the information received from the Depositor. Based on the monthly loan information provided by the Master Servicer, the Securities Administrator will calculate the amount of principal and interest to be paid to each class of notes on each Payment Date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the Securities Administrator will perform distribution calculations, remit payments on the Payment Date to Noteholders and prepare a monthly statement to Noteholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Description of the Notes” and “Reports to Noteholders” in this prospectus supplement. In performing these obligations, the Securities Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Securities Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor securities administrator. The Issuing Entity may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreements or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator or the Depositor will be entitled to appoint a successor securities administrator.

The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in the Agreements as duties of the Securities Administrator, including:

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Securities Administrator pursuant to the Agreements, the Securities Administrator will examine them to determine whether they are in the required form; provided, however, the Securities Administrator will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Securities Administrator will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreements.

1.  On each Payment Date, the Securities Administrator will make Monthly Payments and the final payment to the Noteholders from funds in the Payment Account as provided in the Indenture.

2.  Except for those actions that the Securities Administrator is required to take under the Agreements, the Securities Administrator will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreements.

The Securities Administrator will not in any way be liable by reason of any insufficiency in any account held by or in the name of the Securities Administrator unless it is determined by a court of competent jurisdiction that the Securities Administrator’s negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon). In no event will the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the Securities Administrator will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The Securities Administrator will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

The Paying Agent and Note Registrar

Wells Fargo Bank in its capacity as Securities Administrator, will act as the initial paying agent and note registrar under the Agreements. Each of the paying agent and note registrar may resign upon thirty (30) days’ prior written notice to the Depositor; provided that no such resignation will be effective until acceptance of the appointment of a successor paying agent or certificate registrar. In the event the paying agent and/or the note registrar resigns or is removed by the Depositor for cause, the Depositor may appoint a successor paying agent or certificate registrar, as applicable. The Depositor will cause such successor paying agent, if other than the Indenture Trustee, the Master Servicer or the Securities Administrator, to execute and deliver to the Depositor an instrument in which such paying agent will agree with the Depositor that such paying agent will hold all sums held by it for the payment to related Noteholders in trust for the benefit of the related Noteholders entitled thereto until such sums have been paid to the related Noteholders.

The Custodians

Wells Fargo Bank

Wells Fargo Bank is acting as a Custodian of certain of the mortgage loan files pursuant to the Wells Fargo Bank Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the related mortgage notes and other contents of the mortgage files on behalf of the Indenture Trustee and the Noteholders. Wells Fargo Bank maintains each such mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Citibank N.A.

Citibank, N.A. (“Citibank”), a national banking association, referred to in this prospectus supplement as Citibank, will act as a Custodian for certain of the mortgage notes pursuant to the Citi Custodial Agreement. Citibank will perform certain administrative functions on behalf of the Indenture Trustee.  Citibank’s for notices under the related Custodial Agreement are located at 5280 Corporate Drive, Frederick, Maryland 21703, Attention:  Citibank, N.A Custodial Operations.

Citibank, in its capacity as a Custodian will hold certain of the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the Noteholders.  Citibank will maintain the mortgage files held by it in secure and fire-resistant facilities.  These mortgage files will not be physically segregated from other mortgage files in Citibank’s custody but will be kept in shared facilities.  However, Citibank’s proprietary document tracking system will show the location within Citibank’s facilities of each mortgage file held by it and will show that the mortgage loan documents are held by Citibank’s on behalf of the Issuing Entity.  Citibank, in its capacity as a Custodian will review each mortgage file held by it in accordance with the review criteria specified in the Sale and Servicing Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

The Payment Account

The Securities Administrator will establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an account (the “Payment Account”), which shall be an Eligible Account. The Securities Administrator will deposit in the Payment Account, as received, the following amounts:

(i)           Any amounts withdrawn from the protected accounts or other permitted account;

(ii)  Any advance and Compensating Interest Payments;

(iii)  Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in the protected accounts or other permitted account;

(iv)  The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination;

(v)  Any amounts required to be deposited with respect to losses on permitted investments; and

(vi)  Any other amounts received by or on behalf of the Master Servicer or the Indenture Trustee and required to be deposited in the Payment Account pursuant to the Sale and Servicing Agreement and the Indenture.

All amounts deposited to the Payment Account will be held in the name of the Indenture Trustee, in trust for the benefit of the Noteholders in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be held as cash or invested in the name of the Indenture Trustee, in trust for the benefit of the Noteholders, in such permitted investments selected by the Master Servicer as set forth in the Sale and Servicing Agreement. The Master Servicer will be entitled to any amounts earned for five business days on funds in the Payment Account and will be liable for any related losses on permitted investments in the Payment Account. Any one or more of the following obligations or securities held in the name of the Indenture Trustee, in trust for the benefit of the Noteholders will be considered a permitted investment:

(i)           direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from the Rating Agencies;

(iii)           repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

(iv)           securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its affiliates) incorporated under the laws of the United States of America or any state thereof that have the applicable credit rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be permitted investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate Outstanding Principal Balances of all the mortgage loans and permitted investments held as part of the Issuing Entity as determined by the Master Servicer;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the applicable credit rating or better from the Rating Agencies at the time of such investment;

(vi)           a reinvestment agreement issued by any bank, insurance company or other corporation or entity;

(vii)           any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii)           any money market or common trust fund having the applicable credit rating or better from the Rating Agencies rating such fund, including any such fund for which the Securities Administrator or Master Servicer or any affiliate of the Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a permitted investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

On each Payment Date, the Securities Administrator will withdraw Available Funds from the Payment Account and make payments to the related Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes” in this prospectus supplement. Each of the Indenture Trustee, the Securities Administrator and the Custodians will be entitled to compensation for its services under the Agreements which will be paid by the Master Servicer. The Indenture Trustee, the Securities Administrator and the Custodians will also be entitled to be reimbursed from the Issuing Entity for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Agreements prior to the payment of the Available Funds.

Events of Default

Events of default under the Indenture include:

(i)           a failure by the Issuing Entity to pay Accrued Note Interest on the Offered Notes on any Payment Date and such default shall continue for a period of five days; or

(ii)           the failure by the Issuing Entity on the Final Scheduled Payment Date to pay all Accrued Note Interest of the Offered Notes, all remaining Basis Risk Shortfall Carryover Amounts to the Offered Notes and to reduce the Note Principal Balances of any Offered Notes to zero; or

(iii)           there occurs a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)           there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, indenture trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the trust fund, or ordering the winding up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)           there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, indenture trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the trust fund, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the Offered Notes, the Securities Administrator at the written direction of the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding, may declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If the Securities Administrator collects any money or property with respect to the mortgage loans following an Event of Default, it will pay out the money or distribute the property, as the case may be, to the Indenture Trustee, the Securities Administrator, Master Servicer, the Owner Trustee, the Custodians and the Servicers for amounts due and not previously paid pursuant to the Indenture and the other Agreements, and then to the Notes and the Owner Trust Certificates in the manner and priority set forth under “Description of the Notes—Payments on the Notes” in this prospectus supplement.

Limitation on Suits

To the extent set forth in the Indenture, no Offered Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Offered Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Offered Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Offered Noteholder; (3) such Offered Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Offered Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

Optional Redemption

The majority holder of the Owner Trust Certificates may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, on or after the Payment Date on which the sum of the aggregate Scheduled Principal Balance of the mortgage loans is 10% or less of the Cut-off Date Scheduled Principal Balance of the mortgage loans.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Securities Administrator and the Master Servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement will also provide for delivery to the Depositor, the Securities Administrator and the Master Servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, each Servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders, if not otherwise available at the Securities Administrator’s website, without charge upon written request to the Securities Administrator. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of Offered Notes based upon their respective Note Principal Balances minus 1% allocated to the Class X Notes.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the Notes, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Indenture with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

In addition, the Depositor will deposit with the related Custodian, on behalf of the Indenture Trustee, for the benefit of the Noteholders, if any, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “Citibank, N.A., as Indenture Trustee for Noteholders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2,” or, if the original mortgage note is, a photocopy thereof, if available, together with a lost note affidavit; or in the case of a loan registered on the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee;

(b)  the original recorded mortgage or a photocopy thereof, to the extent provided in the Sale Servicing Agreement;

(c)  unless the Mortgage Loan is either a MOM Loan or has been assigned to and recorded in the name of MERS, the original assignment to blank, or the assignment (either an original or a certified copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located)  to “Citibank, N.A., as Indenture Trustee, on behalf of the Noteholders,” which shall have been recorded,

(d)  all intervening assignments of such mortgage, if applicable and with evidence of recording thereon;

(e)  the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the related Custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states as to which an opinion of counsel is delivered to the Indenture Trustee, if any, to the effect that such recording is not required to protect the Indenture Trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System.  The Sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The related Custodian on behalf of the Indenture Trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the Custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the related notes, if any.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties as of the Closing Date. All of the Depositor’s right, title and interest to the mortgage loans and all rights of the Depositor under the Mortgage Loan Purchase Agreement will be assigned to the Indenture Trustee pursuant to the Agreements. The related Underlying Seller will make representations and warranties as to the mortgage loans sold in the related Sale Agreement. All right, title and interest in the Sale Agreements with respect to the mortgage loans will be assigned to the Indenture Trustee insofar as they relate to the representations and warranties with respect to the mortgage loans made by the related Underlying Seller. A form of the Mortgage Loan Purchase Agreement and of the Sale Agreements containing such representations and warranties will be attached as an exhibit to the Agreements. The Depositor will file the Agreements along with the exhibits to the Agreements with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the Underlying Seller with respect to the related mortgage loans include the following, among others:

(a)  The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae, together with all applicable ALTA endorsements, including without limitation, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the servicer, its successors and assigns, as to the first lien priority of the mortgage subject to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable and (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the Underlying Seller of the related mortgage loan, in an amount at least equal to the original principal balance of the mortgage loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment in Monthly Payment. The related title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the mortgaged property and each such policy was issued on the date of the origination of the mortgage loan by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located.

(b)  The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument a copy of which is in the mortgage file and have been or will be recorded, if necessary to protect the interests of the Indenture Trustee, and which has been or will be delivered to the Indenture Trustee, all in accordance with the Mortgage Loan Purchase Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, from its obligations in connection with the related mortgage loan.

(c)  At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the Underlying Seller of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae and was made by a qualified appraiser.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a)  The information set forth in the mortgage loan schedule hereto is true and correct in all material respects.

(b)      No mortgage loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date, attached hereto as Exhibit 6) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(c)  Immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to the Mortgage Loan Purchase Agreement;

(d)  Each Mortgage Loan and the prepayment penalty associated with the Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  With respect to each representation and warranty with respect to any mortgage loan made by the related Underlying Seller in the related Sale Agreement that is made as of the related closing date (as defined in the related Sale Agreement), no event has occurred since the related closing date (as defined in the related Sale Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

After the Closing Date, if any document is found to be missing or defective in any material respect, the Indenture Trustee or the Custodians, as agents for the Indenture Trustee, is required to notify the Underlying Seller or the Sponsor, as applicable, in writing. If the Underlying Seller or the Sponsor, as applicable, cannot or does not cure such omission or defect with respect to a missing or defective document, within 90 days of its receipt of notice, the Underlying Seller or the Sponsor, as applicable, is required to repurchase the related mortgage loan from the Issuing Entity within 90 days from the date of notice at a price equal to 100% of the Outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the related Servicing Fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the Underlying Seller or the Sponsor, as applicable, may remove such mortgage loan from the Issuing Entity and substitute in its place another mortgage loan of like characteristics. Alesco Financial Inc. will guarantee the Sponsor’s obligations to repurchase mortgage loans as to which there has been a breach.

After the Closing Date, if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the Notes in such mortgage loan, the Indenture Trustee or the Custodians, as agents for the Indenture Trustee, is required to notify the related Underlying Seller and the Sponsor in writing. If the related Underlying Seller or the Sponsor, as applicable, cannot or does not cure such omission or defect with respect to a missing or defective document, or if the related Underlying Seller or the Sponsor, as applicable, does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the related Underlying Seller or the Sponsor, as applicable, is required to repurchase the related mortgage loan from the Issuing Entity within 90 days from the date of notice at a price equal to 100% of the Outstanding Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the related Servicing Fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the related Underlying Seller or the Sponsor, as applicable, may remove such mortgage loan from the Issuing Entity and substitute in its place another mortgage loan of like characteristics. Alesco Financial Inc. will guarantee the Sponsor’s obligations to repurchase mortgage loans as to which there has been a breach.

The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the Noteholders, the Indenture Trustee or the Depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the related Underlying Seller or the Sponsor, as applicable, with respect to a mortgage loan.

Notwithstanding anything to the contrary, following a TMP Trigger Event, if any defect or breach described above would cause any mortgage loan in a REMIC to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any cure, repurchase or substitution described above must occur within 90 days from the date such breach or defect was discovered.

Reports to Noteholders

On each Payment Date, the Securities Administrator will make available to each Noteholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

1.  the applicable Record Dates, accrual periods and Determination Dates for calculating payments and general Payment Dates;

2.  with respect to each Loan Group, the total cash flows received and the general sources thereof;

3.  the amount, if any, of fees or expenses accrued and paid with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the related Servicer for the related Due Period;

4.  the amount of the related distribution to holders of the Offered Notes (by class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

5.  the Note Principal Balance of the Offered Notes before and after giving effect to the distribution of principal and allocation of Realized Losses on such Payment Date;

6.  with respect to each Loan Group, the number and Scheduled Principal Balance of all the mortgage loans for the following Payment Date, together with updated pool composition information;

7.  the Note Interest Rates for each class of Offered Notes for such Payment Date;

8.  the amounts held in the Reserve Fund;

9.  with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the prior calendar month;

10.  with respect to each Loan Group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

11.  with respect to each Loan Group, the cumulative Realized Losses through the end of the preceding month;

12.  with respect to each Loan Group, the number and aggregate outstanding Scheduled Principal Balance of the mortgage loans, using the MBA method of calculation, that are, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

13.  with respect to each Loan Group and if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

14.  with respect to each Loan Group and if applicable, the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable Payment Date.

The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the Securities Administrator’s internet website referenced below under “Available Information”. Assistance in using the Securities Administrator’s website service can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the Issuing Entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this prospectus supplement.

Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related notes, if not available at the Securities Administrator’s website, upon request free of charge. See “—Evidence as to Compliance”.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, in each case, prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE SALE AND SERVICING AGREEMENT

The following summary describes a number of terms of the Sale and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Sale and Servicing Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179. See “The Agreements” in the base prospectus.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer will be entitled to receive a fee as compensation for its activities under the Sale and Servicing Agreement which will be equal to investment income on permitted investments for five business days on funds in the Payment Account. Investment income on the remaining two days of funds in the Payment Account will not be available to Noteholders. The Agreements also will provide that the Master Servicer will be entitled to reimbursement from the Payment Account for advances and certain expenses. Each of the Servicers will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement equal to 1/12th of the applicable servicing fee rate, set forth below, multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by such Servicer, as of the Due Date in the month preceding the month in which such Payment Date occurs. The Servicing Fee Rate  with respect to mortgage loans serviced by Wells Fargo will be 0.250%. The Servicing Fee Rate with respect to loans serviced by Countrywide Home Loans Servicing LP will increase after an initial fixed-rate period of five or seven years, as applicable, in the following manners: for mortgage loans with an initial Servicing Fee Rate of 0.175% per annum, the Servicing Fee Rate will increase by 0.025% per annum, for mortgage loans with an initial Servicing Fee Rate of 0.200% per annum, the Servicing Fee Rate will increase by 0.175% per annum, and for mortgage loans with an initial Servicing Fee Rate of 0.250% per annum, the Servicing Fee Rate will increase by 0.125% per annum. The Servicing Fee Rate with respect to certain other loans serviced by Countrywide Home Loans Servicing LP will be 0.270% or 0.375% per annum and will not increase.

In addition to the primary compensation described above, the applicable Servicer will be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related Servicing Agreement.

The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Collection and Other Servicing Procedures

The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the related Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related Servicer to be in the best interests of the related Noteholders, such Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the related Servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the Noteholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the related Servicer may modify the loan only to the extent set forth in the related Servicing Agreement. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a Realized Loss to, one or more classes of the related Notes.

In connection with any such servicing modification and subject to the related Servicing Agreement and the Sale and Servicing Agreement, the related Servicer or Master Servicer may reimburse itself from the issuing entity for any outstanding advances and servicing advances at the time of the modification to the extent that such related advances or servicing advances are reimbursable to that Servicer or Master Servicer and to the extent of the principal portion of related Available Funds for the related Payment Date. Any such reimbursement will occur during the same calendar month as the servicing modification, and any such reimbursement will be treated as a Realized Loss which will be incurred on the Payment Date related to the calendar month during which the servicing modification occurred. To the extent advances and servicing advances or other amounts owed the related Servicer or Master Servicer are capitalized, that Servicer or Master Servicer may reimburse itself from such arrearages on a first priority basis to the extent of the principal portion of related Available Funds for the related Payment Date.

Realization Upon Defaulted Mortgage Loans

The Servicers will take such action either as each such Servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Sale and Servicing Agreement or the related Servicing Agreement, as applicable, the related Servicer will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and to the extent set forth in the related Servicing Agreement or the Sale and Servicing Agreement, as applicable. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the Issuing Entity following the mortgaged property’s eventual liquidation. A Servicer may also in its discretion, as an alternative to foreclosure, sell a defaulted mortgage loan at fair market value to third parties, if such Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to such mortgage loan.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Noteholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

The Protected Accounts

The Servicers will establish and maintain one or more accounts, referred to in this prospectus supplement as the Protected Accounts, which accounts shall be Eligible Accounts, into which they will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the related Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the related Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreements.

On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator the Available Funds for deposit in the Payment Account for such Payment Date.

To the extent provided in the Sale and Servicing Agreement and the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in permitted investments in the name of the Indenture Trustee for the benefit of the Noteholders and, except as provided in the Sale and Servicing Agreement and the related Servicing Agreement, not commingled with any other funds. Such permitted investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from permitted investments shall be paid to the related Servicer under the Sale and Servicing Agreement and the related Servicing Agreement, and the risk of loss of monies required to be paid to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Sale and Servicing Agreement and the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second business day prior to the Payment Date on which the monies so invested are required to be paid to the Noteholders.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Sale and Servicing Agreement; provided, however: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac notwithstanding that the Master Servicer need not be so qualified; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the Indenture Trustee (as evidenced in a writing signed by the Indenture Trustee); and (d) will execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Sale and Servicing Agreement, any Custodial Agreement from and after the effective date of such agreement; (ii) each Rating Agency will be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Indenture Trustee (at the expense of the Master Servicer); and (iii) the Master Servicer assigning and selling the master servicing will deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel addressed to the Indenture Trustee, each stating that all conditions precedent to such action under the Sale and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation will affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

Subject to the conditions set forth in the Sale and Servicing Agreement, the majority holder of the Owner Trust Certificates may, at its option, purchase from the Issuing Entity any mortgage loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Repurchase Price.

Limited Mortgage Loan Purchase Right

The majority holder of the Owner Trust Certificates will have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) mortgage loans) of the mortgage loans, by aggregate Scheduled Principal Balance of the mortgage loans. Notwithstanding the foregoing, if a TMP Trigger Event occurs this limited mortgage loan purchase right will terminate.

Special Foreclosure Rights

In the event that any payment due under any mortgage loan is not postponed and remains delinquent beyond the expiration of any grace or cure period or any other default continues beyond the expiration of any grace or cure period the related Servicer will provide written notice to the Master Servicer and the Owner Trust Certificates that such Servicer intends to proceed with foreclosure. In the event the holder of the Owner Trust Certificates objects to such action, such Servicer will not be required to continue to make Monthly Advances with respect to such mortgage loan.

The related Servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days (or with respect to mortgage loans for which Wells Fargo Bank is the Servicer, three business days) prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so (and the Master Servicer so notifies the holder of the Owner Trust Certificates) and (ii) the holder of the Owner Trust Certificates does not, within such five-business-day period (or with respect to mortgage loans for which Wells Fargo Bank is the Servicer, three-business-day period), affirmatively object to such action. In the event that the related Servicer determines in accordance with its servicing standard not to proceed with foreclosure proceedings with respect to a mortgage loan that becomes and remains delinquent beyond the expiration of any grace or cure period and the related Servicer has determined that it is unable to collect payments due under such mortgage loan in accordance with its servicing standard such Servicer shall, prior to taking any action with respect to such mortgage loan, promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan (and the Master Servicer so notifies the holder of the Owner Trust Certificates); provided, that such Servicer shall not be permitted to proceed with any such other action unless the holder of the Owner Trust Certificates does not, within five business days following such notice, affirmatively object to the Servicer taking such other action.

If the holder of the Owner Trust Certificates timely and affirmatively objects to an action or contemplated action of the related Servicer as described above, then it shall instruct the Master Servicer to hire, at the sole cost and expense of the holder of the Owner Trust Certificates, three appraisal firms, selected by the Master Servicer from the list of appraisal firms specified in the related Servicing Agreement, to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the holder of the Owner Trust Certificates shall, no later than five days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the sum of (i) accrued and unpaid interest on such mortgage loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the related Servicer for deposit into the custodial account held by such Servicer for the Issuing Entity. All costs relating to the computation of the related Fair Value Prices shall be for the account of the holder of the Owner Trust Certificates and shall be paid by the holder of the Owner Trust Certificates at the time such mortgage loan and the related mortgaged property are purchased by the holder of the Owner Trust Certificates. Notwithstanding anything herein to the contrary, the holder of the Owner Trust Certificates shall not be entitled to any of its rights described herein with respect to a mortgage loan and the related mortgaged property following its failure to purchase such mortgage loans and the related mortgaged property at the price described above within the timeframe described above, following its objection to an action of the related Servicer.

FEDERAL INCOME TAX CONSEQUENCES

Taxation of the Issuing Entity and Offered Noteholders Generally

In the opinion of Thacher Proffitt & Wood llp, based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, and based in part on the facts set forth in this prospectus supplement and additional information and representations, for federal income tax purposes (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder that owns, directly or indirectly through one or more entities disregarded as entities separate from such Noteholder, a 100% ownership interest in the Owner Trust Certificates and each class of the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes (collectively, the “Retained Notes”) and not as representing ownership interests in the Issuing Entity, and (ii) the Issuing Entity will not be classified as (A) an association taxable as a corporation, (B) a publicly traded partnership or (C) a taxable mortgage pool, as long as, in the case of clause (C), either (a) a single person owns for federal income tax purposes, directly or indirectly through one or more entities disregarded as entities separate from such person, a 100% ownership interest in the Owner Trust Certificates and each class of the Retained Notes, or (b) two or more persons own ownership interests in the Owner Trust Certificates and each class of the Retained Notes, but only if each such person’s percentage interest in the Owner Trust Certificates is identical to such person’s percentage interest in each class of the Retained Notes.  Under the Indenture, the Issuing Entity, the Indenture Trustee and the Noteholders will agree to treat the Offered Notes as indebtedness for federal, state and local income and franchise tax purposes (assuming such Offered Notes are sold to investors other than the owner of a 100% ownership interest the Owner Trust Certificates and each class of the Retained Notes).

On the closing date, Alesco Loan Holdings, LLC will acquire a 100% ownership interest in the Owner Trust Certificates and each class of the Retained Notes. So long as a 100% ownership interest in the Owner Trust Certificates and each class of the Retained Notes is held by a single person, for federal income tax purposes, the Retained Notes will not be considered issued and outstanding. If such person were to sell or otherwise transfer some of its ownership interest in the Retained Notes or the Owner Trust Certificates to an unrelated party, then some or all of the Retained Notes would be considered to have been issued for federal income tax purposes at the time of such sale or other transfer. Moreover, if such person were to sell or otherwise transfer some or all of its ownership interest in the Retained Notes or the Owner Trust Certificates to an unrelated party in such a manner so that, after the transfer, two or more persons do not own identical percentage interests in the Owner Trust Certificates and each class of the Retained Notes, then the Issuing Entity could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation. If federal income taxes were imposed on the Issuing Entity, the cashflow available to make payments on the Offered Notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Issuing Entity, with a consequential redemption of the Offered Notes at a time earlier than anticipated. Pursuant to the Trust Agreement and the Indenture, no transfer of an ownership interest in the Owner Trust Certificates or any class of the Retained Notes will be permitted, except that (i) a 100% ownership interest in the Owner Trust Certificates and each class of the Retained Notes may be transferred in a single transaction to a single person, directly or by transfer to one or more entities disregarded as entities separate from such person, (ii) a portion of an ownership interest in the Owner Trust Certificates and each class of the Retained Notes may be transferred in a single transaction to an unrelated person, but only if, after the transfer, each person’s percentage interest in the Owner Trust Certificates will be identical to such person’s percentage interest in each class of the Retained Notes, (iii) an ownership interest in the Owner Trust Certificates or the Retained Notes may be pledged to secure certain indebtedness or be the subject of certain repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes and (iv) if an ownership interest in the Owner Trust Certificates and the Retained Notes is pledged to secure indebtedness or is subject to a repurchase agreement and a default occurs under the terms of such indebtedness or repurchase agreement, the lender or repurchase agreement counterparty may transfer the ownership interest in the Owner Trust Certificates or the Retained Notes to one or more third parties; provided, however, that notwithstanding the foregoing, if a sale or other transfer is proposed by a holder of the owner trust certificates or retained notes, which transfer would cause the issuing entity to be classified as a taxable mortgage pool that is subject to federal income tax as a corporation, then, as a condition to any such transfer, (a) each step required to be taken following a TMP Trigger Event, as described in this prospectus supplement, including the exchange of the then outstanding Offered Notes for REMIC Class A Notes, must occur, and (b) legal opinions must have been rendered as to, among other issues, qualification of such REMIC Class A Notes as “regular interests” in a REMIC.  Except as noted below, the remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes and that a TMP Trigger Event does not occur.

The Offered Notes may be treated as having been issued with “original issue discount” (“OID”). See “Federal Income Tax Consequences” in the base prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with, or issued with a different amount of, original issue discount, as applicable, or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of the Offered Notes.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the Offered Notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuing Entity and purchasers of the Offered Notes.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of the issuing entity being classified as a taxable mortgage pool, the trust agreement and the indenture will set forth certain restrictions on the transferability of the owner trust certificates and the retained notes designed to ensure that the issuing entity will not become classified as a taxable mortgage pool; the trust agreement and the indenture also will provide that, in certain circumstances, if a proposed sale or other transfer of an ownership interest in the retained notes or the owner trust certificates would cause the issuing entity to be classified as a taxable mortgage pool, referred to in this prospectus supplement as a TMP trigger event, certain steps will be taken prior to giving effect to such sale or other transfer, including the following:: the related Servicer will purchase from the Issuing Entity (or with respect to the mortgage loans serviced by Wells Fargo Bank but not originated by Wells Fargo Bank will purchase on behalf of the Depositor, if so requested by the Depositor) or on behalf of the Issuing Entity or will sell any REO property and other non-REMIC-eligible property at their then fair market values (provided that, to the extent that the purchase price of such REO properties and non-REMIC-eligible properties would result in the allocation of a Realized Loss to any class of Offered Notes, the party causing the TMP Trigger Event shall contribute to the Issuing Entity an amount equal to any such Realized Loss), any mortgage loan that is then 60 or more days delinquent will either be subject to foreclosure restrictions (within the Underlying REMIC Trust) or be sold from the Issuing Entity, all of the remaining assets of the Issuing Entity will be transferred to the Underlying REMIC Trust, with respect to which one or more REMIC elections will be made, in exchange for the REMIC Certificates to be issued by the Underlying REMIC Trust, the Securities Administrator will cause the Issuing Entity to make a REMIC election with respect to the REMIC Class A Certificates, the Issuing Entity will issue REMIC Class A Notes secured by the REMIC Class A Certificates (which REMIC Class A Notes will represent ownership of REMIC regular interests in the Trust REMIC), and the REMIC Class A Notes will be transferred to beneficial owners of Offered Notes in exchange for their Offered Notes.

Each REMIC Class A Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they were exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Class A Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then Note Principal Balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange will likely be subject to the “wash sale” rules of Section 1091 of the Code, which may disallow recognition of a loss on the exchange.  Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Class A Note.

There are no cases or rulings of the Internal Revenue Service, the IRS, on transactions similar to those contemplated in this prospectus supplement with respect to the exchange of the Offered Notes issued by the Issuing Entity for newly created REMIC Class A Notes.  As a result, there can be no guarantee that the IRS will not challenge the treatment of the exchange and related events or that a court will not sustain such challenge.

Taxation of Holders of REMIC Class A Notes

For federal income tax purposes, a beneficial owner of a REMIC Class A Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. The treatment of amounts received by a holder of a REMIC Class A Note under such holder’s right to receive payments in respect of Basis Risk Shortfall Carryover Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC regulations, each holder of a REMIC Class A Note must allocate its purchase price for the REMIC Class A Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts in accordance with the relative fair market values of each property right.  The Trust REMIC intends to treat payments made to the holders of the REMIC Class A Notes in respect of Basis Risk Shortfall Carryover Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the REMIC Trust will be required to account for the REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts as discrete property rights. It is possible that the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the REMIC Class A Notes and the holders of the REMIC Certificates issued by the Underlying REMIC Trust other than the REMIC Class A Certificates, in which case holders of such REMIC Class A Notes potentially would be subject to different timing of income and foreign holders of such REMIC Class A Notes could be subject to withholding in respect of payments in respect of Basis Risk Shortfall Carryover Amounts. Holders of the REMIC Class A Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such REMIC Class A Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the REMIC Class A Notes will be unable to use the integration method provided for under such regulations with respect to those REMIC Class A Notes. If the Trust REMIC’s treatment of payments of Basis Risk Shortfall Carryover Amounts is respected, ownership of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Some or all of the REMIC Class A Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Class A Note will be required to include any OID with respect to such REMIC Class A Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Federal Income Tax Considerations” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

Upon the sale or exchange of a REMIC Class A Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of Basis Risk Shortfall Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Class A Note will have gain or loss from such a termination of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Each REMIC Class A Note, exclusive of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the Issuing Entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Class A Note, exclusive of the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Class A Note to receive payments in respect of Basis Risk Shortfall Carryover Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  As a result, the REMIC Class A Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the REMIC Class A Notes, we refer you to “Federal Income Tax Considerations” in the base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase the Offered Notes. The Underwriter is obligated to purchase all Offered Notes of the respective classes offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor.

Distribution of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor, will be approximately 99.30% of the aggregate initial Note Principal Balance of the Offered Notes, plus accrued interest on the Offered Notes, but before deducting expenses payable by the Depositor in connection Offered Notes which are estimated to be $775,000. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of each other class of Offered Notes will be made at the offices of the Underwriter, in each case, on or about the Closing Date.

The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the base prospectus under “Description of the Securities—Reports to Securityholders” in the base prospectus, which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, the Issuing Entity, Wells Fargo Bank, Countrywide Servicing, Countrywide Home Loans, Citibank, or the Owner Trustee, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

MortgageIT, Inc. ("MIT") is the originator with respect to approximately 8.59% of the mortgage loans. On February 16, 2006, an affiliate of the Depositor commenced litigation against MIT in connection with a dispute as to MIT's obligations to repurchase certain mortgage loans from the affiliate of the Depositor, due to alleged breaches of representations and warranties as well as early payment default repurchase obligations. Substantially all of the mortgage loans involved in the dispute are subprime loans. However, none of the mortgage loans involved in the dispute are or will be included in the mortgage pool.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, Bear, Stearns & Co. Inc. and the Depositor are affiliated parties. There are no affiliations among the Issuing Entity, Bear, Stearns & Co. Inc. and the Depositor and any of Citibank, Wells Fargo Bank, Countrywide Servicing, Countrywide Home Loans or the Owner Trustee. Countrywide Servicing and Countrywide Home Loans are affiliated parties. Wells Fargo Bank is a Servicer, the Master Servicer, the Securities Administrator and a Custodian. The Indenture Trustee and Citibank as Custodian are the same entity. Other than as indicated above, there are no affiliations among the Indenture Trustee, Wells Fargo Bank, Countrywide Servicing, Countrywide Home Loans, Citibank or the Owner Trustee.

Except as otherwise described in this prospectus supplement, there are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Notes, or that relate to the Notes or the pooled assets. Except as otherwise described in this prospectus supplement, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of Offered Notes that it receives at least the ratings set forth below from S&P, Moody’s and Fitch.

Rating
Class	S&P	Moody’s	Fitch
Class I-A-1	AAA	Aaa	Aaa
Class I-A-2	AAA	Aaa	Aaa
Class II-A-1	AAA	Aaa	Aaa
Class II-A-2	AAA	Aaa	Aaa
Class III-A-1	AAA	Aaa	Aaa
Class III-A-2	AAA	Aaa	Aaa
Class IV-A-1	AAA	Aaa	Aaa
Class IV-A-2	AAA	Aaa	Aaa

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed notes address the likelihood of the receipt by Noteholders of all payments to which the Noteholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that Principal Prepayments will be made by the mortgagors or the degree to which the rate and timing Principal Prepayments will differ from that originally anticipated, the payment of the Basis Risk Shortfall Carryover Amount or the anticipated yields in light of prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

The Depositor has not requested that any rating agency rate any class of the Offered Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated above.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Offered Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Offered Notes. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage note interest security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the base prospectus.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to Noteholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed under “Description of the Notes”, “Indenture—Reports to Noteholders” “—Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports prepared by the Securities Administrator and filed by it with the Commission will be posted on the Securities Administrator’s internet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the base prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Issuing Entity), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features”.

As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause such notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the Issuing Entity may be considered to be Plan Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the base prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers, any other servicer, any administrator, any provider of credit support, any owner of the Offered Notes, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring such note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of such note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such note is rated investment grade or better and such person believes that the Offered Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat such note. Alternatively, regardless of the rating of the Offered Note, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

If any Offered Note is exchanged in connection with the exchange of Offered Note for a REMIC Class A Note, each transferee of the newly issued REMIC Class A Note will be deemed to have made the representations described in the preceding paragraph.  Plan investors should be aware, however, that the newly issued Notes may be treated differently for purposes of ERISA or the Code, and this exchange may have potential adverse consequences under ERISA and the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes or REMIC Class A Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Notes or REMIC Class A Notes.

ANY PLAN FIDUCIARY WHICH PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE OFFERED NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE PLAN’S ACQUISITION AND OWNERSHIP OF SUCH NOTES.

GLOSSARY

Accrued Note Interest— With respect to the Offered Notes of any class on any Payment Date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Note Principal Balance of such Note immediately prior to such Payment Date, less (1) in the case a REMIC Class A Note, such Class’s share of (a) Net Interest Shortfalls and (b) after the Cross-over Date, the interest portion of any Realized Losses on the mortgage loans and (2) in the case of a Subordinate Note or a Class X Note, such Class’s share of (a) Net Interest Shortfalls and (b) the interest portion of any Realized Losses on the mortgage loans. Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Class X Notes and Subordinate Notes in proportion to the amount of Accrued Note Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Note Interest on the Notes will be calculated on the basis of a 360-day year consisting of 30-day months.

AdministrationAgreement— The Administration Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Securities Administrator, the Owner Trustee and the Sponsor.

Agreements— The Servicing Agreements, the Sale Agreements, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement and the Administration Agreement.

Allocable Share— With respect to any class of Subordinate Notes on any Payment Date will generally equal such class’s pro rata share (based on the Note Principal Balance of each class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided, that except as described in the succeeding sentence, no class of Subordinate Notes (other than the class of Subordinate Notes outstanding with the lowest numerical designation) shall be entitled on any Payment Date to receive payments pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Payment Date. If on any Payment Date the Note Principal Balance of any class of Subordinate Notes for which the related Class Prepayment Distribution Trigger was satisfied on such Payment Date is reduced to zero, any amounts distributable to such class pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount, to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Notes in reduction of their respective Note Principal Balances, sequentially, in the order of their numerical class designations.

American Home — American Home Mortgage Corp.

American Home Sale Agreement —That certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, between Citigroup and American Home, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Sponsor, Citigroup and American Home.

Available Funds— For any Payment Date with respect to each Loan Group, the (1) related Interest Funds and (2) the related Principal Funds, less any Capitalization Reimbursement Amount related to such Loan Group for that Payment Date.

Available Funds Rate— With respect to any Payment Date and the Class I-A-1 Notes and Class I-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group I, for such Payment Date, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class I-A-1 Notes and Class I-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class II-A-1 Notes and Class II-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group II, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class II-A-1 Notes and Class II-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class III-A-1 Notes and Class III-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group III, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class III-A-1 Notes and Class III-A-2 Notes immediately prior to such Payment Date. With respect to any Payment Date and the Class IV-A-1 Notes and Class IV-A-2 Notes, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the Interest Funds for Loan Group IV, multiplied by 12, and the denominator of which is the Note Principal Balance of the Class IV-A-1 Notes and Class IV-A-2 Notes immediately prior to such Payment Date.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall Carryover Amount— On any Payment Date, and with respect to any Offered Note, an amount equal to the excess of the (i) interest accrued at the related Note Interest Rate (without giving effect to the related Available Funds Rate) over (ii) the amount of interest received on such Note based on the related Available Funds Rate, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the related Available Funds Rate). With respect to the REMIC Class A Notes and any Payment Date, the excess, if any, of the (i) interest accrued at the related Note Interest Rate for the Class of Offered Notes in exchange for which the REMIC Class A Notes were received (without giving effect to the Net Rate Cap and the Available Funds Rate) over (ii) the amount of interest received on such Notes if the Note Interest Rate is based on the Net Rate Cap, together with the unpaid portion of any excess from previous Payment Dates (and any interest thereon at the then applicable Note Interest Rate without giving effect to the Net Rate Cap and the Available Funds Rate).

Book-entry Notes— The Offered Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Capitalization Reimbursement Amount— With respect to any Payment Date, the aggregate of the amounts added to the Scheduled Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to the related Servicer on or prior to such Payment Date in connection with the modification of such mortgage loans.

Citibank Custodial Agreement— The Citibank Custodial Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Indenture Trustee, the Master Servicer, the Securities Administrator and Citibank as Custodian

Citi— Citigroup Global Markets Realty Corp.

Citigroup Sale Agreement— Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Sponsor, Citigroup and Countrywide Home Loans and (ii) that certain Amended and Restated Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Sponsor, Citigroup and MortgageIT, Inc.

Class Prepayment Distribution Trigger— A test, which shall be satisfied for a class of Subordinate Notes for a Payment Date if the fraction (expressed as a percentage), the numerator of which is the aggregate Note Principal Balance of such class and each class of Subordinate Notes subordinate thereto, if any, in each case, immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the beginning of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Compensating Interest Payments— Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Countrywide Home Loans— Countrywide Home Loans, Inc.

Countrywide Sale Agreement— Any of (i) that Mortgage Loan Purchase and Servicing Agreement, dated as of December 8, 2006, between Countrywide Home Loans and the Sponsor, as amended by that Amendment Reg AB, dated as of December 8, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, Countrywide Home Loans, the Sponsor and the Issuing Entity and (ii) that Mortgage Loan Purchase and Servicing Agreement, dated as of September 29, 2006, between Countrywide Home Loans and the Sponsor, as amended by Amendment No. 1, dated as of October 17, 2006, and as amended by that Amendment Reg AB, dated as of October 25, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, Countrywide Home Loans, the Sponsor and the Issuing Entity.

Countrywide Servicing— Countrywide Home Loans Servicing LP.

Countrywide Servicing Agreement— Any of the Countrywide Sale Agreements and that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Sponsor, Citigroup and Countrywide Home Loans.

CPR— A constant rate of prepayment on the mortgage loans.

Cross-over Date— The Payment Date on which the Note Principal Balances of the Subordinate Notes are reduced to zero.

Custodial Agreement — Any of the Wells Fargo Bank Custodial Agreement or Citibank Custodial Agreement.

Custodian— Any of Wells Fargo Bank or Citibank.

Cut-off Date— June 1, 2007.

Depositor — Structured Asset Mortgage Investments II Inc.

Determination Date— With respect to any Payment Date and the mortgage loans is the date specified in the Sale and Servicing Agreement.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Sale and Servicing Agreement.

Due Period— With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Event of Default— Any one of the following: (a) the failure by the Issuing Entity to pay Accrued Note Interest on any class of Offered Notes on any Payment Date and such default continues for the time period specified in the Indenture; (b) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest of any class of Notes, all remaining Basis Risk Shortfall Carryover Amount of the Class A Notes and reduce the Note Principal Balances of any class of Notes to zero; (c) a default by the Issuing Entity in the observance of certain negative covenants or covenant in the Indenture or any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

Indenture— The Indenture, dated as of June 29, 2007, among the Issuing Entity, the Indenture Trustee and the Securities Administrator.

Indenture Trustee— Citibank, N.A., a national banking association organized under the laws of the United States and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Accrual Period— For each class of Notes and for any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs.

Interest Determination Date— With respect to any Payment Date (i) with respect to the Class I-A-1 Notes and Class I-A-2 Notes, in October 2010, and semi-annually thereafter, (ii) with respect to the Class II-A-1 Notes and Class II-A-2 Notes, in October 2011, and annually thereafter, the last LIBOR business day of the related Interest Accrual Period, (iii) with respect to the Class III-A-1 Notes and Class III-A-2 Notes, in October 2013, and annually thereafter, the last LIBOR business day of the related Interest Accrual Period and (iv) with respect to the Class IV-A-1 Notes and Class IV-A-2 Notes, in October 2011, and annually thereafter, the last business day of the related Interest Accrual Period. Any subsequent Interest Determination Date shall be the last business day of the twelfth Interest Accrual Period following the preceding Interest Determination Date. A “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Funds— With respect to a Payment Date and each Loan Group generally are equal to the sum, without duplication, of (i) all scheduled interest, less the Servicing Fee, (ii) all advances relating to interest, (iii) all Compensating Interest, (iv) Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related Loan Group, (v) the interest portion of proceeds of the repurchase of any mortgage loans in the related Loan Group, and (vi) such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of the interest portion of the purchase price of the assets of the Issuing Entity upon exercise by the majority holder of the Owner Trust Certificates of its optional termination right, less amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Custodians as provided in the Indenture to the extent related to such Loan Group (or, if such reimbursement or payment is not related to a Loan Group, then such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of such reimbursement or payment).

Issuing Entity— Bear Stearns ARM Trust 2007-2, a Delaware statutory trust, or its successor in interest.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan whether through a Indenture Trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and any Subsequent Recoveries.

Loan-to-Value Ratio— The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement, dated as of June 29, 2007 between the Sponsor and the Depositor.

Net Liquidation Proceeds— Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate— For any mortgage loan, the then applicable mortgage rate thereon less (1) the Servicing Fee Rate and (2) the Lender-Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap — With respect to any Payment Date and the REMIC Class A Notes a per annum rate equal to the weighted average of the Net Rates of the mortgage loans in the related loan group for such Payment Date.

Noteholder— A holder of a Note.

Note Interest Rate— The Note Interest Rate with respect to the Class I-A-1 Notes and Class I-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) 5.000% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) Six-Month LIBOR Note Index (determined every six months) plus 1.875% per annum, (ii) 11.150% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class II-A-1 Notes and Class II-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) 5.875% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus 1.875% per annum, (ii) 11.150% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class III-A-1 Notes and Class III-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) 5.875% per annum and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year LIBOR Note Index (determined annually) plus 1.900% per annum, (ii) 11.000% per annum and (iii) the related Available Funds Rate. The Note Interest Rate with respect to the Class IV-A-1 Notes and Class IV-A-2 Notes, prior to the related Note Rate Change Date, the lesser of (i) 6.000% per annum (and (ii) the related Available Funds Rate; and thereafter, will be the least of (i) One-Year U.S. Treasury Note Index (determined annually) plus 2.350% per annum, (ii) 10.425% per annum  and (iii) the related Available Funds Rate.

Note Owner— Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance— With respect to any Notes (other than the Class X Notes) as of any Payment Date will equal such Note’s initial principal balance on the Closing Date, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Note and (2) the principal portion of all Realized Losses previously allocated to such Note (taking into account the applicable Loss Allocation Limitation); provided that, the Note Principal Balance of any class of Notes (other than the Class X Notes) with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Note.

Note Rate Change Date— The Note Rate Change Date for the Class I-A-1 Notes and Class I-A-2 Notes is the Payment Date occurring in November 2010. The Note Rate Change Date for the Class II-A-1 Notes and Class II-A-2 Notes is the Payment Date occurring in November 2011. The Note Rate Change Date for the Class III-A-1 Notes and Class III-A-2 Notes is the Payment Date occurring in November 2013. The Note Rate Change Date for the Class IV-A-1 Notes and Class IV-A-2 Notes is the Payment Date occurring in November 2016.

Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Offered Noteholder— A holder of an Offered Note.

Offered Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes. The Offered Notes shall also include the REMIC Class A Notes to the extent described in this prospectus supplement.

Original Subordinate Principal Balance— The aggregate Note Principal Balance of the Subordinate Notes as of the Closing Date.

Outstanding Principal Balance— With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Owner Trust Certificates—Trust certificates issuing by the Issuing Entity pursuant to the Trust Agreement.

Owner Trustee— Wilmington Trust Company and its successors and assigns or any successor Owner Trustee appointed pursuant to the terms of the Trust Agreement.

Payment Date— In each month, the 25th day of the month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2007.

Prepayment Period— With respect to any mortgage loan and any Payment Date, the period set forth in the related Servicing Agreements.

Principal Funds— With respect to a Payment Date and each Loan Group, are equal to the sum, without duplication, of (i) the scheduled principal collected on the mortgage loans in the related Loan Group during the related Due Period or advanced by the related Servicer or Master Servicer, (ii) prepayments of principal in respect of the mortgage loans in the related Loan Group, exclusive of any prepayment charges, collected in the related Prepayment Period, (iii) the Outstanding Principal Balance of each mortgage loan in the related Loan Group that was repurchased by the related Underlying Seller or the Sponsor, as applicable, the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related Loan Group is less than the aggregate unpaid principal balance of any deleted mortgage loans in the related Loan Group delivered by the related Underlying Seller or the Sponsor, as applicable, in connection with a substitution of a mortgage loan in the related Loan Group, (iv) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans in the related Loan Group, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (v) such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of the principal portion of the purchase price of the assets of the Issuing Entity upon the exercise by the majority holder of the Owner Trust Certificates of its optional termination right; minus any amounts required to be reimbursed to the Sponsor, the Servicers, the Master Servicer, the Securities Administrator, the Custodians or the Indenture Trustee as provided in the Indenture to the extent related to such Loan Group (or, if such reimbursement or payment is not related to a Loan Group, then such Loan Group’s pro rata share (based on the aggregate Scheduled Principal Balance) of such reimbursement or payment), to the extent not reimbursed from the Interest Funds from either Loan Group for such Payment Date, minus any Capitalization Reimbursement Amount to the extent such amount relates to any mortgage loan in the related Loan Group.

Principal Prepayment— With respect to each Loan Group any payment or other recovery of principal on a mortgage loan in the related Loan Group which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch, Inc.

Realized Loss— With respect to a mortgage loan in each Loan Group is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan in the related Loan Group, the unpaid principal balance thereof plus accrued and unpaid interest thereon payable to the Issuing Entity at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are applied to reduce the Note Principal Balance of any class of Notes (other than the Class X Notes) on any Payment Date.

Record Date— For each class of Offered Notes and each Payment Date, the last business day of the month preceding the month in which such Payment Date occurs.

REO Property— A mortgage property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the related Servicer of the mortgage loan and (3) any costs and damages incurred by the Issuing Entity in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the related Underlying Seller or the Sponsor, as applicable, and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the base prospectus and “Trust Agreement—Representations and Warranties” in this prospectus supplement.

Reserve Fund— The reserve fund maintained by the Securities Administrator in the name of the Indenture Trustee and for the benefit of the Noteholders.

Reserve Interest Rate— With respect to any Interest Determination Date for the Offered Notes, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-year United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Sale Agreement— Any of the American Home Sale Agreement, Citigroup Sale Agreement, Countrywide Sale Agreement and Wells Fargo Sale Agreement, as applicable.

Sale and Servicing Agreement— The Sale and Servicing Agreement, dated as of June 29, 2007, among the Issuing Entity, the Sponsor, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Depositor.

Scheduled Principal Balance— With respect to any mortgage loan and any Payment Date (1) the sum of (a) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), and (b) the amount by which the scheduled principal balance of the mortgage loan has been increased pursuant to a servicing modification, less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Notes— The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes. The Senior Notes shall also include the REMIC Class A Notes to the extent described in this prospectus supplement.

Senior Optimal Principal Amount— With respect to each group of the Senior Notes and each Payment Date, an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balance of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, as applicable, immediately prior to such Payment Date):

(1)  the applicable Senior Percentage of the principal portion of all Monthly Payments due on the related mortgage loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)  the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)  the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal with respect to the mortgage loans in the related Loan Group received during the applicable Prepayment Period;

(4)  the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than related mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each such Liquidated Mortgage Loan during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each related mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all related Subsequent Recoveries during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5)  the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the related Underlying Seller or the Sponsor, as applicable, in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the related Underlying Seller or the Sponsor, as applicable, with a substitute mortgage loan pursuant to the Trust Agreement in connection with such Payment Date over the Scheduled Principal Balance of each such substitute mortgage loan.

Senior Percentage—With respect to the Senior Notes of a Loan Group, the lesser of (a) 100% and (b) the percentage obtained by dividing Note Principal Balance of the related Senior Notes of such Loan Group immediately prior to such Payment Date, by the aggregate Scheduled Principal Balance of the mortgage loans in such Loan Group as of the beginning of the related Due Period.

Senior Prepayment Percentage— The Senior Prepayment Percentage for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes, as applicable, on any Payment Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
July 25, 2007– June 25, 2014	100%
July 25, 2014 – June 25, 2015	Senior Percentage for the related Senior Notes plus 70% of the related Subordinate Percentage.
July 25, 2015 – June 25, 2016	Senior Percentage for the related Senior Notes plus 60% of the related Subordinate Percentage.
July 25, 2016 – June 25, 2017	Senior Percentage for the related Senior Notes plus 40% of the related Subordinate Percentage.
July 25, 2017 – June 25, 2018	Senior Percentage for the related Senior Notes plus 20% of the related Subordinate Percentage.
July 25, 2018 and thereafter	Senior Percentage for the related Senior Notes.

Any scheduled reduction to the Senior Prepayment Percentage for the Senior Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity) averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2014 and June 2015, (b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2015 and June 2016, (c) 40% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2016 and June 2017, (d) 45% of the Original Subordinate Principal Balance if such Payment Date occurs between and including July 2017 and June 2018, and (e) 50% of the Original Subordinate Principal Balance if such Payment Date occurs during or after June 2018.

In addition, if on any Payment Date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and such mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (b)(i) on or prior to the Payment Date occurring in June 2010, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii) after the Payment Date occurring in June 2010, cumulative Realized Losses on the mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Notes for such Payment Date will equal the related Senior Percentage for the Senior Notes; provided, however, if on such Payment Date the weighted average of the current Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages on or prior to the Payment Date occurring in June 2010 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related Senior Notes for such Payment Date, will equal the Senior Percentage for the Class I-A-1 Notes and Class I-A-2 Notes, Class II-A-1 Notes and Class II-A-2 Notes, Class III-A-1 Notes and Class III-A-2 Notes, or Class IV-A-1 Notes and Class IV-A-2 Notes, as applicable, plus 50% of the related Subordinate Percentage on such Payment Date.

Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Senior Notes of a note group immediately preceding such Payment Date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage for the Senior Notes for such Payment Date will equal 100%.

Servicer— Any of Countrywide Servicing or Wells Fargo Bank, as applicable.

Servicing Agreement — Any of the Countrywide Servicing Agreement or the Wells Fargo Servicing Agreement, as applicable.

Servicing Fee— With respect to each mortgage loan, accrued interest at 1/12th of the related Servicing Fee Rate, as set forth under the heading “The Sale and Servicing Agreement — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — A rate ranging from 0.175% per annum to 0.375% per annum.

Sponsor— Alesco Loan Holdings Trust.

Subordinate Notes— The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class X Notes.

Subordinate Optimal Principal Amount— With respect to the Subordinate Notes and each Payment Date will be an amount equal to the sum of the following from each Loan Group (but in no event greater than the aggregate Note Principal Balances of the Subordinate Notes immediately prior to such Payment Date):

(i)  the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)  the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(iii)  the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each mortgage loan in the related Loan Group;

(iv)  the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period over (b) the sum of the amounts distributable to the holders of the related Senior Notes pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such Payment Date;

(v)  the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the related Underlying Seller or the Sponsor, as applicable, in connection with such Payment Date and (b) the difference, if any, between the Scheduled Principal Balance of each mortgage loan in the related Loan Group that has been replaced by the related Underlying Seller or the Sponsor, as applicable, with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Payment Date and the Scheduled Principal Balance of each such substitute mortgage loan; and

(vi)  on the Payment Date on which the Note Principal Balances of the related Senior Notes have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

Subordinate Percentage  — As of any Payment Date and with respect to any loan group, 100% minus the related Senior Percentage for the Senior Notes related to such Loan Group.

Subordinate Prepayment Percentage— As of any Payment Date and with respect to any Loan Group, 100% minus the related Senior Prepayment Percentage for such Loan Group, except that on any Payment Date after the Note Principal Balance of each class of Senior Notes of the related Loan Group have each been reduced to zero, if (A) the weighted average of the Subordinate Percentages on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and bankruptcy and mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50%, the Subordinate Prepayment Percentage for the Subordinate Notes with respect to such Loan Group will equal 100%. If the above test is not satisfied on any Payment Date after the Note Principal Balance of each class of Senior Notes of the related Loan Group have each been reduced to zero, then the Subordinate Prepayment Percentage with respect to such Loan Group shall equal zero for such Payment Date.

Subsequent Recoveries— Any amount recovered by the related Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan, or any amount recovered with respect to a mortgage loan that has been modified which resulted in a Realized Loss.

Trust Agreement — The Amended and Restated Trust Agreement, dated as of June 29, 2007, among the Owner Trustee, the Depositor and the Securities Administrator.

Underlying Seller— Any of Countrywide Home Loans, Inc., Wells Fargo Bank, Citigroup Global Markets Realty Corp. and American Home Mortgage Corp., as applicable.

Underwriter— Bear, Stearns & Co. Inc.

Wells Fargo Bank— Wells Fargo Bank, N.A.

Wells Fargo Bank Custodial Agreement— The Wells Fargo Bank Custodial Agreement, dated as of June 29, 2007, among the Issuing Entity, the Depositor, the Indenture Trustee, the Master Servicer, the Securities Administrator and Wells Fargo Bank as Custodian.

Wells Fargo Sale Agreement— Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006 by and between Wells Fargo Bank and Citigroup and (ii) those certain Assignment and Conveyance Agreements (2006-W95, 2006-W96 and 2006-W97) dated as of November 28, 2006 between Wells Fargo Bank and Citigroup.

Wells Fargo Servicing Agreement— Any of (i) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo Bank and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo Bank, the Sponsor and the Issuing Entity, relating to the mortgage loans sold pursuant to the Wells Fargo Sale Agreement and (ii) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo Bank and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo Bank, the Sponsor and the Issuing Entity, relating to the mortgage loans sold pursuant to the American Home Sale Agreement and the Citigroup Sale Agreement.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Notes, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•
each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•
Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•
Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the Issuing Entity and one or more United States persons have the authority to control all substantial decisions of the Issuing Entity.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain issuing entities not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
The description in this prospectus supplement of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances of the mortgage loans as of the Cut-off Date.  Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to June 1, 2007, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise.  In any such event, other mortgage loans may be included in the issuing entity.  The depositor believes that the estimated information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary.

Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the Scheduled Principal Balance of the mortgage loans as of the Cut-off Date as set forth in this prospectus supplement by as much as five percent (5%).  Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as five percent (5%) from amounts shown on the front cover of this prospectus supplement.

Principal Balances of the Mortgage Loans at Origination in Total

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	35	$2,953,533	0.27%
100,001	-	200,000	450	71,303,529	6.56
200,001	-	300,000	515	126,958,042	11.68
300,001	-	350,000	198	63,850,662	5.88
350,001	-	400,000	145	53,806,758	4.95
400,001	-	450,000	231	99,131,212	9.12
450,001	-	500,000	232	110,499,339	10.17
500,001	-	550,000	164	85,522,836	7.87
550,001	-	600,000	154	87,987,150	8.10
600,001	-	650,000	100	62,405,010	5.74
650,001	-	700,000	76	50,671,137	4.66
700,001	-	800,000	88	64,434,247	5.93
800,001	-	900,000	50	42,502,343	3.91
900,001	-	1,000,000	65	62,040,005	5.71
1,000,001	-	1,100,000	9	8,918,630	0.82
1,100,001	-	1,200,000	1	1,145,291	0.11
1,200,001	-	1,300,000	9	10,951,000	1.01
1,300,001	-	1,400,000	10	13,527,036	1.24
1,400,001	-	1,500,000	15	22,367,394	2.06
1,500,001	or	greater	25	45,640,072	4.20
Total			2,572	$1,086,615,227	100.00%

Minimum Original Principal Balance:	$28,400
Maximum Original Principal Balance:	$3,000,000
Average Original Principal Balance:	$427,449

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	37	$3,117,708	0.29%
100,001	-	200,000	457	72,553,858	6.68
200,001	-	300,000	519	128,319,518	11.81
300,001	-	350,000	198	64,227,764	5.91
350,001	-	400,000	145	54,476,945	5.01
400,001	-	450,000	233	100,186,552	9.22
450,001	-	500,000	231	110,269,600	10.15
500,001	-	550,000	168	88,227,766	8.12
550,001	-	600,000	147	84,566,746	7.78
600,001	-	650,000	99	62,138,318	5.72
650,001	-	700,000	76	51,622,302	4.75
700,001	-	800,000	82	61,328,435	5.64
800,001	-	900,000	49	42,267,368	3.89
900,001	-	1,000,000	67	65,191,923	6.00
1,000,001	-	1,100,000	8	8,438,630	0.78
1,100,001	-	1,200,000	1	1,145,291	0.11
1,200,001	-	1,300,000	9	11,218,501	1.03
1,300,001	-	1,400,000	10	13,597,247	1.25
1,400,001	-	1,500,000	15	22,367,394	2.06
1,500,001	or	greater	21	41,353,360	3.81
Total			2,572	$1,086,615,227	100.00%

Minimum Scheduled Principal Balance:	$28,015
Maximum Scheduled Principal Balance:	$3,000,000
Average Scheduled Principal Balance:	$422,479

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.500	-	3.749	1	$388,000	0.04%
4.000	-	4.249	2	1,541,639	0.14
4.250	-	4.499	7	2,958,838	0.27
4.500	-	4.749	8	3,717,480	0.34
4.750	-	4.999	38	17,358,356	1.60
5.000	-	5.249	33	15,604,476	1.44
5.250	-	5.499	92	35,269,734	3.25
5.500	-	5.749	127	50,146,595	4.61
5.750	-	5.999	226	84,937,976	7.82
6.000	-	6.249	300	143,208,135	13.18
6.250	-	6.499	440	207,387,307	19.09
6.500	-	6.749	485	215,364,602	19.82
6.750	-	6.999	468	189,243,994	17.42
7.000	-	7.249	183	61,414,297	5.65
7.250	-	7.499	103	35,535,283	3.27
7.500	-	7.749	34	14,694,500	1.35
7.750	-	7.999	17	5,896,229	0.54
8.000	-	8.249	5	1,079,004	0.10
8.500	-	8.749	3	868,784	0.08
Total			2,572	$1,086,615,227	100.00%

Minimum Mortgage Rate:	3.500%
Maximum Mortgage Rate:	8.625%
Weighted Average Mortgage Rate:	6.358%

Original Loan-to-Value Ratios* in Total

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	16	$4,756,372	0.44%
30.01	-	40.00	43	15,534,178	1.43
40.01	-	50.00	67	32,587,708	3.00
50.01	-	55.00	47	26,392,308	2.43
55.01	-	60.00	66	30,432,750	2.80
60.01	-	65.00	115	61,829,710	5.69
65.01	-	70.00	188	98,980,081	9.11
70.01	-	75.00	248	127,235,775	11.71
75.01	-	80.00	1,694	666,798,115	61.36
80.01	-	85.00	5	1,317,645	0.12
85.01	-	90.00	49	11,283,784	1.04
90.01	-	95.00	33	9,191,823	0.85
95.01	-	100.00	1	274,979	0.03
Total			2,572	$1,086,615,227	100.00%

Weighted Average Original Loan-to-Value:	74.10%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Total

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	6	$2,639,895	0.24%
Arizona	202	60,199,524	5.54
Arkansas	2	1,126,000	0.10
California	996	501,369,278	46.14
Colorado	91	33,952,952	3.12
Connecticut	13	6,953,434	0.64
Delaware	6	2,982,869	0.27
District of Columbia	10	5,128,466	0.47
Florida	206	80,243,599	7.38
Georgia	35	12,562,375	1.16
Hawaii	11	7,551,223	0.69
Idaho	20	6,309,590	0.58
Illinois	62	23,749,663	2.19
Indiana	4	922,516	0.08
Iowa	3	263,447	0.02
Kansas	3	1,580,355	0.15
Kentucky	2	660,000	0.06
Maine	1	166,800	0.02
Maryland	56	21,486,163	1.98
Massachusetts	31	15,922,329	1.47
Michigan	11	3,039,722	0.28
Minnesota	42	12,356,868	1.14
Mississippi	1	155,000	0.01
Missouri	16	7,797,860	0.72
Montana	7	2,990,767	0.28
Nebraska	5	929,166	0.09
Nevada	154	53,243,973	4.90
New Hampshire	2	958,003	0.09
New Jersey	37	20,001,169	1.84
New Mexico	6	1,050,841	0.10
New York	36	20,207,731	1.86
North Carolina	31	11,429,123	1.05
North Dakota	1	98,208	0.01
Ohio	6	2,235,539	0.21
Oklahoma	2	306,575	0.03
Oregon	63	18,755,091	1.73
Pennsylvania	18	7,501,237	0.69
Rhode Island	2	716,800	0.07
South Carolina	19	8,812,743	0.81
South Dakota	2	161,460	0.01
Tennessee	4	1,223,706	0.11
Texas	25	8,132,150	0.75
Utah	36	11,769,529	1.08
Vermont	3	1,792,087	0.16
Virginia	101	44,990,254	4.14
Washington	160	54,399,864	5.01
West Virginia	3	914,830	0.08
Wisconsin	17	3,733,012	0.34
Wyoming	2	1,141,440	0.11
Total	2,572	$1,086,615,227	100.00%

*No more than approximately 0.50% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Total

Range of Credit Scores			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1	-	499	2	$522,197	0.05%
500	-	549	11	4,209,741	0.39
550	-	574	11	5,045,783	0.46
575	-	599	39	16,396,174	1.51
600	-	619	40	16,234,740	1.49
620	-	639	50	17,751,214	1.63
640	-	659	116	47,999,823	4.42
660	-	679	189	78,370,899	7.21
680	-	699	303	121,356,057	11.17
700	-	719	324	133,445,371	12.28
720	-	739	372	155,234,915	14.29
740	-	759	391	175,933,230	16.19
760	-	779	436	188,966,538	17.39
780	-	799	266	115,944,170	10.67
800	-	819	21	9,054,375	0.83
820	-	839	1	150,000	0.01
Total			2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Credit Score:	725

Property Types of the Mortgage Properties in Total

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	95	$41,846,305	3.85%
Condominium	390	128,681,639	11.84
PUD	582	242,127,532	22.28
Single Family	1,504	673,518,892	61.98
Townhouse	1	440,859	0.04
Total	2,572	$1,086,615,227	100.00%

Occupancy Status of Mortgage Properties in Total

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	491	$137,429,865	12.65%
Owner Occupied	1,887	856,945,209	78.86
Second Home	194	92,240,153	8.49
Total	2,572	$1,086,615,227	100.00%

Loan Purpose of the Mortgage Loans in Total

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	674	$305,998,409	28.16%
Purchase	1,503	589,647,841	54.26
Rate/Term Refinance	395	190,968,977	17.57
Total	2,572	$1,086,615,227	100.00%

Documentation Type of the Mortgage Loans in Total

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	1,076	$430,062,728	39.58%
Limited	1	413,824	0.04
No Documentation	13	3,263,107	0.30
No Income/No Asset	104	31,163,003	2.87
No Ratio	92	31,517,801	2.90
Prefered	362	201,240,539	18.52
Reduced	291	131,835,603	12.13
Stated Income	448	187,295,353	17.24
Stated/Stated	183	69,000,468	6.35
Streamline	2	822,800	0.08
Total	2,572	$1,086,615,227	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Total

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	2,551	$1,079,255,618	99.32%
480	21	7,359,609	0.68
Total	2,572	$1,086,615,227	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	480
Weighted Average Orig. Term to Stated Mat. (Mths):	361

Remaining Terms to Stated Maturity of the Mortgage Loans in Total

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	2,551	$1,079,255,618	99.32%
361	or	greater	21	7,359,609	0.68
Total			2,572	$1,086,615,227	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	313
Maximum Remaining Term to Stated Maturity (Mths):	473
Weighted Average Rem. Term to Stated Mat. (Mths):	351

Index of the Mortgage Loans in Total

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	632	$234,752,789	21.60%
1 YR LIBOR	1,639	762,520,250	70.17
6 Mo LIBOR	301	89,342,188	8.22
Total	2,572	$1,086,615,227	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Total

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	301	$89,342,188	8.22%
12 Months	2,271	997,273,039	91.78
Total	2,572	$1,086,615,227	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Total

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
13	-	15	1	$522,657	0.05%
16	-	18	1	421,575	0.04
25	-	27	1	679,245	0.06
31	-	33	5	2,051,847	0.19
34	-	36	42	19,648,611	1.81
37	-	39	12	5,678,213	0.52
40	-	42	437	144,788,794	13.32
43	-	45	1	618,750	0.06
46	-	48	11	4,768,056	0.44
49	-	51	405	175,170,347	16.12
52	-	54	845	389,695,402	35.86
64	-	66	2	1,113,181	0.10
67	-	69	3	543,320	0.05
70	-	72	11	4,298,855	0.40
73	-	75	136	48,939,719	4.50
76	-	78	443	206,036,056	18.96
109	-	111	62	24,011,357	2.21
112	-	114	154	57,629,242	5.30
Total			2,572	$1,086,615,227	100.00%

Weighted Average Months to Next Rate Adjustment :	60

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total

Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	31	$14,532,584	1.34%
9.751	-	10.000	37	16,940,683	1.56
10.001	-	10.250	49	22,295,398	2.05
10.251	-	10.500	75	31,556,895	2.90
10.501	-	10.750	95	42,145,480	3.88
10.751	-	11.000	187	86,192,954	7.93
11.001	-	11.250	312	166,179,222	15.29
11.251	-	11.500	503	228,674,741	21.04
11.501	-	11.750	463	188,947,840	17.39
11.751	-	12.000	411	150,929,009	13.89
12.001	-	12.250	187	62,886,280	5.79
12.251	-	12.500	90	29,103,862	2.68
12.501	-	12.750	57	21,243,028	1.95
12.751	-	13.000	39	12,149,401	1.12
13.001	-	13.250	16	4,446,215	0.41
13.251	-	13.500	10	4,938,613	0.45
13.501	-	13.750	7	1,650,025	0.15
13.751	-	14.000	2	1,111,949	0.10
15.501	-	15.750	1	691,047	0.06
Total			2,572	$1,086,615,227	100.00%

Weighted Average Maximum Mortgage Rate:	11.475%

Periodic Rate Cap of the Mortgage Loans in Total

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	112	$36,903,685	3.40%
2.000	2,459	1,049,515,542	96.59
2.250	1	196,000	0.02
Total	2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Periodic Rate Cap:	1.966%

Initial Rate Cap of the Mortgage Loans in Total

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	16	$5,248,495	0.48%
3.000	5	2,297,819	0.21
5.000	2,160	960,246,537	88.37
5.125	1	234,000	0.02
6.000	390	118,588,376	10.91
Total	2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Initial Rate Cap:	5.090%

Gross Margin of the Mortgage Loans in Total

Gross Margins (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	1.500	1	$691,047	0.06%
2.001	-	2.500	1,865	824,871,780	75.91
2.501	-	3.000	669	246,704,887	22.70
3.001	-	3.500	31	11,961,481	1.10
4.001	-	4.500	1	251,960	0.02
5.001	-	5.500	1	171,954	0.02
5.501	-	6.000	3	1,542,843	0.14
6.501	-	7.000	1	419,274	0.04
Total			2,572	$1,086,615,227	100.00%

Weighted Average Gross Margin:	2.383%

Interest Only Feature of the Mortgage Loans in Total

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	321	$119,019,205	10.95%
5 Years	544	222,983,052	20.52
7 Years	192	76,512,081	7.04
10 Years	1,515	668,100,889	61.48
Total	2,572	$1,086,615,227	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Total

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	2,041	$854,201,415	78.61%
6 Months	3	1,342,092	0.12
12 Months	175	99,737,176	9.18
24 Months	4	1,874,488	0.17
36 Months	282	97,554,033	8.98
60 Months	67	31,906,023	2.94
Total	2,572	$1,086,615,227	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group I

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	2	$154,000	0.09%
100,001	-	200,000	97	15,379,552	8.70
200,001	-	300,000	135	33,174,461	18.77
300,001	-	350,000	49	15,712,326	8.89
350,001	-	400,000	56	20,560,377	11.64
400,001	-	450,000	50	21,297,151	12.05
450,001	-	500,000	34	16,122,822	9.12
500,001	-	550,000	16	8,333,969	4.72
550,001	-	600,000	27	14,996,371	8.49
600,001	-	650,000	10	6,150,825	3.48
650,001	-	700,000	4	2,728,148	1.54
700,001	-	800,000	8	5,872,418	3.32
800,001	-	900,000	5	4,385,732	2.48
900,001	-	1,000,000	7	6,839,756	3.87
1,100,001	-	1,200,000	1	1,145,291	0.65
1,300,001	-	1,400,000	1	1,400,000	0.79
1,400,001	-	1,500,000	1	1,500,000	0.85
1,500,001	or	greater	1	949,000	0.54
Total			504	$176,702,199	100.00%

Minimum Original Principal Balance:	$75,000
Maximum Original Principal Balance:	$1,615,000
Average Original Principal Balance:	$356,300

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	2	$154,000	0.09%
100,001	-	200,000	99	15,772,484	8.93
200,001	-	300,000	136	33,654,526	19.05
300,001	-	350,000	51	16,449,413	9.31
350,001	-	400,000	55	20,449,397	11.57
400,001	-	450,000	48	20,512,388	11.61
450,001	-	500,000	35	16,707,921	9.46
500,001	-	550,000	21	11,118,807	6.29
550,001	-	600,000	20	11,498,609	6.51
600,001	-	650,000	9	5,564,310	3.15
650,001	-	700,000	5	3,407,393	1.93
700,001	-	800,000	7	5,193,173	2.94
800,001	-	900,000	5	4,385,732	2.48
900,001	-	1,000,000	8	7,788,756	4.41
1,100,001	-	1,200,000	1	1,145,291	0.65
1,300,001	-	1,400,000	1	1,400,000	0.79
1,400,001	-	1,500,000	1	1,500,000	0.85
Total			504	$176,702,199	100.00%

Minimum Scheduled Principal Balance:	$75,000
Maximum Scheduled Principal Balance:	$1,500,000
Average Scheduled Principal Balance:	$350,600

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.000	-	4.249	2	$1,541,639	0.87%
4.250	-	4.499	5	2,467,436	1.40
4.500	-	4.749	7	3,429,480	1.94
4.750	-	4.999	34	15,017,308	8.50
5.000	-	5.249	26	12,176,765	6.89
5.250	-	5.499	72	26,586,708	15.05
5.500	-	5.749	98	35,869,331	20.30
5.750	-	5.999	128	39,299,947	22.24
6.000	-	6.249	72	20,417,853	11.55
6.250	-	6.499	40	12,116,435	6.86
6.500	-	6.749	14	5,854,139	3.31
6.750	-	6.999	3	924,564	0.52
7.000	-	7.249	1	700,000	0.40
7.250	-	7.499	2	300,596	0.17
Total			504	$176,702,199	100.00%

Minimum Mortgage Rate:	4.000%
Maximum Mortgage Rate:	7.250%
Weighted Average Mortgage Rate:	5.593%

Original Loan-to-Value Ratios* in Loan Group I

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	2	$554,230	0.31%
30.01	-	40.00	8	3,318,915	1.88
40.01	-	50.00	11	3,890,721	2.20
50.01	-	55.00	12	4,982,872	2.82
55.01	-	60.00	13	6,335,077	3.59
60.01	-	65.00	18	6,240,784	3.53
65.01	-	70.00	27	9,778,579	5.53
70.01	-	75.00	58	25,492,855	14.43
75.01	-	80.00	351	114,962,829	65.06
85.01	-	90.00	4	1,145,338	0.65
Total			504	$176,702,199	100.00%

Weighted Average Original Loan-to-Value:	74.23%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group I

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	37	$9,904,310	5.61%
California	223	88,419,933	50.04
Colorado	15	4,459,955	2.52
Connecticut	3	564,674	0.32
Delaware	1	601,504	0.34
District of Columbia	2	1,562,609	0.88
Florida	28	7,284,840	4.12
Georgia	6	1,697,723	0.96
Idaho	4	734,458	0.42
Illinois	23	8,687,312	4.92
Kansas	1	241,445	0.14
Maryland	14	5,181,797	2.93
Massachusetts	6	1,820,630	1.03
Michigan	1	107,922	0.06
Minnesota	7	2,413,074	1.37
Missouri	2	273,820	0.15
Montana	2	949,087	0.54
Nevada	15	5,362,458	3.03
New Jersey	8	3,321,889	1.88
New Mexico	1	194,400	0.11
New York	3	1,456,821	0.82
North Carolina	3	1,404,385	0.79
Ohio	1	413,226	0.23
Oregon	16	3,720,103	2.11
Pennsylvania	2	244,377	0.14
Rhode Island	1	276,800	0.16
Texas	4	2,204,376	1.25
Utah	5	1,089,162	0.62
Virginia	25	9,519,452	5.39
Washington	42	11,579,105	6.55
Wisconsin	3	1,010,551	0.57
Total	504	$176,702,199	100.00%

*No more than approximately 0.85% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group I

Range of Credit Scores			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
550	-	574	3	$1,192,900	0.68%
575	-	599	9	2,684,521	1.52
600	-	619	7	2,334,955	1.32
620	-	639	14	4,002,792	2.27
640	-	659	22	7,983,911	4.52
660	-	679	32	10,062,336	5.69
680	-	699	61	21,138,856	11.96
700	-	719	63	20,819,704	11.78
720	-	739	82	30,018,624	16.99
740	-	759	68	22,750,764	12.88
760	-	779	78	29,610,680	16.76
780	-	799	57	20,743,215	11.74
800	-	819	8	3,358,941	1.90
Total			504	$176,702,199	100.00%

Non-Zero Weighted Average Credit Score:	727

Property Types of the Mortgage Properties in Loan Group I

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	10	$3,098,597	1.75%
Condominium	86	22,622,202	12.80
PUD	95	29,369,911	16.62
Single Family	313	121,611,489	68.82
Total	504	$176,702,199	100.00%

Occupancy Status of Mortgage Properties in Loan Group I

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	34	$7,543,098	4.27%
Owner Occupied	449	162,295,043	91.85
Second Home	21	6,864,058	3.88
Total	504	$176,702,199	100.00%

Loan Purpose of the Mortgage Loans in Loan Group I

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	135	$51,012,987	28.87%
Purchase	302	99,319,316	56.21
Rate/Term Refinance	67	26,369,895	14.92
Total	504	$176,702,199	100.00%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	201	$73,132,182	41.39%
No Documentation	13	3,263,107	1.85
No Ratio	13	3,484,824	1.97
Stated Income	270	93,882,839	53.13
Stated/Stated	7	2,939,248	1.66
Total	504	$176,702,199	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	504	$176,702,199	100.00%
Total	504	$176,702,199	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	360
Weighted Average Orig. Term to Stated Mat. (Mths):	360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	504	$176,702,199	100.00%
Total			504	$176,702,199	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	313
Maximum Remaining Term to Stated Maturity (Mths):	347
Weighted Average Rem. Term to Stated Mat. (Mths):	340

Index of the Mortgage Loans in Loan Group I

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	63	$29,155,242	16.50%
1 YR LIBOR	166	66,612,248	37.70
6 Mo LIBOR	275	80,934,709	45.80
Total	504	$176,702,199	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	275	$80,934,709	45.80%
12 Months	229	95,767,490	54.20
Total	504	$176,702,199	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
13	-	15	1	$522,657	0.30%
16	-	18	1	421,575	0.24
25	-	27	1	679,245	0.38
31	-	33	5	2,051,847	1.16
34	-	36	42	19,648,611	11.12
37	-	39	12	5,678,213	3.21
40	-	42	437	144,788,794	81.94
43	-	45	1	618,750	0.35
46	-	48	4	2,292,506	1.30
Total			504	$176,702,199	100.00%

Weighted Average Months to Next Rate Adjustment :	40

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group I

Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	28	$13,753,182	7.78%
9.751	-	10.000	30	13,043,180	7.38
10.001	-	10.250	37	17,178,445	9.72
10.251	-	10.500	50	20,202,850	11.43
10.501	-	10.750	54	21,732,269	12.30
10.751	-	11.000	24	6,790,793	3.84
11.001	-	11.250	10	3,173,159	1.80
11.251	-	11.500	46	13,702,978	7.75
11.501	-	11.750	49	13,256,777	7.50
11.751	-	12.000	94	27,295,610	15.45
12.001	-	12.250	57	18,107,634	10.25
12.251	-	12.500	16	5,435,705	3.08
12.501	-	12.750	6	2,029,021	1.15
13.001	-	13.250	3	1,000,596	0.57
Total			504	$176,702,199	100.00%

Weighted Average Maximum Mortgage Rate:	11.055%

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	504	$176,702,199	100.00%
Total	504	$176,702,199	100.00%

Non Zero Weighted Average Periodic Rate Cap:	2.000%

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	227	$94,886,666	53.70%
6.000	277	81,815,532	46.30
Total	504	$176,702,199	100.00%

Non Zero Weighted Average Initial Rate Cap:	5.463%

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margins (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	441	$147,748,178	83.61%
2.501	-	3.000	63	28,954,020	16.39
Total			504	$176,702,199	100.00%

Weighted Average Gross Margin:	2.333%

Interest Only Feature of the Mortgage Loans in Loan Group I

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	119	$47,860,723	27.09%
5 Years	139	53,319,205	30.17
10 Years	246	75,522,271	42.74
Total	504	$176,702,199	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group I

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	361	$135,635,838	76.76%
12 Months	1	700,000	0.40
36 Months	138	38,592,611	21.84
60 Months	4	1,773,750	1.00
Total	504	$176,702,199	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group II

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	17	$1,397,788	0.25%
100,001	-	200,000	184	29,582,272	5.21
200,001	-	300,000	240	59,446,580	10.48
300,001	-	350,000	91	29,575,100	5.21
350,001	-	400,000	57	21,128,296	3.72
400,001	-	450,000	113	48,499,619	8.55
450,001	-	500,000	120	57,225,444	10.09
500,001	-	550,000	108	56,597,822	9.98
550,001	-	600,000	74	42,753,362	7.54
600,001	-	650,000	52	32,369,706	5.71
650,001	-	700,000	48	31,702,996	5.59
700,001	-	800,000	45	33,349,688	5.88
800,001	-	900,000	32	26,808,774	4.73
900,001	-	1,000,000	37	35,234,940	6.21
1,000,001	-	1,100,000	6	5,776,251	1.02
1,200,001	-	1,300,000	5	6,241,000	1.10
1,300,001	-	1,400,000	4	5,491,160	0.97
1,400,001	-	1,500,000	5	7,476,430	1.32
1,500,001	or	greater	19	36,684,072	6.47
Total			1,257	$567,341,299	100.00%

Minimum Original Principal Balance:	$28,400
Maximum Original Principal Balance:	$3,000,000
Average Original Principal Balance:	$456,017

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	18	$1,477,272	0.26%
100,001	-	200,000	188	30,237,076	5.33
200,001	-	300,000	240	59,568,334	10.50
300,001	-	350,000	91	29,575,100	5.21
350,001	-	400,000	57	21,509,463	3.79
400,001	-	450,000	118	50,739,722	8.94
450,001	-	500,000	117	55,915,606	9.86
500,001	-	550,000	107	56,140,621	9.90
550,001	-	600,000	74	42,496,530	7.49
600,001	-	650,000	52	32,689,529	5.76
650,001	-	700,000	45	30,600,706	5.39
700,001	-	800,000	45	33,631,688	5.93
800,001	-	900,000	31	26,573,799	4.68
900,001	-	1,000,000	37	35,996,940	6.34
1,000,001	-	1,100,000	5	5,296,251	0.93
1,200,001	-	1,300,000	5	6,241,000	1.10
1,300,001	-	1,400,000	5	6,828,872	1.20
1,400,001	-	1,500,000	5	7,476,430	1.32
1,500,001	or	greater	17	34,346,360	6.05
Total			1,257	$567,341,299	100.00%

Minimum Scheduled Principal Balance:	$28,015
Maximum Scheduled Principal Balance:	$3,000,000
Average Scheduled Principal Balance:	$451,346

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.500	-	3.749	1	$388,000	0.07%
4.250	-	4.499	2	491,402	0.09
4.500	-	4.749	1	288,000	0.05
4.750	-	4.999	4	2,341,048	0.41
5.000	-	5.249	6	2,907,711	0.51
5.250	-	5.499	15	6,253,910	1.10
5.500	-	5.749	20	10,440,699	1.84
5.750	-	5.999	63	30,678,543	5.41
6.000	-	6.249	153	85,219,406	15.02
6.250	-	6.499	256	120,302,254	21.20
6.500	-	6.749	295	136,640,609	24.08
6.750	-	6.999	272	108,993,650	19.21
7.000	-	7.249	89	30,481,056	5.37
7.250	-	7.499	46	19,057,050	3.36
7.500	-	7.749	15	7,458,917	1.31
7.750	-	7.999	11	3,451,258	0.61
8.000	-	8.249	5	1,079,004	0.19
8.500	-	8.749	3	868,784	0.15
Total			1,257	$567,341,299	100.00%

Minimum Mortgage Rate:	3.500%
Maximum Mortgage Rate:	8.625%
Weighted Average Mortgage Rate:	6.468%

Original Loan-to-Value Ratios* in Loan Group II

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	6	$1,011,163	0.18%
30.01	-	40.00	12	5,439,089	0.96
40.01	-	50.00	30	17,773,628	3.13
50.01	-	55.00	19	11,453,589	2.02
55.01	-	60.00	24	10,671,137	1.88
60.01	-	65.00	55	29,146,322	5.14
65.01	-	70.00	93	54,846,745	9.67
70.01	-	75.00	111	60,361,565	10.64
75.01	-	80.00	861	363,310,440	64.04
80.01	-	85.00	2	761,600	0.13
85.01	-	90.00	22	5,638,837	0.99
90.01	-	95.00	21	6,652,205	1.17
95.01	-	100.00	1	274,979	0.05
Total			1,257	$567,341,299	100.00%

Weighted Average Original Loan-to-Value:	74.90%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group II

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	6	$2,639,895	0.47%
Arizona	113	31,409,005	5.54
Arkansas	1	1,000,000	0.18
California	482	260,767,183	45.96
Colorado	42	15,882,259	2.80
Connecticut	5	2,437,548	0.43
Delaware	1	488,891	0.09
District of Columbia	4	898,826	0.16
Florida	96	44,054,651	7.77
Georgia	14	5,820,480	1.03
Hawaii	5	5,673,660	1.00
Idaho	8	3,495,791	0.62
Illinois	21	9,287,763	1.64
Indiana	3	417,716	0.07
Iowa	3	263,447	0.05
Kansas	1	729,550	0.13
Kentucky	1	495,200	0.09
Maine	1	166,800	0.03
Maryland	30	12,131,060	2.14
Massachusetts	12	7,180,429	1.27
Michigan	4	1,686,400	0.30
Minnesota	20	6,526,907	1.15
Mississippi	1	155,000	0.03
Missouri	8	3,741,330	0.66
Montana	3	1,636,379	0.29
Nebraska	2	264,366	0.05
Nevada	105	36,097,350	6.36
New Hampshire	1	518,003	0.09
New Jersey	18	11,459,176	2.02
New Mexico	4	686,841	0.12
New York	14	7,434,443	1.31
North Carolina	24	9,117,387	1.61
North Dakota	1	98,208	0.02
Ohio	4	1,575,536	0.28
Oklahoma	1	198,575	0.04
Oregon	32	10,617,724	1.87
Pennsylvania	9	4,571,685	0.81
South Carolina	7	4,819,600	0.85
South Dakota	1	110,900	0.02
Tennessee	3	1,059,786	0.19
Texas	15	4,981,222	0.88
Utah	21	8,023,924	1.41
Vermont	1	1,033,316	0.18
Virginia	45	22,344,374	3.94
Washington	55	20,856,260	3.68
West Virginia	1	288,000	0.05
Wisconsin	6	1,057,014	0.19
Wyoming	2	1,141,440	0.20
Total	1,257	$567,341,299	100.00%

*No more than approximately 0.79% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group II

Range of Credit Scores			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1	-	499	1	$326,053	0.06%
500	-	549	6	2,040,526	0.36
550	-	574	5	2,676,168	0.47
575	-	599	18	8,831,299	1.56
600	-	619	22	9,602,973	1.69
620	-	639	17	6,779,539	1.19
640	-	659	63	26,471,420	4.67
660	-	679	101	44,499,414	7.84
680	-	699	153	64,036,296	11.29
700	-	719	148	63,412,073	11.18
720	-	739	174	78,659,113	13.86
740	-	759	192	89,971,374	15.86
760	-	779	220	104,105,643	18.35
780	-	799	133	64,256,346	11.33
800	-	819	4	1,673,063	0.29
Total			1,257	$567,341,299	100.00%

Non-Zero Weighted Average Credit Score:	725

Property Types of the Mortgage Properties in Loan Group II

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	28	$13,131,404	2.31%
Condominium	163	65,296,364	11.51
PUD	374	159,638,420	28.14
Single Family	692	329,275,112	58.04
Total	1,257	$567,341,299	100.00%

Occupancy Status of Mortgage Properties in Loan Group II

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	205	$58,665,516	10.34%
Owner Occupied	938	452,924,197	79.83
Second Home	114	55,751,587	9.83
Total	1,257	$567,341,299	100.00%

Loan Purpose of the Mortgage Loans in Loan Group II

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	311	$150,771,324	26.58%
Purchase	760	319,787,417	56.37
Rate/Term Refinance	186	96,782,559	17.06
Total	1,257	$567,341,299	100.00%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	548	$239,860,959	42.28%
No Income/No Asset	69	20,859,832	3.68
No Ratio	51	17,340,098	3.06
Prefered	252	140,980,245	24.85
Reduced	159	68,755,420	12.12
Stated Income	85	44,087,126	7.77
Stated/Stated	93	35,457,620	6.25
Total	1,257	$567,341,299	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	1,249	$564,479,131	99.50%
480	8	2,862,168	0.50
Total	1,257	$567,341,299	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	480
Weighted Average Orig. Term to Stated Mat. (Mths):	361

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	1,249	$564,479,131	99.50%
361	or	greater	8	2,862,168	0.50
Total			1,257	$567,341,299	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	348
Maximum Remaining Term to Stated Maturity (Mths):	473
Weighted Average Rem. Term to Stated Mat. (Mths):	352

Index of the Mortgage Loans in Loan Group II

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	235	$84,852,302	14.96%
1 YR LIBOR	996	474,081,519	83.56
6 Mo LIBOR	26	8,407,479	1.48
Total	1,257	$567,341,299	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	26	$8,407,479	1.48%
12 Months	1,231	558,933,820	98.52
Total	1,257	$567,341,299	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
46	-	48	7	$2,475,550	0.44%
49	-	51	405	175,170,347	30.88
52	-	54	845	389,695,402	68.69
Total			1,257	$567,341,299	100.00%

Weighted Average Months to Next Rate Adjustment :	52

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II

Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	3	$779,402	0.14%
9.751	-	10.000	6	3,377,503	0.60
10.001	-	10.250	11	4,522,212	0.80
10.251	-	10.500	15	6,958,372	1.23
10.501	-	10.750	29	15,528,004	2.74
10.751	-	11.000	110	54,576,919	9.62
11.001	-	11.250	197	108,286,445	19.09
11.251	-	11.500	294	139,742,121	24.63
11.501	-	11.750	233	100,631,371	17.74
11.751	-	12.000	162	63,155,583	11.13
12.001	-	12.250	53	21,035,088	3.71
12.251	-	12.500	40	12,921,467	2.28
12.501	-	12.750	41	15,712,865	2.77
12.751	-	13.000	34	9,703,129	1.71
13.001	-	13.250	13	3,445,619	0.61
13.251	-	13.500	10	4,938,613	0.87
13.501	-	13.750	4	914,637	0.16
13.751	-	14.000	2	1,111,949	0.20
Total			1,257	$567,341,299	100.00%

Weighted Average Maximum Mortgage Rate:	11.536%

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	103	$33,389,065	5.89%
2.000	1,153	533,756,235	94.08
2.250	1	196,000	0.03
Total	1,257	$567,341,299	100.00%

Non Zero Weighted Average Periodic Rate Cap:	1.941%

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	14	$4,422,448	0.78%
3.000	3	1,321,199	0.23
5.000	1,139	528,288,611	93.12
6.000	101	33,309,042	5.87
Total	1,257	$567,341,299	100.00%

Non Zero Weighted Average Initial Rate Cap:	5.031%

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margins (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	964	$459,892,141	81.06%
2.501	-	3.000	261	94,587,267	16.67
3.001	-	3.500	27	10,895,135	1.92
4.001	-	4.500	1	251,960	0.04
5.001	-	5.500	1	171,954	0.03
5.501	-	6.000	3	1,542,843	0.27
Total			1,257	$567,341,299	100.00%

Weighted Average Gross Margin:	2.366%

Interest Only Feature of the Mortgage Loans in Loan Group II

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	101	$39,050,878	6.88%
5 Years	402	167,919,327	29.60
10 Years	754	360,371,095	63.52
Total	1,257	$567,341,299	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	1,007	$437,799,794	77.17%
6 Months	1	303,900	0.05
12 Months	112	68,645,555	12.10
24 Months	4	1,874,488	0.33
36 Months	103	41,553,909	7.32
60 Months	30	17,163,653	3.03
Total	1,257	$567,341,299	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group III

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	10	$936,176	0.36%
100,001	-	200,000	102	15,976,697	6.12
200,001	-	300,000	99	24,404,787	9.35
300,001	-	350,000	35	11,377,775	4.36
350,001	-	400,000	26	9,837,712	3.77
400,001	-	450,000	52	22,518,734	8.63
450,001	-	500,000	73	34,718,227	13.31
500,001	-	550,000	37	19,045,340	7.30
550,001	-	600,000	44	25,068,220	9.61
600,001	-	650,000	33	20,722,022	7.94
650,001	-	700,000	14	9,430,261	3.61
700,001	-	800,000	25	18,337,313	7.03
800,001	-	900,000	10	8,697,737	3.33
900,001	-	1,000,000	19	18,121,209	6.94
1,000,001	-	1,100,000	2	2,043,970	0.78
1,200,001	-	1,300,000	2	2,460,000	0.94
1,300,001	-	1,400,000	4	5,301,701	2.03
1,400,001	-	1,500,000	5	7,476,250	2.87
1,500,001	or	greater	3	4,457,000	1.71
Total			595	$260,931,131	100.00%

Minimum Original Principal Balance:	$64,500
Maximum Original Principal Balance:	$1,872,000
Average Original Principal Balance:	$442,720

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	10	$936,176	0.36%
100,001	-	200,000	103	16,146,697	6.19
200,001	-	300,000	100	24,662,387	9.45
300,001	-	350,000	35	11,377,775	4.36
350,001	-	400,000	26	9,837,712	3.77
400,001	-	450,000	52	22,518,734	8.63
450,001	-	500,000	74	35,213,227	13.50
500,001	-	550,000	37	19,422,631	7.44
550,001	-	600,000	43	24,822,411	9.51
600,001	-	650,000	33	20,722,022	7.94
650,001	-	700,000	16	10,804,471	4.14
700,001	-	800,000	22	16,468,102	6.31
800,001	-	900,000	10	8,697,737	3.33
900,001	-	1,000,000	19	18,562,128	7.11
1,000,001	-	1,100,000	2	2,043,970	0.78
1,200,001	-	1,300,000	3	3,727,501	1.43
1,300,001	-	1,400,000	3	4,034,200	1.55
1,400,001	-	1,500,000	5	7,476,250	2.87
1,500,001	or	greater	2	3,457,000	1.32
Total			595	$260,931,131	100.00%

Minimum Scheduled Principal Balance:	$63,045
Maximum Scheduled Principal Balance:	$1,872,000
Average Scheduled Principal Balance:	$438,540

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	-	5.249	1	$520,000	0.20%
5.250	-	5.499	5	2,429,116	0.93
5.500	-	5.749	9	3,836,565	1.47
5.750	-	5.999	33	14,135,416	5.42
6.000	-	6.249	74	36,862,102	14.13
6.250	-	6.499	138	72,279,861	27.70
6.500	-	6.749	130	50,642,531	19.41
6.750	-	6.999	113	46,727,304	17.91
7.000	-	7.249	49	17,225,909	6.60
7.250	-	7.499	23	7,815,222	3.00
7.500	-	7.749	15	6,132,033	2.35
7.750	-	7.999	5	2,325,072	0.89
Total			595	$260,931,131	100.00%

Minimum Mortgage Rate:	5.000%
Maximum Mortgage Rate:	7.875%
Weighted Average Mortgage Rate:	6.491%

Original Loan-to-Value Ratios* in Loan Group III

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	5	$1,387,480	0.53%
30.01	-	40.00	16	5,102,352	1.96
40.01	-	50.00	19	7,837,998	3.00
50.01	-	55.00	15	8,705,847	3.34
55.01	-	60.00	18	6,535,424	2.50
60.01	-	65.00	32	20,338,737	7.79
65.01	-	70.00	48	25,105,270	9.62
70.01	-	75.00	56	30,292,905	11.61
75.01	-	80.00	362	150,264,019	57.59
80.01	-	85.00	1	126,119	0.05
85.01	-	90.00	16	3,547,314	1.36
90.01	-	95.00	7	1,687,667	0.65
Total			595	$260,931,131	100.00%

Weighted Average Original Loan-to-Value:	73.19%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group III

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	40	$15,376,221	5.89%
California	230	119,633,898	45.85
Colorado	24	8,192,470	3.14
Connecticut	4	3,451,212	1.32
Delaware	4	1,892,474	0.73
District of Columbia	2	2,121,699	0.81
Florida	59	21,338,092	8.18
Georgia	12	4,421,708	1.69
Hawaii	4	1,370,865	0.53
Idaho	5	1,650,945	0.63
Illinois	11	4,219,587	1.62
Indiana	1	504,800	0.19
Kansas	1	609,360	0.23
Maryland	8	2,828,850	1.08
Massachusetts	9	4,578,674	1.75
Michigan	3	768,080	0.29
Minnesota	13	3,025,776	1.16
Missouri	5	2,448,536	0.94
Montana	1	239,943	0.09
Nebraska	3	664,800	0.25
Nevada	29	10,337,581	3.96
New Hampshire	1	440,000	0.17
New Jersey	7	3,467,542	1.33
New York	8	5,686,724	2.18
North Carolina	4	907,351	0.35
Ohio	1	246,777	0.09
Oklahoma	1	108,000	0.04
Oregon	9	3,109,853	1.19
Pennsylvania	2	871,200	0.33
Rhode Island	1	440,000	0.17
South Carolina	6	2,786,658	1.07
Texas	1	184,337	0.07
Utah	8	2,346,741	0.90
Vermont	2	758,771	0.29
Virginia	22	9,537,042	3.66
Washington	48	18,773,605	7.19
West Virginia	2	626,830	0.24
Wisconsin	4	964,128	0.37
Total	595	$260,931,131	100.00%

*No more than approximately 0.85% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group III

Range of Credit Scores			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1	-	499	1	$196,144	0.08%
500	-	549	5	2,169,215	0.83
550	-	574	3	1,176,715	0.45
575	-	599	11	4,708,354	1.80
600	-	619	8	3,384,993	1.30
620	-	639	13	5,168,381	1.98
640	-	659	26	12,059,324	4.62
660	-	679	42	18,119,049	6.94
680	-	699	72	29,491,581	11.30
700	-	719	84	36,730,062	14.08
720	-	739	85	35,725,750	13.69
740	-	759	90	46,688,030	17.89
760	-	779	100	42,616,369	16.33
780	-	799	49	20,541,522	7.87
800	-	819	5	2,005,642	0.77
820	-	839	1	150,000	0.06
Total			595	$260,931,131	100.00%

Non-Zero Weighted Average Credit Score:	721

Property Types of the Mortgage Properties in Loan Group III

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	30	$13,838,765	5.30%
Condominium	84	24,692,331	9.46
PUD	110	52,573,476	20.15
Single Family	370	169,385,700	64.92
Townhouse	1	440,859	0.17
Total	595	$260,931,131	100.00%

Occupancy Status of Mortgage Properties in Loan Group III

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	122	$35,422,212	13.58%
Owner Occupied	433	206,231,146	79.04
Second Home	40	19,277,772	7.39
Total	595	$260,931,131	100.00%

Loan Purpose of the Mortgage Loans in Loan Group III

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	163	$73,891,859	28.32%
Purchase	309	125,126,360	47.95
Rate/Term Refinance	123	61,912,912	23.73
Total	595	$260,931,131	100.00%

Documentation Type of the Mortgage Loans in Loan Group III

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	219	$84,659,643	32.45%
No Income/No Asset	27	8,113,776	3.11
No Ratio	24	9,862,255	3.78
Prefered	110	60,260,294	23.09
Reduced	132	63,080,183	24.18
Stated Income	41	19,585,988	7.51
Stated/Stated	40	14,546,191	5.57
Streamline	2	822,800	0.32
Total	595	$260,931,131	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	582	$256,433,690	98.28%
480	13	4,497,441	1.72
Total	595	$260,931,131	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	480
Weighted Average Orig. Term to Stated Mat. (Mths):	362

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	582	$256,433,690	98.28%
361	or	greater	13	4,497,441	1.72
Total			595	$260,931,131	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	340
Maximum Remaining Term to Stated Maturity (Mths):	473
Weighted Average Rem. Term to Stated Mat. (Mths):	354

Index of the Mortgage Loans in Loan Group III

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	160	$53,884,680	20.65%
1 YR LIBOR	435	207,046,450	79.35
Total	595	$260,931,131	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group III

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	595	$260,931,131	100.00%
Total	595	$260,931,131	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
64	-	66	2	$1,113,181	0.43%
67	-	69	3	543,320	0.21
70	-	72	11	4,298,855	1.65
73	-	75	136	48,939,719	18.76
76	-	78	443	206,036,056	78.96
Total			595	$260,931,131	100.00%

Weighted Average Months to Next Rate Adjustment :	76

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III

Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	1	$520,000	0.20%
10.001	-	10.250	1	594,741	0.23
10.251	-	10.500	10	4,395,674	1.68
10.501	-	10.750	11	4,264,486	1.63
10.751	-	11.000	51	23,913,117	9.16
11.001	-	11.250	105	54,719,618	20.97
11.251	-	11.500	143	66,983,656	25.67
11.501	-	11.750	113	44,869,522	17.20
11.751	-	12.000	88	34,143,398	13.09
12.001	-	12.250	34	11,944,412	4.58
12.251	-	12.500	22	8,042,156	3.08
12.501	-	12.750	7	2,667,642	1.02
12.751	-	13.000	5	2,446,272	0.94
13.501	-	13.750	3	735,388	0.28
15.501	-	15.750	1	691,047	0.26
Total			595	$260,931,131	100.00%

Weighted Average Maximum Mortgage Rate:	11.519%

Periodic Rate Cap of the Mortgage Loans in Loan Group III

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	9	$3,514,621	1.35%
2.000	586	257,416,510	98.65
Total	595	$260,931,131	100.00%

Non Zero Weighted Average Periodic Rate Cap:	1.987%

Initial Rate Cap of the Mortgage Loans in Loan Group III

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	2	$826,047	0.32%
3.000	2	976,621	0.37
5.000	578	255,430,661	97.89
5.125	1	234,000	0.09
6.000	12	3,463,802	1.33
Total	595	$260,931,131	100.00%

Non Zero Weighted Average Initial Rate Cap:	4.996%

Gross Margin of the Mortgage Loans in Loan Group III

Gross Margins (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	1.500	1	$691,047	0.26%
2.001	-	2.500	418	202,451,428	77.59
2.501	-	3.000	171	56,303,035	21.58
3.001	-	3.500	4	1,066,346	0.41
6.501	-	7.000	1	419,274	0.16
Total			595	$260,931,131	100.00%

Weighted Average Gross Margin:	2.368%

Interest Only Feature of the Mortgage Loans in Loan Group III

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	63	$21,240,876	8.14%
5 Years	3	1,744,520	0.67
7 Years	192	76,512,081	29.32
10 Years	337	161,433,653	61.87
Total	595	$260,931,131	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	457	$199,125,185	76.31%
6 Months	2	1,038,192	0.40
12 Months	62	30,391,621	11.65
36 Months	41	17,407,513	6.67
60 Months	33	12,968,620	4.97
Total	595	$260,931,131	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group IV

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	6	$465,569	0.57%
100,001	-	200,000	67	10,365,008	12.70
200,001	-	300,000	41	9,932,215	12.17
300,001	-	350,000	23	7,185,462	8.80
350,001	-	400,000	6	2,280,373	2.79
400,001	-	450,000	16	6,815,707	8.35
450,001	-	500,000	5	2,432,846	2.98
500,001	-	550,000	3	1,545,706	1.89
550,001	-	600,000	9	5,169,197	6.33
600,001	-	650,000	5	3,162,458	3.87
650,001	-	700,000	10	6,809,733	8.34
700,001	-	800,000	10	6,874,828	8.42
800,001	-	900,000	3	2,610,100	3.20
900,001	-	1,000,000	2	1,844,100	2.26
1,000,001	-	1,100,000	1	1,098,409	1.35
1,200,001	-	1,300,000	2	2,250,000	2.76
1,300,001	-	1,400,000	1	1,334,175	1.63
1,400,001	-	1,500,000	4	5,914,714	7.24
1,500,001	or	greater	2	3,550,000	4.35
Total			216	$81,640,598	100.00%

Minimum Original Principal Balance:	$50,560
Maximum Original Principal Balance:	$1,950,000
Average Original Principal Balance:	$385,150

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group IV

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	7	$550,260	0.67%
100,001	-	200,000	67	10,397,601	12.74
200,001	-	300,000	43	10,434,271	12.78
300,001	-	350,000	21	6,825,478	8.36
350,001	-	400,000	7	2,680,373	3.28
400,001	-	450,000	15	6,415,707	7.86
450,001	-	500,000	5	2,432,846	2.98
500,001	-	550,000	3	1,545,706	1.89
550,001	-	600,000	10	5,749,197	7.04
600,001	-	650,000	5	3,162,458	3.87
650,001	-	700,000	10	6,809,733	8.34
700,001	-	800,000	8	6,035,471	7.39
800,001	-	900,000	3	2,610,100	3.20
900,001	-	1,000,000	3	2,844,100	3.48
1,000,001	-	1,100,000	1	1,098,409	1.35
1,200,001	-	1,300,000	1	1,250,000	1.53
1,300,001	-	1,400,000	1	1,334,175	1.63
1,400,001	-	1,500,000	4	5,914,714	7.24
1,500,001	or	greater	2	3,550,000	4.35
Total			216	$81,640,598	100.00%

Minimum Scheduled Principal Balance:	$50,560
Maximum Scheduled Principal Balance:	$1,950,000
Average Scheduled Principal Balance:	$377,966

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group IV

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.750	-	5.999	2	$824,070	1.01%
6.000	-	6.249	1	708,775	0.87
6.250	-	6.499	6	2,688,757	3.29
6.500	-	6.749	46	22,227,323	27.23
6.750	-	6.999	80	32,598,476	39.93
7.000	-	7.249	44	13,007,333	15.93
7.250	-	7.499	32	8,362,415	10.24
7.500	-	7.749	4	1,103,550	1.35
7.750	-	7.999	1	119,899	0.15
Total			216	$81,640,598	100.00%

Minimum Mortgage Rate:	5.750%
Maximum Mortgage Rate:	7.750%
Weighted Average Mortgage Rate:	6.824%

Original Loan-to-Value Ratios* in Loan Group IV

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	3	$1,803,500	2.21%
30.01	-	40.00	7	1,673,823	2.05
40.01	-	50.00	7	3,085,361	3.78
50.01	-	55.00	1	1,250,000	1.53
55.01	-	60.00	11	6,891,111	8.44
60.01	-	65.00	10	6,103,867	7.48
65.01	-	70.00	20	9,249,487	11.33
70.01	-	75.00	23	11,088,451	13.58
75.01	-	80.00	120	38,260,828	46.86
80.01	-	85.00	2	429,926	0.53
85.01	-	90.00	7	952,295	1.17
90.01	-	95.00	5	851,950	1.04
Total			216	$81,640,598	100.00%

Weighted Average Original Loan-to-Value:	71.17%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group IV

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	12	$3,509,988	4.30%
Arkansas	1	126,000	0.15
California	61	32,548,264	39.87
Colorado	10	5,418,268	6.64
Connecticut	1	500,000	0.61
District of Columbia	2	545,332	0.67
Florida	23	7,566,016	9.27
Georgia	3	622,464	0.76
Hawaii	2	506,698	0.62
Idaho	3	428,396	0.52
Illinois	7	1,555,001	1.90
Kentucky	1	164,800	0.20
Maryland	4	1,344,455	1.65
Massachusetts	4	2,342,596	2.87
Michigan	3	477,319	0.58
Minnesota	2	391,110	0.48
Missouri	1	1,334,175	1.63
Montana	1	165,358	0.20
Nevada	5	1,446,584	1.77
New Jersey	4	1,752,562	2.15
New Mexico	1	169,600	0.21
New York	11	5,629,743	6.90
Oregon	6	1,307,410	1.60
Pennsylvania	5	1,813,976	2.22
South Carolina	6	1,206,486	1.48
South Dakota	1	50,560	0.06
Tennessee	1	163,920	0.20
Texas	5	762,215	0.93
Utah	2	309,703	0.38
Virginia	9	3,589,387	4.40
Washington	15	3,190,894	3.91
Wisconsin	4	701,319	0.86
Total	216	$81,640,598	100.00%

*No more than approximately 2.39% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group IV

Range of Credit Scores			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
575	-	599	1	$172,000	0.21%
600	-	619	3	911,819	1.12
620	-	639	6	1,800,503	2.21
640	-	659	5	1,485,168	1.82
660	-	679	14	5,690,099	6.97
680	-	699	17	6,689,324	8.19
700	-	719	29	12,483,532	15.29
720	-	739	31	10,831,429	13.27
740	-	759	41	16,523,062	20.24
760	-	779	38	12,633,847	15.47
780	-	799	27	10,403,087	12.74
800	-	819	4	2,016,729	2.47
Total			216	$81,640,598	100.00%

Non-Zero Weighted Average Credit Score:	733

Property Types of the Mortgage Properties in Loan Group IV

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	27	$11,777,540	14.43%
Condominium	57	16,070,743	19.68
PUD	3	545,725	0.67
Single Family	129	53,246,591	65.22
Total	216	$81,640,598	100.00%

Occupancy Status of Mortgage Properties in Loan Group IV

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	130	$35,799,038	43.85%
Owner Occupied	67	35,494,823	43.48
Second Home	19	10,346,737	12.67
Total	216	$81,640,598	100.00%

Loan Purpose of the Mortgage Loans in Loan Group IV

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	65	$30,322,239	37.14%
Purchase	132	45,414,749	55.63
Rate/Term Refinance	19	5,903,610	7.23
Total	216	$81,640,598	100.00%

Documentation Type of the Mortgage Loans in Loan Group IV

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	108	$32,409,945	39.70%
Limited	1	413,824	0.51
No Income/No Asset	8	2,189,395	2.68
No Ratio	4	830,624	1.02
Stated Income	52	29,739,400	36.43
Stated/Stated	43	16,057,410	19.67
Total	216	$81,640,598	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group IV

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Minimum Original Term to Stated Maturity (Mths):	360
Maximum Original Term to Stated Maturity (Mths):	360
Weighted Average Orig. Term to Stated Mat. (Mths):	360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group IV

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	216	$81,640,598	100.00%
Total			216	$81,640,598	100.00%

Minimum Remaining Term to Stated Maturity (Mths):	349
Maximum Remaining Term to Stated Maturity (Mths):	353
Weighted Average Rem. Term to Stated Mat. (Mths):	352

Index of the Mortgage Loans in Loan Group IV

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	174	$66,860,565	81.90%
1 YR LIBOR	42	14,780,033	18.10
Total	216	$81,640,598	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group IV

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group IV

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
109	-	111	62	$24,011,357	29.41%
112	-	114	154	57,629,242	70.59
Total			216	$81,640,598	100.00%

Weighted Average Months to Next Rate Adjustment :	112

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group IV

Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
10.501	-	10.750	1	$620,720	0.76%
10.751	-	11.000	2	912,125	1.12
11.251	-	11.500	20	8,245,986	10.10
11.501	-	11.750	68	30,190,170	36.98
11.751	-	12.000	67	26,334,417	32.26
12.001	-	12.250	43	11,799,147	14.45
12.251	-	12.500	12	2,704,533	3.31
12.501	-	12.750	3	833,499	1.02
Total			216	$81,640,598	100.00%

Weighted Average Maximum Mortgage Rate:	11.824%

Periodic Rate Cap of the Mortgage Loans in Loan Group IV

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Non Zero Weighted Average Periodic Rate Cap:	2.000%

Initial Rate Cap of the Mortgage Loans in Loan Group IV

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Non Zero Weighted Average Initial Rate Cap:	5.000%

Gross Margin of the Mortgage Loans in Loan Group IV

Gross Margins (%)			Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	42	$14,780,033	18.10%
2.501	-	3.000	174	66,860,565	81.90
Total			216	$81,640,598	100.00%

Weighted Average Gross Margin:	2.659%

Interest Only Feature of the Mortgage Loans in Loan Group IV

Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	38	$10,866,728	13.31%
10 Years	178	70,773,870	86.69
Total	216	$81,640,598	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group IV

Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more issuing entities to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by an issuing entity, which will be a trust fund consisting primarily of a segregated pool of mortgage loans, including:
•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
•	mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;
in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2007.

TABLE OF CONTENTS

INTRODUCTION
General
RISK FACTORS
THE MORTGAGE POOLS
General
The Mortgage Loans
Underwriting Standards
FICO Scores
Qualifications of Originators and Sellers
Representations by Sellers
Optional Purchase of Defaulted Mortgage
Loans
Methods of Delinquency Calculation
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
General
The Master Servicer
The Servicers
Collection and Other Servicing Procedures; Mortgage Loan Modifications
Special Servicers
Realization Upon or Sale of Defaulted Mortgage Loans
Servicing and Other Compensation and
Payment of Expenses; Retained Interest
DESCRIPTION OF THE SECURITIES
General
Form of Securities
Global Securities
Exchangeable Securities
Assignment of Trust Fund Assets
Distribution Account
Distributions
Distributions of Interest and Principal on the Securities
Pre-Funding Account
Distributions on the Securities in Respect of Prepayment Premiums
Allocation of Losses and Shortfalls
Advances
Modifications
Reports to Securityholders
DESCRIPTION OF CREDIT ENHANCEMENT
General
Subordinate Securities
Cross-Collateralization
Overcollateralization
Financial Guaranty Insurance Policy
Mortgage Pool Insurance Policies
Letter of Credit
Special Hazard Insurance Policies
Reserve Funds
Cash Flow Agreements
Maintenance of Credit Enhancement
Reduction or Substitution of Credit
Enhancement
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
Derivatives
Purchase Obligations
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
General
Primary Mortgage Insurance Policies
Hazard Insurance Policies
FHA Mortgage Insurance
VA Mortgage Guaranty
THE SPONSOR
THE DEPOSITOR
THE AGREEMENTS
General
Certain Matters Regarding the Master Servicer
and the Depositor
Events of Default and Rights Upon Event of Default
Amendment
Termination; Retirement of Securities
The Securities Administrator
Duties of Securities Administrator
Some Matters Regarding the Securities Administrator
Resignation and Removal of the Securities Administrator
The Trustee
Duties of the Trustee
Some Matters Regarding the Trustee
Resignation and Removal of the Trustee
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
Mortgages
Cooperative Mortgage Loans
Tax Aspects of Cooperative Ownership
Leases and Rents
Contracts
Foreclosure on Mortgages and Some Contracts
Foreclosure on Shares of Cooperatives
Repossession with respect to Contracts
Rights of Redemption
Anti-Deficiency Legislation and Other
Limitations on Lenders
Environmental Legislation
Consumer Protection Laws
Homeownership Act and Similar State Laws
Additional Consumer Protections Laws with Respect to Contracts
Enforceability of Certain Provisions
Subordinate Financing
Installment Contracts
Applicability of Usury Laws
Alternative Mortgage Instruments
Formaldehyde Litigation with Respect to Contracts
The Servicemembers Civil Relief Act
Forfeitures in Drug and RICO Proceedings
Junior Mortgages
Negative Amortization Loans
FEDERAL INCOME TAX CONSEQUENCES
General
REMICS
Notes
Grantor Trust Funds
Taxation of Classes of Exchangeable Securities
Callable Classes
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
Class and Statutory Exemptions
Underwriter Exemption
Insurance company general accounts
Revolving pool features
ERISA Considerations Relating to Notes
Exchangeable Securities
Tax Exempt Investors
Consultation with Counsel
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATINGS
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools” in this prospectus. The mortgage loans may include sub-prime mortgage loans. The issuing entity assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.  Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities” in this prospectus.

If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement” in this prospectus.

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement.  See “Yield Considerations” in this prospectus.

With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” in this prospectus and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates or Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time.  However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan.  See “The Mortgage Pool” in the prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

During a certain period as described in the related prospectus supplement after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement, including the table entitled “Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

•	the applicable purchase price; and

•
the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates or notes, other than the interest only certificates or notes, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations.  Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates or Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in this prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates or Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past.  In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area.  Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

The Ratings on the Offered Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates or Notes and Are Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See “Ratings” in the prospectus supplement and “Rating” in this prospectus.

The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in this prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.  See “Legal Aspects of Mortgage Loans” in this prospectus.

On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.  In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the issuing entity.

The Return on the Offered Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates or notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan.  Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property.  Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the certificates or notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the certificates or notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments and/or other amounts as described in the related prospectus supplement received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A Security Interest In A Manufactured Home Could Be Rendered Subordinate to the Interests of Other Parties Claiming an Interest in the Home.

Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative Loans Could Limit the Number of Potential Purchasers for those Shares and Otherwise Limit the Servicer’s Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

•           The security interest in certain manufactured homes may not be perfected.

Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and (iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

•           The assignment of the security interest in the manufactured home to the trustee may not be perfected.

Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee’s interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller’s creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller’s creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “Loan Program — FICO Scores” in this prospectus.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance” and “—VA Mortgage Guaranty” in this prospectus.

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts.  In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act.  As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the issuing entity.  Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term.  Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method.  This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens.  The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement.  Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans.  In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller.  If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements” in this prospectus. The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”) or pursuant to the terms of any mortgage securities.  The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region.  A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances.  The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs.  The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements.  The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided.  This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.  Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac.  Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement.  An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.  As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.  In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
With respect to any first lien mortgage loan, a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the related seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

•
immediately prior to the transfer to the depositor, the related Seller was the sole owner of beneficial title and holder of the mortgage and mortgage note relating to such mortgage loan and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the related Seller has full right and authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

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there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by the title insurance policy referred to above;

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the mortgage is a valid and enforceable first or other applicable lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and deminimis PUDs) or by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

•
the physical property subject to the mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

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there was no delinquent tax or assessment lien against the property subject to any mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

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each mortgage loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given.  Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

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have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

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have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation.  Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.  The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

Methods of Delinquency Calculation

Each prospectus supplement will describe the delinquency method used for calculations with respect to the related mortgage loans, which will either be the MBA Method or the OTS Method.  Under either method, except with respect to HELOCs, the determination as to whether a mortgage loan falls into a delinquency category is made as of the close of business on the last day of each month prior to the date of determining the delinquency:  for example, if a cut-off date is August 1, or a distribution date is August 25, delinquencies are calculated as of July 31.

Under the MBA Method, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).

Under the OTS Method, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date in the prospectus supplement. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and mortgage loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method.  Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month.  In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement.  Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer.  Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer or pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, to the extent provided in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans” in this prospectus.

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions.  The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in this prospectus. FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption.  The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.  See “Description of Credit Enhancement” in this prospectus.

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below and in the related prospectus supplement, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

(1)           the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)           there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the issuing entity as Liquidation Proceeds.  In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the issuing entity may be increased.  However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder” in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations” in this prospectus.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part.  Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement.  Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

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hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement” in this prospectus.

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement” in this prospectus, or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement.  The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified entity to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities.  Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities.  In any of these series, the holders specified in the related prospectus supplement will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity.  At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities.  In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist.  Any individual series of securities may have multiple types of combinations.  Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate.  In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics.  In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.  Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange.  For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions.  If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities.  The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement.  The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date.  When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee.  A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment.  If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded.  Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns.  In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller.  Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans” in this prospectus.  Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General.  The master servicer, trustee or securities administrator, as applicable, will, as to the issuing entity, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the issuing entity (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all payments on the U.S. Government Securities (if any);

•	all Insurance Proceeds and Liquidation Proceeds;

•
any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement” in this prospectus;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in this prospectus;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.  In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related issuing entity for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Some Matters Regarding the Trustee” in this prospectus;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes” in this prospectus;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” in this prospectus; and

(17)	to clear and terminate the Distribution Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee or securities administrator, as applicable, on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date.  The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations” in this prospectus, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the issuing entity includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

•	Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.

•	Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.

•	All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.

•	The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

•
No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related issuing entity setting forth the information specifically described in the related prospectus supplement and the related pooling and servicing agreement or the related servicing agreement or indenture.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer, trustee or securities administrator, as applicable, will furnish a report to each holder of record of a class of offered securities at any time during the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.  Reports, whether monthly or annual, will be transmitted in the method described in the related prospectus supplement to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders” in this prospectus.

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in this prospectus.  If specified in the applicable prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a issuing entity. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related issuing entity and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities.  To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans and/or mortgage securities in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement” in this prospectus, the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy.  Any exceptions to coverage will be described in the related prospectus supplement.  Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder” in this prospectus. However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary.  Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related issuing entity, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.”  The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section.  All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee, securities administrator or supplemental interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors.  On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.  The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction.  However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance the trustee, securities administrator or supplemental interest trust trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates or mortgage-backed notes having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies” in this prospectus.

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” in this prospectus for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Issuing Entity assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA.  The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates or notes will be described in the related prospectus supplement.

THE SPONSOR

The sponsor will be EMC Mortgage Corporation (“EMC”) for each series of securities unless otherwise indicated in the related prospectus supplement.  The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter.  The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans.  Loans are purchased on a bulk and flow basis.  The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government.  Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”).  Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase.  Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.  Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999.

THE DEPOSITOR

The depositor, Structured Asset Mortgage Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.  The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  In conjunction with the Seller’s acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself.  These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates or notes.

After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to an issuing entity that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to an issuing entity that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days (or other time period described in the related prospectus supplement) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any issuing entity will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than a percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity as specified in the related pooling and servicing agreement may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the issuing entity and in and to the mortgage loans and the proceeds thereof. Upon such notification, the trustee or, upon notice to the depositor and with the depositor’s (or an affiliate of the depositor’s) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.  In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default — Pooling and Servicing Agreement” have occurred, EMC will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of the related issuing entity, as specified in the related servicing agreement may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement.  In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default— Servicing Agreement” have occurred, EMC will have the right under the related servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the related servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing over 50% of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than the percentage specified in the related prospectus supplement of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than the percentage specified in the related prospectus supplement of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the issuing entity for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word “Callable” in their title.  With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date.  In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word “Callable” in their title.  Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will an issuing entity created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Securities Administrator

Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates.  The securities administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The securities administrator for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator’s administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than the percentage specified in the related prospectus supplement of the issuing entity. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds.  Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee.  The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than an amount specified in the related prospectus supplement, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in this prospectus.

The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations” in this prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities” in this prospectus.

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer’s or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement” in this prospectus.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1.           Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.           Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.           Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates or notes. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees.  Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such issuing entity assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.  Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected.  Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the related prospectus supplement.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds.  The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.  With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig, LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences” in this prospectus.

The following discussion addresses securities of four general types:

1.  REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.  notes representing indebtedness of an issuing entity as to which no REMIC election will be made,

3.  Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.  securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS.  On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.  In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.  The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).  If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date.  Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Market Discount” in this prospectus for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.  The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the issuing entity in proportion to the dividends received by the shareholders from the issuing entity, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.  The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions” in this prospectus.  Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

1.  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2.  any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.  any organization described in Section 1381(a)(2)(C) of the Code, or

4.  an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.  Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “REMICS—Taxation of Owners of REMIC Regular certificates—Market Discount” in this prospectus.

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See “REMICS—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates” in this prospectus.

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.  However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.  Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “REMICS—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “REMICS—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” in this prospectus for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates” in this prospectus) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.  It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption.  Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable.  Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue discount” in this prospectus.  It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates” in this prospectus. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” in this prospectus will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” in this prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

General

The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest).  Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under “REMICS—Taxation of Owners of REMIC Regular Certificates” above.  Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities.  We intend to treat each Strip as a single debt instrument for purposes of information reporting.  The IRS, however, could take a different position.  For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest.  The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience.  With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities.  Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities.  An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods).  We intend to report by offsetting negative OID accruals only against future positive accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption).  Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.  The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class,” and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code.  The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange.  After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates.  Such manner of taxation is discussed under the heading in this prospectus “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates.  Such manner of taxation is discussed under the heading in this prospectus “—REMICS —Backup Withholding With Respect to REMIC Certificates.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in this prospectus in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan=s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan=s assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan.  The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan.  If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available for investments in securities follows.  In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.  Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause.  The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions.  You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust.  The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm=s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the issuing entity (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group”, other than the Underwriter.  The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity consisting of more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities other than the underwriter.

Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of an issuing entity if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted issuing entity asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or (b) an affiliate of such a person, provided that:

i.              The Plan is not an Excluded Plan,

ii.	Each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class,

iii.
After the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity, and

iv.
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan=s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Insurance company general accounts

•
In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans.  However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights.  However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction.  However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity.  Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a security in reliance on the Exemption, or an Investor-Based Exemption, or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates or notes offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates or notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The depositor will offer the securities in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement.  In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.  The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities.  If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price.  The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities.  Bear, Stearns & Co. Inc. may act as principal or agent in such transactions.  Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing of Mortgage Loans—Evidence as to Compliance” in the related prospectus supplement and “Description of the Securities — Reports to Securityholders” in this prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s or the securities administrator’s internet web site, as applicable, as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the website will be provided in the related Prospectus Supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website of the sponsor, depositor, master servicer or securities administrator, as applicable, referenced above under “Available Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Servicing of Mortgage Loans—Evidence as to Compliance” in the related prospectus supplement and “Description of the Securities — Reports to Securityholders” in this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuing entity.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Assumption Fee— The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Bankruptcy Amount— The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.  A Buydown Account shall be an Eligible Account.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period— The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement.  A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Class Factor— For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

Clearstream— Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest— If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan— A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date— The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related issuing entity, which may be a Master Servicer Collection Account.  All Distribution Accounts shall be Eligible Accounts.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. ' 2510.3-101.

DTC— The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account—  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee.  The ratings in clause (i) may be amended, without the consent of the Securityholders, provided that a letter is obtained from each rating agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Securities.

Equity Certificates— With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to ERISA.

ES Class— A class of exchangeable securities, as described under “Description of the Certificates — Exchangeable Securities.”

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any amendment thereto.

Exemption Rating Agency— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. or any other “Rating Agency” within the meaning of the Exemption.

Exchange Act— The Securities Exchange Act of 1934, as amended.

Extraordinary Loss— Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss— A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount— The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule— The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities— The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate— A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate— A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund— A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

HELOC— A home equity revolving lines of credit.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans— Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act— The Home Ownership and Equity Protection Act of 1994.

Housing Act— The National Housing Act of 1934, as amended.

Index— With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds— Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary— An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium— The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity— With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds— (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio— With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home— Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity.  All Master Servicer Collection Accounts shall be Eligible Accounts.

MBA Method– The method of calculating delinquencies in accordance with the methodology used by the Mortgage Bankers Association, as described in “The Mortgage Pools – Methods of Delinquency Calculation” in this prospectus.

Net Mortgage Rate— With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance— An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin— With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations— The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

OTS Method– The method of calculating delinquencies in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision, as described in “The Mortgage Pools – Methods of Delinquency Calculation” in this prospectus.

Parity Act— The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest— With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest— With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments— United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Piggyback Loan — A second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

Plan Assets— “Plan assets” of a Plan, within the meaning of the DOL Regulations, as modified by Section 3(42) of ERISA.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption— With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss— With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity. All Protected Accounts shall be Eligible Accounts.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency— A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss— Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date— The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Civil Relief Act..

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions— Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans or mortgage securities included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property— An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount— The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss— (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security— A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans— Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA— The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers— Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person— A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.  An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$1,021,418,000
(Approximate)

Structured Asset Mortgage Investments II Inc.
Depositor

Bear Stearns ARM Trust,
Mortgage-Backed Notes,
Series 2007-2

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Prospectus Supplement

_________________

Bear, Stearns & Co. Inc.
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered notes in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.